1290 ASSOCIATES,

                                    Landlord

                                       TO

                          THE EQUITABLE LIFE ASSURANCE

                          SOCIETY OF THE UNITED STATES,

                                     Tenant

                                      Lease

                            Dated as of July 20, 1995

                               TABLE OF CONTENTS
ARTICLE 1
         Premises; Term; Use
1.01     Demise.
1.02     Term.
1.03     Relevant Date.
1.04     Tenant Delay.
1.05     Use.
1.06     Tenant's Right of First Offer.

ARTICLE 2
         Rent
2.01     Rent.
2.02     Fixed Rent.
2.03     Additional Charges.
2.04     Tax Payments.
2.05     Operating Payments.
2.06     Tax and Operating Provisions.
2.07     Electric Charges.
2.08     Manner of Payment.

ARTICLE 3
         Landlord Covenants
3.01     Office Space Services
3.02     Concourse Space Services
3.03     Other Building Services
3.04     General Provisions

ARTICLE 4
         Leasehold Improvements; Tenant Covenants
4.01     Initial Improvements.
4.02     Alterations.
4.03     Landlord's and Tenant's Property.
4.04     Access and Changes to Building.
4.05     Repairs.
4.06     Compliance with Laws.
4.07     Tenant Advertising.
4.08     Right to Perform Tenant Covenants.

ARTICLE 5
         Assignment and Subletting
5.01     Assignment; Etc.
5.02     Landlord's Right of First Offer.
5.03     Assignment and Subletting Procedures.
5.04     General Provisions.
5.05     Assignment and Sublease Profits.

ARTICLE 6
         Subordination; Default; Indemnity
6.01     Subordination.
6.02     Estoppel Certificate.
6.03     Default.
6.04     Re-entry by Landlord.
6.05     Damages.
6.06     Other Remedies.
6.07     Right to Injunction.
6.08     Certain Waivers.
6.09     No Waiver.
6.10     Holding Over.
6.11     Attorneys' Fees.
6.12     Nonliability and Indemnification.

ARTICLE 7
         Insurance; Casualty; Condemnation
7.01     Compliance with Insurance Standards.
7.02     Tenant's Insurance.
7.03     Subrogation Waiver.
7.04     Condemnation.
7.05     Casualty.
7.06     Certain Termination Payments.
7.07     Termination Rights As To Sublet Space.

ARTICLE 8
         Miscellaneous Provisions
8.01     Notice.
8.02     Building Rules.
8.03     Severability.
8.04     Certain Definitions.
8.05     Quiet Enjoyment.
8.06     Limitation of Landlord's Personal Liability.
8.07     Counterclaims.
8.08     Survival.
8.09     Arbitration.
8.10     No Offer.
8.11     Captions; Construction.
8.12     Amendments.
8.13     Broker.
8.14     Merger.
8.15     Successors.
8.16     Applicable Law.
8.17     No Development Rights.
8.18     Parking.
8.19     Emergency Generator.
8.20     Signage.
8.21     Lobby Renovation.
8.22     Force Majeure.
8.23     Memorandum of Lease.
8.24     Major Tenant Rights.
8.25     Lobby Artwork.

ARTICLE 9
         Renewal Right
9.01     Renewal Right.
9.02     Renewal Rent and Other Terms.

ARTICLE 10
        Self-Help; Rent Abatement; Set-Off
10.01    Tenant's Right To Perform Landlord's Obligations.
10.02    Tenant Abatement Rights.
10.03    Tenant Termination Rights.
10.04    Tenant's Right to Interest on Late Payments.
10.05    Tenant's Set-Off Right.
10.06    Effect of Rejection by Landlord.

ARTICLE 11
         Tenant Antenna
11.01    Tenant Antenna.

ARTICLE 12
         Corporate Retention Benefits
12.01    Incentive Benefits.

                                    EXHIBITS

A        Description of Land
B        Floor Plans
B-1      14th Floor
B-2      15th Floor
B-3      16th Floor
B-4      17th Floor
B-5      18th Floor
B-6      19th Floor
B-7      20th Floor
B-8      21st Floor
B-9      22nd Floor
B-10     12th Floor
B-11     13th Floor
B-12     11th Floor
B-13     Concourse Space
B-14     Sub-Cellar Space
B-15     Initial Possession Space
C        Rules and Regulations
D        Alterations Rules and Regulations
E        Standard Cleaning Specifications
F        Landlord's Work
G        HVAC Specifications
H        RSF and Tenant's Share
I        Form of Landlord's Statement
J        Electrical Specifications
K        Form of Assumption Agreement
L        Building Security Specifications
M Non-Disturbance and Attornment Agreement between Tenant and the Indenture Trustee
N        [Intentionally Omitted]
O        Form of Non-Disturbance and Attornment Agreement for Superior Mortgages
P        Condenser Water Specifications
Q        Tenant's Required Work
R        Elevator Specifications
S        Locations for NYNEX Second Port of Entry
T        Antenna Location
U        Location of Benton Panels
V        Exterior Signage Locations and Criteria
W        Lobby Renovation Work
X        HVAC Overtime Charge Formula
Y        [Intentionally Omitted]
Z        19th Floor Radiator Covers and Grilles and Mullions
AA       Exhibits Omitted from filing

                             INDEX OF DEFINED TERMS

Definition                                                       Where Defined

90 Day Offer Space Interval                                        Section  1.06
AAA                                                                Section  2.07
Acceptance Notice                                                  Section  1.06
Actual Charge                                                      Section  2.07
ADA                                                                Exhibit  F
Additional  Charges                                                Section  2.03
Adjusted  Block A Fixed  Relevant Date                             Section  1.03
Adjusted  Block B Fixed  Relevant Date                             Section  1.03
Adjusted  Block C Fixed  Relevant Date                             Section  1.03
Adjusted  Concourse  Fixed Relevant Date                           Section  1.03
Adjusted  Fixed Relevant Date                                      Section  1.03
Affiliate                                                          Section  5.01
Agency                                                             Section 12.01
Allowance                                                          Section  4.01
Alterations                                                        Section  4.02
Antenna                                                            Section 11.01
Applicable  Allowance                                              Section  1.03
Available                                                          Section  1.06
Base  Cleaning Cost                                                Section  3.04
Base Operating Amount                                              Section  2.05
Base Operating Year                                                Section  2.05
Base Tax Amount                                                    Section  2.04
Base Tax Year                                                      Section  2.04
Benton                                                             Section  8.25
Block A and B Allowance                                            Section  4.01
Block A Relevant Date                                              Section  1.03
Block A Fixed  Relevant  Date                                      Section  1.03
Block A Rent  Commencement  Date                                   Section  2.02
Block A Space                                                      Section  1.01
Block B Relevant  Date                                             Section  1.03
Block B Fixed Relevant Date                                        Section  1.03
Block B Rent  Commencement  Date                                   Section  2.02
Block B Space                                                      Section  1.01
Block C Allowance                                                  Section  4.01
Block C Relevant Date                                              Section  1.03
Block C Fixed  Relevant  Date                                      Section  1.03
Block C Rent  Commencement  Date                                   Section  2.02
Block C Space                                                      Section  1.01
Blocks                                                             Section  1.01
Brokerage  Agreement                                               Section  8.13
Brokers                                                            Section  8.13
Building  Recitals  Business Days                                  Section  3.04
Business  Hours                                                    Section  3.04
Cafeteria                                                          Section  1.05
Casualty                                                           Section  7.05
Casualty  Terminated Space                                         Section  7.05
Commission                                                         Section  8.13
Commission Rent Credit                                             Section  8.13
Companies                                                          Section  6.01
Competitor                                                         Section  5.02
Concourse Relevant  Date                                           Section  1.03
Concourse  Rent  Commencement  Date                                Section  2.02
Concourse Space                                                    Section  1.01

Concourse Space Work                                               Section  1.03
Contractor                                                         Section  7.05
Control                                                            Section  5.01
Curing Party                                                       Section  4.08
Deemed Termination Allowance                                       Section  7.05
Delivery Condition                                                 Section  1.03
Delivered Partial Floor                                            Section  1.03
Dependent Group                                                    Section  1.03
Direct Cleaning Notice                                             Section  3.04
ELAS                                                               Section  8.20
EREIM                                                              Section  5.01
Essential Group                                                    Section  1.03
Estimate                                                           Section  7.05
Eviction                                                           Section 10.02
Excess Cleaners                                                    Section  3.04
Execution and Delivery Date                                        Section  4.01
Expiration Date                                                    Section  1.02
Fair Market Rent                                                   Section  9.02
First Outside Date                                                 Section  7.05
First Rescission Date                                              Section  1.06
Fixed Cleaning Rent                                                Section  3.04
Fixed Relevant Date                                                Section  1.03
Fixed Rent                                                         Section  2.02
Fixtures                                                           Section  4.03
Force Majeure                                                      Section  8.22
GAAP                                                               Section  2.05
Ground Lease                                                       Section  6.01
Holdover Excess                                                    Section  1.03
Holdover Percentage                                                Section  6.10
Holdover Profit                                                    Section  1.06
Holdover Renewal Term                                              Section  6.10
Identified Ancillary Uses                                          Section  1.05
Improper Use                                                       Section  1.05
Includable Capital Improvements                                    Section  2.05
Indenture                                                          Section  6.01
Initial Charge                                                     Section  2.07
Initially Named Tenant                                             Section  5.04
Initial Possession Space                                           Section  4.01
Interest Rate                                                      Section  4.08
Interruption                                                       Section 10.01
Land                                                               Recitals
Landlord                                                           Introduction;
                                                                   Section  8.04
Landlord Delay                                                     Section  2.02
Landlord Indemnified Party                                         Section  6.12
Landlord Obligation Areas                                          Section  4.05
Landlord Services                                                  Section  3.01
Landlord's Acceptance Notice                                       Section  5.02
Landlord's Determination                                           Section  9.02
Landlord's New Lease                                               Section  6.10
Landlord's Rate                                                    Section  2.07
Landlord's Statement                                               Section  2.05
Landlord's Work                                                    Section  4.01
Late Delivery Terminated Space                                     Section  1.03
Laws                                                               Section  4.06
Lease             Introduction
Lobby Abatement Period                                             Section  8.21
Lobby Renovation Work                                              Section  8.21

Long Lead Work                                                     Section  7.05
Major Tenant Rights                                                Section  8.24
Material Alteration                                                Section  4.02
New Tenant                                                         Section  6.10
Non-Delivered Block                                                Section  1.03
Non-Delivered Partial Floor                                        Section  1.03
Notice                                                             Section  8.01
Offer Notice                                                       Section  1.06
Offer Period                                                       Section  1.06
Offer Space                                                        Section  1.06
Offer Space Option                                                 Section  1.06
Office Space                                                       Section  1.01
Offset Amount                                                      Section 10.05
Offset Notice                                                      Section 10.05
OS Inclusion Date                                                  Section  1.06
Operating Denominator                                              Section  2.05
Operating Expense Cutoff Date                                      Section  8.04
Operating Expenses                                                 Section  2.05
Operating Payment                                                  Section  2.05
Operating Year                                                     Section  2.05
Other Affected Space                                               Section  1.03
Phase I Lobby Renovation Work                                      Section  8.21
Phase I Target Date                                                Section  8.21
Phase II Lobby Renovation Work                                     Section  8.21
Phase II Target Date                                               Section  8.21
Postponement Period                                                Section  1.05
Preceding Operating Year                                           Section  8.04
Premises                                                           Section  1.01
Primary Concourse Space                                            Section  1.01
Primary Portion                                                    Section  1.03
Prime Rate                                                         Section  4.08
Project                                                            Recitals
Punch List Items                                                   Section  1.03
Qualifying Condition                                               Section  1.03
Qualifying Transactions                                            Section  5.03
Records                                                            Section  2.05
Relevant Date                                                      Section  1.03
Renewal Notice                                                     Section  9.01
Renewal Option                                                     Section  9.01
Renewal Percentage                                                 Section  9.02
Renewal Premises                                                   Section  9.01
Renewal Term                                                       Section  9.01
Rent                                                               Section  2.01
Rent Commencement Date                                             Section  2.02
Rent Notice                                                        Section  9.02
Required Restoration Work                                          Section  7.05
Rescission Acceleration Notice                                     Section  1.06
Rescission Notice                                                  Section  1.06
Rescission Right                                                   Section  1.06
Second Outside Date                                                Section  7.05
Second Tier Sublease                                               Section  5.04
Secondary Concourse Space                                          Section  1.01
Secondary Portion                                                  Section  1.03
Sub-Cellar Space                                                   Section  4.01
Sublet Rent                                                        Section  5.02
Sublet Space                                                       Section  5.02
Sublet Term                                                        Section  5.02
Substantial Completion Date                                        Section  7.05
Successor Landlord                                                 Section  6.01

Superior  Lease                                                    Section  6.01
Superior  Lessor                                                   Section  6.01
Superior  Mortgage                                                 Section  6.01
Superior Mortgagee                                                 Section  6.01
Supervisory Fee                                                    Section  3.04
Survey Notice                                                      Section  2.07
Target Date                                                        Section  1.06
Tax and Operating  Payments                                        Section  8.21
Tax Bill                                                           Section  2.04
Tax Denominator                                                    Section  2.04
Tax Payment                                                        Section  2.04
Tax Payment Date                                                   Section  2.04
Tax  Statement                                                     Section  2.04
Tax Year                                                           Section  2.04
Taxes                                                              Section  2.04
Tenant  Introduction  Tenant  Delay                                Section  1.04
Tenant Indemnified  Party                                          Section  6.12
Tenant's  Basic Cost                                               Section  5.05
Tenant's Determination                                             Section  9.02
Tenant's New Lease                                                 Section  6.10
Tenant's  Notice                                                   Section  9.02
Tenant's Offer Notice                                              Section  5.02
Tenant's Operating Share                                           Section  2.05
Tenant's Parking Spaces                                            Section  8.18
Tenant's Property                                                  Section  4.03
Tenant's Qualified Sublet Cost                                     Section  5.02
Tenant's Required Work                                             Section  4.01
Tenant's Statement                                                 Section  2.05
Tenant's Tax Share                                                 Section  2.04
Term                                                               Section  1.02
Terminated Space                                                   Section 10.03
Termination                                                        Section  6.04
Termination Notice                                                 Section  7.05
Transfer Notice                                                    Section  5.03
Unforeseen Condition                                               Section  4.01
Unpaid Commission                                                  Section  8.13
Untenantable                                                       Section  7.05
Work                                                               Exhibit  D

     LEASE (this lease, including all Exhibits attached to this lease, is called the "Lease"), dated as of July 20, 1995, between 1290 ASSOCIATES ("Landlord"), a New York partnership whose address is c/o Olympia & York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017, and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Tenant"), a New York corporation, whose address is 787 Seventh Avenue, New York, New York 10019 prior to Tenant's occupancy of any portion of the Premises for the conduct of business therein, and thereafter Tenant's address shall be that of the Building.

                          W I T N E S S E T H WHEREAS,

     Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 1290 Avenue of the Americas, New York, New York (the "Building") on the land more particularly described in Exhibit A (the "Land"; the Land and the Building are collectively called the "Project").

     NOW, THEREFORE, Landlord and Tenant agree as follows:

                                   ARTICLE 1

                               Premises; Term; Use

     1.01 Demise. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the following:
(i) the entire 14th, 15th, 16th, 17th, 18th, 19th, 20th, 21st and 22nd floors of the Building substantially as shown on the plans thereof attached hereto as Exhibits B-1 through B-9 (collectively, the "Block A Space"), (ii) the entire 12th and 13th floors of the Building substantially as shown on the plans thereof attached hereto as Exhibits B-10 and B-11 (collectively, the "Block B Space"),
(iii) the entire 11th floor of the Building substantially as shown on the plan thereof attached hereto as Exhibit B-12 (the "Block C Space"; the Block A Space, the Block B Space and the Block C Space are individually "Blocks" and collectively, the "Office Space"), and (iv) the portion of the concourse floor of the Building substantially as shown hatched on the plan thereof attached hereto as Exhibit B-13 (the "Primary Concourse Space") and the portion of the concourse floor of the Building substantially as shown cross-hatched on the plan thereof attached hereto as Exhibit B-13 (the "Secondary Concourse Space", the
Primary Concourse Space and the Secondary Concourse Space are collectively called the "Concourse Space" and the Office Space and the Concourse Space are collectively called the "Premises").

     (b) Landlord and Tenant confirm that (i) the Office Space is conclusively deemed to contain 502,480 rentable square feet and (ii) the Concourse Space and each floor comprising the Office Space is conclusively deemed to contain the number of rentable square feet specified therefor on Exhibit H attached hereto.

     1.02 Term. (a) The term of this Lease (the "Term") shall commence on the date of this Lease (subject to the proviso in Section 1.02(b) below) and shall end with respect to the entire Premises, unless sooner terminated as herein provided, on the last day of the calendar month in which occurs the 16th anniversary of the day preceding the first Relevant Date applicable to any space included in the Block A Space (such date, as the same may be extended pursuant to Article 9, is called the "Expiration Date").

(b) For all purposes of this Lease (including, without limitation, for the purposes of Section 365(h) of the Federal Bankruptcy Code), but subject to the proviso below, the Term shall be deemed to have commenced with respect to each of the Blocks and the Concourse Space on the date of this Lease; provided, that until the respective Relevant Date with respect to each Block (or the applicable portion thereof) and the Concourse Space (i) this Lease, any leasehold estate created in such Block (or portion thereof) and the Concourse Space hereby, any rights to possession, use and enjoyment of such Block (or portion thereof) and the Concourse Space created or derived herefrom, and all of the terms, covenants, conditions and agreements of this Lease are hereby made, and shall continue to be, subject and subordinate to the leasehold estates of all existing tenants in such Block (or portion thereof) and the Concourse Space, their rights of possession, use and enjoyment of such Block (or portion thereof) and the Concourse Space created or derived therefrom and all of the terms, covenants, conditions and agreements of their leases thereto, (ii) except for the Initial Possession Space (which Tenant may, subject to the further provisions of this Lease, possess, use and occupy from and after the date of this Lease), Tenant shall not possess, use or occupy such Block (or portion thereof) and the Concourse Space, (iii) Tenant shall have no right to any rent, income or profits accruing with respect to such Block (or portion thereof) and the Concourse Space, whether from the leasehold estates of such existing tenants or otherwise, (iv) Landlord's covenant of quiet enjoyment set forth in Section 8.05 shall not apply to such Block (or portion thereof) and the Concourse Space and (v) Tenant shall have no obligations under this Lease with respect to such Block (or portion thereof) and the Concourse Space, except that in the case of the Initial Possession Space, Tenant shall comply with all of Tenant's obligations under this Lease with respect to such space from and after the date that Tenant takes possession of such space for the performance of Alterations or for any other purpose.

     (c) On the Adjusted Fixed Relevant Date with respect to each Block and the Concourse Space, Landlord shall deliver such Block or the Concourse Space, as the case may be, to Tenant; provided, that if Landlord fails timely to deliver any Block or the Concourse Space on the applicable Adjusted Fixed Relevant Date, Tenant's sole rights and remedies shall be as expressly set forth elsewhere in this Lease, and this Section 1.02(c) shall not be construed to create any further rights or remedies in favor of Tenant under this Lease or otherwise if Landlord so fails timely to deliver any Block or the Concourse Space.

     1.03 Relevant Date. (a) (i) "Block A Relevant Date" means the later of (A) January 1, 1996 (the "Block A Fixed Relevant Date") and (B) the later of (x) the day on which the Block A Space (or the applicable portion thereof) is delivered to Tenant in Delivery Condition and (y) the date specified by Landlord in a notice to Tenant as the date on which Landlord anticipates in good faith that such space will be delivered in Delivery Condition, which notice shall be given not less than 10 days prior to such date; provided, that if, after the giving of such notice, Landlord believes that the actual delivery date will be later than the date set forth in such notice, then Landlord shall keep Tenant advised of the status of such delay and, if the actual delivery date shall be more than 2 Business Days later than the date set forth in such notice, Landlord shall give to Tenant not less than 2 Business Days prior notice of the actual delivery date. (ii) "Block B Relevant Date" means the later of (A) October 1, 1996 (the "Block B Fixed Relevant Date") and (B) the later of (x) the day on which the Block B Space (or the applicable portion thereof) is delivered to Tenant in Delivery Condition and (y) the date specified by Landlord in a notice to Tenant as the date on which Landlord anticipates in good faith that such space will be delivered in Delivery Condition, which notice shall be given not less than 10 days prior to such date; provided, that if, after the giving of such notice, Landlord believes that the actual delivery date will be later than the date set forth in such notice, then Landlord shall keep Tenant advised of the status of such delay and, if the actual delivery date shall be more than 2 Business Days later than the date set forth in such notice, Landlord shall give to Tenant not less than 2 Business Days prior notice of the actual delivery date. If the Block B Space is in Delivery Condition prior to October 1, 1996, Landlord shall deliver such Block to Tenant at such time; provided, that (I) Tenant shall not be obligated to accept delivery of such Block prior to October 1, 1996 and (II) Landlord shall not be obligated to expend any additional sums to enable Landlord to deliver such Block to Tenant prior to October 1, 1996. (iii) "Block C Relevant Date" means the later of (A) March 1, 1999 (the "Block C Fixed Relevant Date") and (B) the later of (x) the day on which the Block C Space (or the applicable portion thereof) is delivered to Tenant in Delivery Condition and (y) the date specified by Landlord in a notice to Tenant as the date on which Landlord anticipates in good faith that such space will be delivered in Delivery Condition, which notice shall be given not less than 10 days prior to such date; provided, that if, after the giving of such notice, Landlord believes that the actual delivery date will be later than the date set forth in such notice, then Landlord shall keep Tenant advised of the status of such delay and, if the actual delivery date shall be more than 2 Business Days later than the date set forth in such notice, Landlord shall give to Tenant not less than 2 Business Days prior notice of the actual delivery date (each of the Block A Relevant Date, the Block B Relevant Date and the Block C Relevant Date is called a "Relevant Date" and each of the Block A Fixed Relevant Date, the Block B Fixed Relevant Date and the Block C Fixed Relevant Date is called a "Fixed Relevant Date"). (iv) Promptly after the determination of the first Relevant Date applicable to any space included in the Block A Space in accordance with this
Section 1.03, Landlord shall notify Tenant thereof and Landlord and Tenant shall confirm such Block A Relevant Date and the Expiration Date by a separate instrument. Promptly after the determination of each Relevant Date applicable to any space included in the Block A Space, the Block B Space and the Block C Space in accordance with this Section 1.03, Landlord shall notify Tenant thereof and Landlord and Tenant shall confirm such Relevant Date by a separate instrument. The failure to execute and deliver any such instrument confirming such dates shall not affect the occurrence of any such dates in accordance with this Lease. Any dispute as to any Relevant Date shall be determined by arbitration in accordance with Section 8.09. Pending the resolution of any dispute as to a Relevant Date, Landlord's determination of such Relevant Date shall govern, without prejudice to Tenant's position. If it is resolved that such Relevant Date was not the date so fixed by Landlord, any Rent paid by Tenant to Landlord with respect to the applicable space for periods prior to the proper Relevant Date, together with interest thereon at the Prime Rate from the date paid by Tenant until credited by Landlord, shall be credited by Landlord against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

     (b) "Delivery Condition" means, with respect to any space comprising the Office Space, that Landlord's Work with respect to such space is deemed to have been substantially completed in accordance with this Section 1.03(b). Landlord's Work with respect to any space comprising the Office Space shall be deemed to have been substantially completed on the date upon which such Landlord's Work has been completed, other than (i) minor details or adjustments ("Punch List Items"), but only if such details or adjustments shall not interfere in any material respect with Tenant's ability to (A) prepare any portion of such space for Tenant's initial occupancy thereof, or (B) thereafter use and occupy the same for the ordinary conduct of Tenant's intended use of such space (as such intended use is shown on, or reasonably inferable from, Tenant's then current plans and specifications with respect to Tenant's initial Alterations therein); provided, that such intended use is permitted pursuant to Section 1.05, (ii) those items which, as set forth in Exhibit F, are not a condition to delivery of such space and (iii) any part of Landlord's Work if and to the extent the same is not completed due to Tenant Delay. Landlord and Tenant, within 5 days after the Relevant Date with respect to any Block, shall jointly inspect such Block and note any Punch List Items with respect to such Block. Landlord shall complete any and all such Punch List Items and any such other incomplete portions of Landlord's Work with respect to such Block described in clauses
(ii), and (iii) above within 30 days after such joint inspection, subject to delays due to Force Majeure, Tenant Delays and the inability to complete any such items which cannot with diligence be so completed within 30 days. In performing such Punch List Items and such other incomplete portions of Landlord's Work, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's performance of its initial Alterations; provided, that Landlord shall not be required to use overtime labor in performing the same.

     (c) If Landlord fails to deliver to Tenant, in Delivery Condition (i) the Block A Space on or before October 1, 1996, subject to Section 1.03(d) below or
(ii) the Block B Space on or before July 1, 1997 (as the dates in clauses (i) and (ii) may be extended to the extent of any Tenant Delay applicable to the space in question), then Tenant shall have the right, by giving notice to Landlord on or before the earlier to occur of (x) the date that Landlord delivers the applicable Block to Tenant in Delivery Condition and (y) the date that is 30 days after the applicable date specified in clause (i) or (ii) above (time of the essence), to terminate this Lease. In addition, if Landlord fails to deliver to Tenant all or any portion of (A) the Block A Space on or before October 1, 1996, subject to Section 1.03(d) below, (B) the Block B Space on or before July 1, 1997 or (C) the Block C Space on or before December 1, 1999 (as the dates in clauses (A), (B) and (C) may be extended to the extent of any Tenant Delay applicable to the space in question), then Tenant shall have the right, by giving notice to Landlord on or before the earlier to occur of (1) the date that Landlord delivers the applicable Block to Tenant in Delivery Condition and (2) the date that is 30 days after the applicable date specified in clause
(A), (B) or (C) above (time of the essence), to terminate this Lease with respect to, at Tenant's option, (I) the entire applicable Block or (II) the portion of the applicable Block which Landlord failed to deliver to Tenant in Delivery Condition on or before such date. In the case of a partial termination, Tenant shall specify in such termination notice the space (the "Late Delivery Terminated Space") with respect to which Tenant is terminating this Lease in accordance with this Section 1.03(c). If Tenant timely gives a termination notice pursuant to this Section 1.03(c) and such termination is not by reason of Landlord's willful refusal to prepare any space so that it is in Delivery Condition or to deliver to Tenant any space that is in Delivery Condition, then, as Tenant's sole remedy, Tenant shall be entitled to retain so much of the Applicable Allowance as is equal to the sum of (xx) a portion of the costs and expenses incurred by Tenant in connection with entering into this Lease which bears the same proportion to the total of all such costs and expenses as the rentable square footage of the Late Delivery Terminated Space bears to the total rentable square footage of the Block A Space, the Block B Space and the Block C Space, (yy) the cost and expenses of moving into and preparing for occupancy the applicable Late Delivery Terminated Space (excluding all actual costs incurred to purchase and install Tenant's Property) and (zz) 10% of the amounts described in clauses (xx) and (yy) above, and any such termination notice shall be null and void unless, together with such notice, Tenant pays to Landlord an amount equal to the Applicable Allowance less such sum and delivers to Landlord paid invoices or other evidence reasonably satisfactory to Landlord with respect to such costs and expenses; provided, that if Landlord disputes the amount of any such payment by Tenant and it is subsequently determined that the amount so paid by Tenant was less than the amount due to Landlord hereunder, then the termination of this Lease as to the applicable Late Delivery Terminated Space shall nevertheless be effective and Tenant shall pay to Landlord the amount of such underpayment together with interest at the Prime Rate (or the Interest Rate if it is determined by an arbitration in accordance with Section 8.09 that such underpayment was made by Tenant in bad faith) from the date of the giving of the applicable termination notice until paid. If Tenant timely gives a termination notice pursuant to this Section 1.03(c) and such termination is by reason of Landlord's willful refusal to prepare any space so that it is in Delivery Condition or to deliver to Tenant any space that is in Delivery Condition (it being agreed that, to the extent that any failure by Landlord to comply with Landlord's obligations is by reason of Force Majeure, including, without limitation, by reason of the holdover in any space of another tenant without the consent of Landlord, such failure shall not constitute Landlord's "willful refusal"), then, without limiting Tenant's other rights and remedies, Tenant shall be entitled to retain the entire Applicable Allowance. "Applicable Allowance" means (aa) the Block A and B Allowance in the case of a termination of this Lease, (bb) the portion of the Block A and B Allowance allocable to the Block A Space in the case of a termination of this Lease as to the Block A Space or any portion thereof, (cc) the portion of the Block A and B Allowance allocable to the Block B Space in the case of a termination of this Lease as to the Block B Space or any portion thereof and (dd) the Block C Allowance in the case of a termination of this Lease as to the Block C Space or any portion thereof. For purposes of clauses (bb) and (cc) above, $13,804,974 of the Block A and B Allowance shall be deemed allocable to the Block A Space and $6,496,459 of the Block A and B Allowance shall be deemed allocable to the Block B Space. If Tenant timely gives a termination notice pursuant to this Section 1.03(c), this Lease shall terminate in its entirety or with respect to the Late Delivery Terminated Space, as applicable, on the 20th day after such notice is given by Tenant and Tenant shall surrender the Premises, or the Late Delivery Terminated Space, as applicable, to Landlord in accordance with the terms of this Lease. Upon a termination of this Lease with respect to less than the entire Premises, there shall be a pro rata reduction of Tenant's Rent obligations to reflect such partial termination and Landlord and Tenant shall promptly enter into an instrument evidencing such partial termination and the reduced rentable area of the Premises (such rentable area to be determined in a manner consistent with the method used in calculating the rentable area of the Premises initially demised under this Lease); provided, that the failure to enter into such instrument shall not affect the effectiveness of such partial termination.

     (d) If the 22nd floor of the Building is to be occupied by EREIM and on or before the date that this Lease would otherwise terminate as to all or any portion of the Premises by reason of Landlord's failure timely to deliver the Block A Space to Tenant in Delivery Condition, Landlord delivers to Tenant in Delivery Condition the Block A Space other than the 22nd floor (the "Secondary Portion"), then (i) the Block A Relevant Date applicable to the portion of the Block A Space other than the Secondary Portion (the "Primary Portion") shall be deemed to have occurred on the date Landlord so delivers to Tenant the Primary Portion, (ii) the Block A Relevant Date applicable to the Secondary Portion shall occur upon the date Landlord delivers to Tenant in Delivery Condition the Secondary Portion, and the Rent Commencement Date applicable to the Secondary Portion shall be determined separately and shall occur the same period of time after the Block A Relevant Date applicable to the Secondary Portion as the period of time that the Rent Commencement Date applicable to the Primary Portion occurs after the Block A Relevant Date applicable to the Primary Portion and
(iii) notwithstanding anything to the contrary contained in this Section 1.03, Tenant shall have no right by reason of the late delivery by Landlord of the Secondary Portion to decline to accept delivery of the Primary Portion or to terminate this Lease as to all or any portion of the Premises, except that Tenant shall have the right, subject to and in accordance with the second sentence of Section 1.03(c) above, to terminate this Lease with respect only to all or any Secondary Portion which has not been delivered to Tenant in Delivery Condition on or before October 1, 1996 (as such date may be extended to the extent of any Tenant Delay applicable to such Secondary Portion).

     (e) If, for any reason, Landlord fails to deliver to Tenant all or any portion of the Block A Space in Delivery Condition on or before the Block A Fixed Relevant Date, as extended by any Tenant Delay (the "Adjusted Block A Fixed Relevant Date") (and, provided that Tenant shall have declined to accept possession of any portion of the Block A Space that Landlord may have tendered to Tenant in Delivery Condition so that Tenant shall not then be in possession of any portion of the Office Space), then the Block A Rent Commencement Date shall be postponed by (i) 1 day for each day that such failure continues beyond the Adjusted Block A Fixed Relevant Date to and including the 30th day after the Adjusted Block A Fixed Relevant Date, (ii) 1.1 days for each day that such failure continues beyond the 30th day after the Adjusted Block A Fixed Relevant Date to and including the 60th day after the Adjusted Block A Fixed Relevant Date, (iii) 1.2 days for each day that such failure continues beyond the 60th day after the Adjusted Block A Fixed Relevant Date to and including the 90th day after the Adjusted Block A Fixed Relevant Date, (iv) 1.3 days for each day that such failure continues beyond the 90th day after the Adjusted Block A Fixed Relevant Date to and including the 120th day after the Adjusted Block A Fixed Relevant Date, (v) 1.4 days for each day that such failure continues beyond the 120th day after the Adjusted Block A Fixed Relevant Date to and including the 150th day after the Adjusted Block A Fixed Relevant Date and (vi) 1.5 days for each day that such failure continues beyond the 150th day after the Adjusted Block A Fixed Relevant Date. For purposes of this Section 1.03(e), Tenant's right to use and occupy the Initial Possession Space prior to the Relevant Date applicable to the Initial Possession Space shall not be construed so as to render Tenant in possession of a portion of the Office Space.

(f) If, for any reason, Landlord fails to deliver to Tenant in Delivery Condition (i) a portion of the Block A Space on or before the Adjusted Block A Fixed Relevant Date, but Tenant shall at such time have accepted possession of any one or more portions of the Block A Space that Landlord may have tendered to Tenant so that Tenant shall then be in possession of a portion, but not all of, the Block A Space, and/or (ii) all or any portion of the Block B Space or the Block C Space on or before the Fixed Relevant Date applicable to such Block, as extended by any Tenant Delay applicable to such Block (the "Adjusted Block B Fixed Relevant Date" and the "Adjusted Block C Fixed Relevant Date", respectively; each of the Adjusted Block A Fixed Relevant Date, the Adjusted Block B Fixed Relevant Date and the Adjusted Block C Fixed Relevant Date is called an "Adjusted Fixed Relevant Date"), then the Rent Commencement Date applicable to such Block or portion thereof that was not delivered by Landlord (or such portion of a Block as may have been tendered by Landlord, but not accepted by Tenant) shall be postponed by 1.5 days for each day that such failure continues beyond the applicable Adjusted Fixed Relevant Date. If the space that Landlord so failed to deliver to Tenant or Tenant so failed to accept from Landlord constitutes less than a full floor (a "Non-Delivered Partial Floor") (i.e., Landlord shall have tendered to Tenant delivery of a partial floor and Tenant shall have accepted delivery of such partial floor (a "Delivered Partial Floor")), then (A) subject to the following proviso, the Rent Commencement Date applicable to the Delivered Partial Floor shall not be postponed by reason of such failure to deliver the Non-Delivered Partial Floor, and the Rent Commencement Date applicable to such Non-Delivered Partial Floor only shall be postponed by 1.5 days for each day that such failure continues beyond the applicable Adjusted Fixed Relevant Date; provided, that if (x) as shown on, or reasonably inferable from, Tenant's then current plans and specifications for such Non-Delivered Partial Floor, such Non-Delivered Partial Floor was to be occupied by a group of Tenant's employees that was also going to occupy the Delivered Partial Floor, (y) upon substantial completion of Tenant's initial Alterations in the Delivered Partial Floor, such group does not occupy any portion of the Non-Delivered Partial Floor or the Delivered Partial Floor or any other portion of the Premises and (z) Tenant does not otherwise occupy the Delivered Partial Floor, then the Rent Commencement Date with respect to the Delivered Partial Floor shall also be delayed for so long as the Rent
Commencement Date applicable to such Non-Delivered Partial Floor is delayed; provided, further, that if such group occupies any portion of the Premises, or if Tenant occupies such Delivered Partial Floor prior to the date that Landlord delivers such Non-Delivered Partial Floor to Tenant, then the Rent Commencement Date applicable to such Delivered Partial Floor shall occur as of the date of such occupancy. Notwithstanding the foregoing, if upon substantial completion of Tenant's initial Alterations in the Delivered Partial Floor, Tenant does occupy the Delivered Partial Floor, then Landlord shall reimburse Tenant for any incremental costs incurred by Tenant by reason of the delivery by Landlord, and build-out and occupancy by Tenant of such partial floor (in excess of the costs that would have been incurred by Tenant to build out such portion of the floor had Landlord delivered to Tenant the full floor when required to do so pursuant to this Section 1.03), such reimbursement to be made within 30 days after delivery by Tenant to Landlord of reasonable substantiation of such incremental costs. Nothing contained in this Section 1.03(f) shall be construed to obligate Tenant to accept delivery by Landlord of a partial floor where Landlord's obligation is to deliver an entire floor. For purposes of Section 1.03(f)(i), Tenant's right to use and occupy the Initial Possession Space prior to the Relevant Date applicable to the Initial Possession Space shall not be construed so as to render Tenant in possession of a portion of the Block A Space.

     (g) If (i) Landlord fails to deliver to Tenant any Block in Delivery Condition on or before the Adjusted Fixed Relevant Date for such Block (the "Non-Delivered Block"), (ii) as shown on, or reasonably inferable from, Tenant's then current plans and specifications for such Non-Delivered Block, such Non-Delivered Block was to be occupied by a group of Tenant's employees (an "Essential Group") who are an essential part of the conduct of Tenant's normal business operations to be conducted at the Premises, such that there would be significant hardship to the conduct of Tenant's normal business operations to be conducted at the Premises if such Essential Group were not located at the Premises, (iii) as shown on, or reasonably inferable from, such then current plans and specifications, either such Essential Group, or another group of Tenant's employees which is dependent upon such Essential Group and which would suffer significant hardship to the conduct of such group's normal business operations to be conducted at the Premises if such Essential Group is not operating in the Premises (a "Dependent Group"), was going to occupy other space which Landlord had previously delivered to Tenant in accordance with the terms of this Lease (the "Other Affected Space"), (iv) at the time of delivery to Tenant of the Other Affected Space, Tenant notified Landlord that such space constitutes Other Affected Space for purposes of this Section 1.03(g), (v) neither such Essential Group nor any such Dependent Group occupies any portion of the Non-Delivered Block, the Other Affected Space or any other portion of the Premises and (vi) Tenant does not otherwise occupy the Other Affected Space, then the Rent Commencement Date with respect to such Other Affected Space shall also be delayed for so long as the Rent Commencement Date applicable to such

Non-Delivered Block is delayed; provided, further, that if such Essential Group and/or such Dependent Group occupies any portion of the Premises, or if Tenant occupies such Other Affected Space prior to the date that Landlord delivers such Non-Delivered Block to Tenant, then the Rent Commencement Date applicable to such Other Affected Space shall occur as of the date of such occupancy.

     (h) If Landlord shall be unable to deliver possession of any Block to Tenant on or before the Adjusted Fixed Relevant Date for such Block by reason of a holdover tenancy in all or any portion of such Block, (i) Landlord shall use commercially reasonable efforts (including the commencement and diligent prosecution of summary dispossess or other appropriate proceedings) to terminate such holdover tenancy and (ii) provided that Tenant shall not exercise any termination right that Tenant may have pursuant to this Section 1.03 with respect to such Block or this Lease, Landlord shall pay to Tenant any Holdover Excess actually received by Landlord from the tenant holding over in such Block, such payment to be made by Landlord to Tenant within 30 days after Landlord actually receives such Holdover Excess from such holdover tenant (but in no event earlier than the Relevant Date with respect to such Block). "Holdover Excess" means, with respect to any holdover tenant in any space comprising a Block, the excess, if any, of (A) all moneys actually paid by such holdover tenant to Landlord with respect to the holdover period, other than amounts representing a reimbursement to Landlord of Landlord's expenses (e.g., payments in respect of electricity) over (B) the sum of (x) the value of any deferral of the Rent Commencement Date with respect to such Block pursuant to this Section
1.03 by reason of such holdover (e.g., if a Rent Commencement Date is deferred by 1 day by reason of a holdover, the value of such deferral shall be equal to the Rent which would have been payable by Tenant for such day but for such deferral with respect to all of the applicable space with respect to which the Rent Commencement Date is so deferred), plus (y) any amounts which, pursuant to the provisions of this Lease, become payable by Landlord to Tenant by reason of the late delivery of the applicable space as a result of such holdover, plus (z) all unreimbursed costs and expenses actually incurred by Landlord in terminating such holdover tenancy.

     (i) With respect to the Concourse Space, the Term shall commence on the date (the "Concourse Relevant Date") that Landlord delivers to Tenant vacant possession of such space in Qualifying Condition, but in no event earlier than the first Relevant Date applicable to any space included in the Block A Space. If, for any reason, Landlord fails to deliver to Tenant all or any portion of the Concourse Space in Qualifying Condition on or before January 1, 1996, as extended by any Tenant Delay (the "Adjusted Concourse Fixed Relevant Date"), then the Concourse Rent Commencement Date shall be postponed by 1.5 days for each day that such failure continues beyond the Adjusted Concourse Fixed Relevant Date. "Qualifying Condition" means, with respect to the Concourse Space, that the Concourse Space Work is deemed to have been substantially completed in accordance with Section 1.03(b) (other than the first sentence thereof); provided, that for purposes of this Section 1.03(i) all references in
Section 1.03(b) to "Landlord's Work" shall be deemed to be replaced by "Concourse Space Work" and all references in Section 1.03(b) to "Office Space" or "Block" shall be deemed to be replaced by "Concourse Space". "Concourse Space Work" means (A) to the extent applicable to the Concourse Space, the work described in Paragraphs 1 (which shall include demolition of the concrete ramp in the Primary Concourse Space; provided, that Landlord shall not be required to demolish or relocate any of the items described in said Paragraph 1 that are used by (or reserved for use by) other tenants or occupants of the Building) 2, 8, 9, 11 and 13 of Exhibit F annexed hereto, (B) in performing the demolition work with respect to the bathrooms located in the Concourse Space, the capping of the plumbing lines in such bathrooms, (C) the provision of an HVAC supply duct and return opening to the demising wall of the Concourse Space or within such space and (D) the construction of a Building standard demising wall on the westerly side of the Primary Concourse Space. As part of Tenant's initial Alterations to the Concourse Space, Tenant shall have the right to tie into the sprinkler loop located on the concourse floor of the Building.

     (j) Provided that any Block delivered by Landlord to Tenant is in Delivery Condition, Tenant shall accept such Block in its "as is" condition on the date of such delivery. Provided that the Concourse Space is in Qualifying Condition when delivered by Landlord to Tenant, Tenant shall accept such space in its "as is" condition on the date of such delivery. The provisions of this Section 1.03(j) shall not be construed to negate or diminish (i) Landlord's obligation to thereafter complete (A) those items of Landlord's Work which, in accordance with Exhibit F, are not a condition to delivery of the Block in question, (B) any incomplete Punch List Items with respect to the Block in question or (C) those items, if any, of Landlord's Work which, in accordance with Exhibit F, are a condition to delivery of the Block in question but which Tenant may have hereafter agreed to allow Landlord to complete after delivery or (ii) Landlord's repair and maintenance obligations as set forth elsewhere in this Lease.

     (k) Except as may be expressly set forth in this Section 1.03, if, for any reason, Landlord shall be unable to deliver possession of any Block to Tenant on or before the Adjusted Fixed Relevant Date for such Block, the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof, and (unless Landlord willfully refuses to prepare any Block so that it is in Delivery Condition or to deliver to Tenant any Block that is in Delivery Condition) Landlord shall have no liability to Tenant therefor. This Section
1.03 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

     (l) Except as provided in Section 1.03(d) with respect to the Primary Portion or the Secondary Portion, nothing contained in this Section 1.03 shall be construed to permit delivery by Landlord to Tenant, or to obligate Tenant to accept delivery by Landlord, of a partial Block (except where Tenant has previously accepted delivery of a partial Block and the partial Block then being delivered by Landlord constitutes the remainder of such Block).

     1.04 Tenant Delay. "Tenant Delay" means any delay which Landlord may encounter in the performance of Landlord's obligations under this Lease if and to the extent caused by any act or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omission of Tenant, its agents or contractors, including, without limitation, delays by Tenant in submission of information required to be submitted pursuant to the terms of this Lease, or giving authorizations or approvals required to be given pursuant to the terms of this Lease; provided, that no such delay shall constitute a Tenant Delay if Landlord, using reasonable prudence and diligence, but without additional expense, could avoid such delay, and no such delay shall constitute a Tenant Delay to the extent it occurs after Landlord has actual knowledge or should reasonably have knowledge of such delay and before Landlord notifies Tenant of such Tenant Delay (it being understood that in all events such delay shall constitute a Tenant Delay to the extent it occurs after Landlord notifies Tenant of such Tenant Delay). If Landlord notifies Tenant of the occurrence of any Tenant Delay, upon Tenant's request, Landlord shall notify Tenant of Landlord's estimate of the duration of such Tenant Delay. Tenant shall pay to Landlord any reasonable costs or expenses if and to the extent incurred by Landlord by reason of any Tenant Delay. Any dispute as to the existence, duration or cost of any Tenant Delay shall be determined by arbitration in accordance with Section 8.09.

     1.05 Use. (a) The Premises may be used and occupied solely as general, professional, administrative and executive offices (including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business, which ancillary uses may include, without limitation, the following (but only to the extent such uses are ancillary to use of the Premises as general, professional, administrative and executive offices and in no event shall any of such uses be made available to the general public or to more than 200 employees of Tenant (at any one time) who are not located at the Building): (i) cafeterias and "convenience areas" which convenience areas may include coffee stations, mini refrigerators, small stoves and microwave ovens (each, a "Cafeteria"); provided, that in the case of each such Cafeteria where cooking will be done (other than any Cafeteria where only microwave cooking will be done) (A) Tenant shall install all flues, vents, grease traps and ansul systems and other similar items reasonably requested by Landlord, (B) Tenant shall install an exhaust system that, in Landlord's reasonable judgment, is consistent with the standards of a first-class office building in Manhattan, (C) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably acceptable to Landlord and Tenant, (D) Tenant shall clean all grease traps, (E) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal and (F) Tenant shall contract with an exterminator (such exterminator to be subject to Landlord's reasonable approval) to exterminate vermin and rodents on a regular basis as part of a program to keep the Premises free of vermin and rodents by reason of the operation of each such Cafeteria; and provided further, in the case of each such Cafeteria (whether or not cooking will be done), (x) Tenant shall not allow any odors to escape from the Premises to other portions of the Project and (y) Tenant shall otherwise maintain and operate each Cafeteria consistent with the standards of a first-class office building in Manhattan,
(ii) an infirmary, (iii) a health and fitness facility; provided, that the entire floor on which such health and fitness facility is located and the entire floor immediately above and the entire floor immediately below the floor on which such health and fitness facility is located shall be fully leased by Tenant, (iv) an emergency childcare facility and (v) storage space, mailroom, copying/reproduction facility, messenger center, chauffeur's office and archives (the ancillary uses described in clauses (i) through (iv) above are called the "Identified Ancillary Uses")). Notwithstanding anything in Section 4.06 or elsewhere in this Lease to the contrary, Tenant shall be responsible for complying with all Laws applicable to the use of the Premises for the Identified Ancillary Uses and for obtaining, at Tenant's sole cost and expense, all consents, approvals and permits (including, without limitation, any amendment to the certificate of occupancy for the Building and any public assembly permit) required by reason of any such use and Landlord makes no representation to Tenant as to the suitability of the Premises for any of the Identified Ancillary Uses. Landlord, at Tenant's reasonable expense, shall cooperate with Tenant's efforts to obtain any such consents, approvals and permits, including, without limitation, executing and delivering any documents or instruments reasonably required by Tenant in connection therewith. If Tenant shall be unable to obtain any such consent, approval or permit by reason of any violation noted against the Building (other than a violation that is the obligation of Tenant to remove) Landlord shall, promptly after notice of such violation from Tenant, commence and diligently pursue the removal of such violation.

     (b) If Tenant shall have obtained a temporary certificate of occupancy permitting use of a portion of the Premises for public assembly purposes, but shall be unable to obtain a final certificate of occupancy permitting use of such portion of the Premises for public assembly purposes by reason of any violation noted against the Building (other than any violation that is the obligation of Tenant to remove), Landlord shall timely obtain all necessary renewals of such temporary certificate of occupancy. If Tenant shall have obtained a temporary certificate of occupancy permitting use of a portion of the Premises for public assembly purposes, and at any time thereafter, by reason of a violation noted against the Building (other than any violation that is the obligation of Tenant to remove), the certificate of occupancy for the Building shall no longer permit use of such portion of the Premises for public assembly purposes such that Tenant shall be unable to use such portion of the Premises for its intended purpose (as shown on, or reasonably inferable from, Tenant's then current plans and specifications for such space) then, with respect to so much of such space as shall not be occupied by Tenant for such purpose (i) if the Rent Commencement Date with respect to such space has not yet occurred, such Rent Commencement Date shall be postponed for a period of time (the "Postponement Period") equal to the number of days beginning on the date that Tenant is first unable to occupy such space for such purpose and ending on the earlier of (A) the date that Tenant may again use such space for such intended purpose or (B) the date that Tenant would be legally permitted to use such space for such intended purpose but for any act or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omission of Tenant, its agents or contractors or (ii) if the Rent Commencement Date with respect to such space has then occurred, the Fixed Rent and Additional Charges applicable to such space shall be abated until the earlier of (A) the date that Tenant may again use such space for such intended purpose or (B) the date that Tenant would be legally permitted to use such space for such intended purpose but for any act or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omission of Tenant, its agents or contractors. Notwithstanding the foregoing, if Tenant shall permanently change the use of such space to a purpose that does not require a public assembly permit, then as of the date of such change any Postponement Period under clause (i) above, and any rent abatement under clause (ii) above, shall end.

     (c) Anything contained in this Section 1.05 to the contrary notwithstanding
(i) in no event shall the Premises be used for any of the following: (A) a retail banking, trust company or safe deposit business serving the general public, (B) a retail savings bank, savings and loan association, or loan company serving the general public, (C) the retail sale to the general public of travelers' checks and/or foreign exchange, (D) a retail stock brokerage office or for stock brokerage purposes serving the general public, (E) a restaurant, bar or for the sale of food or beverages, except as permitted in Section 1.05(a)(i) above, (F) photographic reproductions and/or offset printing, other than such reproduction or printing which is ancillary to the use of the Premises as general, professional, administrative and executive offices, (G) an employment or travel agency, except to service Tenant's employees, (H) a school or classroom, except that Tenant may use part of the Premises for classroom and educational purposes to the extent such use is ancillary to the use of the Premises as general, professional, administrative and executive offices, (I) medical or psychiatric offices, except as permitted in Section 1.05(a)(ii) above, (J) conduct of an auction, (K) gambling activities, (L) conduct of obscene or pornographic activities, (M) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them unless, in any such case, Tenant establishes, to the reasonable satisfaction of Landlord, that both such agency, department or bureau and the persons who will be occupying the Premises (w) do not possess sovereign or diplomatic immunity, (x) are subject to the jurisdiction of state and federal courts located in the State of New York, (y) may be served with legal process within the State of New York and (z) are not inconsistent with the first-class character of the Building, (N) offices of any charitable, religious, union or other not-for-profit organization which is inconsistent with the first-class character of the Building; provided, that in no event shall the aggregate rentable square feet occupied by charitable, religious, union and other not-for-profit organizations exceed 25,000 rentable square feet in the Office Space, or (O) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute or rule or regulation applicable thereto, which is inconsistent with the first-class character of the Building; provided, that in no event shall the aggregate rentable square feet occupied by such exempt entities exceed 25,000 rentable square feet in the Office Space, and (ii) in no event shall the Premises be used for any purpose which would materially lower the first-class character of the Building (Landlord acknowledges that the Premises may be used by Tenant, in whole or in part, for so-called "back office" uses and that such use, in and of itself, would not materially lower the first-class character of the Building), materially impair or materially interfere with any of the Building operations, constitute a public or private nuisance, unreasonably interfere with or disturb Landlord, actually disturb another tenant or occupant of the Building or materially impair the appearance of the Building. Any use of the Premises for any purpose which violates clause
(ii) above is hereinafter referred to as an "Improper Use." If Landlord notifies Tenant that the Premises are being used in a manner which constitutes an Improper Use, such use shall not constitute a default under this Lease unless
(1) it is finally determined by arbitration in accordance with Section 8.09 that such use constitutes an Improper Use and, if Tenant shall not have previously ceased such use of the Premises in accordance with clause (2) below, Tenant shall not immediately cease such use of the Premises or (2) Tenant shall not, immediately upon receipt of such notice from Landlord, cease such use of the Premises pending the resolution of such dispute by arbitration; provided, that Tenant shall not be required to cease such use of the Premises pending the resolution of such dispute by arbitration if Tenant shall have been using the Premises in such manner on a regular basis for longer than 1 year.

     (d) Tenant shall have access to the Premises for the uses permitted in this
Section  1.05,  on a 24 hours per day, 365 days per year,  basis.

     1.06 Tenant's Right of First Offer. (a) As used herein: "Available" means, as to any space, that such space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party; provided, that (i) until the end of the Offer Period, Landlord shall not grant to any third party a right of renewal with respect to any Offer Space (other than (A) any rights of renewal in favor of Warner Communications Inc. or any Affiliate of Warner Communications Inc. or (B) any rights of renewal granted in connection with a new leasing of any Offer Space to another tenant), or any right of offer, right of first refusal or expansion right with respect to any Offer Space which is prior in right to Tenant's right of first offer set forth in this Section 1.06 (other than any expansion obligation on the part of Warner Communications Inc., or any Affiliate of Warner Communications Inc.; provided, that such expansion obligation either exists on the date of this Lease or is set forth in a written agreement between Landlord and such party entered into on or before the 1st anniversary of the date of this Lease), (ii) any Offer Space which is subleased to Landlord by another tenant by virtue of a provision in such tenant's lease similar to Landlord's right of first offer set forth in
Section  5.02  shall be deemed to be  Available  for the term of such  sublease,
(iii) any space which is vacant on the date of this Lease shall not be deemed Available unless and until such space is first leased to another tenant and then again becomes Available and (iv) following the vacating of the 23rd floor of the Building by the tenants occupying such floor on the date of this Lease, Landlord shall have the right to lease such floor to any third party that also leases from Landlord at least the 24th and 25th floors of the Building, and the 23rd floor of the Building shall not be deemed to be Available unless and until the same becomes Available after the leasing thereof to any such third party. If any third party has a right to renew or extend a lease of any Offer Space, whether granted before or after the date of this Lease, nothing contained herein shall be construed to prohibit Landlord (without first offering such space to Tenant hereunder) from renewing or extending such party's lease on terms other than as set forth in such party's lease, so long as such renewal or extension is for a period of time not longer than that contemplated in such party's lease. Landlord shall promptly notify Tenant of any expansion agreement between Landlord and Warner Communications Inc. or any Affiliate of Warner Communications Inc. which contains an expansion obligation on such party's part with respect to any Offer Space and which is entered into on or before the 1st anniversary of the date of this Lease, which notice shall specify the Offer Space affected by such expansion obligation and the commencement date and expiration date of such party's leasing of such space. "Offer Period" means the period commencing on the Block A Relevant Date to and including the date that is 18 months prior to the last day of the initial Term of this Lease; provided, that if Tenant shall exercise the Renewal Option, then upon the giving of the Renewal Notice the Offer Period shall be extended until (and including) the date that is 3 years prior to the Expiration Date. "Offer Space" means any space on the 7th, 8th, 9th, 10th and 23rd floors of the Building. Landlord and Tenant confirm that each floor constituting Offer Space is conclusively deemed to contain the number of rentable square feet specified therefor on Exhibit H annexed hereto.

     (b) Provided (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease after notice and beyond all applicable grace periods, and (iii) Tenant and/or any Affiliated subtenants of Tenant shall then occupy not less than 50% of the Premises, if at any time during the Offer Period any Offer Space either becomes, or Landlord reasonably anticipates that within the next 18 months (but not later than the last day of the Offer Period) such Offer Space will become, Available, Landlord shall give to Tenant notice (an "Offer Notice") thereof, specifying (A) Landlord's determination of the fair market rental value for such Offer Space, (B) the date or estimated date that such Offer Space has or shall become Available (the "Target Date"), (C) the location and rentable area of such Offer Space (such rentable area to be determined in a manner consistent with the method used in calculating the rentable area of the Premises initially demised under this Lease), (D) the term for which such Offer Space is Available; provided, that such term shall be coterminous with the Term unless such Offer Space is subject to any future possessory right then existing in favor of any third party, in which case the term shall expire on the day immediately prior to the date during the Term that such future possessory right shall mature, and (E) such other matters as Landlord may deem appropriate for such Offer Notice. The "fair market rental value" for any Offer Space means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for such Offer Space in an arms-length transaction, taking into account all relevant factors at the time in question.

     (c) Provided  that on the date that Tenant  exercises an Offer Space Option
(i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease after notice and beyond all applicable grace periods,
(iii) Tenant and/or any Affiliated subtenants of Tenant shall occupy not less than 50% of the Premises and (iv) if required pursuant to Section 1.06(n) below, Tenant shall have exercised the Renewal Option, then Tenant shall have the option (an "Offer Space Option"), exercisable by notice (an "Acceptance Notice") given to Landlord on or before the date that is 60 days after the giving of the applicable Offer Notice (time being of the essence) to include such Offer Space in the Premises.

     (d) If Tenant timely gives an Acceptance Notice with respect to any Offer Space, but disagrees with Landlord's determination of the fair market rental value for such Offer Space as set forth in the applicable Offer Notice, Tenant shall so notify Landlord in such Acceptance Notice and shall either specify therein Tenant's determination of the fair market rental value for such Offer
Space or state therein that Tenant shall notify Landlord of Tenant's determination of such fair market rental value within 30 days after the giving of such Acceptance Notice. If such dispute is not resolved between the parties within 20 days after the date that Tenant advises Landlord (whether in the applicable Acceptance Notice or in such notice given within 30 days thereafter) of Tenant's determination of the fair market rental value for such Offer Space, such dispute shall be settled in accordance with Section 9.02(d). The fees and expenses of any arbitration of the fair market rental value for any Offer Space shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expense of presenting its own proof. If Tenant timely gives an Acceptance Notice with respect to such Offer Space, but fails in such Acceptance Notice to object to Landlord's determination of the fair market rental value for such Offer Space as set forth in the applicable Offer Notice, then Landlord's determination of the fair market rental value as so set forth shall govern with respect to such Offer Space. If Tenant timely gives an Acceptance Notice with respect to such Offer Space and in such Acceptance Notice Tenant informs Landlord that Tenant disputes Landlord's determination of the fair market rental value for such Offer Space as set forth in the applicable Offer Notice and that Tenant shall notify Landlord of Tenant's determination of the fair market rental value for such Offer Space within 30 days after the date that Tenant delivers such Acceptance Notice to Landlord and Tenant fails to deliver such rental determination to Landlord within such 30-day period, then Landlord's determination of the fair market rental value as set forth in such Offer Notice shall govern with respect to such Offer Space.

     (e) If Tenant timely gives an Acceptance Notice, then (subject to Section 1.06(g) below) on the date on which Landlord delivers vacant possession of such Offer Space to Tenant (the "OS Inclusion Date"), such Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) Fixed Rent with respect to such Offer Space shall be payable from and after the applicable OS Inclusion Date and shall be 95% of the fair market rental value for such Offer Space (A) as set forth in the applicable Offer Notice or (B) as agreed to by Landlord and Tenant within the 20 day period set forth in Section 1.06(d) or (C) as determined in accordance with Section 9.02(d), as the case may be, (ii) Tenant's Tax Share and Tenant's Operating Share shall each be proportionately increased based upon the number of rentable square feet contained in such Offer Space as set forth in the applicable Offer

Notice, (iii) (A) if the rentable square footage of such Offer Space constitutes 67% or more of the total rentable square footage of the floor on which such Offer Space is located, then such Offer Space shall, to the extent applicable, be delivered in Delivery Condition (except that, if such Offer Space constitutes a partial floor, Landlord shall not be required to demolish or relocate any of the items described in Paragraph 1 of Exhibit F annexed hereto that are used by (or reserved for use by) other tenants or occupants of the Building; provided, that upon request by Tenant, Landlord shall, at Tenant's reasonable expense, relocate any of such items), and (B) if the rentable square footage of such Offer Space constitutes less than 67% of the total rentable square footage of the floor on which such Offer Space is located, then Landlord shall have demolished such Offer Space in accordance with Paragraph 1 of Exhibit F annexed hereto, except that Landlord shall not be required to demolish or relocate any of the items described in said Paragraph 1 that are used by (or reserved for use by) other tenants or occupants of the Building (provided, that upon request by Tenant, Landlord shall, at Tenant's reasonable expense, relocate any of such items) and Landlord, to the extent applicable, shall have performed the work described in Paragraphs 2, 9, 10, 11, 12, 13 and 15 of Exhibit F annexed hereto,
(iv) except as specified in clause (iii) above, and except for any other work or allowance specified in the applicable Offer Notice, Landlord shall not be required to perform any work, pay any work allowance or any other amount, or render any services to make such Offer Space ready for Tenant's use or occupancy and, subject to Landlord's compliance with its obligations set forth in clause
(iii) above and as may be set forth in the applicable Offer Notice, Tenant shall accept such Offer Space in its "as is" condition on the applicable OS Inclusion Date and (v) as may be otherwise set forth in the applicable Offer Notice. The provisions of clause (iv) above shall not be construed to negate or diminish (x) Landlord's obligation to complete after the applicable OS Inclusion Date (1) those items of the work required to be performed by Landlord with respect to such Offer Space which, in accordance with Exhibit F, are not a condition to delivery, (2) any incomplete Punch List Items with respect to such Offer Space or (3) those items, if any, of the work required to be performed by Landlord with respect to such Offer Space which, in accordance with Exhibit F, are a condition to delivery but which Tenant may have agreed to allow Landlord to complete after delivery or (y) Landlord's repair and maintenance obligations as set forth elsewhere in this Lease.

     (f) If Landlord is unable to deliver possession of any Offer Space to Tenant for any reason on or before the Target Date for such Offer Space, then, except as set forth in Section 1.06(g), the OS Inclusion Date with respect to such Offer Space shall be the date on which Landlord is able to so deliver possession of such Offer Space. If Landlord is unable to so deliver possession of any Offer Space, the validity of this Lease shall not be impaired, nor shall the Term be extended by reason thereof, and (unless Landlord willfully refuses to prepare any Offer Space so that it is in Delivery Condition or to deliver to Tenant any Offer Space that is in Delivery Condition) Landlord shall have no liability to Tenant therefor. This Section 1.06(f) constitutes "an express provision to the contrary" within the meaning of Section 223(a) of the New York Real Property Law and any other law of like import now or hereafter in effect.

     (g) If, for any reason whatsoever, Landlord fails to deliver any Offer Space on or before the date that is 60 days after the Target Date for such Offer Space (the "First Rescission Date"), then Tenant, as Tenant's sole remedy (except in a case of Landlord's willful failure to comply with its obligations under this Section 1.06), shall have the right (a "Rescission Right"), by notice (a "Rescission Notice") given to Landlord on or before the date that is 10 days after the First Rescission Date, to notify Landlord that if such Offer Space is not delivered to Tenant on or before the date that is 30 days after Tenant gives such Rescission Notice to Landlord, Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded. If Tenant timely gives a Rescission Notice to Landlord, then Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded unless Landlord shall deliver such Offer Space to Tenant on or before the date which is 30 days after the date that Tenant gives such Rescission Notice to Landlord, in which event Tenant's exercise of such Rescission Right shall be null and void. If Tenant timely gives the Rescission Notice to Landlord, Landlord shall have the right to give a notice (a "Rescission Acceleration Notice") to Tenant notifying Tenant that Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded as of the date that Landlord gives such notice to Tenant. If Landlord gives a Rescission Acceleration Notice to Tenant, Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded and Landlord shall have no further right or obligation to deliver such Offer Space to Tenant. If Tenant shall not have so exercised any such Rescission Right and Landlord shall not, within 90 days after the First Rescission Date (such 90 day period, and each 90 day period thereafter being hereinafter referred to as a "90 Day Offer Space Interval"), have so delivered such Offer Space to Tenant, then Tenant shall, within 10 days after the initial 90 Day Offer Space Interval, and within 10 days after each succeeding 90 Day Offer Space Interval during which Landlord continues so to fail to deliver the applicable Offer Space, as Tenant's sole remedy (except in a case of Landlord's willful failure to comply with its obligations under this Section 1.06), again have the right to exercise such

Rescission Right by giving a Rescission Notice to Landlord within such 10 day period. If Tenant timely gives any such Rescission Notice to Landlord, then Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded unless Landlord shall deliver such Offer Space to Tenant on or before the date which is 30 days after the date that Tenant gives such Rescission Notice to Landlord, in which event Tenant's exercise of such rescission right shall be null and void. If Tenant timely gives any such Rescission Notice to Landlord, Landlord shall have the right to give to Tenant a Rescission Acceleration Notice, in which event Tenant's Acceptance Notice with respect to such Offer Space shall be deemed to be rescinded upon the giving of such Rescission Acceleration Notice and Landlord shall have no further right or obligation to deliver such Offer Space to Tenant. Upon any exercise by Tenant of a Rescission Right, Landlord shall have no further obligations and Tenant shall have no further rights pursuant to Section 1.06(k) with respect to the applicable Offer Space (but the foregoing shall not be construed as a limitation of Tenant's rights and remedies in the event of the willful failure by Landlord to comply with any of the provisions of this Section 1.06). If Tenant's Acceptance Notice with respect to any Offer Space shall be deemed to be rescinded pursuant to this Section 1.06(g) Landlord shall have no further obligation to offer such Offer Space to Tenant unless and until such Offer Space is leased and thereafter again becomes Available. Time is of the essence with respect to all of the time periods set forth in this Section 1.06(g). For purposes of this Section 1.06(g), any failure by Landlord to comply with Landlord's obligations under this Section 1.06 by reason of Force Majeure, including, without limitation, by reason of the holdover in the applicable Offer Space by another tenant without the consent of Landlord, shall not constitute Landlord's "willful failure."

     (h) If Tenant fails timely to give an Acceptance Notice with respect to any Offer Space, then (i) Landlord may enter into one or more leases of such Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and, except as provided in the following sentence, Landlord shall have no further obligation to offer such Offer Space to Tenant unless and until such Offer Space is leased and thereafter again becomes Available, and (ii) Tenant, promptly following demand by Landlord, shall execute an instrument confirming that the Offer Space Option with respect to such Offer Space has been waived by Tenant and that, except as provided in the following sentence, Landlord has no further obligation to offer such Offer Space to Landlord unless and until such Offer Space is leased and thereafter again becomes Available, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) above. If Tenant fails timely to give an Acceptance Notice with respect to any Offer Space and Landlord has not entered into a lease of such Offer Space with a third party within 12 months after the last day of the 60-day period set forth in Section 1.06(c) during which Tenant was entitled to give an Acceptance Notice with respect to such Offer Space, then Landlord shall once again offer such Offer Space to Tenant, subject to, and in accordance with, the terms and conditions of this
Section 1.06.

     (i) Promptly after the occurrence of the OS Inclusion Date with respect to any Offer Space, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of such Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of such Offer Space in the Premises in accordance with this Section 1.06.

     (j) If in the Acceptance Notice with respect to any Offer Space Tenant disputes Landlord's determination of the fair market rental value for such Offer Space and the final determination of such fair market rental value shall not be made on or before the applicable OS Inclusion Date, then pending such final determination, Tenant shall pay, as Fixed Rent for such Offer Space, an amount equal to 95% of the average of Landlord's determination of such fair market rental value as set forth in the applicable Offer Notice and Tenant's determination of such fair market rental value as set forth in the applicable Acceptance Notice or, if applicable, the applicable notice given to Landlord within 30 days after Tenant gives such Acceptance Notice to Landlord. If, based upon the final determination of such fair market rental value, the Fixed Rent payments made by Tenant for such Offer Space were (i) less than such fair market rental value as finally determined, Tenant shall pay to Landlord the amount of such deficiency within 30 days after demand therefor or (ii) greater than such fair market rental value as finally determined, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

     (k) If Landlord shall be unable to deliver possession of any Offer Space to Tenant on or before the Target Date for such Offer Space by reason of a holdover tenancy in all or any portion of such Offer Space, (i) Landlord shall use commercially reasonable efforts (including the commencement and diligent prosecution of summary dispossess or other appropriate proceedings) to terminate such holdover tenancy and (ii) provided that Tenant shall not rescind Tenant's

Acceptance Notice with respect to such Offer Space pursuant to Section 1.06(g), Landlord shall pay to Tenant any Holdover Profit actually received by Landlord from the tenant holding over in such Offer Space, such payment to be made by Landlord to Tenant within 30 days after Landlord actually receives such Holdover Profit from such holdover tenant (but in no event earlier than the OS Inclusion Date with respect to such Offer Space). "Holdover Profit" means, with respect to any tenant which holds over in any Offer Space, the excess, if any, of (A) all monies actually paid by such holdover tenant to Landlord with respect to the holdover period, other than amounts representing a reimbursement to Landlord of Landlord's expenses (e.g., payments in respect of taxes, operating expenses and electricity), over (B) the sum of (x) the Fixed Rent which would be payable by Tenant with respect to the space in which such holdover occurs for the holdover period (assuming for purposes hereof that the Rent Commencement Date with respect to such space had already occurred) plus (y) all unreimbursed costs and expenses actually incurred by Landlord in terminating such holdover tenancy.

     (l) Notwithstanding the foregoing provisions of this Section 1.06, if, at any time after Tenant's delivery of an Acceptance Notice with respect to any Offer Space and before the OS Inclusion Date with respect to such Offer Space, this Lease shall be terminated, then such Acceptance Notice shall be null and void and of no further force and effect and Tenant shall have no further right or option to lease such Offer Space.

     (m) As part of Tenant's initial Alterations to any Offer Space of less than an entire floor that is included in the Premises, Tenant shall have the right, subject to Section 4.02 and the other provisions of this Lease, (i) to install a telephone (for internal communication on Tenant's telephone system, but not for outside calling) in the public corridor outside the entry door to such Offer Space, (ii) to run a sprinkler loop above the ceiling in the public corridor outside such Offer Space, and (iii) to request that Landlord install, at Tenant's reasonable expense, a submeter to measure the consumption and demand of electricity in such Offer Space. If (A) the rentable square footage of such Offer Space constitutes 50% or more of the total rentable square footage of the floor on which such Offer Space is located, (B) there are at least 2 electrical closets on such floor and (C) one of such electrical closets is not being used by another occupant of such floor, then Tenant shall have the exclusive use of such electrical closet that is not being used. If such Offer Space satisfies the square footage requirement described in the preceding sentence and all electrical closets on the floor on which such Offer Space is located are being used by other occupants of such floor, Tenant shall have the right to rewire one of such electrical closets designated by Landlord so as to permit Tenant to have the exclusive use of such electrical closet. Such rewiring shall be performed by Landlord with reasonable diligence, at Tenant's reasonable expense, but in a manner and at such times so as to not interfere (other than to a de minimis extent) with the business operations of the occupant of such floor who is using such electrical closet.

     (n)   Anything   contained   in  this   Section   1.06   to  the   contrary
notwithstanding, with respect to any Offer Space which becomes, or which Landlord reasonably anticipates will become, Available on or after the date that is 3 years prior to the last day of the initial Term of this Lease and on or before the date that is 18 months prior to the last day of the initial Term of this Lease, then Tenant shall not have the right to exercise the Offer Space Option with respect to such Offer Space (and any attempt to exercise same shall be null and void) unless (i) Tenant, together with or before the giving of the Acceptance Notice therefor, also gives to Landlord the Renewal Notice and (ii) if the Renewal Premises is to consist of less than all of the space then included in the Premises, the applicable "Offer Space" shall continue to meet the definition of Offer Space after application of Section 8.24(c) (such application to be determined as though the Renewal Premises were the only space then leased by Tenant).

                                    ARTICLE 2
                                      Rent

     2.01 Rent. "Rent" shall consist of Fixed Rent and Additional Charges.

     2.02 Fixed Rent. (a) The fixed rent ("Fixed Rent") shall be at the following rates: (i) in the case of the Block A Space, $10,427,820 per annum, payable by Tenant in 12 equal monthly installments of $868,985 each, in advance on the Block A Rent Commencement Date and on the first day of each calendar month thereafter, (ii) in the case of the Block B Space, $4,912,890 per annum, payable by Tenant in 12 equal monthly installments of $409,407.50 each, in advance on the Block B Rent Commencement Date and on the first day of each calendar month thereafter, (iii) in the case of the Block C Space, $2,874,190 per annum, payable by Tenant in 12 equal monthly installments of $239,515.83 each, in advance on the Block C Rent Commencement Date and on the first day of each calendar month thereafter, and (iv) in the case of the Concourse Space, (A) for the period commencing on the Concourse Rent Commencement Date to and including the day before the 5th anniversary of the Concourse Rent Commencement Date, $211,480 per annum, payable by Tenant in 12 equal monthly installments of $17,623.33 each, (B) for the period commencing on the 5th anniversary of the Concourse Rent Commencement Date to and including the day before the 10th anniversary of the Concourse Rent Commencement Date, $232,628 per annum, payable by Tenant in 12 equal monthly installments of $19,385.67 each and (C) for the period commencing on the 10th anniversary of the Concourse Rent Commencement Date to and including the Expiration Date, $253,776 per annum, payable by Tenant in 12 equal monthly installments of $21,148 each, in each case in advance on the first day of each calendar month during the applicable period.

     (b) Subject to Section 2.02(c): (i) "Block A Rent Commencement Date" means the 545th day after the Block A Relevant Date. (ii) "Block B Rent Commencement Date" means the 365th day after the Block B Relevant Date. (iii) "Block C Rent Commencement Date" means the 300th day after the Block C Relevant Date. (iv) "Concourse Rent Commencement Date" means the 365th day after the Concourse Relevant Date (each of the Block A Rent Commencement Date, the Block B Rent Commencement Date, the Block C Rent Commencement Date and the Concourse Rent Commencement Date is called a "Rent Commencement Date").

     (c) Notwithstanding Section 2.02(b), the Rent Commencement Date with respect to any Block, any portion of any Block or any other space included in the Premises, as the case may be, shall be postponed by the number of days, if any, of Landlord Delay applicable to such space. "Landlord Delay" means any delay which Tenant may encounter in the substantial completion of any of Tenant's initial Alterations in any space or in the initial occupancy of any space for the conduct of business in accordance with this Lease, in either case
(i) to the extent caused by any act or (where Landlord has an affirmative obligation to act pursuant to the terms of this Lease) omission of Landlord, its agents or contractors (including, without limitation, the failure by Landlord to cure any violations noted against the Building (other than a violation that is the obligation of Tenant to remove), to the extent such failure (A) delays the substantial completion of Tenant's initial Alterations in any space or (B) delays Tenant's initial occupancy of any space for the conduct of business in accordance with this Lease for the purposes shown on, or reasonably inferable from, Tenant's then current plans and specifications for the space in question) or (ii) to the extent caused by any Unforeseen Condition which arises during the performance by Tenant of any item of Tenant's Required Work; provided, in all cases that no such delay shall constitute a Landlord Delay if Tenant, using reasonable prudence and diligence, but without additional expense, could avoid such delay, and no such delay shall constitute a Landlord Delay to the extent it occurs after Tenant has actual knowledge or should reasonably have knowledge of such delay and before Tenant notifies Landlord of such Landlord Delay (it being understood that in all events such delay shall constitute a Landlord Delay to the extent it occurs after Tenant notifies Landlord of such Landlord Delay). If Tenant notifies Landlord of the occurrence of any Landlord Delay, upon Tenant's request, Landlord shall notify Tenant of Landlord's estimate of the duration of such Landlord Delay. Anything contained in this Lease to the contrary notwithstanding, this Section 2.02(c) shall not apply to any delay by Landlord in completing (x) any item of Landlord's Work which is a condition to delivery of any space to Tenant or (y) the Lobby Renovation Work; it being understood that Tenant's remedies for any such delay are set forth in Sections 1.03 and 8.21, respectively. Any dispute as to the existence or duration of any Landlord Delay shall be determined by arbitration in accordance with Section 8.09.

     (d) If the Rent Commencement Date with respect to any Block or other space is not the first day of a month, then Fixed Rent with respect to such Block or other space for the month in which such Rent Commencement Date occurs shall be prorated and paid on such Rent Commencement Date.

     (e) As reimbursement for Tenant's performance of Tenant's Required Work, Tenant shall be entitled to a credit against the first installments of Rent coming due under this Lease (i) with respect to the Block A Space, in the amount of $1,009,918, (ii) with respect to the Block B Space, in the amount of $358,177 and (iii) with respect to the Block C Space, in the amount of $256,304. Anything to the contrary contained in this Lease notwithstanding, Tenant shall only be entitled to receive such rent credits if and to the extent that Tenant performs Tenant's Required Work. Tenant's entitlement to such rent credits shall be in addition to (A) any reimbursement to which Tenant becomes entitled, or (B) any expenses to be incurred by Landlord, by reason of Unforeseen Conditions pursuant to Section 4.01(a)(vi).

     2.03 Additional Charges. "Additional Charges" means Tax Payments, Operating Payments and all other sums of money at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

     2.04 Tax Payments. (a) "Base Tax Amount" means $17,683,400; provided, that if the Taxes, as finally determined, for the 1995/1996 Tax Year, the 1996/1997 Tax Year and/or the 1997/1998 Tax Year shall be greater than $17,683,400, then the Base Tax Amount shall be increased to equal the greatest of such amounts. If Landlord shall at any time, as part of any settlement, compromise or other disposition, settle, compromise or otherwise dispose of applications or other proceedings for the reduction of Taxes with respect to more than one Tax Year (including, for purposes of this sentence only, any tax years occurring prior to the Term), which settlement, compromise or disposition includes the 1995/1996 Tax Year, the 1996/1997 Tax Year and/or the 1997/1998 Tax Year (any of such Tax Years is called a "Base Tax Year"), Landlord shall not agree to any settlement, compromise or other disposition that would result in the overall reduction of Taxes for the applicable Tax Years being inequitably allocated to any Base Tax Year so as to reduce the Base Tax Amount by more than the Base Tax Amount would have been reduced if Landlord had compromised, settled or otherwise disposed of the Taxes for the Base Tax Year in question without reference to any compromise, settlement or other disposition of Taxes for any other Tax Year. In the event of a breach of the preceding sentence by Landlord, as Tenant's sole remedy, the Taxes for the Base Tax Year in question shall be modified to be the Taxes for such Tax Year that would have applied had Landlord complied with the terms hereof and Landlord shall refund to Tenant the amount, if any, overpaid by Tenant in respect of any Tax Payment by reason of Landlord's failure to comply with the terms of this Section 2.04(a), together with interest on such amount at the Interest Rate from the date of the applicable payment by Tenant through the date of refund by Landlord. Any dispute concerning this Section 2.04(a) shall be resolved by arbitration in accordance with Section 8.09.

     (b) "Taxes" means amounts actually payable for (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority (provided, that the same shall be reflected in a tax bill or other notice of the applicable authority (or, if applicable, of any Superior Lessor or Superior Mortgagee to whom Landlord must pay Taxes; provided, in such case, that Landlord shall provide to Tenant the actual tax bill or other notice of the applicable authority promptly after the same becomes available) rendered with respect to the Project (such tax bill or other notice is called a "Tax Bill")) and giving effect to any and all abatements, refunds, reductions, credits and the like, and calculated as if the Building and the Land were Landlord's sole assets; (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; provided, that any such tax shall exclude Commercial Rent or Occupancy Tax imposed pursuant to Title 11, Chapter 7, of the New York City Administrative Code so long as such tax is required to be paid by tenants; and (iii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of, or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in "Taxes". If the owner, or lessee under a Superior Lease, of all or any part of the Building and/or the Land is an entity exempt from the payment of taxes described in clauses (i) and
(ii),  there shall be included in "Taxes" the taxes described in clauses (i) and
(ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt, but only to the extent any such payments are actually required to be made by Landlord. "Taxes" shall not include (A) any succession, gains, recording, income, franchise, transfer, inheritance, capital stock, excise, excess profits, occupancy or rent (except as permitted pursuant to clause (ii) above), gift, estate, foreign ownership or control, payroll or stamp tax of Landlord or any superior party, (B) any other tax assessment, charge or levy on the rent reserved under this Lease (except as permitted pursuant to clause (ii) above), (C) any charges and/or taxes of a type customarily paid by individual tenants if and to the extent the same are allocable to, and payable by, individual tenants (including, by way of example only, vault fees for a tenant using such vaults, and water and sewer taxes for a restaurant tenant) or
(D) any penalties or late charges imposed against Landlord or any superior party with respect to real estate taxes, assessments and the like; provided, that, to the extent that such penalties or late charges are incurred by Landlord as a result of a failure by Tenant to pay any installment of any Tax Payment in a timely manner in accordance with Section 2.04(e), Tenant shall pay to Landlord the amount of such penalties or late charges for which Tenant is responsible within 30 days after demand therefor by Landlord.

     (c) "Tax Year" means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

     (d) "Tenant's Tax Share" means a fraction expressed as a percentage, the numerator of which shall be the rentable square footage of the space from time to time included in the Premises and the denominator of which shall be 1,930,773 (the "Tax Denominator"). Exhibit H attached hereto sets forth Tenant's Tax Share for each full floor of the Office Space and the Offer Space. Any change in Tenant's Tax Share shall be effective from and after each applicable Rent Commencement Date (or other date, with respect to any space other than the Blocks and the Concourse Space, on which Tenant is required pursuant to the terms of this Lease to commence making Tax Payments with respect to such space) and Tenant's Tax Payments for any Tax Year in which such a change occurs shall be adjusted accordingly. Landlord represents to Tenant that the Tax Denominator was determined using the same standard of measurement as that used to determine the rentable square footages set forth on Exhibit H annexed hereto.

     (e) If Taxes for any Tax Year, including the Tax Year in which the Rent Commencement Date with respect to any Block occurs, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a "Tax Payment") Tenant's Tax Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York or to a Superior Lessor or Superior Mortgagee. Tenant shall pay Tenant's Tax Share of each such installment within 30 days after the rendering of a statement therefor (a "Tax Statement") by Landlord to Tenant, but in no event shall Tenant be required to pay Tenant's Tax Share of any Taxes more than 10 days prior to the date such Taxes first become due. The Tax Statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant's Tax Share of the particular installment(s) being billed, and, if Landlord shall have received the relevant Tax Bill at such time, shall accurately reflect such Tax Bill or, if Landlord shall not have received such Tax Bill at such time, shall reflect Landlord's good faith estimate of such installment(s) being billed. A copy of the relevant Tax Bill shall accompany each Tax Statement (if Landlord shall have received such Tax Bill at the time such Tax Statement is delivered to Tenant). If Landlord shall not have received the relevant Tax Bill at the time any Tax Statement is delivered to Tenant, Landlord shall deliver to Tenant, promptly after receipt thereof by Landlord, a copy of such Tax Bill, together with a statement setting forth the amount (if any) of any overpayment or underpayment by Tenant with respect to the Tax Payment paid by Tenant in accordance with such Tax Statement and the appropriate party shall pay to the other party the amount of such overpayment or underpayment within 30 days after such statement is received by Tenant. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount. Anything to the contrary contained in this Lease notwithstanding, in no event shall Tenant be required to pay a Tax Payment for any period prior to July 1, 1998.

     (f) If, in respect of any Taxes for which Tenant has paid Tenant's Tax Share, Landlord shall receive a refund of such Taxes or shall become entitled to a credit against a future payment of Taxes, Landlord shall (i) in the case of a refund, pay to Tenant within 30 days after Landlord's receipt thereof or (ii) in the case of a credit, permit Tenant to credit against the Tax Payment applicable to the payment of Taxes against which Landlord will take such credit (unless such payment of Taxes is due and payable after the end of the Term, in which event Landlord shall pay to Tenant at the time Landlord makes such Tax Payment), in any such case an amount equal to Tenant's Tax Share of such refund or credit (after deducting from such refund or credit the actual costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, if and to the extent that (A) such legal fees have not already been deducted by the party conducting the contest on behalf of Landlord prior to Landlord's receipt of such refund and (B) such costs and expenses were not included in the Taxes for such Tax Year); provided, that such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. The reference to "Tenant's Tax Share" in this Section 2.04(f) shall be deemed to mean Tenant's Tax Share in effect during the Tax Year to which the applicable refund relates; provided, that if Tenant's Tax Share changed during such Tax Year, any refund to which Tenant is entitled under this Section 2.04(f) shall be appropriately adjusted.

     (g) If Landlord is required to pay Taxes to a Superior Lessor or Superior Mortgagee and as a result Tenant is required to make Tax Payments to Landlord earlier than such Tax Payments would be required to be made if such Taxes were payable by Landlord directly to the applicable taxing authority, then Landlord shall pay to Tenant interest, at an annual rate equal to the Prime Rate, on the amount of such Tax Payments from the date paid by Tenant until the date (the "Tax Payment Date") that is 10 days before the date that the Taxes in respect of which such Tax Payments were made are due to the applicable taxing authority, such interest to be paid within 30 days after Tenant gives to Landlord a notice requesting such payment but in no event earlier than the applicable Tax Payment Date. Anything contained in this Section 2.04 to the contrary notwithstanding, Landlord may at any time and from time to time notify Tenant that Landlord waives the requirement that Tax Payments be made at the time the applicable Taxes are due to a Superior Lessor or Superior Mortgagee, in which event Tenant shall make each Tax Payment at the time such Tax Payment would be due to Landlord if Landlord were paying the Taxes in respect of which such Tax Payment is made directly to the applicable taxing authority, and the first sentence of this Section 2.04(g) shall not apply.

     2.05 Operating Payments. (a) "Base Operating Amount" means Operating Expenses for the Base Operating Year.

     (b) "Base Operating Year" means calendar year 1997.

     (c) "Includable Capital Improvements" means all alterations, repairs, replacements, improvements and other items the cost of which is incurred at any time during or after the Base Operating Year and which (i) are required by any Laws enacted after the date of this Lease, (ii) have the effect of reducing expenses that would otherwise be included in Operating Expenses, (iii) constitute a replacement which in Landlord's reasonable judgment is prudent to make in lieu of repairs to the replaced item(s) or (iv) in accordance with generally accepted accounting principles consistently applied ("GAAP"), are required to be capitalized and to be amortized or depreciated over a period of not more than 10 years.

     (d) "Landlord's Statement" means an instrument substantially in the form attached to this Lease as Exhibit I setting forth the Operating Payment payable by Tenant for a specified Operating Year, certified by Landlord.

     (e) (i) "Operating Expenses" means all commercially reasonable expenses actually paid or incurred by or on behalf of Landlord in respect of the repair, replacement, maintenance, operation and security of the Project, including, without limitation (but without duplication, and other than as specifically qualified or excluded below), (A) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of persons engaged in the repair, replacement, maintenance, operation and/or security of the Project, but excluding personnel above the grade of building manager or equally held positions, and with respect to persons who are so engaged with respect to the Building and properties other than the Building, such expenses to be allocated on a pro rata basis; (B) payroll taxes, worker's compensation, uniforms and related expenses for such employees; (C) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes, surcharges and other fees payable to the provider of such utilities (the amount includable in Operating Expenses for electricity consumed in the Building and includable in Operating Expenses shall be the amount at which Landlord from time to time purchases electricity for the same period from the utility company (including all demand charges, consumption charges, surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums required to be paid to the public utility for such electricity), which amount shall be determined by dividing the cost charged with respect to the Building by said utility during each respective billing period by the number of KWHRs consumed by the Building as set forth on the utility company invoice for such period); (D) the cost of painting and/or decorating all areas of the Project, excluding, however, any space contained therein which is leased to, or available for leasing by, tenants; (E) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Project; (F) subject to the proviso set forth in clause (J) below, the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Project and any sales taxes thereon; (G) the rental value of Landlord's Building office; provided, that the same shall be included in Operating Expenses only to the extent that the rentable area of such office does not exceed the rentable area of Landlord's Building office on the date of this Lease; (H) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (I) the cost of all interior and exterior landscaping; (J) the cost of all alterations, repairs, replacements and/or improvements made at any time during or after the Base Operating Year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if under GAAP, any of the costs referred to in this clause (J) are required to be capitalized, then such costs shall not be included in Operating Expenses unless incurred for (x) an Includable Capital Improvement of the type described in Sections 2.05(c)(i), (ii) or (iv), in which event the cost thereof, together with interest thereon (at either (I) if Landlord shall not finance such Includable Capital Improvement, the Prime Rate determined as of December 31 of the Operating Year in which such costs were incurred or (II) if Landlord shall finance such Includable Capital Improvement, the actual costs incurred by Landlord to finance such Includable Capital Improvement), shall in each case be amortized and included in Operating Expenses over the useful life of the item in question, as determined in accordance with GAAP or (y) an Includable Capital Improvement of the type described in Section 2.05(c)(iii), in which case, there shall be included in Operating Expenses in the Operating Year in which Landlord pays for such Includable Capital Improvement (and, if and to the extent that the cost of such Includable Capital Improvement, together with interest thereon in accordance with clause (I) above, shall not be fully recovered in such Operating Year, such subsequent Operating Years until such cost (together with interest) is fully recovered), an amount equal to the lesser of (1) the unrecovered cost of such Includable Capital Improvement (together with interest if the entire cost of such Includable Capital Improvement is not fully recovered in the Operating Year in which Landlord pays for such Includable Capital Improvement) and (2) a reasonable estimate of the expenses which would have been incurred by Landlord during the Operating Year in question to perform repairs to the item in question had such item not been replaced; provided, further, that in the case of any Includable Capital Improvements of the type described in Section
2.05(c)(ii), in no event shall Tenant be required to pay more in any one Operating Year by reason of such Includable Capital Improvements (plus interest) than Tenant would have had to pay during such Operating Year with respect to the relevant component of Operating Expenses which has been reduced as a result of such Includable Capital Improvements; (K) management fees; provided, that if Landlord or an Affiliate of Landlord is the managing agent of the Building then the amount includable in Operating Expenses in respect of the annual management fee shall at all times, regardless of the actual management fee paid, be 2 1/2% of the aggregate rents and additional rents (excluding any amounts payable by tenants to Landlord for electricity) payable to Landlord by tenants of the Building and (L) any assessments, dues, levies or charges paid to any business improvement district or similar organization or to any entity on behalf of such an organization. During calendar year 1997, Landlord shall cause an electrical consultant to perform a survey of the electricity consumed in the Building and includable in Operating Expenses, which survey shall reflect the actual equipment amperage readings. Upon request by Tenant, Landlord shall provide Tenant with the results of such survey. Any dispute concerning such survey shall be resolved in the same manner provided for the resolution of disputes under
Section 2.07(e). (ii) Notwithstanding Section 2.05(e)(i), "Operating Expenses" shall not include the following: (1) depreciation and amortization (except with respect to Includable Capital Improvements); (2) principal and interest payments and other costs incurred in connection with any financing or refinancing of the Project or any portion thereof (except if and to the extent includable as Includable Capital Improvements); (3) the cost of tenant improvements made for tenant(s) of the Building and any "contribution" to such tenant(s) in connection therewith; (4) brokerage commissions, advertising expenses, promotional expenses, architect's fees and space planners' fees incurred in procuring tenants for the Building; (5) the cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord; (6) the cost of any electricity consumed in the Premises or in any other areas of the Building that are leased to, or available for leasing by, tenants; (7) Taxes and any amounts excluded from Taxes pursuant to the last sentence of Section 2.04(b); (8) legal, bookkeeping and accounting fees and expenses; (9) any cost if and to the extent Landlord is reimbursed therefor out of insurance proceeds or otherwise, including, without limitation, if and to the extent that any tenant of the Building is required pursuant to its lease or other agreement with Landlord to reimburse Landlord therefor (other than by means of operating expense reimbursement provisions contained in the lease or other agreement of such other tenant); (10) all costs of alterations or improvements to the Premises or the premises of any other tenant, except if and to the extent that such alterations or improvements are performed in order to comply with Laws, in which case such costs shall be included in Operating Expenses (but only if such costs are not required to be capitalized under GAAP); provided, that if such alterations or improvements are performed in order to comply with Laws enacted after the date of this Lease and the costs of such alterations or improvements are required to be capitalized under GAAP, such costs shall be included in Operating Expenses in accordance with Section 2.05(e)(i)(J)(x); (11) all expenses which would not have been incurred but for the negligence or willful misconduct of Landlord or Landlord's agents, servants, employees, contractors, suppliers, or the negligence or willful misconduct of another tenant; (12) any bad debt loss, rent loss or reserves for bad debts or rent loss; (13) all costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including, without limitation, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Building; (14) all fines, penalties and interest (other than interest includable pursuant to
Section 2.05(e)(i)(J)); (15) all amounts paid by Landlord under any ground lease (other than amounts which constitute a reimbursement to the ground lessor for items which would have been included in Operating Expenses under this Lease if the same were paid directly by Landlord); (16) any costs or expenses incurred principally for the benefit of the retail portions of the ground floor and concourse levels, or any portion of any other floor in the Building devoted to retail operation; (17) all costs of capital improvements and any other capital costs other than as expressly provided in Section 2.05(e)(i)(J); (18) all costs arising from the presence of asbestos, PCB's or other hazardous materials or substances in or about the Project (exclusive of any such costs with respect to hazardous materials or substances (other than asbestos and PCB's) used in compliance with applicable Laws in the ordinary course of operating and maintaining the Project, which costs may be included in Operating Expenses);
(19) all costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord would be entitled to reimbursement from Tenant (other than pursuant to this Section 2.05) for the cost of like goods and services furnished to Tenant pursuant to this Lease; (20) expenses in connection with services or other benefits which are not made available to Tenant but which are made available to another tenant or occupant of the Building; (21) all amounts (other than any management fees which shall be governed by Section 2.05(e)(i)(K) above) paid by Landlord to Affiliates of Landlord for services in the Building to the extent that the same exceed the costs of such services rendered by unaffiliated third parties on a competitive basis in first class midtown Manhattan office buildings; (22) all compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (23) all costs associated with Landlord's political, civic or charitable contributions (except if and to the extent includable pursuant to Section 2.05(e)(i)(L)); (24) all costs to acquire, install, maintain, insure, repair or replace sculpture, paintings or other objects of art, other than holiday decorations; (25) all costs of Landlord's general corporate overhead and general and administrative expenses; provided, that the same are customarily charged as overhead by, and are not separately reimbursed as operating expenses to, owners of first class midtown Manhattan office buildings which are managed by the owner or an Affiliate of the owner; (26) all costs which would not have been incurred by Landlord but for the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building; (27) any expenses for repairs or maintenance if and to the extent the same are covered by warranties and service contracts or would have been so covered had Landlord obtained a commercially reasonable warranty with respect to the item in question (if and to the extent Landlord was required to obtain such warranty in accordance with
Section 4.05(b) below); (28) new categories of Operating Expenses not included in Landlord's Statement in respect of the Base Operating Year; provided, that the cost of any category of Operating Expenses which was included in Landlord's Statement in respect of the Base Operating Year and which ceases to be provided by Landlord at any time after the Base Operating Year shall be excluded from the Base Operating Amount from and after the date that such category of Operating Expenses ceases to be provided by Landlord; and provided further, that any such new category of Operating Expenses may be included in Operating Expenses, if, from and after the Operating Year in which such new category is first included in Operating Expenses, the Operating Expenses for the Base Operating Year are grossed up to include the amount of such new category of Operating Expenses that would have been incurred in the Base Operating Year had Landlord provided such service or incurred such expense in the Base Operating Year; (29) the cost of repairs or replacements incurred by reason of fire or other casualty to the extent such costs are incurred because of Landlord's failure to maintain the insurance required by Section 7.01(d) or because of Landlord's inability to collect insurance proceeds due to Landlord's negligence or willful misconduct;
(30) any costs which duplicate costs for which Landlord is reimbursed by Tenant under other provisions of this Lease; (31) the cost of temporary exhibitions located at or within the Project (other than holiday decorations); and (32) costs and expenses for which owners of first class midtown Manhattan office buildings which are managed by the owner or an Affiliate of the owner and which manager receives a management fee comparable to the management fee included in Operating Expenses pursuant to Section 2.05(e)(i)(K) above are customarily compensated as part of their management fee and are not separately reimbursed as operating expenses.

     (f) "Operating Year" means each calendar year in which occurs any part of the Term.

     (g) "Tenant's Operating Share" means a fraction, expressed as a percentage, the numerator of which shall be the rentable square footage of the space from time to time included in the Premises, and the denominator of which shall be 1,850,452 (the "Operating Denominator"). Exhibit H attached hereto sets forth Tenant's Operating Share for each full floor of the Office Space and the Offer Space. Any change in Tenant's Operating Share shall be effective from and after each applicable Rent Commencement Date (or other date, with respect to any space other than the Blocks and the Concourse Space, on which Tenant is required pursuant to the terms of this Lease to commence making Operating Payments with respect to such space) and Tenant's Operating Payments for any Operating Year in which such a change occurs shall be adjusted accordingly. Landlord represents to Tenant that the Operating Denominator was determined using the same standard of measurement as that used to determine the rentable square footages set forth on Exhibit H annexed hereto.

     (h) For each Operating Year, including the Operating Year in which the Rent Commencement Date with respect to any Block occurs, Tenant shall pay (each, an "Operating Payment") Tenant's Operating Share of the amount by which Operating Expenses for such Operating Year exceed the Base Operating Amount.

     (i) If during any relevant period, including the Base Operating Year, (A) any rentable space in the Building shall be unoccupied, and/or (B) the tenant or occupant of any rentable space in the Building undertook to perform work or services therein in lieu of having Landlord perform the same, such work or services are of the same type as Landlord is required to provide to Tenant under this Lease and the cost thereof would have been included in Operating Expenses, then, in any such event, the Operating Expenses for such period shall be increased to reflect the additional expenses (exclusive of any additional management fee that would have been payable by reason of such increased expenses) that would have been incurred, if any, if 100% of the rentable space in the Building were occupied by tenants during such period or if Landlord had performed such work or services with respect to 100% of the rentable space in the Building, as the case may be.

     (j) Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a statement substantially in the form attached to this Lease as
Exhibit I setting forth Landlord's reasonable estimate of the Operating Payment for such Operating Year. In estimating the Operating Payment for any Operating Year, the percentage increase in Operating Expenses for such Operating Year over the Operating Expenses for the prior Operating Year shall not exceed the average of the percentage increases in Operating Expenses from Operating Year to Operating Year over the prior 3 Operating Years; provided, that if the percentage increase in any component of Operating Expenses for the Operating Year in question is reasonably expected to be higher than such average percentage increase due to a demonstrable event which has occurred or is reasonably likely to occur, then, for purposes of such estimate, Landlord shall have the right to increase such component of Operating Expenses by such higher percentage (in which event Landlord's statement setting forth such estimate shall be accompanied by a detailed explanation of such higher increase). Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord's estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the second month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.05 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there is an overpayment, Landlord shall within 30 days refund to Tenant the amount thereof; and (C) on the first day of the second month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, not more often than twice during each Operating Year, furnish to Tenant a revised statement of Landlord's estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence; provided, that any such revised Landlord's estimate shall be calculated in accordance with the limitation specified in the second sentence of this Section 2.05(j).

     (k) Landlord shall furnish to Tenant a Landlord's Statement for each Operating Year (and shall endeavor to do so within 180 days after the end of such Operating Year). If Landlord's Statement shall show that the sums paid by Tenant, if any, under Section 2.05(j) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall within 30 days refund to Tenant the amount of such excess; provided, that if the sums paid by Tenant under Section 2.05(j) exceeded the actual Operating Payment by more than 2.5%, then such refund shall include interest thereon at the Prime Rate from the date of the applicable payment by Tenant through the date of refund by Landlord and if it is finally determined by arbitration in accordance with Section 8.09 that Landlord shall have so overcharged Tenant in bad faith, then such refund shall include interest thereon at the Interest Rate (instead of at the Prime
Rate) from the date of the applicable payments by Tenant through the date of refund by Landlord; and if the Landlord's Statement shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 30 days after demand therefor; provided, that if the sums paid by Tenant under
Section 2.05(j) were less than the actual Operating Payment by reason of the limitation specified in the second sentence of Section 2.05(j), then such payment by Tenant to Landlord shall include interest thereon at the Prime Rate from the date such payments by Tenant would have been due but for said limitation through the date of payment by Tenant pursuant to this Section 2.05(k).

     (l) (i) Provided that Landlord's Statement with respect to a particular Operating Year shall not have become conclusive and binding under the second sentence of Section 2.05(l)(ii), Tenant, upon notice given at any time within 4 years after Landlord furnishes to Tenant a Landlord's Statement with respect to any Operating Year (but subject to Section 8.04(a) below), may elect to have Tenant's designated (in such notice) certified public accountant (who may be an employee of Tenant) or other representative examine such of Landlord's books and records (collectively "Records") as are relevant to such Landlord's Statement. If Tenant shall not give such notice within such 4-year period, then such Landlord's Statement shall be conclusive and binding upon Tenant. If, under
Section 8.04(a) below, Tenant's right to claim a refund of Operating Expenses under this Section 2.05 shall have been cut off with respect to any period without Tenant having asserted a claim to a refund for such period, then Tenant shall no longer have the right to examine the Records for such period. "Records" shall include, without limitation, sales tax reports and sales tax returns, receipts, bank and check books and records supporting data maintained by Landlord and related to Operating Expenses. Subject to the other provisions of this Section 2.05(l)(i), Tenant's accountant or other representative shall be permitted to examine the Records at the office of Landlord or Landlord's managing agent in Manhattan at such time or times during normal business hours as Landlord shall reasonably designate and Tenant shall be entitled, at its expense,  to  make  copies  of  any  Records.  Tenant  and  Tenant's  employees, accountants and agents shall treat all Records as confidential, and, upon request by Landlord, shall confirm such confidentiality obligation in writing. In no event shall the preceding sentence be deemed to limit Tenant's rights of discovery and disclosure in any action or proceeding, or be construed so as to prohibit Tenant from complying with the directive of any court or arbitrator.
(ii) Tenant, within 180 days after the date on which the Records are made available to Tenant in response to a request by Tenant pursuant to Section 2.05(l)(i) above, may send a notice ("Tenant's Statement") to Landlord that Tenant disagrees with the applicable Landlord's Statement, specifying in reasonable detail the basis for Tenant's disagreement and the amount of the Operating Payment Tenant claims is due. If Tenant fails timely to deliver a Tenant's Statement, then such Landlord's Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they fail to resolve such disagreement within 90 days after the date that Tenant gives Tenant's Statement to Landlord, either Landlord or Tenant may notify the other that such party desires to have such disagreement determined by arbitration in accordance with Section 8.09. Pending resolution of such disagreement, (A) Tenant shall pay the undisputed portion(s) of the Operating Payment in accordance with the Landlord's Statement in question (i.e., Tenant shall pay all undisputed components included in such Operating Payment and, if Tenant shall be disputing the amount of any component included in such Operating Payment (as opposed to the component itself), the undisputed amount of such component), and (B) Tenant shall not be deemed to be in default under this Lease for withholding payment of the disputed portion(s). If the arbitrator shall determine that any disputed portion of such Operating Payment was required to be paid by Tenant, Tenant shall pay to Landlord within, 30 days after such determination, such disputed amount, together with interest thereon at the Prime Rate from the date the applicable payments were required to be made by Tenant pursuant to the provisions of this Section 2.05 through the date of payment by Tenant pursuant to this Section 2.05(l)(ii); provided, that if the arbitrator shall determine that Tenant disputed any portion of such Operating Payment in bad faith, then such payment by Tenant shall include interest thereon at the Interest Rate (instead of at the Prime Rate). (iii) Landlord, for at least 4 years after Landlord furnishes to Tenant a Landlord's Statement with respect to any Operating Year, shall retain Records relating to payment of Operating
Expenses  for such  Operating  Year.  Subject  to the other  provisions  of this
Section 2.05(l), Tenant's payment of any Operating Payment shall not preclude Tenant from later disputing the correctness of any Landlord's Statement.

     2.06 Tax and Operating Provisions. (a) Subject to Section 10.05(b), in any case provided in Section 2.04 or 2.05 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit against future installments of Rent any amounts to which Tenant shall be entitled. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then Landlord shall within 30 days thereafter, but subject to Landlord's right to offset any amounts then due and payable by Tenant to Landlord in accordance with
Section  10.05(a),  refund to Tenant the unapplied  balance of such credit.

     (b) Landlord's failure to render or delay in rendering a Landlord's Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord's Statement for any Operating Year prejudice Landlord's right to thereafter render a corrected Landlord's Statement for such Operating Year. Landlord's failure to render or delay in rendering a Tax Statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord's right to thereafter render such Tax Statement, nor shall the rendering of a Tax Statement for any Tax Payment or installment thereof prejudice Landlord's right to thereafter render a corrected Tax Statement therefor. Notwithstanding the foregoing, (i) if Landlord shall fail to render a Landlord's Statement with respect to any Operating Year, or a Tax Statement with respect to any Tax Year, within 1 year after the end of such Operating Year or Tax Year, then Landlord shall be deemed to have waived its right to claim or receive any additional Operating Payment for such Operating Year or Tax Payment for such Tax Year, as the case may be and (ii) Landlord shall have no right to render a corrected Landlord's Statement for any Operating Year or a corrected Tax Statement for any Tax Year more than 4 years after the end of the applicable Operating Year or Tax Year (or, if later in the case of Tax Statements, 4 years after the last date on which costs applicable to the Tax Year in question were incurred). If, under Section 8.04(a) below, Tenant's right to claim a refund of Operating Expenses under Section 2.05 shall have been cut off with respect to any period without Tenant having asserted a claim to a refund for such period, then Landlord's right to render a corrected Landlord's statement with respect to such period under the preceding sentence shall be cut off as of the same date that Tenant's right was so cut off.

     (c) The computations under this Article 2 are intended to constitute an actual reimbursement to Landlord for Taxes and other costs and expenses incurred by Landlord with respect to the Project as to which Tenant has agreed to reimburse Landlord under this Lease. If the Building shall be condominiumized, then Tenant's Operating Payments and Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay its fair share of the Taxes and Operating Expenses of the Building taken as a whole; provided that Tenant shall not be required to pay an amount greater than the amount Tenant would have been required to pay had the Building not been condominiumized, unless the Building shall have been condominiumized at the request of Tenant, in which case Tenant shall be responsible for any such increased amounts.

     (d) Each Tax Payment in respect of a Tax Year, and each Operating Payment in respect of an Operating Year, which begins prior to the Rent Commencement Date with respect to any Block or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term.

     2.07 Electric Charges. (a) Tenant's demand for, and consumption of, electricity in the Office Space shall be determined by meter or meters installed (or, if existing, retrofitted) by Landlord to the extent Landlord is required to install same as part of Landlord's Work, and otherwise by Tenant. Any such meters so installed by Landlord shall measure only Tenant's demand for, and consumption of, electricity and neither any electricity of any other tenant in the Building nor any electricity used in the common areas of the Building. Tenant shall pay for electric consumption within 15 days after rendition of a bill therefor (but in no event more than 5 days before Landlord's payment for the applicable period is due to the public utility), which bill shall reflect the aggregate charge for electricity for the Premises, as determined by or on behalf of Landlord separately for each meter. Within 60 days after request by Tenant, Landlord shall install, at Tenant's reasonable expense, a meter to measure Tenant's demand for, and consumption of, electricity in the Concourse Space.

     (b) The amount payable by Tenant for electricity consumed within the Premises, whether determined by meters or as otherwise provided below, shall be the amount (as adjusted from time to time, "Landlord's Rate") at which Landlord from time to time purchases electricity for the same period from the utility company (including all demand charges, consumption charges, surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums required to be paid to the public utility for such electricity). Landlord's Rate shall be determined by dividing the cost charged with respect to the Building by said utility during each respective billing period by the number of KWHRs consumed by the Building as set forth on the utility company invoice for such period.

     (c) (i) If, prior to the installation of a separate meter, any portion of Tenant's electric consumption is measured on a meter that also measures the electric consumption of another tenant in the Building, (ii) if Tenant occupies any portion of the Office Space prior to the installation of meters with respect thereto, (iii) at all times in the case of the Concourse Space (unless a meter is installed to measure Tenant's consumption therein), and/or (iv) in the case of any Offer Space which constitutes less than 67% of the total rentable square footage of the floor on which such Offer Space is located and with respect to which there is no meter installed to measure the consumption of electricity therein (it being agreed that Tenant shall have the right, at Tenant's expense and in accordance with Section 4.02, to install a meter), then in each such case Tenant's consumption of electricity shall be reasonably estimated by Landlord, and Tenant shall pay Landlord's Rate as applied to such consumption (the "Initial Charge"); provided, that in no event shall Tenant pay less than $2.00 per annum per rentable square foot of the Office Space and $1.00 per annum per rentable square foot of the Concourse Space (which amounts shall be reduced to $.75 per annum per rentable square foot with respect to any space in the Premises during the period of Tenant's construction of initial Alterations to such space), unless a survey conducted in accordance with Section 2.07(e) indicates that the foregoing rates (other than the $.75 per annum per rentable square foot charge applicable to Tenant's initial construction periods; it being understood that such rate shall not be subject to increase or decrease, pursuant to survey or otherwise) should be lower. The Initial Charge may only be changed from time to time in accordance with Sections 2.07(d) and (e) below (the Initial Charge, as so modified from time to time, is called the "Actual Charge").

     (d) The Actual Charge may be adjusted by Landlord from time to time to accurately reflect a change (if any) in Landlord's Rate, any such change to be retroactive to the date of the change in Landlord's Rate.

     (e) If at any time Landlord or Tenant believes that the Actual Charge does not accurately reflect Tenant's demand for, and consumption of, electricity, then such party may give a notice (the "Survey Notice") to the other requesting that the Actual Charge be determined by survey in accordance with this Section 2.07(e). If either party gives a Survey Notice, then the parties shall select an independent electrical consultant reasonably satisfactory to Landlord and Tenant who shall survey the demand for, and consumption of, electricity by Tenant and, if applicable, each other tenant who shares a submeter with Tenant, and the Actual Charge shall be calculated by applying Landlord's Rate to such demand for, and consumption of, electricity as determined by such electrical consultant. Any such survey shall reflect the actual equipment amperage readings. The determination by such electrical consultant shall be final and binding on Landlord and Tenant. If the parties shall be unable to select an electrical consultant reasonably satisfactory to Landlord and Tenant within 30 days after the giving of the Survey Notice, then either party shall have the right to request the American Arbitration Association (or any successor organization thereto) (the "AAA") to designate an independent electrical consultant to conduct such survey and the determination of such electrical consultant shall be final and binding on Landlord and Tenant. The fees of any electrical consultant selected pursuant to this Section 2.07(e) shall be shared equally by Landlord and Tenant. If applicable, any adjustment to the Actual Charge shall be retroactive to the date of any relevant change in Tenant's consumption as determined by the electrical consultant. Pending the determination of such electrical consultant, Tenant shall continue to pay the Actual Charge then being charged by Landlord, and within 30 days after the determination by such electrical consultant, Landlord or Tenant shall make an appropriate refund or payment, which refund or payment shall include interest at the Prime Rate from the date of the applicable payments by Tenant in respect of electricity through the date of such refund or payment. Surveys of Tenant's electrical consumption shall be based upon the use of electricity during Business Hours on Business Days, and on such other days and hours when electricity is used in the Premises; and if cleaning services are provided by Landlord, such survey shall include Landlord's normal cleaning hours of 5 hours per day for lighting within the Premises and for electrical equipment normally used for such cleaning. No party may give a Survey Notice more than two times in any 12 month period.

     (f) At Tenant's option, Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor, within 30 days after receipt of an itemized bill, the actual cost incurred by Landlord therefor.

     (g) Tenant shall be entitled to the benefit of any payment or credit received by Landlord from the public utility supplying electricity to the Building by reason of energy saving devices installed by Tenant in the Premises. Any application for such benefits or for any similar benefit program shall be made by Tenant; provided, that at Tenant's request and at Tenant's expense (if and to the extent Landlord incurs any out-of-pocket expenses therefor), Landlord shall sign any application required for Tenant to obtain such benefits and shall otherwise reasonably cooperate with Tenant's efforts to obtain such benefits.

     2.08 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent, by wire transfer of immediately available federal funds as directed by Landlord, in accordance with wiring instructions given by Landlord at least 30 days in advance, such instructions not to be changed by Landlord more than twice per year, and (b) in the case of all other sums, at Tenant's election, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the times provided herein and, except as otherwise provided in this Lease, without notice or demand and without setoff, credit, counterclaim or abatement except such set-offs, credits and abatements to which Tenant may be entitled pursuant to the express provisions of this Lease. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place (which shall be located in the continental United States if Tenant is paying Rent by check) as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord's receipt thereof at the Interest Rate; provided, that Tenant shall not be required to pay such interest on any late Rent payment if both (i) such late Rent payment is paid within 7 Business Days after the applicable due date and (ii) including such late Rent payment, Tenant shall have failed timely to make Rent payments no more than twice in any 12-month period and no more than 10 times in the aggregate during the Term. Any Additional Charges for which no due date is specified in this Lease, or which this Lease describes as being due "upon demand" (or like words), shall be due and payable on the 30th day after the date of invoice.

                                    ARTICLE 3
                               Landlord Covenants

     3.01 Office Space Services . From and after the date that Tenant first occupies the Office Space for the performance of Tenant's initial improvements (or, in the case of cleaning and passenger elevator service (except as provided in Section 4.01(a)(v)), for the conduct of Tenant's business), Landlord shall, at Landlord's expense (except as otherwise expressly provided and subject to reimbursement as part of Operating Expenses to the extent properly includable therein), furnish Tenant with the following services to the Office Space (collectively, "Landlord Services"):

     (a)  heat,  ventilation  and  air-conditioning  during  Business  Hours  on
Business Days substantially in accordance with the design specifications set forth in Exhibit G attached hereto; if Tenant shall request that Landlord provide heat, ventilation or air conditioning services through the Building's systems at any other times, Landlord shall furnish such service (i) in the case of a Business Day, upon receiving notice from Tenant by 3:00 p.m. of such Business Day, or (ii) in the case of a non-Business Day, upon receiving notice from Tenant by 3:00 p.m. of the immediately preceding Business Day, and Tenant shall pay to Landlord upon demand the charge therefor calculated in accordance with the formula set forth on Exhibit X attached hereto (which calculation shall be initially made upon Landlord's completion of the work being performed to the VAV system as part of Landlord's Work and recalculated thereafter on an annual basis to reflect changes in the costs for the utilities applicable to such calculation); provided, that Tenant shall be entitled to receive, in the aggregate, up to 100 hours of such after-hours heat, ventilation or air conditioning services, without charge, during Tenant's initial move into the Building (such after-hours services to be so provided without charge with respect to the Block or Blocks into which Tenant is then moving). Landlord shall provide at the Building an operating engineer to manage the Building's heating, ventilating and air conditioning systems on a 24 hour per day, 7 day per week basis. As part of Tenant's initial Alterations to the Blocks, Tenant shall have the right in connection with the installation of Tenant's supplemental air conditioning system (A) to tap into the Building's compressed air system; provided, that in no event shall the draw from the Building's air supply exceed 2 SCFM and (B) to install, subject to and in accordance with the provisions of
Section 8.19(b) below, an independent air-cooled chilled water system and/or a cooling tower on the 17th floor set-back in a location selected by Tenant and mutually agreeable to Landlord and Tenant; provided, (x) that the location of any such cooling tower shall be subject to Landlord's reasonable approval as to line of sight and (y) Tenant shall install upon any such cooling tower a cosmetic enclosure reasonably approved by Landlord. Upon request by Tenant, Landlord shall make the operating engineering staff that services the Building equipment available to service any such system in a timely manner (including in case of an emergency) and Tenant shall pay to Landlord, within 30 days after demand, Landlord's reasonable charges for such services. If Tenant does not install such independent system, Landlord shall provide up to 200 tons of condenser water to the Office Space on a year-round basis through the Building's condenser water system. Whether or not Tenant installs such independent system, Landlord shall provide up to 20 tons of condenser water for each additional full floor of Offer Space included in the Premises from time to time (such 20 tons to be appropriately pro rated in the case of any partial floor of Offer Space included in the Premises). Tenant shall have the right, without charge, to tap into the Building's condenser water system on any one or more floors of the Premises in order to allow Tenant to receive such condenser water service in such amounts per floor as Tenant may elect (subject to the aggregate maximum amount set forth above) and to receive the condenser water service to be provided by Landlord to the Primary Concourse Space in accordance with Section
3.02. Tenant shall pay to Landlord, within 30 days after demand, Landlord's reasonable estimate of the actual cost (excluding any depreciation of the Building's condenser water system) of providing such condenser water (which, as of the date of this Lease, is $.03 per ton hour). Such condenser water shall be provided in accordance with the specifications attached to this Lease as Exhibit
P. Landlord shall retain a condenser water specialist throughout the Term to ensure that the Building's condenser water system is maintained in a condition so that the same is capable of meeting such specifications. Wet connections to the Building's condenser water system are not permitted. Upon 45 days prior notice, Landlord shall perform any draindowns and refills required for Tenant's connection to the Building's condenser water system (including Tenant's connection thereto for purposes of receiving the condenser water service to be provided by Landlord to the Primary Concourse Space in accordance with Section 3.02) without charge to Tenant (subject to reimbursement as part of Operating Expenses to the extent properly includable therein);

     (b) steam, if required by Tenant for any additional heating or permitted kitchen use, in which event Tenant shall pay to Landlord, within 30 days after demand, Landlord's reasonable estimate of the actual cost (excluding any depreciation of the Building's piping and other equipment used to supply steam to the Office Space) of providing such steam; Tenant shall have the right, without charge, to tap into the valved outlet to be installed by Landlord in accordance with Paragraph 19 of Exhibit F annexed hereto; if Tenant uses the Building's steam, Tenant shall install in accordance with Landlord's specifications, and Landlord shall maintain, at Tenant's reasonable expense, meters to measure Tenant's consumption of steam;

     (c) (i) (A) provided this Lease has not terminated as to any of the Office Space included in the Block A Space, the Block B Space and the Block C Space, exclusive use of 4 passenger elevators in the elevator bank serving floors 7-15 (provided, that until the tenant that occupies the Block B Space on the date of this Lease vacates the same, Tenant shall have the exclusive use of only 2 passenger elevators in such elevator bank), and (B) provided this Lease has not terminated as to any of the Office Space in the Block A Space, exclusive use of all passenger elevators in the elevator bank serving floors 15-22, in each case to provide passenger elevator service to the applicable floors of the Office Space at all times during Business Hours on Business Days, with at least one passenger elevator in the elevator bank serving floors 7-15 and one passenger elevator in the elevator bank serving floors 15-22 subject to call at all other times and (ii) freight elevator service to the Office Space 24 hours per day, 365 days per year, on a first come-first served basis (i.e., no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times, and Tenant shall reimburse Landlord for the reasonable costs therefor; provided, that Tenant shall be entitled to receive up to the following number of man-hours of such overtime freight elevator usage, without charge, during Tenant's initial move into the Blocks (as distinguished from usage during Tenant's construction of its initial Alterations, which is provided for in
Section 4.01(a)(iv) below): up to 335 man-hours during Tenant's initial move into the Block A Space; up to 158 man-hours during Tenant's initial move into the Block B Space and up to 92 man-hours during Tenant's initial move into the Block C Space; except as set forth in Section 4.01(a)(iv), the use of all freight elevators shall be on a nonexclusive basis; upon completion of the Lobby Renovation Work, such passenger elevators serving the Office Space shall meet the specifications attached to this Lease as Exhibit R; if at any time this Lease shall have been terminated as to any of the Office Space included in the Block A Space, the Block B Space and the Block C Space, then Tenant shall continue to receive passenger elevator service commensurate with the amount of space then Leased by Tenant in the applicable bank; Landlord shall reprogram (x) the other 4 passenger elevators not serving the Office Space in the elevator bank serving floors 7-15 so that such elevators do not stop on any floors included in the Premises and (y) all passenger elevators in the elevator bank serving floors 22-29 so that such elevators do not stop on the 22nd floor; Tenant shall have the right to use the passenger elevators serving the Office Space in connection with Tenant's move into the Office Space; provided, that Tenant shall comply with such reasonable rules and regulations as Landlord may prescribe for such use (including, without limitation, reasonable rules and regulations requiring Tenant to protect the elevators and the Building lobby to prevent damage thereto); if the tenant that occupies the Block B Space on the date of this Lease holds over in the Block B Space after the date that Tenant first occupies any portion of the Office Space in the elevator bank serving floors 7-15 for the conduct of business, Landlord and Tenant shall reasonably cooperate with each other with respect to the security of Tenant's passenger elevators in such elevator bank;

     (d) reasonable quantities of hot and cold water to the floors on which the Office Space is located for core lavatory, pantry and cleaning purposes only and cold water to the floors on which the Office Space is located for private showers and lavatories and water cooler purposes only; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on the floor on which such water is required (within the core of the Building); Tenant shall install in accordance with Landlord's specifications, and Landlord shall maintain, at Tenant's reasonable expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters (including the reasonable cost incurred by Landlord for the production of such hot water, if produced by Landlord), within 30 days after receipt of an itemized bill therefor;

     (e) electric energy in accordance with the specifications attached to this Lease as Exhibit J; Tenant shall have the right to redistribute the electric energy provided to Tenant in accordance with Exhibit J between the floors of the Premises; provided, that Tenant, at its expense, performs such work in compliance with the provisions of Section 4.02 and all applicable Laws and installs any additional meters necessary to measure such redistributed electric energy; if Tenant demonstrates the need for additional electric power for

Tenant's use and occupancy of the Office Space as general and executive offices (without limiting the foregoing, specifically excluding any such need by reason of trading floors or large computer rooms), upon request by Tenant, Landlord shall make available to Tenant additional electric energy sufficient to provide Tenant with up to 8 watts demand load per rentable square foot per floor of the Office Space (inclusive of the electric power already being made available to Tenant as provided in Exhibit J of this Lease, other than the electricity being provided by the express riser to be installed by Landlord in accordance with paragraph 27 of Exhibit F); except as set forth above, Tenant shall have no right to any unallocated power available in the Building;

     (f) subject to Section 3.04(e), cleaning services in accordance with Exhibit E attached hereto. Tenant shall pay to Landlord, within 30 days after receipt of an itemized bill therefor, the reasonable costs incurred by Landlord for (i) extra cleaning work in the Office Space required because of (A) misuse on the part of Tenant, its subtenants or their respective employees or visitors and/or (B) interior glass partitions or an unusual quantity of interior glass surfaces and (ii) removal from the Office Space and the Building of any refuse of Tenant (A) in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or (B) if requested by Tenant or if required by reason of the acts or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omissions of Tenant, its agents, employees or contractors, at times other than Landlord's standard cleaning times (i.e., at times other than between 5:00 p.m. and midnight on Business Days). Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Office Space used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord's cleaning contractor or any other contractor reasonably acceptable to Landlord (which will utilize the same union local as Landlord's cleaning contractor) to perform such cleaning at Tenant's expense. Landlord's cleaning contractor shall have access to the Office Space after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Office Space reasonably required to clean the Office Space. Tenant shall have the right (x) to use Tenant's employees to perform day porter services in the Office Space and/or (y) provided the same does not disturb harmony with any trade engaged in performing any other work in the Building or create any actual interference with the operation of the Building, to hire day porters to perform day porter services in the Office Space;

     (g) except as expressly provided in Section 4.01(a)(iii), use of the Building's loading docks between the hours of 6:00 a.m. and 6:00 p.m. on Business Days, on a first come-first served basis (i.e., no advance scheduling) and on a reserved basis at all other times, and Tenant shall pay Landlord's actual out-of-pocket costs for such after-hours use of the loading docks;

     (h) Landlord shall reasonably cooperate with Tenant, at Tenant's expense (if Landlord incurs any out-of-pocket expenses therefor), so that Tenant may obtain gas service from the public utility and, upon reasonable prior notice from Tenant, shall provide any necessary shutdowns required for Tenant's tap into the gas riser and Tenant shall pay to Landlord the actual out-of-pocket costs incurred by Landlord in connection with such shutdown (provided, that such shutdown shall be at no charge to Tenant if performed as part of Tenant's initial Alterations to the Blocks); and

     (i) the ambient noise level in the Office Space, measured 8 feet from the induction units therein, shall not exceed NC 45, excluding any noise caused by any of Tenant's Fixtures or Tenant's Property.

     3.02 Concourse Space Services . From and after the date that Tenant first occupies the Concourse Space for the performance of Tenant's initial improvements therein, Landlord shall, at Landlord's expense (except as otherwise expressly provided and subject to reimbursement as part of Operating Expenses to the extent properly includable therein), furnish Tenant with the following services to the Concourse Space:

     (a) heat, ventilation and air-conditioning to the Primary Concourse Space during Business Hours on Business Days substantially in accordance with the design specifications set forth in Exhibit G attached hereto, but based upon (i) an electric heat dissipation load of 4 watts per usable square foot and (ii) an occupancy rate of 1 person per 300 usable square feet, and ventilation to the Secondary Concourse Space during Business Hours on Business Days;

     (b) freight elevator service in the same manner described in Section 3.01(c)(ii);

     (c) electric energy at a 400 amp. fuse disconnect switch at 480 volts located in the switchgear room (Tenant being responsible for bringing such electric energy from such switch to the Concourse Space);

     (d) from and after the completion, in accordance with Section 4.01(a)(xi) below, of the work necessary to provide such service, 2 of the 4 passenger elevators in the elevator bank serving floors 7-15 which serve the Office Space shall also serve the Concourse Space during Business Hours on Business Days, with at least one of such passenger elevators subject to call at all other times; (e) up to 20 tons of condenser water to the Primary Concourse Space on a year-round basis through the Building's condenser water system; and (f) reasonable quantities of hot and cold water to the Primary Concourse Space for core lavatory, pantry and cleaning purposes only.

     3.03 Other Building Services . (a) Landlord shall employ, or cause to be provided, the services of a staff comparable to the staffs of comparable first-class office buildings in midtown Manhattan to perform all of the services that Landlord is obligated to perform pursuant to this Lease. Landlord shall operate and maintain the Building and all systems servicing the Building in a first-class manner.

     (b) Landlord shall provide Building security in accordance with the specifications attached to this Lease as Exhibit L; provided, that Landlord shall have the right to modify such specifications during the Term so long as Building security is provided in a manner which is equal to or better than the level of security set forth in the specifications attached to this Lease as Exhibit L.

     (c) Landlord shall maintain listings on the Building directory of the name of Tenant and/or Tenant's permitted subtenants, and the names of their respective officers and employees; provided, that, unless Landlord shall have installed in the Building a computerized directory, the names so listed shall equal the product of (i) Tenant's Operating Share and (ii) the total number of listings available on such directory. Landlord shall install a computerized Building directory on or before the Phase II Target Date. If Landlord removes the manual directory existing on the date of this Lease prior to the installation of such computerized directory, Landlord shall provide a lobby attendant during Business Hours on Business Days to direct visitors to the tenants of the Building.

     (d) Landlord shall retain a qualified independent contractor to test, not less often than once in any 12 month period, the indoor air quality in the Building. Upon request of Tenant, Landlord shall provide to Tenant a copy of the report of any such test.

     (e) Landlord shall retain a New York State certified laboratory to test and evaluate the Building water annually (or, at Tenant's expense, more frequently upon reasonable request of Tenant) to detect bacteriological contamination and levels of priority metals, including, without limitation, lead. Upon request of Tenant, Landlord shall provide to Tenant a copy of the report of any such test.

     3.04 General Provisions . (a) Except as provided elsewhere in this Lease, Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems. Landlord shall provide Tenant with such advance notice, if any, as is reasonable under the circumstances of such stoppage or interruption. Landlord shall use commercially reasonable efforts (including the use of overtime labor to the extent that the curing of the problem in question is within Landlord's reasonable control) to begin and diligently prosecute to completion such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Premises, and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider. To the extent reasonably possible, Landlord shall confine all such stoppages within Landlord's reasonable control to times that are not Business Hours.

     (b) Without limiting any of Landlord's other rights and remedies, if Tenant shall be in default of any Fixed Rent or recurring Additional Charges after notice and beyond all applicable grace periods, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service; provided, that if Tenant shall pay to Landlord, in advance, the cost payable by Tenant under this Lease for any such service, Landlord shall furnish such service in accordance with this Lease.

     (c) "Business Hours" means 8:00 a.m. to 6:00 p.m. "Business Days" means all days except Saturday, Sundays, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are designated as a holiday by the applicable Building Service Union Employee Service contract or Operating Engineers contract. Notwithstanding the foregoing, for purposes of any Notice which may or is required to be given by either party to the other under this Lease, "Business Days" shall exclude any days which are observed by both the federal and the state governments as legal holidays.

     (d) In no event shall Tenant's consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises.

(e) (i) Tenant may, upon not less than 60 days prior notice to Landlord (the "Direct Cleaning Notice"), elect to contract directly with Landlord's cleaning contractor for the cleaning of the Office Space. Within 30 days after the delivery of the Direct Cleaning Notice to Landlord, Tenant shall submit to Landlord Tenant's specifications for the cleaning of the Office Space. Upon receipt of such specifications, Landlord shall submit the same to the contractor who is cleaning the Building, and shall obtain from such contractor a bid which specifies the portion of the total bid price for cleaning the Building which is allocable to the cleaning of the Office Space. Provided that the bid submitted by such contractor is reasonably competitive, Tenant shall retain such contractor for the cleaning of the Office Space. If such bid is not reasonably competitive, or if Tenant shall in good faith determine that the cleaning services provided by Landlord's contractor are not satisfactory, Tenant may retain another contractor reasonably acceptable to Landlord (which will utilize the same union local as Landlord's cleaning contractor) for the cleaning of the Office Space; provided, that if Tenant retains a contractor other than Landlord's contractor, then (A) any reasonable out-of-pocket security expenses incurred from time to time by Landlord (which expenses would not have been incurred but for the presence of more than one cleaning contractor in the Building) shall be paid by Tenant within 30 days after demand therefor;
provided, that Landlord shall have substantiated to Tenant both the amount thereof and the need therefor, (B) Tenant's contractor shall store all of its equipment and supplies and material within the Premises, and Landlord shall furnish no space therefor; except that (x) with respect to floors of the Premises which are fully leased to Tenant, Tenant shall have the right to use the janitor closets on such floors to store such equipment, supplies and materials; and (y) upon request by Tenant, Landlord shall lease to Tenant up to 200 rentable square feet in the sub-cellar of the Building or in another location in the Building selected by Landlord (with Landlord to endeavor to select a location at which running water is available) for locker space for Tenant's cleaning contractor (and Landlord and Tenant shall execute and exchange an amendment to this Lease to reflect the leasing of such locker space by Tenant; provided, that (1) Tenant shall not pay Fixed Rent, Tax Payments or Operating Payments in respect of such space, nor shall Tenant's Tax Share or Tenant's Operating Share be affected by the leasing of such space and (2) Landlord shall not be required to perform any work or pay any amounts in connection with such space), and (C) Tenant shall bag and place all rubbish, garbage, waste and other debris in an area within the Premises reasonably designated by Landlord daily prior to the hour that Tenant's contractor's employees are required to leave the Building and Tenant shall arrange with the contractor designated by Landlord or at Landlord's option Landlord shall arrange, at Tenant's reasonable expense, for removal of such items from the Premises to the Building loading dock at such times as are reasonably designated by Landlord. If Tenant increases the number of cleaning personnel beyond the number of cleaners which would be assigned to clean the Office Space if Landlord were doing such cleaning (such increased number of cleaners are called "Excess Cleaners"), then Tenant shall cause Tenant's cleaning contractor to have such Excess Cleaners perform "special cleaning services", and Tenant shall be solely responsible for all termination costs in connection with the termination of the Excess Cleaners at such time as Tenant no longer cleans its own Office Space whether by reason of the expiration of this Lease or otherwise. If Tenant shall elect to contract directly with another cleaning contractor in accordance with this Section 3.04(e)(i), then, upon request by Tenant, Landlord shall notify Tenant of the number of cleaning personnel which would be assigned to clean the Office Space if Landlord were doing such cleaning. Tenant shall pay the contractor retained by Tenant directly for the cost of cleaning the Office Space, and Landlord shall not be required to clean the Office Space or any part thereof. Notwithstanding the foregoing, Landlord shall supervise the work of any contractor performing cleaning services in the Office Space (at Tenant's request, such supervision to include taking such reasonable measures to ensure the security of the Premises as would be taken by Landlord if Landlord were contracting with such cleaning contractor) but only Tenant shall have the right to enforce the contractor's obligations. During and for the period that Tenant shall be receiving cleaning services directly from a contractor and not from Landlord, Tenant shall pay to Landlord, as Additional Charges, a supervisory fee (the "Supervisory Fee") equal to 2-1/2% of the sums that would have been due by Landlord to Landlord's cleaning contractor to provide to the Premises the cleaning services specified in Exhibit E, which fee shall be paid by adjustment to the Fixed Cleaning Rent, as described in Section 3.04(e)(ii) below. (ii) If and so long as Tenant obtains cleaning under Section 3.04(e)(i) above, then (A) there shall be excluded from Operating Expenses all costs incurred for the cleaning of the Office Space in accordance with Exhibit E and the Building standard cleaning of all other tenant areas of the Building, (B) Operating

Expenses for the Base Operating Year shall be reduced by the cost (the "Base Cleaning Cost") incurred by Landlord in the Base Operating Year for the cleaning of the Office Space in accordance with Exhibit E and the Building standard cleaning of all other tenant areas of the Building (provided that there shall be no retroactive Operating Payment resulting from such reduction in the Base Operating Year), and (C) the Fixed Rent provided in Section 2.02 shall be reduced by an amount equal to the Fixed Cleaning Rent. "Fixed Cleaning Rent" means the amount determined from time to time by (x) multiplying (1) the quotient obtained by dividing the Base Cleaning Cost by the Operating Denominator, and (2) the number of rentable square feet from time to time constituting the Office Space and (y) subtracting from such product the applicable Supervisory Fee. (iii) If Tenant shall elect to contract directly with another cleaning contractor in accordance with Section 3.04(e)(i) above for the provision of cleaning services to the Office Space, Tenant may discontinue obtaining cleaning services from such contractor and require Landlord, upon not less than 30 days prior notice, to clean the Office Space in accordance with the provisions of Section 3.01(f). If Tenant elects to have Landlord resume furnishing cleaning to the Office Space, then if and so long as Tenant receives cleaning from Landlord, (A) there shall be included in Operating Expenses the cost and expenses incurred for the cleaning of the Office Space in accordance with Exhibit E and the Building standard cleaning of all other tenant areas of the Building, (B) Operating Expenses for the Base Operating Year shall be increased by the Base Cleaning Cost and (C) the Fixed Rent provided in Section
2.02 shall be increased by the Fixed Cleaning Rent.

     (f) Any provision of this Lease which provides that Landlord or employees of Landlord shall perform a service for Tenant at Tenant's cost, charge or expense shall be deemed to mean that Landlord or Landlord's designated contractor shall perform such service and Tenant shall pay such cost, charge or expense for such service to, at Landlord's election, either Landlord or such contractor (subject to the relevant provisions of this Lease with respect to timing of payment, furnishing of back-up and Tenant's dispute rights).

     (g) Prior to the first billing (and any time thereafter at the request of Tenant) of any Landlord Service for which the payment that Landlord is entitled to be reimbursed by Tenant requires a computation to determine Landlord's cost of providing such service, Tenant shall be given a reasonable opportunity to review such computation. With respect to all Additional Charges invoiced by Landlord to Tenant, other than Tax Payments, Operating Payments and payments in respect of electricity (which remain subject to the relevant provisions of this Lease with respect thereto), Landlord shall provide to Tenant, within 5 Business Days after notice from Tenant, such back-up as Tenant may reasonably request with respect to the amount of such invoice.

     (h) Any installation or item of work permitted or required to be made by Tenant under this Article 3 shall be made in accordance with the provisions of
Section 4.02.

                                    ARTICLE 4
                    Leasehold Improvements; Tenant Covenants

4.01 Initial Improvements. (a) (i) Landlord shall perform or cause to be performed in each Block the work described on Exhibit F ("Landlord's Work"). All Landlord's Work shall be performed by Landlord at Landlord's expense, except for the work described in Paragraph 27 of Exhibit F which shall be performed by Landlord at Tenant's reasonable expense. Subject to delays by reason of Force Majeure and/or Tenant Delays, Landlord shall, with respect to each Block (A) perform each item of Landlord's Work which, as set forth on Exhibit F, is a condition to delivery of such Block, in a manner so that the same shall be substantially completed on or before the Fixed Relevant Date applicable to such Block and (B) perform each item of Landlord's Work which, as set forth on Exhibit F, is not a condition to delivery of such Block, in a manner so that the same shall be substantially completed on or before the date set forth for such substantial completion on Exhibit F. All initial improvements that Tenant desires to make to the Premises which do not constitute Landlord's Work shall constitute Alterations and shall be performed by Tenant at Tenant's expense in accordance with Section 4.02. Subject to delays by reason of Force Majeure, within 1 year after the last Relevant Date with respect to any Block, Tenant shall have expended not less than $45 per rentable square foot of such Block in connection with Tenant's initial Alterations in such Block (inclusive of soft costs). (ii) As part of Tenant's initial Alterations to the Blocks and any other space included in the Premises, Tenant shall have the right to tie-into the Building's Class E system through a sub-panel and to install on any stair tower re-entry doors in the Premises electronic locks which fail-safe open tied to the Building's Class E system through a sub-panel. In no event shall any direct tie-ins to the Building's Class E system be permitted. (iii) During Tenant's initial Alterations to the Blocks, upon reasonable notice to Landlord and subject to reasonable scheduling requirements of Landlord, Landlord shall make the Building's loading docks available (A) from 4:00 a.m. until 6:00 p.m. each Business Day, at no charge to Tenant and (B) at other times, for which Tenant shall pay to Landlord $28 per hour in the case of Tenant's initial Alterations to the Block A Space and the Block B Space and Landlord's actual cost per hour in the case of Tenant's initial Alterations to the Block C Space. Notwithstanding the foregoing, Landlord shall only be obligated to make such loading docks available to Tenant (x) for the period commencing on the first Relevant Date applicable to the Block A Space or the Block B Space through and including the last day of the 9-month period commencing on the last Relevant Date applicable to the Block A Space or the Block B Space and (y) for a 9-month period commencing on the Relevant Date applicable to the Block C Space. (iv) During Tenant's initial Alterations to the Block A Space and the Block B Space, Landlord shall dedicate 1 freight elevator car to Tenant between the hours of 4:00 a.m. and 6:00 p.m. on Business Days; provided, that the Building's other freight elevator car shall then be operational (and if either freight elevator shall not be in service, Landlord shall use commercially reasonable efforts to repair same); and provided further, that such dedicated freight elevator car shall at all times be operated by Building personnel. Notwithstanding the foregoing, Landlord shall only be obligated to dedicate such freight elevator car to Tenant for the period commencing on the first Relevant Date applicable to the Block A Space or the Block B Space through and including the last day of the 9-month period commencing on the last Relevant Date applicable to the Block A Space or the Block B Space. During such Alterations, Tenant shall not be charged for overtime freight elevator usage except for any such usage between the hours of 6:00 p.m. and 4:00 a.m. on Business Days and at any time on days other than Business Days; provided, that Tenant shall not be charged for the first 20 man hours of such overtime freight elevator usage. (v) During Tenant's initial Alterations to the Blocks, Tenant shall have the non-exclusive right, but subject to the schedule for the elevator renovations and upgrades to be performed by Landlord as part of the Lobby Renovation Work, to use (A) the passenger elevators in the elevator bank serving floors 15-22 and (B) 2 passenger elevators in the elevator bank serving floors 7-15 (which passenger elevators are the same elevators being made available to Tenant in accordance with Section 3.01(c)(i)(A) above and are not in addition to such elevators), for transporting construction personnel; provided, that (w) such personnel shall enter the Building from the 52nd Street entrance or such other entrance as Landlord shall reasonably designate, (x) Tenant shall be responsible for any costs for union personnel to operate such elevators and for any damage caused to such elevators by Tenant's construction personnel after the renovation of such elevators (or before such renovation if and to the extent such damage increases the cost of such renovation), (y) such elevators shall be used solely for transporting Tenant's construction personnel and in no event shall the same be used for transporting any equipment, machinery, tools, materials or supplies other than hand tools and other small items and (z) the use of such elevators shall be subject to such reasonable rules and regulations as Landlord may prescribe for such use (including, without limitation, reasonable rules and regulations requiring Tenant to take certain actions to prevent damage to such elevators). If Tenant or Tenant's construction personnel shall at any time fail to comply with any of the foregoing requirements, upon notice to Tenant by

Landlord specifying such failure, Tenant shall immediately cease such improper use of the passenger elevators. If Tenant or Tenant's construction personnel fail to comply with any of the foregoing requirements more than 2 times, then, upon notice from Landlord, Tenant shall have no further right to use such passenger elevators. If Tenant disputes any determination by Landlord that Tenant or Tenant's construction personnel violated any of the foregoing requirements, such dispute shall be resolved by arbitration pursuant to Section 8.09, and, pending the resolution of such dispute, Tenant shall have no right to use such elevators for transporting construction personnel. Anything to the contrary contained in this Section 4.01(a)(v) notwithstanding, Tenant shall only have the right to use such passenger elevators for transporting construction personnel in accordance with this Section 4.01(a)(v) (1) for the period commencing on the first Relevant Date applicable to the Block A Space or the
Block B Space through and including the last day of the 9-month period commencing on the last Relevant Date applicable to the Block A Space or the Block B Space and (2) for a 9-month period commencing on the Relevant Date applicable to the Block C Space. (vi) As part of Tenant's initial Alterations to the Premises, Tenant shall perform the work set forth on Exhibit Q annexed hereto ("Tenant's Required Work"). If any Unforeseen Condition arises during the performance by Tenant of any item of Tenant's Required Work, Tenant shall promptly notify Landlord thereof. Landlord shall at Landlord's option, either remedy such Unforeseen Condition at Landlord's expense using commercially reasonable diligence or, provided Landlord and Tenant agree as to the scope of and cost of the work to be performed, have Tenant remedy such Unforeseen Condition and reimburse Tenant for the incremental costs reasonably incurred by Tenant to remedy such Unforeseen Condition. "Unforeseen Condition" means any condition affecting the Building structure or Building systems (i) which increases the cost to Tenant of performing any item of Tenant's Required Work above the amount of the work allowance provided by Landlord to Tenant for the performance thereof as specified on Exhibit Q annexed hereto and (ii) which Tenant did not have actual knowledge of prior to the date of this Lease, or reasonably should have had knowledge of based upon the joint inspection of the Premises, the Building structure and Building systems conducted by Landlord and Tenant prior to the date of this Lease. (vii) As part of Tenant's initial Alterations to the Blocks, Landlord shall permit NYNEX, at Tenant's expense, to install a second port of entry into the Building; provided, that such installation shall be performed in accordance with all provisions of this Lease applicable to Alterations (including, without limitation, Landlord's right to approve plans and specifications therefor) and such port of entry shall be installed in one of the 3 locations indicated on Exhibit S annexed hereto.
(viii) During Tenant's initial Alterations to the Block A Space and the Block B Space (but not after the date that is 9 months after the Relevant Date applicable to the last space included in the Block B Space), Tenant shall have the exclusive right to use, without charge, the portion of the sub-cellar floor of the Building substantially as shown hatched on the plan thereof attached hereto as Exhibit B-14 (the "Sub-Cellar Space") as a staging area. If, in connection with Tenant's use of the Sub-Cellar Space as a staging area for the construction of Tenant's initial Alterations to the Block A Space and the Block B Space, Tenant shall have demolished any portion of the cinder block demising wall of the Sub-Cellar Space, then promptly following the last day on which
Tenant has the right to so use the Sub-Cellar Space under this Section 4.01(a)(viii), Tenant shall restore such wall to not less than the condition it was in upon delivery of the Sub-Cellar Space to Tenant. During Tenant's initial Alterations to the Block C Space, and if and for so long as at any other time during the Term Tenant undertakes Alterations of a scope which in accordance with good construction practice reasonably requires a staging area located outside of the Premises, Landlord shall make available to Tenant, without charge, either the Sub-Cellar Space or other suitable space in the Building as a staging area. Notwithstanding the foregoing, Landlord shall only be obligated to make such staging area available to Tenant in connection with (A) Tenant's initial Alterations to the Block C Space (or any applicable portion thereof), for the 9-month period commencing on the Relevant Date applicable to the Block C Space (or such portion thereof) and (B) any other Alterations, if Landlord has space available in the Building at the time of such Alteration and, if Landlord does have available space, then such space shall be made available to Tenant only for a reasonable period of time commensurate with the scope of work being performed by Tenant. Tenant, at its expense, shall be solely responsible for providing security to any staging area made available to Tenant pursuant to this
Section 4.01(a)(viii) and Landlord shall have no liability for any loss or damage to any item of Tenant's property stored in such staging area. (ix) Without limiting the generality of any other provision of this Lease, if, with respect to any Block, Landlord shall fail to substantially complete the work described in paragraph 24 of Exhibit F (i.e., installation of isolation dampers and modification of fans) on or before the date required for such substantial completion as set forth on Exhibit F, subject to extension for Tenant Delays, Landlord shall reimburse Tenant for any incremental costs reasonably incurred by Tenant by reason of such failure, such reimbursement to be made within 30 days after submission by Tenant to Landlord of reasonably detailed invoices substantiating such costs. (x) Upon reasonable notice to Landlord (which notice may be oral), Tenant shall have the right to enter, inspect and monitor the Premises during the course of Landlord's Work. If and to the extent that such entry, inspection and monitoring is performed in accordance with good construction practices, the same shall not constitute a Tenant Delay. (xi) Landlord shall install, at Tenant's expense, new elevator logic to control the passenger elevators in the elevator bank serving floors 7-15 which provide passenger elevator service to the Premises. Landlord shall not be permitted to use such logic to control the other elevators in such bank or otherwise unless Landlord shall first pay to Tenant an amount equal to 50% of the actual cost incurred by Tenant for the purchase and installation of such elevator logic. Landlord shall perform, at Tenant's expense, the work necessary to cause the passenger elevators described in Section 3.02(d) to serve the Concourse Space, which work shall be substantially completed by Landlord on or before June 1, 1996, provided, that (A) there are no material changes to the plans and specifications for such work which exist on July 17, 1995 and (B) Tenant approves a bid for the performance of such work on or before July 27, 1995.
(xii) Landlord shall, at Tenant's reasonable expense, modify the Building's sprinkler system to provide a 30 minute reserve. Landlord shall submit the plans and specifications for such work to Tenant for Tenant's reasonable approval and, after such approval by Tenant, perform the work shown on such plans and specifications and make all necessary filings with the Building Department and Tenant shall reimburse Landlord for the reasonable expenses incurred by Landlord in connection therewith. Subject to Tenant Delay and Force Majeure, Landlord shall complete such work to modify the Building's sprinkler system on or before February 1, 1996; provided, that Tenant acknowledges that all necessary Building Department sign-offs and approvals for such work may not be obtained by such date (but Landlord shall diligently attempt to obtain such sign-offs and approvals). (xiii) Tenant may request, by notice given to Landlord no earlier than 7 days prior to September 1, 1996, that Landlord inform Tenant of Landlord's proposed schedule for the removal of any remaining vinyl asbestos tiles in the Block B Space. (xiv) Subject to Tenant's compliance with the provisions of Section 4.02, Tenant shall have the right to relocate the 2 express electric risers which serve the Block B Space on the date of this Lease, which relocation may be performed by Tenant as soon as the occupants of such Block vacate the same, notwithstanding that the Block B Relevant Date may not have occurred at such time. (xv) As part of Tenant's initial alterations to the Blocks, Tenant shall have the right, as part of Tenant's security program, to install turnstiles at the entrances to Tenant's elevator banks in the Building lobby subject to the location and design thereof being reasonably acceptable to Landlord and Tenant.

     (b) Landlord shall pay to Tenant a work allowance of $20,301,433 (the "Block A and B Allowance") to be used by Tenant for costs and expenses incurred by Tenant in connection with Tenant's moving into and preparation of the Block A Space and the Block B Space for Tenant's occupancy. The Block A and B Allowance shall be paid by Landlord to Tenant in installments as follows: (i) $3,425,499 on the date that this Lease is executed and delivered by Landlord and Tenant (provided, that if this Lease is executed and delivered by Landlord and Tenant into escrow, then such installment shall be paid on the date this Lease is unconditionally released from such escrow; the date that Landlord is required to pay to Tenant the first installment of the Block A and B Allowance in accordance with this clause (i) is called the "Execution and Delivery Date"), (ii) $3,425,499 on or before the 30th day after the Execution and Delivery Date,
(iii) $3,425,499 on or before the 60th day after the Execution and Delivery Date, (iv) $3,425,499 on or before the 90th day after the Execution and Delivery Date, (v) $3,425,497 on or before the 120th day after the Execution and Delivery Date and (vi) $3,173,940 on or before the 150th day after the Execution and Delivery Date. On or before January 1, 1999, Landlord shall pay to Tenant a work allowance of $3,567,960 (the "Block C Allowance") to be used by Tenant for costs and expenses incurred by Tenant in connection with Tenant's moving into and preparation of the Block C Space for Tenant's occupancy. Each of the Block A and B Allowance and the Block C Allowance is called an "Allowance". All installments of the Block A and B Allowance and the Block C Allowance shall be paid by Landlord to Tenant, at Landlord's election, either by wire transfer of immediately available federal funds or by check drawn on a New York Clearing House Association member bank.

     (c) Tenant shall reasonably cooperate with Landlord in connection with the performance by Landlord of Landlord's Work. If Landlord requests any information from Tenant which is reasonably necessary to perform Landlord's Work or submits any drawings, plans or other materials with respect to Landlord's Work to Tenant for Tenant's authorization or approval, Tenant shall, within 5 Business Days thereafter (or within such other time period set forth elsewhere in this Lease),
(i) provide such information or (ii) authorize or approve such drawings, plans or materials or request Landlord to make specific changes therein.

     (d) Within 30 days after Landlord gives to Tenant an invoice therefor (together with reasonable back-up documentation), Tenant shall pay (i) the actual costs incurred by Landlord, based on the bids that were approved by Tenant for such work, in connection with (A) the installation of the elevator logic in accordance with Section 4.01(a)(xi), (B) the performance of the work described in Section 4.01(a)(xi) to cause the Concourse Space to receive passenger elevator service, and (C) the interior finishes to Tenant's security desk areas in accordance with Section 8.21(b) and (ii) the reasonable costs incurred by Landlord in connection with (A) the installation of the express riser and electric meter in accordance with paragraph 27 of Exhibit F, (B) the installation of Tenant's signage in accordance with Section 8.20, (C) the installation of the electric meter in the Concourse Space in accordance with
Section 1.03(i), (D) the performance of the work to modify the Building's sprinkler system to provide a 30 minute reserve in accordance with Section 4.01(xii) and the preparation of plans and specifications with respect to such work and the making of all necessary filings with the Building Department, and
(E) any other work which is being performed by Landlord under this Lease at Tenant's expense. Anything contained in this Lease to the contrary notwithstanding, Landlord shall have no obligation to perform any of the work described in clauses (i)(A), (i)(B) and (i)(C) above unless and until Tenant has approved a bid for such item of work.

     (e) With respect to the work described in paragraph 26 of Exhibit F, Landlord shall deliver to Tenant a sketch therefor indicating the termination points of the base building plumbing lines. With respect to the work described in paragraph 27 of Exhibit F, Landlord shall deliver to Tenant for Tenant's approval plans and specifications for such work; provided, that Tenant shall not unreasonably withhold such approval and such approval shall be deemed given by Tenant if Tenant fails to approve or disapprove the same within 14 days after Tenant receives such plans and specifications.

     (f) Anything to the contrary contained in this Lease notwithstanding (including, without limitation, Sections 1.02 and 4.04), prior to the Relevant Date with respect to the Initial Possession Space (i) Tenant shall have no right to perform any Alterations in and to the Initial Possession Space or to possess, use or occupy the Initial Possession Space in any manner which interferes with Landlord's performance of Landlord's Work (or any other work being performed by Landlord) in the Initial Possession Space and (ii) Landlord shall have the unconditional right to enter the Initial Possession Space to perform Landlord's Work therein (including, without limitation, demolishing the demising walls and all systems servicing the Initial Possession Space) or for any other purpose and all other provisions of this Lease regarding Landlord's right to enter the Premises shall not be applicable to the Initial Possession Space (including, without limitation, any provision of this Lease which requires that Landlord notify Tenant prior to entering the Premises or that Landlord be accompanied by a representative of Tenant or that Landlord perform its work therein in a manner so as to mitigate interference with Tenant). The Relevant Date with respect to the Initial Possession Space shall not be deemed to occur solely by reason of Tenant's right to possess, use and occupy the Initial Possession Space from and after the date of this Lease in accordance with Section 1.02, but shall occur in accordance with the relevant provisions of Section 1.03. "Initial Possession Space" means the portion of the 15th floor of the Building substantially as shown hatched on the plan thereof attached hereto as Exhibit B-15.

     4.02 Alterations. (a) Tenant shall make no improvements, changes or alterations in or to the Premises ("Alterations") which constitute Material Alterations without Landlord's prior approval. Prior to the commencement by Tenant of any Alteration which does not constitute a Material Alteration, but which does require Tenant to obtain a building permit therefor, Tenant shall notify Landlord of such Alteration and of the names of the contractors to be used by Tenant to perform such Alteration, which notice shall be accompanied by any and all available plans and specifications for such Alteration. If Tenant fails to give such notice to Landlord with respect to any such Alteration, such failure shall not constitute a default hereunder and Tenant shall have no liability to Landlord solely by reason of such failure, unless Landlord shall incur any loss, liability or damage by reason of Tenant's performance of such Alterations, in which case, subject to Section 7.05(f), Tenant shall be responsible for all of such losses, liabilities and damages incurred by Landlord (including, without limitation, any costs and expenses relating thereto) and, in addition thereto, Tenant shall pay to Landlord a fee in respect of such Alteration in an amount equal to 2% of the cost of such Alteration. "Material Alteration" means any Alteration that (i) affects the floor slabs, ceiling slabs, load-bearing walls, or load-bearing columns of the Building, (ii) affects the exterior of the Building, (iii) affects areas outside of the Premises or those portions of the Building systems servicing areas of the Building outside of the Premises, (iv) requires work to be performed outside of the Premises or
(v) requires a change to the Building's certificate of occupancy.

     (b) Tenant, in connection with any Alteration, shall comply with the Alteration Rules and Regulations set forth as Exhibit D attached hereto. Tenant shall not proceed with any Material Alteration unless and until Landlord approves Tenant's plans and specifications therefor. Landlord shall not unreasonably withhold its consent to any Material Alteration which will not affect space leased to, or services provided to, another tenant or occupant of the Building. Landlord shall not arbitrarily withhold its consent to any Material Alteration which affects space leased to, or services provided to, another tenant or occupant of the Building. Landlord shall, within 10 Business Days following receipt of Tenant's plans and specifications for the performance of any Material Alteration, advise Tenant of Landlord's approval or disapproval of such plans and specifications or any part thereof. If Landlord shall fail to approve or disapprove Tenant's plans and specifications or any part thereof within such 10 Business Day period, Tenant shall have the right to give a reminder notice to Landlord and if Landlord fails to approve or disapprove
Tenant's plans and specifications or any part thereof within 1 Business Day after receipt of such reminder notice, Landlord shall be deemed to have approved such plans and specifications or the applicable part thereof. If Landlord shall disapprove such plans and specifications (or any part thereof), Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail and itemize those portions of the plans and specifications so disapproved. Landlord shall advise Tenant within 5 Business Days following receipt of Tenant's revised plans and specifications, or portions thereof, of Landlord's approval or disapproval of the revised plans and specifications or any portion thereof, and shall set forth Landlord's reasons for any such further disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove the revised plans and specifications or any portion thereof within such 5 Business Day period, Tenant shall have the right to give a reminder notice to Landlord and if Landlord fails to approve or disapprove Tenant's plans and specifications or any part thereof within 1 Business Day after receipt of such reminder notice, Landlord shall be deemed to have approved the revised plans and specifications or such portions thereof. Notwithstanding the foregoing, in the case of Tenant's initial Alterations to any Block, Tenant shall not be required to give the 1 Business Day reminder notice to Landlord prior to Landlord being deemed to have approved Tenant's plans and specifications (including any revised plans and specifications) or any part thereof in accordance with this Section 4.02(b). Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness, its compliance with Laws or efficiency thereof or otherwise.

     (c) If Landlord uses an outside consultant to review Tenant's plans and specifications for any Material Alteration (other than Tenant's initial Alterations to any portion of the Premises) and Tenant is not using an architect or engineer designated by Landlord for the preparation of such plans and specifications, then Tenant shall pay to Landlord the reasonable actual fees of such outside consultant for reviewing such plans and specifications.

     (d) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and in compliance with all Laws and, in the case of Material Alterations, in compliance in all material respects with the plans and specifications approved by Landlord. Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building reasonably established by Landlord. Material Alterations shall be performed by contractors first approved by Landlord which approval shall not be unreasonably withheld or delayed; provided, that all tie-ins to the Building's life safety systems shall be performed only by a contractor designated by Landlord, provided the rates of such contractor are reasonably competitive with rates charged by other contractors performing such services in first-class office buildings in midtown Manhattan. The performance of any Alteration shall not be done in a manner which would disturb harmony with any trade engaged in performing any other work in the Building or create any actual interference with the operation of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would so disturb harmony with any trade engaged in performing any other work in the Building or create any actual interference with the operation of the Building.

     (e) Throughout the performance of Alterations, Tenant shall carry worker's compensation insurance in statutory limits, "all risk" Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence arising from the performance of such Alterations in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall (in the case of such general liability insurance only) be named as additional parties insured as their interest may appear, in such limits as Landlord may reasonably require (but not in excess of such limits as are customarily required by landlords of similar midtown Manhattan buildings for similar jobs costing the amount of the particular job being performed for Tenant). Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of the performance of Alterations and, on request, at reasonable intervals thereafter during the continuance of the performance of Alterations.

     (f) Should any mechanics' or other lien be filed against any portion of the Project by reason of the acts or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omissions of, or because of a claim against, Tenant, any subtenant of Tenant or any of their respective agents, employees or contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 45 days after notice from Landlord. If Tenant shall fail to cancel or discharge any such lien within said 45 day period, Landlord may cancel or discharge the same only by bonding the same, in which event Tenant shall obtain and substitute a bond for Landlord's bond and reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens (including, without limitation, the cost of Landlord's bond and of any security posted to obtain Landlord's bond), such substitution to be effected and reimbursement to be made within 30 days after receipt by Tenant of a detailed written statement from Landlord as to the amount of such bond and costs. Except if and to the extent arising from an act or (where such party has an affirmative obligation to act pursuant to the terms of this Lease) omission of any Landlord Indemnified Party, Tenant shall indemnify and hold all Landlord Indemnified Parties harmless from and against all costs (including, without limitation, attorneys' fees and disbursements and costs of suit), losses, liabilities or causes of action caused by the performance of any Alteration, including, without limitation, any mechanics' or other liens asserted in connection with the performance of such Alteration.

     (g) At Landlord's request, Tenant shall deliver to Landlord, within 30 days after the completion of an Alteration, "as-built" drawings thereof (but only if the Building Department shall require Tenant to submit the same or if Tenant shall otherwise have prepared the same) and, otherwise, the final working drawings therefor. Tenant shall keep records of Alterations costing in excess of $25,000 and of the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records and cost.

     (h) Landlord shall reasonably and diligently cooperate with Tenant in the performance of Alterations, including, without limitation, by signing such applications for governmental permits and certificates as Tenant may reasonably require. Provided that Tenant shall have submitted to Landlord the plans and specifications applicable to the Alteration in question, Landlord shall sign and return any such application within 2 Business Days after receipt of Tenant's request therefor. Notwithstanding the foregoing, Landlord shall not be deemed to have approved Tenant's plans and specifications with respect to any Material Alteration by reason of Landlord signing any such application prior to Landlord's approval (or deemed approval) of such plans and specifications and, notwithstanding Landlord's signing such application prior to Landlord's approval (or deemed approval) of such plans and specifications, such plans and specifications shall remain subject to Landlord's approval in accordance with the terms of this Section 4.02 and Landlord shall not be responsible for any additional costs incurred by Tenant by reason of any additional filing with the Building Department required by reason of Landlord's subsequent review of such plans and specifications.

     4.03 Landlord's and Tenant's Property. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant, which cannot be removed without significant damage to Premises or the Building (collectively, "Fixtures"), shall be and remain a part of the Premises, and shall not be removed by Tenant, except as provided in Section 4.03(b), and subject to Tenant's rights to alter or remove Fixtures in connection with any Alteration. Upon such removal Tenant shall immediately and at its expense, repair any damage to the Premises which Tenant is required to repair in accordance with Section 4.05(a) due to such removal. All Fixtures shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord.

     (b) All fixtures, equipment, improvements and appurtenances which do not constitute Fixtures and all furniture, furnishings and other articles of movable personal property located in the Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant's Property is removed, Tenant shall repair any damage to the Premises which Tenant is required to repair in accordance with Section 4.05(a) resulting from the installation and/or removal thereof.

     (c) At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant, at Tenant's expense, shall remove Tenant's Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises which Tenant is required to repair in accordance with Section 4.05(a) resulting from any installation and/or removal of Tenant's Property. Any items of Tenant's Property which remain in the Premises after the Expiration Date, or after 15 days following an earlier termination date, may, after 10 days notice to Tenant (except that, in the case of an earlier termination of this Lease by reason of a default by Tenant, such notice shall not be required), at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord's property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense; provided that, if after the Expiration Date or any earlier termination date there shall remain in the Premises any Tenant's Property that has not been abandoned or deemed abandoned by Tenant, and if Landlord shall then require vacant possession of the Premises, Landlord shall have the right, at Tenant's reasonable expense, using due care, to move Tenant's Property into storage at a location in the Borough of Manhattan and, if Tenant shall fail to remove such Tenant's Property from such storage area within 10 days after demand by Landlord (such 10 days to be extended if Tenant shall be unable to so remove Tenant's Property by reason of events beyond Tenant's reasonable control (for example, a movers' strike; it being acknowledged by Tenant that Tenant's inability to move into new premises by reason of a holdover therein or because such premises is not then ready for occupancy shall not constitute an event beyond Tenant's reasonable control for purposes hereof) until 10 days after the date that Tenant is no longer so unable to remove Tenant's Property), such Tenant's Property shall be deemed to have been abandoned, and may be retained by Landlord as Landlord's property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.

     (d) Anything contained in this Section 4.03 to the contrary notwithstanding, Tenant, on or before the Expiration Date or within 15 days after any earlier termination of this Lease, shall remove any equipment installed by Tenant on the roof (provided, that Tenant shall not be required to remove any conduits or cables installed in connection with the installation of the Antenna) and any equipment installed by Tenant on any setback of the Building which equipment is not in good working order on the Expiration Date or such earlier date of termination of this Lease. Any such equipment which Tenant is required to remove and which is not so removed after Landlord shall have given Tenant reasonable access to the roof or setback, as the case may be, for such removal shall be deemed to have been abandoned and may be retained by
Landlord as Landlord's property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's reasonable expense. If the removal of any such equipment (whether by Tenant or, if pursuant to the preceding sentence, by Landlord) results in the impairment of the integrity of the roof or any setback, as applicable, then Tenant shall restore the integrity thereof.

     4.04 Access and Changes to Building. (a) Landlord reserves the right, at any time, to make changes in or to the Project (other than within the Premises except as provided in the further provisions of this Section 4.04 or elsewhere in this Lease) as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor; provided, that any such change does not interfere with Tenant's reasonable access to the Premises and does not affect the first-class nature of the Project. Nothing contained in the preceding sentence shall be deemed to relieve Landlord of any of its obligations expressly set forth elsewhere in this Lease. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises; provided, that the same are concealed behind walls, below floors, or above ceilings. In exercising its rights under this Section 4.04, Landlord shall (i) use commercially reasonable efforts (including the use of overtime labor if the performance of any work by Landlord shall materially interfere with Tenant's use of the Premises for the ordinary conduct of Tenant's business) to minimize any interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business by reason of the performance of any work by Landlord and (ii) use best efforts to prevent any permanent interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business by reason of any installation or change made by Landlord. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, upon reasonable prior notice to Tenant, be reasonably regulated or discontinued at any time by Landlord; provided, that no other tenants in the Building shall have the right to permanently use the same in any manner more favorable than Tenant.

     (b) Except for the space within the inside surfaces of all walls, ceiling slabs, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Nothing contained in this Section 4.04(b) shall be construed (i) to require Landlord, or to permit Tenant, to remove or relocate, on any partial floor leased by Tenant, any item used by (or reserved for use by) another tenant or occupant of the Building, or (ii) to diminish Tenant's right under Article 11 or other express provisions of this Lease which permit Tenant to use shaft space or other non-Premises space in the Building.

     (c) Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law for reasons other than any act or (where Landlord has an affirmative obligation to act pursuant to the terms of this Lease) omission of Landlord or any of Landlord's Affiliates) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises and all other public areas of the Building used by Tenant (subject to Landlord's rights under Section 4.04(a)), is temporarily or permanently closed or inoperable. Notwithstanding the foregoing, if more than 20% of the windows of the Premises shall be permanently darkened or obstructed (exclusive of any such obstruction that is not materially worse than any obstruction existing on the date of this Lease), Tenant may terminate this Lease either as to the entire Premises or as to the portion(s) of the Premises affected thereby (provided that any such portion(s) of the Premises as to which Tenant terminates this Lease shall constitute tenantable units) without payment of any penalty (and, in the case of a termination of less than the entire Premises, with a pro rata reduction of Tenant's Rent obligations to reflect such partial termination). In the event of any termination of this Lease under this
Section 4.04(c), whether as to all or a portion of the Premises, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below.

     (d) Landlord and persons authorized by Landlord shall have the right, upon reasonable prior notice to Tenant (except in an emergency, in which case, upon such notice, if any, as is feasible), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or desirable and as is permitted under this Lease, or to exhibit the Premises to prospective purchasers or, during the last 18 months of the Term, to prospective tenants. Landlord shall have no liability to Tenant by reason of any such entry; provided, that (i) Landlord shall use commercially reasonable efforts (unless a higher standard provided elsewhere in this Lease is applicable to such entry by Landlord) to minimize interference with Tenant's use and enjoyment of the Premises and to exercise due care in entering or exhibiting the Premises and (ii) Landlord shall repair any damage caused by Landlord in the Premises during such entry, including, without limitation, any repair or replacement required to any finishes in the Premises as a result of such entry. During the performance of any work by Landlord in any portion of the Premises, Landlord shall have the right to store materials and equipment utilized in connection with such work in the portion of the Premises where such work is being performed, but only if Landlord would suffer a hardship if Landlord were required to remove such materials and equipment at the end of each day's work. Except in an emergency, Landlord shall not enter the Premises unless accompanied by a representative of Tenant; provided, that Tenant makes such representative available to Landlord upon reasonable prior notice.

     (e) Landlord shall not change the address of the Building at any time.

     4.05 Repairs. (a) Except if and to the extent the following shall be Landlord's obligation pursuant to the express provisions of this Lease, Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in its then "as is" condition (but subject to
Section 4.03). All damage caused by Tenant, its agents, subtenants (including any licensee or other occupant described in Section 5.01(d)) and its and their respective employees, contractors and invitees (so long as such invitees are in the Premises) (i) to the equipment and other installations in the Premises shall be repaired by Tenant if and to the extent that Tenant's failure to repair such damage causes or is reasonably likely to cause any loss, cost, liability, damage, harm, material inconvenience or expense to Landlord or any other tenant of the Building and (ii) to the solar film attached to the exterior windows of the Premises shall be repaired by Landlord at Tenant's reasonable expense (it being acknowledged that any repair to such solar film required by reason of ordinary wear and tear shall be performed by Landlord at Landlord's expense). Neither Tenant nor Tenant's agents, subtenants (including any licensee or other occupant described in Section 5.01(d)) and their respective employees, contractors and invitees (so long as such invitees are in the Premises) shall commit any waste or damage to any portion of the Premises or the Building.

     (b) Except if and to the extent the following shall be Tenant's obligation pursuant to the express provisions of this Lease, Landlord shall, at Landlord's cost and expense (subject to reimbursement by Tenant as Operating Expenses, but only if and to the extent such costs and expenses are not excludable therefrom pursuant to the express provisions of Section 2.05), operate, maintain, repair and replace (if reasonably necessary) (i) all structural portions of the Building (whether located within or outside of the Premises), such as, by way of example only, the roof, foundation, footings, exterior walls, load-bearing columns, ceiling and floor slabs, windows, window sills and sashes, (ii) all common and public service areas of the Building, including, without limitation, all elevators, corridors, lobbies, core lavatories (including all fixtures therein), core electric closets, core telecommunication closets, core janitor closets (unless and for so long as Tenant elects to contract directly with a contractor to clean the Office Space in accordance with Section 3.04(e) above) and, on floors which are not fully leased by Tenant, core freight elevator lobbies, (iii) all items of Tenant's Required Work, subject to the further provisions of this Section 4.05(b), (iv) the solar film attached to the exterior windows of the Premises, and (v) all Building systems (including, without limitation, the sprinkler system, other than Tenant's distribution thereof) (whether such Building systems are located within or outside of the Premises) serving the common and public service areas and the Premises (other than any distribution of such systems located in the Premises and installed by Tenant, unless such distribution was installed by Tenant in place of Landlord (A) by reason of the exercise by Tenant of its self-help remedy in accordance with
Section 10.01 or (B) as part of Tenant's Required Work) (the areas described in clauses (i), (ii), (iii), (iv) and (v) are collectively called the "Landlord Obligation Areas"), in each case throughout the Term, and in such manner as is consistent with the maintenance, operation and repair standards of first-class office buildings located in the vicinity of the Building. Tenant shall obtain commercially reasonable warranties for each item of Tenant's Required Work. If Tenant fails to obtain a commercially reasonable warranty for any item of Tenant's Required Work, then Tenant shall reimburse Landlord for the reasonable cost of any maintenance, repair or replacement with respect to such item of Tenant's Required Work if and to the extent that the same would have been covered by a commercially reasonable warranty. Landlord shall obtain commercially reasonable warranties in connection with the installation by Landlord in the Building of any item, if the cost of maintaining, repairing and replacing such item would otherwise be payable by Tenant, whether by way of
Operating Expenses or otherwise. If Landlord fails to obtain any such commercially reasonable warranty, then Tenant shall not be responsible for the cost of any maintenance, repair or replacement thereof (by means of reimbursement as part of Operating Expenses or otherwise) if and to the extent that the same would have been covered by such a commercially reasonable warranty. For purposes of this Section 4.05(b) (with respect to both Tenant and Landlord), a commercially reasonable warranty means the warranty, if any, which would be obtained by an owner of a first class office building, acting prudently, in connection with the work in question.

     4.06 Compliance with Laws. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority or of the New York Board of Underwriters, the New York Fire Insurance Rating Organization or any other entity performing similar functions (including, without limitation, all building and fire codes, zoning requirements, asbestos laws, environmental laws and ADA), at any time duly in force (collectively "Laws"), but only if and to the extent such compliance obligation is the result of any Alteration or particular manner of use by Tenant (in contrast to use by Tenant for customary office purposes) of the Premises or any part thereof; it being acknowledged that (i) all Laws affecting Tenant's occupancy of the Premises (as opposed to Laws requiring physical changes to the Premises) shall be Tenant's obligation and (ii) all Laws governing Tenant's use of the Premises for the Identified Ancillary Uses shall be Tenant's obligation. Notwithstanding the foregoing, Tenant shall comply with all Laws imposed by the Occupational Safety and Health Administration or other governmental agency relating to indoor air quality with respect to the distribution of the air within the Premises (subject to Landlord's obligation under Section 4.06(c) to comply with all such Laws with respect to air brought to the Premises through the Building's systems). Without limiting the generality of the indemnity obligation of Tenant under Section 6.12(b), Tenant shall indemnify and hold each Landlord Indemnified Party harmless from and against any and all claims, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and liabilities caused by Tenant's failure to comply with the foregoing indoor air quality requirements, except if and to the extent such failure is caused by the acts or (where Landlord has an affirmative obligation to act pursuant to the terms of this Lease) omissions of Landlord or Landlord's agents, employees or contractors. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which is allowed by applicable Laws.

     (b) Anything contained in this Lease to the contrary notwithstanding, as part of Tenant's initial Alterations, Tenant shall perform all work and make all installations necessary in order to fully sprinkler the Premises in compliance with the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended from time to time. Landlord shall provide a sprinkler riser in the Building in accordance with Paragraph 3 of Exhibit F.

     (c) Except as otherwise expressly made the obligation of Tenant pursuant to this Lease, Landlord shall, at Landlord's own cost and expense (subject to reimbursement as Operating Expenses to the extent such costs and expenses are includable therein), comply with all Laws affecting the Landlord Obligation Areas and all Laws that require physical changes in or to the Premises. Without limiting the generality of the foregoing: (i) Landlord shall maintain in effect a certificate of occupancy for the Building that shall allow the Office Space to be used as general, professional, administrative and executive offices (but Landlord shall have no obligation to modify such certificate of occupancy to permit any of the Identified Ancillary Uses; provided, that if such certificate of occupancy shall permit any of the Identified Ancillary Uses in the Office Space, then Landlord shall not cause such certificate of occupancy to be modified so as to prohibit Tenant from using such portion of the Office Space for such permitted Identified Ancillary Use); and (ii) Landlord shall comply with all Laws imposed by the Occupational Safety and Health Administration or other governmental agency relating to indoor air quality with respect to (A) the public and service areas of the Building, and (B) the heating, ventilating and air-conditioning services and systems furnished by Landlord to the Premises (but only up to the point of delivery of such services and systems to the supply duct at the core wall on each floor of the Premises). Without limiting the generality of the indemnity obligation of Landlord under Section 6.12(c), Landlord shall indemnify and hold each Tenant Indemnified Party harmless from and against any and all claims, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and liabilities caused by Landlord's failure to comply with the foregoing indoor air quality requirements, except if and to the extent such failure is caused by the acts or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omissions of Tenant or Tenant's agents, employees or contractors.

     4.07 Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord's consent (not to be unreasonably withheld or delayed). Tenant shall not in any way represent, whether in advertising, correspondence or otherwise, that the Building or the Premises is part of Rockefeller Center or Rockefeller Plaza.

     4.08 Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a "Curing Party") may perform the same at the reasonable expense of Tenant (a) after such notice, if any, as is feasible under the circumstances in the case of emergency, imminent violation of any Law, imminent cancellation of any insurance policy maintained by Landlord, imminent threat of danger to the health or safety of persons, imminent risk of civil or criminal liability of Landlord, material adverse affect on the Project or any portion thereof or Landlord's interest therein or unreasonable interference with the use of another tenant's space or the operation of the Building, and (b) in any other case, if such failure continues after notice and beyond all applicable grace periods provided in this Lease, and thereafter such failure is not remedied within 10 days after a second notice to Tenant (in which the Curing Party notifies Tenant that the Curing Party will undertake such performance at Tenant's expense). If a Curing Party performs any of Tenant's obligations under this Lease pursuant to the immediately preceding sentence, Tenant shall pay to such Curing Party (as Additional Charges) the reasonable costs thereof, together with interest at the Interest Rate from the date such costs were incurred by the Curing Party until paid by Tenant, within 30 days after receipt by Tenant of a detailed statement as to the amounts of such costs. "Prime Rate" means an annual interest rate equal to the prime or base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist, such other New York Clearing House Association member bank, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York. "Interest Rate" means an annual interest rate equal to the lesser of (i) the Prime Rate plus 2% or (ii) the maximum rate permitted by Law.

                                   ARTICLE 5
                           Assignment and Subletting

     5.01 Assignment; Etc. (a) Subject to Section 5.02, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred, and neither the Premises, nor any part thereof, shall be subleased or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The transfer of more than 50% of the stock, partnership or other beneficial ownership interests in Tenant or in any entity which, directly or indirectly controls Tenant shall be deemed an assignment of this Lease; provided, that the transfer of any such stock, partnership or other ownership interests shall not constitute an assignment of this Lease if such stock, partnership or other ownership interests are listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the "over the counter" market with quotations reported by the National Association of Securities Dealers. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord's prior consent in accordance with Section 5.03(b) to any further assignment, other transfer or subletting (unless otherwise permitted by this Lease). Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

     (b) Notwithstanding Section 5.01(a), without the consent of Landlord, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets; provided, in the case of both clause (i) and clause
(ii), that (A) Landlord shall receive contemporaneously therewith a notice of such assignment from Tenant, (B) the assignee assumes by written instrument substantially in the form attached to this Lease as Exhibit K all of Tenant's obligations under this Lease (but, in the case of clause (i), the same shall only be necessary if Tenant shall not be the surviving entity), (C) the avoidance of any obligations under this Lease is not the primary purpose of such assignment, and (D) the assignee shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) of not less than 95% of the aggregate net worth (as so computed) of Tenant immediately prior to such assignment.

     (c) Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (i) Landlord shall receive contemporaneously therewith a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the avoidance of any obligations under this Lease is not the primary purpose of such assignment, and (B) the assignee assumes by written instrument substantially in the form attached to this Lease as Exhibit K all of Tenant's obligations under this Lease. "Affiliate" means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. "Control" (and with correlative meaning, "controlled by" and "under common control with") means ownership or voting control, directly or indirectly, of 25% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

     (d) Notwithstanding anything to the contrary contained in this Article 5, Tenant shall have the right, without being required to obtain the consent of Landlord, to permit portions of the Premises not exceeding 50,000 rentable square feet in the aggregate at any one time to be used under so-called "desk-sharing" arrangements by service providers or other independent contractors who use such space primarily in connection with Tenant's business.

     (e) Notwithstanding Section 5.01(a), and without limiting the generality of
Section 5.01(c), without the consent of Landlord, Tenant may sublease the entire 22nd floor of the Building to Equitable Real Estate Investment Management, Inc. ("EREIM"); provided, that Landlord shall receive contemporaneously therewith a notice of such sublease. On the date of this Lease, EREIM is an Affiliate of Tenant. Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may engage in a transaction which results in EREIM no longer being an Affiliate of Tenant; provided, that Landlord shall receive contemporaneously therewith a notice of such transaction. If Tenant engages in a transaction which results in EREIM no longer being an Affiliate of Tenant and, at such time, no tenant (other than Tenant or any Affiliate of Tenant) leases 6 or more floors of floors 23 through 29, then Tenant shall have the right to require by notice to Landlord, that Landlord, at Tenant's reasonable expense, reprogram the passenger elevators in the elevator bank serving floors 15-22 and the passenger elevators in the elevator bank serving floors 23 - 29 so that the 22nd floor shall thereafter be serviced by the elevator bank serving floors 23 - 29. Nothing contained in this
Section 5.01(e) shall be construed as a consent by Landlord to any subletting or assignment by EREIM, to the extent that such consent is otherwise required pursuant to this Article 5.

     5.02 Landlord's Right of First Offer. (a) If Tenant desires to assign this Lease or sublet all or part of the Premises (other than in accordance with Sections 5.01(b), (c) or (d)), Tenant shall give to Landlord notice ("Tenant's Offer Notice") thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet (the "Sublet Space") and the term of the subletting of such Sublet Space (the "Sublet Term"), (ii) (A) in the case of a proposed assignment, Tenant's good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant's good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, Operating Expenses and electricity in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) (the "Sublet Rent"), (iii) in the case of a proposed subletting involving a partial floor, whether or not Tenant intends to demise separately the subleased space or provide an allowance to the subtenant for the purpose of performing such work and (iv) the proposed assignment or sublease commencement date.

     (b) Landlord (or its designee) shall have the option, exercisable by notice ("Landlord's Acceptance Notice") given to Tenant on or before the date that is 15 days after the giving of the applicable Tenant's Offer Notice (time of the essence) (i) in the case of a proposed assignment, to have this Lease assigned to it or (ii) in the case of a proposed sublease, to sublet the Sublet Space from Tenant.

     (c) If Landlord exercises its option under Section 5.02)(b)(i) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord and Tenant, effective on the proposed assignment commencement date specified in the applicable Tenant's Offer Notice. On such effective date, the appropriate party shall pay to the other the consideration for such assignment specified in Tenant's Offer Notice.

     (d) If Landlord exercises its option under Section 5.02(b)(ii) to sublet the Sublet Space, then (i) during the Sublet Term, Tenant shall be relieved of all of Tenant's obligations under this Lease with respect to the Sublet Space, other than Tenant's obligation to pay Rent, (ii) during the Sublet Term, if and to the extent that Landlord or its designee (as subtenant) fails to pay to Tenant any amount that such subtenant is required to pay with respect to the Sublet Space, then Tenant shall have the right to credit such amount against Tenant's Rent obligations under this Lease and (iii) such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord and Tenant, at the Sublet Rent as set forth in the applicable Tenant's Offer Notice (provided, that if the Sublet Rent is greater than Tenant's Qualified Sublet Cost, then the rent which Landlord (or its designee) is required to pay to Tenant in respect of the Sublet Space shall be reduced by an amount equal to 50% of the amount by which the Sublet Rent exceeds Tenant's Qualified Sublet Cost; for purposes of this Section 5.02(d), "Tenant's Qualified Sublet Cost" for any Sublet Space subleased to Landlord (or its designee) in accordance with this Section 5.02 means the sum of (v) the portion of the annual Fixed Rent which is attributable to such Sublet Space, plus (w) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the Sublet Term with interest at the Prime Rate, plus (x) 1/2 of any costs incurred by Tenant for improvements to such Sublet Space within 12 months prior to the sublease commencement date (as evidenced by paid invoices), plus
(y) the expenses, if any, which Tenant is required to reimburse Landlord for in accordance with Section 5.02(d)(E)(3) or the amount of any allowance specified in Tenant's Offer Notice to be paid by Tenant to the subtenant for the purpose of performing the work to separately demise the Sublet Space, plus (z) all other out-of-pocket costs incurred by Tenant in connection with such sublease), and for the Sublet Term (commencing on the proposed sublease commencement date specified in the applicable Tenant's Offer Notice), and: (A) shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 5.02(d); (B) shall be upon the same terms and conditions as those contained in Tenant's Offer Notice and otherwise on the terms and conditions of this Lease (including, without limitation, an indemnity from Landlord (or its designee) (as subtenant) in favor of the Tenant Indemnified Parties substantially in the form of Section 6.12(b)), except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this
Section 5.02(d); (C) shall permit the sublessee, without Tenant's consent, freely to assign such sublease or any interest therein or to sublet all or any part of the Sublet Space (provided, that (I) if (1) the Sublet Space includes a partial floor and (2) on the commencement date of any such sublease and on the commencement date of any further sublease by such sublessee or the effective date of any assignment by such sublessee, Tenant and/or any Affiliated subtenants of Tenant occupies the balance of such floor, then any such assignee or subtenant of such partial floor shall (x) use the applicable space for only uses permitted under this Lease and (y) not be a Competitor and (II) if (1) the Sublet Space includes a full floor and (2) on the commencement date of any such sublease and on the commencement date of any further sublease by such sublessee or the effective date of any assignment by such sublessee, Tenant and/or any Affiliated subtenants of Tenant occupies not less than 50% of the floors included in the elevator bank which services such full floor included in the Sublet Space, then any such assignee or subtenant of such full floor shall not be a Competitor); "Competitor" means any company that is (aa) known by the general public primarily as an insurance company or (bb) engaged primarily in the insurance business; (D) shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in the Sublet Space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided, that (1) such assignee or subtenant, at its expense, shall repair any damage caused by such removal and (2) if the Sublet Term is less than substantially all of the remaining Term (i.e., such Sublet Term is scheduled to expire, assuming all sublease extension options are exercised, prior to the date that is 1 year prior to the last day of the Term, which shall be deemed to exclude the Renewal Term if the Renewal Option shall not have been previously exercised), then any such alterations and installations shall require Tenant's consent, not to be unreasonably withheld, unless such assignee or subtenant agrees to remove same at the end of the Sublet Term and return the Sublet Space to substantially its condition before the commencement of the Sublet Term, ordinary wear and tear excepted, in which event no such consent shall be required and (3) if the Sublet Space involves a partial floor, no such alterations or installations shall (except to the extent required by applicable Laws or, if not required by applicable Laws, except to a de minimis extent) adversely impact the remainder of such floor or any other floor of the Premises; and (E) shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate (but subject to the proviso in Clause C above), (3) on the commencement date of such sublease or on such other date specified in Tenant's Offer Notice, Tenant shall pay to Landlord any allowance specified in Tenant's Offer Notice for the purpose of separately demising the Sublet Space or Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the Sublet Space (unless, as set forth in Tenant's Offer Notice, Tenant did not intend to demise separately the Sublet Space) and to comply with any Laws relating to such demise, and (4) at the expiration of the term of such sublease, Tenant shall accept the Sublet Space in its then existing condition, subject to (x) the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition and (y) any obligation to restore the Sublet Space under Clause (D)(2) above, and if such sublessee fails to make such repairs or perform such restoration, Landlord shall perform the same.

     (e) If the Sublet Rent (on a per rentable square foot basis) as specified in Tenant's Offer Notice is equal to or exceeds the Fixed Rent (on a per rentable square foot basis) payable by Tenant at the time such Tenant's Offer Notice is given, Tenant shall not be permitted to sublet the applicable Sublet Space to a third party at a Sublet Rent which is less (on a per rentable square foot basis) than such Fixed Rent without complying once again with all of the provisions of this Section 5.02 and re-offering such Sublet Space to Landlord at such lower Sublet Rent. If Tenant offered in Tenant's Offer Notice to assign this Lease to Landlord upon Landlord's payment of the consideration for such assignment specified therein, Tenant shall not be permitted to assign this Lease to a third party where Tenant pays consideration to such third party for such assignment without complying once again with all of the provisions of this
Section 5.02 and re-offering to assign this Lease to Landlord and pay such consideration to Landlord.

     5.03 Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant's Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises and Landlord does not timely exercise any of its options under Section 5.02, and Tenant thereafter desires to assign this Lease or sublet the Sublet Space set forth in such Tenant's Offer Notice, Tenant may notify Landlord (a "Transfer Notice") of such desire, which notice shall be accompanied by a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises. Tenant shall have the right to give the Transfer Notice with respect to any proposed assignment or subletting simultaneously with Tenant's giving of Tenant's Offer Notice with respect thereto.

     (b) If Tenant gives a Transfer Notice, Landlord's consent to the proposed assignment or sublease shall not be withheld, provided that: (i) the proposed assignee or subtenant states its intention to use the Premises in a manner that
(A) is in keeping with or better than the then  standards of the  Building,  and
(B) is limited to the use expressly permitted under this Lease; (ii) the proposed assignee or subtenant is a reputable person or entity; (iii) except in the case of Qualifying Transactions, neither the proposed assignee or sublessee is then a tenant or an occupant of any part of the Building (but this restriction shall apply only if Landlord then has, or within the next 6 months is scheduled to have, comparable vacant space in the Building available for lease for a comparable term); and (iv) except in the case of Qualifying Transactions, the proposed assignee or sublessee is not a person with whom Landlord is then actively negotiating to lease space in the Building (but this restriction shall apply only if Landlord then has, or within the next 6 months is scheduled to have, comparable vacant space in the Building available for lease for a comparable term) (it being understood that a letter from such proposed assignee or subtenant stating that such person is no longer interested in negotiating with Landlord to lease space in the Building shall be sufficient evidence that Landlord is no longer actively negotiating with such person; provided, that neither Tenant nor Tenant's broker shall have induced such proposed assignee or subtenant to send such letter).

     (c) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 270 days after the giving of such consent, then Tenant shall again comply with Section 5.03(a) before assigning this Lease or subletting all or the relevant part of the Premises.

     (d) If Landlord fails to grant or deny consent to a proposed assignment or subletting within 15 days after receipt of the relevant Transfer Notice, Tenant shall have the right to give a reminder notice to Landlord (which notice shall state that Landlord shall be deemed to have consented to the proposed assignment or subletting if Landlord fails to grant or deny consent thereto within 1 Business Day) and if Landlord fails to grant or deny consent to such proposed assignment or subletting within one Business Day after receipt of such reminder notice, Landlord shall be deemed to have consented to such assignment or subletting. Any denial of consent to a proposed assignment or subletting shall be effective only if accompanied by a statement that sets forth in detail Landlord's reason(s) for denying such consent; provided, that in the case of any denial of consent by reason of a failure of the condition specified in Section 5.03(b)(ii), Landlord shall only be required to cite such Section in order to comply with this sentence.

     (e) "Qualifying Transactions" means any of the following: (i) any sublease of less than 25,000 rentable square feet (including any option or must take space and any space previously sublet by Tenant to the same subtenant), (ii) any sublease with an entity with which Tenant then has a material ongoing business relationship or (iii) any sublease or assignment if (A) the fair market rental value (determined as if leased directly by Landlord) of the Sublet Space (or the Premises in case of an assignment), on a per rentable square foot, net effective basis is less than (B) the Rent, on a per rentable square foot basis, payable under this Lease; provided, in the case of clause (iii), that Tenant pays to Landlord in monthly installments an amount equal to 50% of the excess, if any, of (x) the fair market rental value of the Sublet Space (or the Premises in case of an assignment) determined as provided in clause (A) above over (y) (I) in the case of a sublease, the rent, on a per rentable square foot, net effective basis, payable by the subtenant with respect to the Sublet Space or (II) in the case of an assignment, the Rent, on a per rentable square foot basis, payable under this Lease, net of any consideration being paid by Tenant to such assignee for such assignment. As an example for clause (iii) above, if Tenant desires to sublet Sublet Space to a subtenant for $24 per rentable square foot on a net effective basis and the fair market rental value of such Sublet Space (determined as provided in subclause (A) above) is $30 per rentable square foot on a net effective basis, then, because the fair market rental value of such Sublet Space ($30 per rentable square foot) is less than the Rent payable under this Lease ($36 per rentable square foot) and the proposed sublease rent ($24 per rentable square foot) is less than such fair market rental value, Tenant must pay to Landlord an amount equal to 50% of the excess of the fair market rental value of such Sublet Space ($30 per rentable square foot) over the proposed sublease rent ($24 per rentable square foot) or $3 per rentable square foot of such Sublet Space.

     5.04 General Provisions. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant in the payment of any sum payable under this Lease after notice and beyond applicable grace periods, collect rent from the subtenant or occupant (but not in excess of the total amount of such monetary defaults by Tenant which exist at such time). In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

     (b) No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03, and (ii) an agreement substantially in the form attached to this Lease as Exhibit K whereby the assignee assumes Tenant's obligations under this Lease, which agreement shall only be required in the case of an actual assignment, but not in the case of a deemed transfer pursuant to the second sentence of Section 5.01(a).

     (c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant's other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease; provided, that (i) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then the Tenant named herein and each respective assignor or transferor that has not consented to such modification shall not be liable under or bound by such increase, enlargement or reduction (but shall continue liable under this Lease as though such modification were never made) and (ii) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, or an extension of time to perform in connection therewith, such waiver and/or extension shall also be deemed to apply to the immediate and remote assignors or transferors of such assignee or transferee. If this Lease shall have been assigned by the Initially Named Tenant (other than to an Affiliate of the Initially Named Tenant), Landlord shall give the initially named Tenant (or any entity which, pursuant to Section 5.01(b) above, directly or indirectly succeeds to the interest of the initially named Tenant) (the "Initially Named Tenant"), a copy of each notice of default given by Landlord to the then current tenant under this Lease. Except if Landlord shall execute and deliver a written instrument releasing the Initially Named Tenant from any further liability under this Lease, Landlord shall not have any right to terminate this Lease, or otherwise to exercise any of Landlord's rights and remedies hereunder (other than Landlord's self-help remedy in accordance with Section 4.08(a)), after a default by such current tenant, unless and until (A) Landlord shall have made a demand on the then tenant to cure the default in question, (B) the Initially Named Tenant receives a copy of the default notice in question, and (C) the Initially Named Tenant has an opportunity to remedy such default within the time periods set forth in this Lease (such time periods, with respect to the Initially Named Tenant, being deemed to run from the date that Landlord gives such Initially Named Tenant a copy of the default notice in question); provided, that this sentence shall not be applicable if the then current tenant under this Lease is an Affiliate of the Initially Named Tenant. Landlord shall accept timely performance by the Initially Named Tenant of any term, covenant, provision or agreement contained in this Lease on the then current tenant's part to be observed and performed with the same force and effect as if performed by the then current tenant (but only if such then current tenant is not an Affiliate of the Initially Named Tenant). If the Initially Named Tenant shall cure the default by such current tenant, or if the default shall be incurable (such as bankruptcy), and Landlord or the current tenant seeks to terminate this Lease, then the Initially Named Tenant shall have the right to enter into a new lease with Landlord upon all of the then executory terms of this Lease and to resume actual possession of the Premises for the unexpired balance of the Term; provided, that this sentence shall not be applicable if the then current tenant under this Lease is an Affiliate of the Initially Named Tenant

     (d) Each subletting by Tenant shall be subject to the following: (i) No subletting shall be for a term (including any renewal or extension options contained in the sublease, unless conditioned upon the exercise by Tenant of Tenant's renewal option pursuant to the terms of this Lease) ending later than one day prior to the Expiration Date. (ii) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, the form of which shall comply with the applicable provisions of this
Article 5 and a certificate of insurance evidencing that there is in full force and effect the insurance required by Section 7.02(a) covering the subtenant's personal property, which insurance includes the waiver of subrogation required pursuant to Section 7.03. (iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such subtenant shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Superior
Mortgagee is not so liable for, subject to or bound by in the case of an attornment by a subtenant to a Superior Mortgagee pursuant to Paragraph 3 of Exhibit B attached to Exhibit M annexed hereto. (iv) Notwithstanding clause
(iii) above, provided Tenant is not then in default under this Lease after notice and beyond applicable grace periods, with respect to any sublease (including a further sublease by a subtenant of Tenant (a "Second Tier Sublease") but not a further subletting) other than pursuant to Section 5.01(c) or 5.01(e), to which Landlord has given its consent or is deemed to have given its consent pursuant to the terms of this Article 5 and which (A) is for not less than 20,000 rentable square feet of Office Space (50,000 rentable square feet in the case of a Second Tier Sublease), (B) consists of either (x) not less than 100,000 rentable square feet of Office Space or (y) contiguous space which includes the highest or lowest floor then comprising the Office Space or is contiguous to another floor that has, in substantial part, been sublet by Tenant and with respect to which Landlord has executed and delivered one or more non-disturbance and attornment agreements hereunder with respect to substantially all of such floor, (C) provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the Fixed Rent and recurring Additional Charges payable hereunder by Tenant with respect to such space from time to time throughout the Term (or if less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges payable hereunder by Tenant, if such subtenant agrees, in the non-disturbance and attornment agreement hereinafter referred to, that such rental will automatically and without condition become so equal, if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Landlord and the subtenant following the termination of this Lease), (D) consists of space that will be demised separately from the remainder of the Premises in accordance with all applicable Laws and (E) provides for other obligations of the subtenant at least substantially identical to the obligations of Tenant under this Lease (but in compliance, to the extent applicable, with Section 8.24 below), Landlord shall, at Tenant's request, execute and deliver to such subtenant a non-disturbance and attornment agreement substantially in the form of Exhibit B attached to Exhibit M annexed hereto, modified as necessary to reflect that the non-disturbance is being granted by Landlord rather than by a Superior Mortgagee, provided and upon condition that (1) in the case of any subtenant that is a partnership that is not publicly traded, such subtenant shall have had net income determined in accordance with GAAP (i.e., the excess of all gross revenues and fees over all expenses (including, without limitation, all partnership debt service), as determined by a firm of independent certified public accountants) for the 12 month period ending on the last day of the most recently ended fiscal quarter of such subtenant equal to or in excess of the product of (I) 5 multiplied by (II) the greater of (aa) the Rent payable by Tenant with respect to the sublease space for the 12 month period commencing on the sublease commencement date
(determined without giving effect to any credits, offsets, abatements or free rent periods) and (bb) all sums payable under the sublease for such 12 month period (as so determined), (2) in the case of any subtenant other than a subtenant described in clause (1) above, Tenant has furnished to Landlord's reasonable satisfaction proof that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant of Landlord (and not as a subtenant of Tenant), including any increase in such financial obligations which may become effective pursuant to this clause
(iv), and (3) the subtenant executes and delivers to Landlord such non-disturbance and attornment agreement. Notwithstanding anything to the contrary set forth in this clause (iv), any non-disturbance and attornment agreement delivered by Landlord pursuant to this clause (iv) shall, pursuant to this Lease, be conditional and by its terms expressly contain the condition such that, in the event of any termination of this Lease other than by reason of Tenant's default (e.g., by reason of a casualty pursuant to Section 7.05), then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date; provided, that if (AA) this Lease is terminated with respect to less than all of the Premises, or (BB) Tenant pursuant to Article 9 exercises the Renewal Option with respect to less than all of the Premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which this Lease is terminated or not renewed, as the case may be, shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date or the day preceding the commencement of the Renewal Term, as the case may be. Anything contained in this Section 5.04(d)(iv) to the contrary notwithstanding, with respect to any sublease for which Landlord has delivered a non-disturbance and attornment agreement pursuant hereto, no provision of any such sublease providing in substance for the exculpation from personal liability of the partners of a partnership subtenant shall be binding on Landlord unless such subtenant, on the date the attornment provided for in such non-disturbance and attornment agreement becomes effective between Landlord and such subtenant, shall post with Landlord, as security for such subtenant's obligations under its sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Landlord) in either case in an amount equal to the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable by such subtenant to Landlord at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges). Any subletting by Tenant to an Affiliate of Tenant in accordance with Section 5.01(c) or 5.01(e) and any subletting by Tenant to the Agency or by the Agency to Tenant in accordance with Section 12.01 shall not constitute a subletting tier for purposes of this Section 5.04(d)(iv).

     (e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord's consent in accordance with Section 5.03(b) and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.05, which Article 5 for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.


     (f) Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed; provided, that Tenant shall in no event publicly advertise the rental rate or any description of such rental rate. Notwithstanding the foregoing, Landlord's consent shall not be required for Tenant to list the Premises or any portion thereof with brokers or for Tenant or such brokers to distribute flyers with respect to the availability of the Premises or any portion thereof, subject to the proviso set forth in the preceding sentence.

     (g) If this Lease is assigned to a partnership in accordance with the provisions of this Article 5, then the partners of such partnership shall be exculpated from personal liability for the obligations of such partnership as Tenant hereunder; provided, that (i) in the case of any such assignee that is not a publicly traded partnership, such assignee shall, as of the effective date of such assignment, have had net income determined in accordance with GAAP (i.e., the excess of all gross revenues and fees over all expenses (including, without limitation, all partnership debt service), as determined by a firm of independent certified public accountants) for the 12 month period ending on the last day of the most recently ended fiscal quarter of such assignee equal to or in excess of the product of (A) 5 multiplied by (B) the Rent payable by Tenant with respect to the Premises for the 12 month period commencing on the assignment commencement date (determined without giving effect to any credits, offsets, abatements or free rent periods), (ii) in the case of any such assignee that is a publicly traded partnership, such assignee has furnished to Landlord's reasonable satisfaction proof that such assignee, as of the effective date of such assignment, has financial worth sufficient to timely fulfill its obligations under this Lease, and (iii) in all cases, such assignee shall post with Landlord cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Landlord) in an amount equal to the annual Rent payable from time to time by Tenant to Landlord.

     5.05 Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises and the amount of any other consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant's Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments if, as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within 60 days after the end of each calendar year (including, without limitation, the calendar year in which occurs the expiration or earlier termination of this Lease) a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. Notwithstanding the foregoing, if Tenant fails to timely give any such statement to Landlord, such failure shall not constitute a default under this Lease unless Landlord gives notice to Tenant after the foregoing 60-day period and Tenant fails to give such statement to Landlord within 30 days thereafter. "Tenant's Basic Cost" for sublet space at any time means the sum of
(i) the portion of the Fixed Rent, Tax Payments and Operating Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease with interest plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease with interest, plus (v) 1/2 of any costs incurred by Tenant for improvements made to the sublet space within 12 months prior to the subletting in question (as evidenced by paid invoices), plus (vi) any take-over costs in excess of any income from any such take-over received by Tenant, plus (vii) any contribution for work and/or the subtenant's moving expenses, plus (viii) all other out-of-pocket costs incurred by Tenant in connection therewith. All references to interest in this Section 5.05 shall be deemed to be interest at the Prime Rate.

     (b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the consideration received by Tenant for such assignment, after deducting therefrom (i) all out-of-pocket expenses actually incurred by Tenant in connection with such assignment (including, without limitation, all of the expenses referred to in Section 5.05(a), if and to the extent applicable), plus
(ii) (without duplicating any amounts deducted under clause (i)) 1/2 of any costs incurred by Tenant for improvements made to the Premises within 12 months prior to the assignment in question (as evidenced by paid invoices).

     (c) For the purpose of determining whether Tenant is obligated to pay any amounts (or how much Tenant is obligated to pay) under this Section 5.05 to Landlord, the current and all previous (if any) sublease transactions consummated within 24 months of the current sublease transaction and which are all part of the same subletting program shall be aggregated, so as to allow Tenant to off-set all "losses" incurred by Tenant in connection with such transactions against any "profits".

     (d) In no event shall Tenant be required to make any payment to Landlord by reason of, or in connection with, any assignment or subletting, other than as expressly set forth in this Section 5.05.

                                    ARTICLE 6
                       Subordination; Default; Indemnity

     6.01 Subordination. (a) This Lease is subject and subordinate to each mortgage (a "Superior Mortgage") and each underlying lease (a "Superior Lease") which may now or hereafter affect all or any portion of the Project or any interest therein; provided, that (i) in the case of the Indenture, the Superior Mortgagee under the Indenture, concurrently with the execution and delivery of this Lease by Landlord and Tenant, shall have executed, acknowledged and delivered to Tenant the non-disturbance and attornment agreement attached to this Lease as Exhibit M, (ii) in the case of the Ground Lease (if the Superior Lessor thereunder shall no longer be Landlord or an Affiliate of Landlord) or any other Superior Lease which may hereafter affect all or any portion of the Project or any interest therein, the Superior Lessor shall have executed, acknowledged and delivered a non-disturbance and attornment agreement containing the same substantive provisions as those set forth in the form attached to this Lease as Exhibit M, modified as necessary to reflect that the party granting the non-disturbance is a Superior Lessor rather than a Superior Mortgagee and (iii) in the case of any Superior Mortgage which may hereafter affect all or any portion of the Project or any interest therein, the Superior Mortgagee thereunder shall have executed, acknowledged and delivered to Tenant a non-disturbance and attornment agreement containing the same substantive provisions as those set forth in the form attached to this Lease as Exhibit O. Notwithstanding anything contained in this Section 6.01(a) to the contrary, if any such Superior Lessor or Superior Mortgagee executes, acknowledges and delivers to Tenant a non-disturbance and attornment agreement in the form herein required, and Tenant either fails or refuses to execute and deliver such agreement within 20 days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Lease or Superior Mortgage, as the case may be, and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Lease or Superior Mortgage, as the case may be. If the foregoing conditions are satisfied, Tenant shall execute, acknowledge and deliver such instrument as may be reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence the subordination described in this Section 6.01(a), but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor (other than the Superior Lessor under the Ground Lease so long as such Superior Lessor is Landlord or an Affiliate of Landlord), provided such amendment shall not reduce or extend the Term, increase the Rent, reduce the area of the Premises, increase Tenant's obligations or decrease Tenant's rights under this Lease (other than to a de minimis extent) or decrease Landlord's obligations or increase Landlord's rights under this Lease (other than to a de minimis extent). Any dispute under the preceding sentence shall be determined by arbitration in accordance with Section
8.09. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a "Successor Landlord"), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease). Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective. The lessor under a Superior Lease is called a "Superior Lessor" and the mortgagee under a Superior Mortgage is called a "Superior Mortgagee".

     (b) Without limiting the generality of this Section 6.01, this Lease is subject and subordinate to (i) a certain Superior Lease, dated February 25, 1959, between Martha F. Keeping, as lessor, and 91078 Corporation, as lessee (the "Ground Lease"), a memorandum of which was recorded in the office of the Register of the City of New York, County of New York in Liber 5068 of Conveyances, Page 489, and (ii) a certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated as of March 20, 1984 (the "Indenture") made between O&Y Equity Corp., Olympia & York Holdings Corporation, FAME Associates, Olympia & York 2 Broadway Land Company and Olympia & York 2 Broadway Company (collectively "Companies"), as mortgagor, and Nationsbank of Tennessee, N.A. (as successor to Manufacturers Hanover Trust Company), as Trustee, as mortgagee.
Section 6.6D(1) and Section 6.6D(3) of the Indenture provide as follows: "D. The Companies will not: "(1) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that
(i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments hereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount up to any amount permitted by law (provided that such deposits are maintained in accordance with applicable law) and (ii) the Companies may receive and collect escalation charges in accordance with the terms of each Lease;" "(3) enter into any Lease that does not contain terms to the effect as follows: (a) the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of the Trustee under this Indenture; (b) the Lease has been assigned as collateral security by the landlord thereunder to the Trustee under this Indenture but that the landlord thereunder is entitled to receive and collect all rental and other payments thereunder unless and until contrary notice is received from the Trustee; (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be nonrecourse as to any assets of such successor landlord other than its equity in the building in which the leased premises are located; and (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Properties by reason of any landlord default occurring prior to such foreclosure." This Lease falls within the definition of "Lease" referred to in the above quoted language from the Indenture. Landlord and Tenant acknowledge that the non-disturbance and attornment agreement delivered by the Superior Mortgagee under the Indenture by its terms modifies and supersedes the provisions of Section 6.6D(3)(d) of the Indenture quoted above.

     (c) Landlord represents to Tenant that, as of the date of this Lease, Landlord or an Affiliate of Landlord is the successor-in-interest to each of the lessor and the lessee under the Ground Lease, and Landlord agrees that so long as the lessor under the Ground Lease is Landlord or an Affiliate of Landlord, in no event shall any action taken by said lessor serve to reduce any rights, or increase any obligations, of Tenant under this Lease.

     6.02 Estoppel Certificate. Each party shall, at any time and from time to time, within 20 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Relevant Dates, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party shall have knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request in order to confirm the status of any rights or obligations of Tenant or Landlord under this Lease.

     6.03 Default. (a) This Lease and the term and estate hereby granted are subject to the limitation that: (i) if Tenant defaults in the payment of any Fixed Rent, Tax Payment, Operating Payment or payment in respect of electricity, and such default continues for 5 Business Days after Landlord gives to Tenant (and, if applicable, to the Initially Named Tenant if required pursuant to Section 5.04(c) above) a notice specifying such default; provided, that if Tenant, within such 5-Business Day period, notifies Landlord that Tenant disputes the payment in question, specifying the basis for Tenant's dispute, and pays to Landlord any undisputed portion of such payment, such 5-Business Day period shall be extended as to the disputed portion of such payment by an additional 10 Business Days (i.e., 15 Business Days in the aggregate), or (ii) if Tenant defaults in the payment of any Additional Charges (other than a Tax Payment, Operating Payment or payment in respect of electricity, each of which is provided for in Section 6.03(a)(i) above), and such default continues for 15 Business Days after Landlord gives to Tenant (and, if applicable, to the Initially Named Tenant if required pursuant to Section 5.04(c) above) a notice specifying such default, or (iii) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 6.03(a)(i), (a)(ii) or (a)(iv)), and if such default continues and is not cured within 30 days after Landlord gives to Tenant (and, if applicable, to the Initially Named Tenant if required pursuant to Section 5.04(c) above) a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not within said 30 days institute and thereafter diligently prosecute to completion, in a commercially reasonable manner, all steps necessary to cure the same, or (iv) if this Lease or the estate hereby granted would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 5, and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant (and, if applicable, to the Initially Named Tenant if required pursuant to Section 5.04(c) above) specifying such default, then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity (but subject to Section 6.06(a) with respect to such other remedies), Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 days with the same effect as if the last of such 5 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

     (b) (i) If Tenant shall dispute, in good faith, the occurrence of any default described in Section 6.03(a)(iii) or (iv), subject to the following sentence, Tenant shall have the right, within 30 days after Tenant receives notice of such default, to institute an arbitration proceeding in accordance with the provisions of Section 8.09 for the purpose of determining whether or not such default exists and pending the final outcome of such arbitration and during the cure period hereinafter provided for, Landlord shall not be entitled to terminate this Lease by reason of the occurrence of such default. Tenant's right to dispute such default under this Section 6.03(b)(i) and the restriction on Landlord's right to terminate this Lease by reason of the occurrence of such default shall exist only if and to the extent that (A) neither the Land nor the Building nor any portion thereof, nor Landlord's interest therein, shall be materially and adversely affected by such contest, (B) the health or safety of persons shall not be in imminent danger of being threatened, (C) such default shall not subject Landlord to imminent risk of civil or criminal liability, (D) such default shall not be the cause of the imminent cancellation of any insurance policy maintained by Landlord, (E) such default shall not cause unreasonable interference to the use of space by another tenant or occupant of the Building and (F) Tenant shall prosecute such arbitration in compliance with all of the provisions of Section 8.09; provided, that in the case of clauses (A) through (F), Landlord shall give Tenant notice of its determination that such dispute by Tenant would violate any such clause and the basis therefor. The determination of the arbitration proceeding shall be final and binding upon Landlord and Tenant and (x) if the arbitration shall determine that such default exists, Tenant shall have no rights at law or in equity (all of which are hereby waived by Tenant) to contest the existence of such default and (y) if the arbitration shall determine that such default does not exist, Landlord shall have no right to thereafter give to Tenant a default notice with respect to the specific event that the arbitrator determined not to be a default. Without limiting the generality of Section 8.09, the non-prevailing party in such arbitration shall pay all of the reasonable costs and expenses incurred by the parties in connection with such proceeding. If the arbitration shall determine that a default exists, then the date on which the arbitrators give Landlord and Tenant notice of such determination shall be deemed to be the date that Tenant was given notice of such default under Section 6.03 (a)(iii) or (iv), as the case may be, for all purposes hereunder, so that Tenant shall thereafter have the cure periods set forth in such Section to cure such default. The dispute rights provided for in this Section 6.03(b)(i) shall not apply in the case of any default described in Section 6.03(a)(i) or Section 6.03(a)(ii) (but payment by Tenant of any Rent shall not preclude Tenant from thereafter arbitrating the correctness of such payment in accordance with Section 8.09). (ii) If Landlord gives a notice to Tenant in accordance with Section 6.03(b)(i) informing Tenant that the dispute by Tenant of any default in accordance with such Section would violate any of clauses (A) through (F) of such Section, then Tenant shall perform the disputed obligation, and if Tenant fails to do so, Landlord shall be entitled to exercise all rights and remedies under this Lease or otherwise with respect to such failure (including, without limitation, the right to terminate this Lease). Notwithstanding the foregoing, after Tenant completes the performance of such disputed obligation, Tenant shall have the right to initiate an arbitration in accordance with Section 8.09 for the purpose of determining whether or not Tenant was obligated to perform such disputed obligation in accordance with the provisions of this Lease. If such arbitration shall determine that Tenant was not obligated to perform such obligation, then Landlord shall promptly reimburse Tenant for all amounts reasonably incurred by Tenant in performing such obligation, together with interest thereon at the Prime Rate from the date that such expenditure was incurred by Tenant through the date of reimbursement by Landlord; provided, that if such arbitration shall determine that Landlord acted in bad faith in requiring Tenant to perform such obligation, then such reimbursement by Landlord shall be with interest at the Interest Rate (instead of at the Prime Rate).

     6.04 Re-entry by Landlord. If this Lease shall terminate,  either (a) as in
Section 6.03 provided or (b) after a default by Tenant in the payment of any Rent, by summary dispossess or other appropriate proceeding (a termination under clause (a) or (b) is called a "Termination"), Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings. Upon any Termination, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

     6.05 Damages. In the event of a Termination, Tenant shall pay to Landlord as damages, at the election of Landlord, either: (a) a sum which, at the time of such termination, represents the then value of the excess, if any, of (i) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over
(ii) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Sections 2.04 and 2.05 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

     (b) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the actual expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, and all other actual expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord on account of any period that is the subject of such suit and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting. Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such Termination.

     6.06 Other  Remedies.  (a)  Nothing  contained  in this Lease  (other  than
Section 7.05(f) below) shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant; provided, that Landlord's damages solely in respect of Tenant's failure to pay Rent for the remainder of the Term in the event of a Termination shall be limited to amounts calculated in accordance with Section 6.05.

     (b) Except where any provision of this Lease provides that Tenant's sole remedy for any failure by Landlord to perform any of its obligations under this Lease is as specified in this Lease (or words to that effect), nothing contained in this Lease (other than Section 7.05(f) below) shall be construed as limiting or precluding the recovery by Tenant against Landlord of any sums or damages to which, in addition to the damages particularly provided in this Lease, Tenant may lawfully be entitled by reason of any default hereunder on the part of Landlord (but subject in all events to Section 8.06).

     (c) Anything to the contrary contained in this Lease notwithstanding, in no event shall Landlord or Tenant be liable to the other for consequential damages under this Lease.

     6.07 Right to Injunction. In the event of a breach or threatened breach by Landlord or Tenant of any of its obligations under this Lease, the other party shall also have the right of injunction. Except as set forth in Sections 6.06(a) and (b) above, the specified remedies to which Landlord or Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may lawfully be entitled, and Landlord or Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

     6.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the right to seek a delay in levy of execution in case of any eviction or dispossession for nonpayment of rent. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

     6.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. If either party designates by notice to the other party that a payment made by the paying party is to be applied by the receiving party to a particular item then owing by the paying party to the receiving party, then the receiving party shall apply such payment to such particular item. Any amounts paid by Landlord or Tenant to the other party, without notice of a particular item to which such payment is to be applied, may be applied by the receiving party, in its discretion, to any amounts then owing by the paying party to the receiving party. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant's obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor (other than the Superior Lessor under the Ground Lease so long as such Superior Lessor is Landlord or an Affiliate of Landlord) and Superior Mortgagee with whom Tenant has (or is deemed to have) in effect a binding non-disturbance and attornment agreement.

     6.10 Holding Over. (a) If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to the product of
(i) the Holdover Percentage multiplied by (ii) the greater of (A) the fair market rental value of the Premises for such month or (B) the Fixed Rent and recurring Additional Changes which Tenant was obligated to pay for the month immediately preceding the end of the Term. "Holdover Percentage" means, with respect to any holdover by Tenant after the expiration or termination of this Lease, (I) for the first 30 days of such holdover tenancy, 110%, (II) for the second 30 days of such holdover tenancy, 120%, (III) for the third 30 days of such holdover tenancy, 130%, (IV) for the fourth 30 days of such holdover tenancy, 140% and (V) thereafter, 150%. Subject to Section 6.10(b), no holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this
Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

     (b) If (i) Tenant holds over for more than 9 months after the expiration or termination of this Lease, (ii) Landlord enters into a lease ("Landlord's New Lease") with a tenant for all or any part of the Premises (a "New Tenant") and such New Tenant terminates Landlord's New Lease by reason of the holding over by Tenant and (iii) either (A) Tenant shall not have entered into a lease for new premises ("Tenant's New Lease") on or before the date that is the later of (x) the date that the New Tenant terminates Landlord's New Lease and (y) the date that is 9 months after the expiration or termination of this Lease or (B) Tenant shall have entered into Tenant's New Lease on or before the later of the dates described in clauses (x) and (y) above, and Tenant shall have terminated, or shall then have the right to terminate (provided that such right shall continue to be available for at least 2 Business Days after the giving of Landlord's notice of exercise of Landlord's option next described), Tenant's New Lease, then, at Landlord's option exercisable upon 2 Business Days notice to Tenant, this Lease shall be deemed to be automatically renewed upon all of the terms and conditions set forth in this Lease, except that (I) the term of this Lease shall be extended for an additional period equal in duration to the initial term of Landlord's New Lease (the "Holdover Renewal Term"), (II) Fixed Rent with respect to the Premises for the Holdover Renewal Term shall be equal (on a per rentable square foot basis) to the Fixed Rent payable in accordance with Landlord's New Lease for the initial term thereof (after giving effect to the value of any concessions under Landlord's New Lease that are not received by Tenant), (III) Tenant's Tax Payment and Tenant's Operating Payment shall be payable in accordance with Article 2; provided, that the Base Tax Amount and the Base Operating Year shall be as specified in Landlord's New Lease, (IV) Tenant shall accept the Premises in its "as is" condition at the commencement of the Holdover Renewal Term, and any provisions of this Lease with respect to Landlord's Work, payment of a work allowance and any abatement of Fixed Rent and any Additional Charges (relating only to Tenant's initial construction period with respect to any space comprising the Premises, i.e., the period prior to the rent commencement date for such space) shall not be applicable during the Holdover Renewal Term and (V) Tenant shall have no option to renew this Lease beyond the expiration of the Holdover Renewal Term. Promptly after the commencement of the Holdover Renewal Term, the parties shall execute and deliver an instrument confirming the extension of the term of this Lease for the Holdover Renewal Term upon the terms and conditions of this Section 6.10(b), but the failure to so execute and deliver such instrument shall not affect such extension of the term of this Lease. Landlord shall promptly notify Tenant of the terms of any termination right contained in Landlord's New Lease which permits the New Tenant to terminate Landlord's New Lease by reason of the failure of Landlord to deliver the premises leased to the New Tenant within a certain time period or by a certain date. Tenant shall promptly notify Landlord of the terms of any termination right contained in Tenant's New Lease which permits Tenant to terminate Tenant's New Lease by reason of the failure of the landlord thereunder to deliver Tenant's new premises within a certain time period or by a certain date.

     6.11 Attorneys' Fees. If either party places the enforcement of this Lease or any part thereof, or the collection of any Rent or other payment due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall be reimbursed by the losing party, within 30 days after demand, for its reasonable attorneys' fees and disbursements and court costs.

     6.12 Nonliability and Indemnification. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, subject to Sections 7.03 and 7.05(f), the foregoing shall not be deemed to relieve Landlord, any Superior Lessor or any Superior Mortgagee, respectively, of any liability to the extent resulting from the negligence or willful misconduct of such party or its agents, servants, employees or contractors in the operation or maintenance of the Premises or the Building,
(ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any public or quasi-public work, except in the case of Landlord, if and to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, servants, employees or contractors (but subject to Sections 7.03 and 7.05(f)), or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein. This Section 6.12(a) shall not be construed to relieve Landlord of any of Landlord's obligations set forth elsewhere in this Lease or to deprive Tenant of any remedies to which Tenant may be entitled in the event of the breach by Landlord of any of Landlord's obligations under this Lease.

     (b) Subject to the provisions of Sections 7.03 and 7.05(f), Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each (including Landlord and such superior parties), a "Landlord Indemnified Party"), from and against any and all claims caused by (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in the Premises; provided, that Tenant's indemnity pursuant to this clause (i) shall not apply to the extent such claim results from the acts (other than any act in connection with the exercise by Landlord of its self-help remedy set forth in
Section 4.08, in which case Tenant's indemnity pursuant to this clause (i) shall not apply only to the extent that any such claim results from the negligence or willful misconduct of Landlord) or (where a Landlord Indemnified Party has an affirmative obligation to act pursuant to the terms of this Lease) omissions of any Landlord Indemnified Party, (ii) any negligence or willful misconduct of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees, contractors or invitees (so long as such invitees are in the Premises) with respect to any accident, injury or damage occurring in, at or upon the Project or (iii) the use by Tenant or any other person of Tenant's Parking Spaces; provided, that Tenant's indemnity pursuant to clauses (ii) and (iii) above shall not apply to the extent such claim results from the negligence or willful misconduct of any Landlord Indemnified Party, in each case together with all reasonable costs and expenses incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and disbursements. If any action or proceeding is brought against any Landlord Indemnified Party by reason of any such claim, Tenant, upon notice from such Landlord Indemnified Party, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Landlord Indemnified Party, and counsel selected by Tenant's insurance company to resist and defend such action or proceeding is hereby deemed to be satisfactory to such Landlord Indemnified Party).

     (c) Subject to the provisions of Sections 7.03 and 7.05(f), Landlord shall indemnify and hold harmless Tenant and Tenant's partners, directors, officers, shareholders, principals, agents and employees (each (including Tenant), a "Tenant Indemnified Party"), from and against any and all claims arising from or in connection with any negligence or willful misconduct of Landlord or any Landlord Indemnified Party with respect to any accident, injury or damage occurring in, at or upon the Project; together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and disbursements; provided, that (except in the case of Tenant's exercise of its self-help remedies under Section 10.01(a), in which case the foregoing indemnity shall apply with respect to claims made by third parties arising from or in connection with the acts or omissions of Tenant or any Affiliated agent of Tenant, but not those of any contractor or non-Affiliated agent of Tenant) the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of any Tenant Indemnified Party. If any action or proceeding is brought against any Tenant Indemnified Party by reason of any such claim, Landlord, upon notice from such Tenant Indemnified Party, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Tenant Indemnified Party, and counsel selected by Landlord's insurance company to resist and defend such action or proceeding is hereby deemed to be satisfactory to such Tenant Indemnified Party).

                                    ARTICLE 7
                       Insurance; Casualty; Condemnation

     7.01 Compliance with Insurance Standards. (a) Neither Tenant nor any person claiming through or under Tenant, nor any of their respective agents, employees, contractors or invitees (so long as such invitees are in the Premises) shall violate any reasonable condition imposed by any insurance policy then issued in respect of the Project or do or keep anything in the Premises (after Landlord shall have notified Tenant not to do so) which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project; but nothing in this Section 7.01(a) shall be construed to prohibit Tenant's use of the Premises for the uses permitted under Section
1.05. Tenant shall not be responsible for any increased insurance rate in respect of the Project over the rate that would otherwise then be in effect, and this Section 7.01(a) shall not be construed to impose any liability on Tenant, in each case solely by reason of Tenant's use of the Premises for the purposes stated in Section 1.05; provided, that, in the case of Tenant's use of the Premises as a Cafeteria, Tenant complies with all Laws and the reasonable requirements of Landlord's insurer applicable to such use.

     (b) If, as a direct result of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, within 30 days after demand, for that part of such premiums paid by reason of such failure on the part of Tenant, provided that said demand shall be accompanied by a statement from the insurer which shall expressly identify the specific act or activity of Tenant causing the increase in the insurance rate. A schedule or "make up" of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

     (c) Notwithstanding anything to the contrary contained herein, Tenant shall not be liable for any increases in fire insurance premiums, unless Tenant shall have received not less than 120 days advance notice of the imposition of such increases, during which period Tenant may notify Landlord that Tenant desires Landlord to contest the imposition of such increases with Landlord's insurance company. If Tenant timely gives such notice to Landlord, Landlord shall vigorously contest the imposition of such increases with Landlord's insurance company. Pending the final determination of any such contest, Tenant shall not be required to pay any such disputed amount. If it is finally determined that Tenant is required to pay such disputed amount, Tenant shall pay the same, together with interest thereon at the Prime Rate (or the Interest Rate if Tenant is determined by an arbitration in accordance with Section 8.09 to have contested any such increase in insurance premiums in bad faith) from the date such disputed amounts were paid by Landlord through the date of payment by Tenant, within 30 days after demand therefor by Landlord.

     (d) Landlord, at Landlord's expense, shall maintain at all times during the Term, with a reputable insurance company licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing as "A VIII" or better or the then equivalent of such rating, the following insurance: (i) commercial general liability insurance against all claims, demands or actions for injury to or death of person or property having a limit of not less than $25,000,000 per occurrence and/or in the aggregate, including products liability, contractual liability and independent contractors' coverage, arising from or related to, the conduct of Landlord, the operation of the Project and/or caused by the acts or omissions of Landlord, the managing agent for the Building and their respective employees; (ii) if there is a boiler or other similar refrigeration equipment or pressure object or other similar equipment in the Building, steam boiler, air conditioning and machinery insurance written on broad form basis with a limit of not less than the full replacement value of such equipment; (iii) "all-risk" insurance, to the extent of 100% of the replacement cost of the Building (including, without limitation, the Landlord Obligation Areas, but excluding the Premises, other than any Landlord Obligation Areas within the Premises, and all Tenant's Fixtures); and
(iv) worker's compensation, disability and such other similar insurance covering all persons employed in connection with Landlord's Work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant, the Premises or the Building.

     (e) Within 10 days after Landlord's receipt of notice from Tenant requesting same, Landlord shall give Tenant reasonable evidence that the insurance required to be carried by Landlord under Section 7.01(d) is in full force and effect.

     7.02 Tenant's Insurance. Tenant shall maintain at all times during the Term
(a) "all risk" property insurance covering the Premises (including, without limitation, all present and future Tenant's Property and Tenant's Fixtures, but excluding any Landlord Obligation Areas) to a limit of not less than the full replacement cost thereof, (b) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence (c) steam boiler, air conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises, with limits of not less than the full replacement value of such equipment, (d) when Alterations are in process, the insurance specified in Section 4.02(e) hereof and (e) the insurance specified in Section 8.25(d). Such insurance may be carried under blanket and/or umbrella policies covering the Premises and other properties owned or leased by Tenant; provided, that each such policy shall in all respects comply with this
Section 7.02, shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Section 7.02 and shall provide that the amount of coverage afforded thereunder with respect to the Premises shall not be reduced by claims thereunder against such other properties. The limits of the insurance required under this Section 7.02 shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, on or before the Relevant Date with respect to each Block (or any applicable portion thereof), certificates of insurance evidencing the insurance required to be maintained by Tenant under this Section 7.02 issued by the insurance company or its authorized agent. Tenant shall procure renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal certificate before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing as "A VIII" or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insureds are given at least 30 days' prior written notice of such cancellation. Landlord and Tenant shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss and Landlord and Tenant shall execute and deliver to each other such proofs of loss and other instruments which may be required to recover any such insurance monies. Landlord may from time to time (but not more frequently than once every 3 years) require that the amount of the insurance to be maintained by Tenant under this Section
7.02 be increased, so that the amount thereof is equal to the amount of insurance which landlords of midtown Manhattan buildings comparable to the Building are then requiring tenants to carry.

     7.03 Subrogation Waiver. Landlord and Tenant shall each include in each of its respective insurance policies insuring the Building, any portion thereof or any property therein against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this
Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

     7.04 Condemnation. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of the Land or the Building (whether or not the Premises are affected by such taking) of such scope such that the untaken part thereof would be in Landlord's reasonable judgment uneconomic or undesirable to operate, then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority; provided, that if no part of the Premises is subject to such taking, Landlord shall be entitled to terminate this Lease only if Landlord then terminates all other leases for office space in the Building. If there shall be a taking of the Premises of such scope that the untaken part of the Premises would in Tenant's reasonable judgment be uneconomic or undesirable to operate, then Tenant may terminate this Lease and the term and estate granted thereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent applicable to the taken part of the Premises shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant's Property) as nearly as practicable to its condition prior to such taking. In the case of any termination of this Lease under this Section 7.04, whether as to all or a portion of the Premises, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below.

     (b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to make a claim for and receive the entire award in the condemnation proceeding made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term and for the costs to perform the repairs to the Building and the Premises which Landlord is required to perform pursuant to Section 7.04(d), and Tenant shall be entitled to make a claim for and receive from the condemning authority, any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's Property, the unamortized cost (as shown on Tenant's financial statements) of all Alterations made by Tenant to the Premises at Tenant's expense (without the use of any work allowance provided by Landlord), any increased rent which Tenant is (or would be) required to pay for new space to the extent such space is comparable to the Premises, moving expenses and the unamortized cost of all Alterations for which Tenant was reimbursed by any work allowance provided by Landlord to Tenant for each Block or any other space included in the Premises which shall have been repaid to Landlord through the payment of Fixed Rent by Tenant (for purposes solely of determining the portion of any such work allowance which shall have been so repaid, work allowances for each Block or any other space shall be deemed to be amortized on a straight-line basis during the period commencing on the rent commencement date for such Block or other space and ending on the last day of the initial Term (or, if such work allowance is provided by Landlord during any renewal term, the last day of such renewal term), so that each Fixed Rent payment made by Tenant during such period shall include an equal amount of such work allowance); provided, that if such taking shall include only a portion of any Block or a portion of any other space included in the Premises and this Lease shall not be terminated by reason thereof, any work allowance provided by Landlord with respect to such Block or other space shall be appropriately prorated based upon the rentable area of the taken portion of such Block or other space and amortized in accordance with the foregoing provisions. Notwithstanding the foregoing, Tenant shall not be permitted to make a claim in any such condemnation proceeding which shall reduce the award to Landlord for the costs to perform the repairs to the Building and the Premises which Landlord is required to perform pursuant to Section 7.04(d).

     (c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises (including Tenant's Alterations). Notwithstanding anything to the contrary contained in this Section 7.04(c), if any such temporary taking shall continue for a period in excess of 6 months, the same shall be deemed a permanent taking, and the provisions of Sections 7.04(a) and (b) shall apply thereto. This Lease shall remain unaffected by such taking (unless such taking exceeds 6 months and one of the parties terminates this Lease under the preceding sentence) and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Tenant as a trust fund for payment of the Rent thereafter becoming due.

     (d) In the event of any taking which does not result in termination of this Lease, Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (including all Fixtures, but excluding Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises.

     7.05 Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a "Casualty") and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building (including, without limitation, the Landlord Obligation Areas, but excluding the Premises, other than any Landlord Obligation Areas within the Premises, and all Fixtures and Tenant's Property) with due diligence (provided, that Landlord shall not be required to perform the same on an overtime or premium pay basis except to the extent the insurance carrier agrees to pay for such overtime without reducing the total insurance proceeds available to be paid to Landlord) after Landlord has actual knowledge of such Casualty and (ii) Tenant shall repair and restore, in accordance with Section 4.02, the Premises (including, without limitation, all Fixtures and Tenant's Property, but excluding all Landlord Obligation Areas) with reasonable dispatch after the Casualty.

     (b) If, by reason of a Casualty, all or part of the Premises shall be rendered Untenantable, whether by reason of damage to the Premises or by reason of damage to other portions of the Building which results in a lack of reasonable access to, or a material interference with the ability to use, the Premises, the Fixed Rent and Additional Charges under Sections 2.04 and 2.05 shall be abated in the proportion that the Untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date (the "Substantial Completion Date") that Landlord substantially completes the repair and restoration to the portions of the Building (including, without limitation, the Landlord Obligation Areas, but excluding the Premises, other than any Landlord Obligation Areas within the
Premises, and all Fixtures and Tenant's Property) necessary in order to render the Premises tenantable (the "Required Restoration Work") (provided, that if such repair and restoration would have been substantially completed at an earlier date but for Tenant having failed to cooperate with Landlord in effecting repairs or restoration or collecting insurance proceeds or any Tenant Delay, then such repair and restoration shall be deemed to have been substantially completed on such earlier date and the abatement shall cease on such earlier date) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the conduct of Tenant's normal business operations therein (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord's determination of the Substantial Completion Date shall be controlling unless Tenant disputes same by notice to Landlord within 10 days after Landlord shall have given notice of such determination to Tenant, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord's determination. If it is resolved that the Substantial Completion Date was not the date so fixed by Landlord, any payments of Rent paid by Tenant to Landlord during the period commencing on such date fixed by Landlord and ending on the day before the proper Substantial Completion Date, together with interest thereon at the Prime Rate from the date of the applicable payments by Tenant to the date of payment by Landlord, shall be paid by Landlord to Tenant within 30 days after the resolution of such dispute. Nothing contained in this Section
7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty. For purposes of this Section 7.05(b), in the case of any Casualty which renders all or part of the Premises Untenantable, the Required Restoration Work shall be deemed to be substantially completed on the date upon which such work is completed other than minor details or adjustments to such work, but only if such details or adjustments shall not interfere in any material respect with Tenant's ability to repair and restore the portion of the Premises (including, without limitation, Tenant's Fixtures and Tenant's Property) rendered Untenantable by such Casualty or thereafter use and occupy such portion of the Premises for the ordinary conduct of Tenant's intended use of such portion of the Premises (as such use is shown on, or reasonably inferable from Tenant's then current plans and specifications with respect to Tenant's repair and restoration work); provided, that such intended use is permitted pursuant to
Section 1.05. "Untenantable" means that Tenant (or any applicable subtenant of Tenant) shall be unable to occupy, and shall not be occupying, the Premises or the applicable portion thereof for the purposes for which Tenant (or such subtenant) was using the Premises or such portion thereof immediately prior to the Casualty or other event in question (including for the purpose of construction if Tenant (or such subtenant) was then performing Alterations in the Premises or such portion thereof).

     (c) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than 270 days or the expenditure of more than 33% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty, then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty; provided, that Landlord may only terminate this Lease if Landlord then also terminates the leases of all of the other office tenants in the Building. In the event of any termination of this Lease under this Section 7.05(c), Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below.

     (d) (i) Within 45 days after Landlord has actual knowledge of any Casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord and reasonably acceptable to Tenant setting forth such contractor's estimate as to the time reasonably required to repair the damage in order to make the Office Space no longer Untenantable (other than any Long Lead Work which the Contractor estimates will take more than 315 days from the date of such Casualty to repair); provided, that if Landlord shall fail to deliver such estimate within said 45-day period, Tenant may designate a contractor (subject to Landlord's reasonable approval thereof; provided, that if Landlord fails to approve or disapprove any contractor designated by Tenant within 5 days after the giving of notice by Tenant, such contractor shall be deemed to be approved by Landlord) to prepare the same (the contractor designated by either Landlord or Tenant pursuant to this sentence is called the "Contractor" and the estimate prepared by the Contractor is called the "Estimate"). (ii) If at least the lesser of (A) one full floor of the Building included in the Office Space or
(B) 25,000 contiguous rentable square feet of space in the Office Space shall be rendered Untenantable by reason of a Casualty and the period set forth in the applicable Estimate exceeds 315 days from the date of such Casualty, Tenant may elect to terminate this Lease with respect to the Casualty Terminated Space by notice (a "Termination Notice") to Landlord given not later than 30 days following Tenant's receipt of such Estimate. (iii) If at least the lesser of (A) one full floor of the Building included in the Office Space or (B) 25,000 contiguous rentable square feet of space in the Office Space shall be rendered Untenantable by reason of a Casualty, the time period set forth in the applicable Estimate does not exceed 315 days from the date of such Casualty, and for any reason whatsoever Landlord shall not substantially complete the Required Restoration Work on or before the date (the "First Outside Date") which is 410 days after the date of such Casualty (provided, that the First Outside Date shall be extended to the extent that Landlord is delayed in substantially completing the Required Restoration Work by reason of Tenant Delay and/or Force Majeure; provided, further, that any such extension of the First Outside Date by reason of Force Majeure shall not exceed 60 days), then Tenant shall have the right to terminate this Lease with respect to the Casualty Terminated Space by giving a Termination Notice to Landlord on or before the earlier to occur of (x) the date that Landlord substantially completes the Required Restoration Work or
(y) the date that is 30 days after the First Outside Date. (iv) If at least the lesser of (A) one full floor of the Building included in the Office Space or (B) 25,000 contiguous rentable square feet of space in the Office Space shall be rendered Untenantable by reason of a Casualty, the time period set forth in the applicable Estimate does exceed 315 days from the date of such Casualty and Tenant has not elected to terminate this Lease under Section 7.05(d)(ii), and for any reason whatsoever Landlord shall not substantially complete the Required Restoration Work on or before the date (the "Second Outside Date") that is 6 months after the date set forth in the applicable Estimate as the date by which the repair and restoration (other than any Long Lead Work which the Contractor estimated would take more than 315 days from the date of such Casualty to repair) should reasonably be completed (provided, that the Second Outside Date shall be extended if and to the extent that Landlord is delayed in substantially completing the Required Restoration Work by reason of Tenant Delay, but shall not be extended for any other reason, including, without limitation, if Landlord is so delayed by reason of Force Majeure), then Tenant shall have the right to terminate this Lease with respect to the Casualty Terminated Space by giving a Termination Notice to Landlord on or before the earlier to occur of (x) the date that Landlord substantially completes the Required Restoration Work or (y) the date that is 30 days after the Second Outside Date. (v) If Tenant timely gives a Termination Notice pursuant to this Section 7.05(d), this Lease shall terminate with respect to the Casualty Terminated Space on the 20th day after such notice is given by Tenant and Tenant shall vacate the Casualty Terminated Space and surrender the same to Landlord in accordance with the terms of this Lease. Upon any such termination, Tenant's liability for Fixed Rent and Additional Charges hereunder with respect to the Casualty Terminated Space shall cease as of the date of such termination, and any prepaid portion of Rent with respect to the Casualty Terminated Space for any period after such date shall be refunded by Landlord to Tenant within 30 days after such termination date. Upon a termination of this Lease with respect to less than the entire Office Space, there shall be a pro rata reduction of Tenant's Rent obligations to reflect such partial termination and Landlord and Tenant shall promptly enter into an instrument evidencing such partial termination and the reduced rentable area of the Office Space (such rentable area to be determined in a manner consistent with the methods used in calculating the rentable area of the Premises initially demised under this Lease); provided, that the failure to enter into such instrument shall not affect the effectiveness of such partial termination. In the event of any termination of this Lease under this Section 7.05(d), whether as to all or a portion of the Premises, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 below. (vi) Anything to the contrary contained in this Section 7.05(d) notwithstanding, if any Casualty occurs during the last 3 years of the Term, all references in this Section 7.05(d) to "315 days" and "410 days" shall be deemed to be replaced with the following number of days (provided, that such number of days shall not be extended even if Landlord is delayed in substantially completing the Required Restoration Work by reason of Force Majeure, but such number of days shall be extended if and to the extent Landlord is delayed in substantially completing the Required Restoration Work by reason of Tenant Delay): (A) if such Casualty occurs during the 12-month period commencing on the date that is 3 years prior to the last day of the Term, "240 days" and "365 days", respectively; (B) if such Casualty occurs during the 12-month period commencing on the date that is 2 years prior to the last day of the Term, "180 days" and "270 days", respectively; and (C) if such Casualty occurs during the last 12-months of the Term, "120 days" and "180 days", respectively. (vii) Subject to Section 7.07, "Casualty Terminated Space" means, at Tenant's election as specified in the applicable Termination Notice, either
(A) the entire Premises or (B) a portion of the Premises consisting of entire floors of the Building (or so much of any floor as shall then be part of the Premises); provided, that in the case of any such partial termination, (x) all floors included within the Casualty Terminated Space shall be contiguous and (y) the Casualty Terminated Space shall consist of either (I) all or any of the floors which shall have been rendered Untenantable by such Casualty or (II) either the highest or lowest floor then included in the Office Space and any other floor(s) contiguous to such highest or lowest floor so long as the total rentable area of the Casualty Terminated Space does not exceed the rentable area of the portion of the Premises which was rendered Untenantable by such Casualty.
(viii) Time is of the essence with respect to all of the time periods set forth in this Section 7.05(d).

     (e) If Landlord terminates this Lease in accordance with Section 7.05(c), Landlord shall inform Tenant in Landlord's termination notice whether or not Landlord intends to rebuild the Building for use as a first class office building. If Landlord so notifies Tenant that Landlord intends to rebuild the Building, then Tenant shall have the right, by notice given to Landlord within 30 days after the giving by Landlord of such notice, to reject Landlord's termination of this Lease. If Tenant timely gives such rejection notice, then
(i) Landlord's termination notice shall be null and void and of no further force and effect, (ii) anything to the contrary contained in this Section 7.05 notwithstanding, Tenant shall have no further right to terminate this Lease on account of such Casualty and (iii) the Term shall be extended by a period which is equal to the period commencing on the date of such Casualty and ending on the date that Landlord notifies Tenant that the Premises are tenantable.

     (f) Landlord shall not be obligated to repair or replace the Premises (other than any Landlord Obligation Areas within the Premises) or any Tenant's Fixtures or Tenant's Property, notwithstanding that Landlord may carry its own insurance covering the same. Tenant shall look solely to its insurance for recovery of any damage to or loss of the Premises (other than any Landlord Obligation Areas within the Premises) or any Tenant's Fixtures or Tenant's Property. Tenant shall notify Landlord promptly of any Casualty in the Premises, unless Landlord has actual knowledge thereof. Tenant shall not be obligated to repair or replace the Building or any portion thereof (other than the Premises (but excluding any Landlord Obligation Areas within the Premises) and Tenant's Fixtures), notwithstanding that Tenant may carry its own insurance covering the same. Landlord shall look solely to its insurance for recovery of any damage to or loss of the Building or any portion thereof (other than the Premises (but excluding any Landlord Obligation areas within the Premises) and Tenant's Fixtures). Anything to the contrary contained in this Lease notwithstanding, neither Landlord nor Tenant shall be responsible for any property damage suffered by the other party if and to the extent that such damage is covered by any insurance carried by such other party (or would have been so covered had such party carried the insurance required to be carried by such party under this Lease), except that, to the extent so provided in Section 4.05(a), Tenant shall be responsible for certain damage to the solar film attached to the exterior windows of the Premises.

     (g) This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

     (h) "Long Lead Work" means any item of repair to Tenant's Alterations which is not a stock item and must be specifically manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered, so that the item of work in question would delay the completion of the standard items of such work even though the items of Long Lead Work in question are (A) ordered together with the other items required for such work and (B) then installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items of work are normally installed or performed in accordance with good construction practice.

     (i) If in case of a Casualty, Landlord shall be delayed in completing the repair and restoration that Landlord is obligated to perform under this Section
7.05 by reason of Force Majeure, Landlord shall promptly notify Tenant of the occurrence of such Force Majeure and, to the extent possible, Landlord's good faith estimate of the duration of such Force Majeure delays and, if requested by Tenant from time to time, Landlord shall update Tenant as to the status of such Force Majeure delays.

     (j) In case of any Casualty which renders all or part of the Premises Untenantable, prior to the substantial completion of the repair and restoration that Landlord is obligated to perform under this Section 7.05, Landlord shall provide Tenant and Tenant's contractors access to the Premises to repair and restore the Premises on the following terms and conditions. Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant (which notice shall be given by Landlord to Tenant as soon as the giving of such notice shall be feasible) stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in the reasonable opinion of Landlord, to permit the repair and restoration of the portion of the Premises in question then prudent to be performed in accordance with good construction practice without interference with, and consistent with the performance of, the repairs and restoration, remaining to be performed by Landlord.

     7.06 Certain Termination Payments. In the event of any termination of this Lease as to all or any portion of the Premises pursuant to Sections 4.04(c), 7.04, 7.05 or 10.03 (but excluding a termination under Section 10.03 by reason of an Eviction that results from the willful acts or (where Landlord has an affirmative obligation to act pursuant to the terms of this Lease) omissions of Landlord), then (a) if such termination is with respect to all of the Premises, Tenant shall pay to Landlord an amount equal to the excess of (i) all work allowances (including, without limitation, the Allowances) theretofore paid by Landlord to Tenant over (ii) the costs and expenses incurred by Tenant in connection with Tenant's moving into and preparation for Tenant's occupancy of the Premises (including, without limitation, all soft costs incurred in connection therewith, but excluding all actual costs incurred to purchase and install Tenant's Property), and (b) if such termination is with respect to less than the entire Premises, Tenant shall pay to Landlord an amount equal to the excess of (i) the Deemed Termination Allowance for such terminated space over
(ii) the costs and expenses incurred by Tenant in connection with Tenant's moving into and preparation for Tenant's occupancy of such terminated space (including, without limitation, all soft costs incurred in connection therewith, but excluding all actual costs incurred to purchase and install Tenant's Property). "Deemed Termination Allowance" means, with respect to any terminated space, an amount equal to the sum of (A) the product of (x) $45 multiplied by
(y) the number of rentable square feet included in such terminated space that is part of the Blocks and (B) any work allowance paid by Landlord to Tenant with respect to any portion of such terminated space that is not part of the Blocks (such work allowance to be appropriately prorated based upon the rentable area of such terminated space if such work allowance was paid by Landlord with respect to a larger space which included such terminated space). Any payment required to be made under this Section 7.06 shall be paid by Tenant to Landlord
(1) in the case of Tenant exercising a right of termination, together with the giving of Tenant's notice of termination (and any such notice shall be null and void unless (I) accompanied by such payment or (II) such notice states that no payment is required to be paid by Tenant under this Section 7.06) and (2) in the case of any termination other than as described in clause (1) above, on or before the date that such termination becomes effective; provided, that if Tenant claims that no payment is required to be paid by Tenant under this
Section 7.06, Tenant shall so notify Landlord in Tenant's termination notice. Any such payment (or notice that no such payment is required to be paid) shall be accompanied by invoices or other evidence reasonably satisfactory to Landlord establishing the amount of such payment or that no payment is due.

Notwithstanding the foregoing, if Tenant timely notifies Landlord that no payment is required to be paid by Tenant under this Section 7.06 and, as of the date of such notice, Tenant has occupied substantially all of the Block or Blocks in which the terminated space is located (or if such terminated space consists of or includes Offer Space, Tenant has occupied substantially all of the applicable Offer Space), and Tenant informs Landlord thereof in such notice, then Tenant shall not be required to deliver such invoices or other evidence to Landlord together with such notice; provided, that upon request by Landlord, Tenant shall promptly deliver such invoices or other evidence to Landlord. If Landlord disputes the amount of any payment by Tenant under this Section 7.06 and it is subsequently determined that the amount so paid by Tenant was less than the amount due to Landlord hereunder, then the termination of this Lease as to the applicable space shall nevertheless be effective and Tenant shall pay to Landlord the amount of such underpayment together with interest at the Interest Rate from the date such amount was first due from Tenant until paid.

     7.07 Termination Rights As To Sublet Space. Anything to the contrary contained in Section 7.05(d) or 10.03 notwithstanding, if (a) a Casualty occurs and Tenant would have the right to terminate this Lease as to the Casualty Terminated Space in accordance with Section 7.05(d) or if an Eviction occurs and Tenant would have the right to terminate this Lease as to the Terminated Space in accordance with Section 10.03 (in either case, without regard to this Section 7.07), (b) the space rendered Untenantable by such Casualty or Eviction, as the case may be, includes space that was occupied by a non-Affiliated subtenant of Tenant at the time of such Casualty or Eviction, as the case may be, and (c) (i) in the case of any such Casualty, the space rendered Untenantable by such Casualty does not include at least the lesser of (x) one full floor of the Building included in the Office Space, which floor was occupied by Tenant and/or any Affiliated subtenants of Tenant at the time of such Casualty or (y) 25,000 contiguous rentable square feet of space in the Office Space, which space was occupied by Tenant and/or any Affiliated subtenants of Tenant at the time of such Casualty or (ii) in the case of any such Eviction, the space rendered Untenantable by such Eviction does not include 50,000 or more rentable square feet of the Office Space, which space was occupied by Tenant and/or any Affiliated subtenants of Tenant at the time of such Eviction, then, provided that (1) in the case of any such Casualty, the space rendered Untenantable by such Casualty includes at least the lesser of (A) one full floor of the Building included in the Office Space, which space was occupied by such non-Affiliated subtenant of Tenant at the time of such Casualty or (B) 25,000 contiguous rentable square feet of space in the Office Space, which space was occupied by such non-Affiliated subtenant of Tenant at the time of such Casualty or (2) in the case of any such Eviction, the space rendered Untenantable by such Eviction includes 50,000 or more rentable square feet of the Office Space, which space was occupied by such non-Affiliated subtenant of Tenant at the time of such Eviction, Tenant shall only have the right to terminate this Lease in accordance with Section 7.05(d) or 10.03, as applicable, with respect to the space that was occupied by such non-Affiliated subtenant of Tenant at the time of such Casualty or Eviction, as the case may be, and, for purposes of any such termination, "Casualty Terminated Space" or "Terminated Space", as applicable, shall mean only such space.

                                   ARTICLE 8
                            Miscellaneous Provisions

     8.01 Notice. All notices, demands, consents, approvals, advices, waivers or other communications (each, a "Notice") which may or are required to be given by either party to the other under this Lease shall be in writing and, unless otherwise required by any Laws, shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage prepaid, return receipt requested or (c) by a nationally recognized overnight carrier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease (in the case of any Notice to Tenant, to the attention of the Vice President, Facilities), or to such other place in the continental United States as the party to be notified may from time to time designate by at least 20 days' notice to the notifying party (with a copy, in the case of each Notice to Landlord, to Landlord's Managing Attorney, c/o Olympia & York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017 and, in the case of each Notice to Tenant, to the attention of the General Counsel, at the address for Tenant specified in the first paragraph of this Lease). Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

     8.02 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and (while on the Premises) invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein; provided, that in no event shall any such modified or supplemented rule increase Tenant's obligations or reduce Tenant's rights under this Lease (in either case, other than to a de minimis extent). Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party (unless Tenant is adversely affected with respect to Tenant's use or occupancy of the Premises in any material respect and Tenant notifies Landlord thereof, specifying in reasonable detail the manner in which Tenant's use or occupancy is being so adversely affected). Unless Landlord shall willfully or negligently fail to so enforce said rules (and Tenant's use or occupancy of the Premises is adversely affected in any material respect by reason of such failure by Landlord and Tenant notifies Landlord thereof, specifying in reasonable detail the manner in which Tenant's use or occupancy is being so adversely affected), Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building. In no event shall Landlord enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

     8.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.


     8.04 Certain Definitions. (a) "Landlord" means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing from and after the date of such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord's interest under this Lease; provided, that any such transferee shall not be deemed to have assumed any liabilities of Landlord accruing prior to the date of such transfer, except for
(i) any such liabilities set forth in sufficient detail to identify the claim by Tenant in an estoppel certificate or other notice given by Tenant to Landlord within 30 days after Landlord notifies Tenant of such transfer, (ii) any amounts to which Tenant is entitled under Section 2.05 in respect of Operating Payments made by Tenant for periods prior to such transfer (and which amounts have not been previously paid to Tenant), but only if Tenant, on or before the Operating Expense Cutoff Date, delivers to such transferee a Tenant's Statement setting forth in reasonable detail any such amounts which Tenant claims to be due and
(iii) any liabilities for unpaid tax refunds owed to Tenant pursuant to Section 2.04(f) in respect of periods prior to such transfer. "Operating Expense Cutoff Date" means, in the case of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or the applicable portion of the Building, the date that is the later of (A) 365 days after the last day of the Operating Year immediately preceding the Operating Year in which such transfer takes place (the "Preceding Operating Year") and (B) 180 days after the date that Landlord delivers to Tenant (x) a Landlord's Statement with respect to the Preceding Operating Year, and (y) a notice stating that Tenant's failure to deliver a Tenant's Statement under Section 8.04(a)(ii) shall result in Tenant being estopped from further claiming any refund for the period to which such Landlord's Statement relates and for any prior periods. In case of any such transfer, Landlord shall reasonably cooperate with Tenant in making the Records with respect to Operating Years prior to such transfer which Tenant has the right to examine in accordance with Section 2.05(l)(i) available to Tenant in accordance with Section 2.05(l)(i).

     (b) "Landlord shall have no liability to Tenant" or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

     (c) Wherever in this Lease it is provided that a party shall not unreasonably withhold a consent or approval, such party shall also not unreasonably delay such consent or approval.

     8.05 Quiet Enjoyment. During the Term, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages.

     8.06 Limitation of Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord's partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease. For purposes of the preceding sentence, "Landlord's interest in the Project" shall be deemed to include (a) all rent or other consideration received by Landlord (and/or by the lessor under the Ground Lease; provided, that such lessor is Landlord or an Affiliate of Landlord) in respect of the Building, (b) proceeds of a sale (net of transaction costs), financing or refinancing (but only to the extent the proceeds of a financing or refinancing exceed (i) the amount of any indebtedness that was paid with the proceeds of such financing or refinancing plus (ii) all transaction costs associated with such financing or refinancing) of the Building or the Project (or any portion thereof), or of Landlord's (or such lessor's) estate or interest therein, or in any property, equipment or improvements in the Project (or any portion thereof), and (c) any insurance proceeds or condemnation awards relating to any portion of the Project (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or awards); provided, in each case that Tenant (A) shall have delivered a notice to Landlord asserting a claim for a breach of Landlord's obligations under this Lease prior to the receipt by Landlord (or such lessor) of such rent or other consideration, proceeds or awards, (B) shall have commenced an appropriate proceeding against Landlord asserting such breach within 6 months after the date such notice was delivered to Landlord and (C) shall be diligently prosecuting such claim to completion, and Tenant shall have the right to look to such rent, consideration, proceeds or awards only as to the subject matter of such action.

     8.07 Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant's failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant's right to bring such claim in a separate proceeding under applicable law.

     8.08 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

     8.09 Arbitration. (a) Except as otherwise expressly set forth elsewhere in this Lease, each party shall have the right to submit all disputes regarding the interpretation of the provisions of this Lease and all determinations made by any party under this Lease to arbitration, which shall be conducted in Manhattan in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Section 8.09 shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, by a panel of 3 arbitrators in accordance with this Section 8.09. Landlord and Tenant shall each appoint their own arbitrator within 5 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 5 days after such party's failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within 10 days after the second arbitrator is appointed and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of 10 days, then either Landlord or Tenant may request ENDISPUTE/JAMS (or any organization which is the successor thereto or any other arbitration or mediation organization, including, without limitation, the AAA, which will provide an impartial arbitrator that is an active or retired state or federal judge) to appoint an arbitrator who shall be impartial within 7 days of such request and both parties shall be bound by any appointment so made within such 7-day period. The third arbitrator (and the second arbitrator if selected by the other arbitrator as provided above) only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within 7 days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must select one or the other of such determinations (whichever the third arbitrator believes to be correct or closest to a correct determination) within 7 days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within 10 days as hereinbefore provided. Except as provided in the next sentence, in the case of all disputes to be determined by arbitration in accordance with this Section 8.09, the third arbitrator shall be an active or retired federal or New York State judge.
Notwithstanding the foregoing, (i) in the case of an arbitration involving the determination of Fair Market Rent or the fair market rental value of any Offer Space or (ii) if no arbitration or mediation organization shall be able to appoint an active or retired state or federal judge to serve as arbitrator of the dispute in question within the 7-day period specified above for such appointment, then either Landlord or Tenant may request AAA to appoint the third arbitrator who shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least 10 years before the date of his or her appointment hereunder. If the second arbitrator is appointed by the first arbitrator as provided above, such second arbitrator shall also be experienced in the issue with which the arbitration is concerned and have been actively engaged in such field for a period of at least 10 years before the date of his or her appointment hereunder. The third arbitrator shall apply the laws of the State of New York, without giving effect to any principles of conflicts of laws. The third arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party's witnesses and experts. Either party shall have the right, at any time, to make a motion to the third arbitrator to grant summary judgment as to any question of law.

     (b) Except with respect to an arbitration involving the determination of Fair Market Rent or the fair market rental value of any Offer Space (which shall be governed by the provisions of Sections 9.02 and 1.06, respectively), the losing party shall pay the fees and expenses of all arbitrators acting under this Section 8.09.

     (c) Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, as this agreement to arbitrate is not legally binding or the arbitrator's award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.

     (d) If there shall be  submitted to  arbitration  in  accordance  with this
Section 8.09 any dispute concerning the payment of any Rent by Tenant (other than any dispute under Section 2.05(l)(ii), which dispute shall be governed by the provisions of said Section), pending the resolution of such dispute, Tenant shall pay the disputed Rent to Landlord. If the arbitrator shall determine that such disputed payment was not required to be paid by Tenant, Landlord shall pay to Tenant, within 30 days after such determination, such disputed payment, together with interest thereon at the Prime Rate from the date the applicable payment was made by Tenant through the date of payment by Landlord pursuant to this Section 8.09(d); provided, that if the arbitrator shall determine that the disputed payment was charged to Tenant by Landlord in bad faith, then such payment by Landlord shall include interest thereon at the Interest Rate (instead of at the Prime Rate).

     8.10 No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

     8.11 Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     8.12 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

     8.13 Broker. (a) Each party represents to the other that such party has dealt with no broker other than EREIM and Newmark & Company Real Estate Inc. (collectively, the "Brokers") in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than the Brokers who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with EREIM (the "Brokerage Agreement") which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to EREIM a commission (the "Commission") to be agreed upon between Landlord and EREIM, subject to, and in accordance with, the terms and conditions of such agreement.

     (b) If and to the extent that (i) the Commission or any portion thereof is not paid by Landlord when due in accordance with the provisions of the Brokerage Agreement and (ii) Tenant delivers to Landlord a release, signed by EREIM, releasing Landlord from any obligation to pay to EREIM the unpaid amount then overdue (the "Unpaid Commission"), then Tenant shall be entitled to a credit (a "Commission Rent Credit") against installments of Rent next coming due under this Lease in an amount equal to the Unpaid Commission, together with interest on the Unpaid Commission at the Prime Rate plus 6% from the date the Unpaid Commission was due in accordance with the provisions of the Brokerage Agreement to the date such amount is credited against Rent in accordance with the provisions of this Section 8.13(b). If Tenant delivers a release from EREIM with respect to any Unpaid Commission, Landlord shall have the right, at any time prior to Tenant crediting against Rent in accordance with this Section 8.13(b) the full amount of such Commission Rent Credit, to pay to Tenant an amount equal to the remaining Commission Rent Credit to which Tenant is entitled in accordance with this Section 8.13(b) in respect of such Unpaid Commission (together with interest to the date of such payment) and, upon Landlord paying such amount to Tenant, Tenant shall have no further right to any credit against Rent with respect to such Unpaid Commission. Nothing contained in this Section 8.13(b) shall be construed to impose any obligation on Tenant to pay any Unpaid Commission. If Landlord fails to pay any installment of the Commission in a timely manner in accordance with the provisions of the Brokerage Agreement, in no event shall there be any duplication of interest payable by Landlord with respect to such installment of the Commission pursuant to the Brokerage Agreement and this Section 8.13(b) or any other provision of this Lease.

     8.14 Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

     8.15 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment is permitted under this Lease, Tenant's assigns.

     8.16 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

     8.17 No Development Rights. Tenant acknowledges that this Lease does not grant to Tenant any development rights, air rights or comparable rights appurtenant to the Project, and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have (arising out of Tenant having entered into this Lease) as a "party in interest" (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

     8.18 Parking. During the Term, Landlord (or any person or entity designated by Landlord to operate the indoor parking spaces in the Building) shall make available to Tenant, and Tenant shall hire from Landlord (or Landlord's designated operator), on a non-reserved basis, 6 of the indoor parking spaces in the Building ("Tenant's Parking Spaces"); provided, that if Tenant terminates this Lease with respect to less than all of the Premises or exercises the Renewal Option with respect to less than all of the Premises or if Tenant leases Offer Space in accordance with Section 1.06 or if the number of indoor parking spaces in the Building shall be increased, the number of Tenant's Parking Spaces shall be appropriately reduced or increased, as the case may be, so that Tenant shall have Tenant's Operating Share of the indoor parking spaces in the Building. Landlord and Tenant acknowledge that on the date of this Lease there are 25 indoor parking spaces in the Building. Tenant shall pay to Landlord (or Landlord's designated operator) monthly, as an Additional Charge, on the first day of each month, the Building's established charges for Tenant's Parking
Spaces (which charges are subject to change from time to time and shall be comparable to those charged by neighboring garages which are comparable to the Building's garage). Landlord (or Landlord's designated operator) may require Tenant to use reasonable visible identification (e.g., bumper decal, window sticker, or pass) to evidence authorized use of Tenant's Parking Spaces. Tenant shall from time to time furnish Landlord (or Landlord's designated operator) with a list of the persons that Tenant has permitted to use Tenant's Parking Spaces, together with such other corresponding identification (e.g., license plates, car models or addresses) as Landlord (or Landlord's designated operator) may require. Tenant's use of Tenant's Parking Spaces shall be subject to such reasonable rules and regulations as may from time to time be promulgated by Landlord in accordance with the provisions of this Lease (which may include the obligation to leave the car keys as designated by Landlord (or Landlord's designated operator)). Except as may otherwise be required pursuant to Section 3.03(b), Landlord shall not be obligated to police the use of any elevators or any other points of access which may connect Tenant's Parking Spaces with any other areas of the Building. Landlord shall have no responsibility for loss, theft or damage, howsoever caused, to person or property arising out of or attributable to Tenant's Parking Spaces, except to the extent the same arise out of the gross negligence or willful misconduct of Landlord or Landlord's contractors or employees (subject, however, to Section 7.03).

     8.19 Emergency Generator. (a) To the extent permitted by Law, Tenant may, at Tenant's sole cost and expense, install an emergency generator, at Tenant's option, in any of the following locations: (i) on the Building setback on the 17th floor of the Building in a location designated by Tenant and reasonably satisfactory to Landlord, (ii) alongside Landlord's emergency generator in the pit located on the sub-cellar floor of the Building or (iii) in the mechanical equipment room on the 8th floor of the Building in the location shown on that certain drawing dated 6/20/95, Sketch No. SKM-3, prepared by Edwards and Zuck, P.C. and titled "8th Floor MER Room Proposed Generator Loc.", together with all required controls, wiring, distribution and other ancillary equipment normally associated therewith; provided, that any fuel tank shall be located on the sub-cellar level of the Building adjacent to Landlord's fuel tanks. Tenant may replace or modify such equipment (and modify Tenant's electrical distribution system connected to such generator) from time to time during the Term, subject to the provisions of this Lease.

     (b) In any case where, pursuant to the provisions of this Lease, Tenant is permitted to install equipment on a setback of the Building, or in the case where Tenant is permitted to install an emergency generator in the sub-cellar or 8th floor mechanical equipment room in accordance with Section 8.19(a) above, Tenant's installation of such equipment shall be done as an Alteration, and shall constitute a Material Alteration. Any installation, maintenance, repair and replacement of such equipment shall be done at Tenant's expense, and Landlord shall have no liability in respect thereof. No installation on a Building setback may be closer than 5 feet to the parapet wall, and any installation shall provide for adequate drainage and decking and be done in a manner to provide that such equipment shall not cause unreasonable noise, unreasonable vibration or other unreasonable interference with any other occupants of the Building or the operation of the Building. Any reinforcement of the setback area or other reasonable requirements of Landlord's structural engineer required as a result of Tenant's installation shall be performed by Landlord at Tenant's reasonable expense. Landlord may at all times use the setback area, sub-cellar or 8th floor mechanical equipment room in connection with any cleaning, maintenance, repair or operation of the Building, and Landlord shall have no liability to Tenant by reason thereof, provided that Landlord does not interfere with the operation of Tenant's equipment. Subject to Sections 7.03 and 7.05(f), Tenant shall be responsible for all damage to persons or property which results from Tenant's use of the setback area, sub-cellar or 8th floor mechanical equipment room except to the extent caused by the negligence or willful misconduct of any Landlord Indemnified Party. Landlord makes no warranty to Tenant as to the permissibility under Laws of using the setback, sub-cellar or 8th floor mechanical equipment room for any purpose permitted under this Lease or as to the suitability of the setback, sub-cellar or 8th floor mechanical equipment room for any such purpose. Tenant shall comply with all Laws applicable to the equipment so installed and Tenant's use of the setback area, sub-cellar or 8th floor mechanical equipment room. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins installation of such equipment, such supplementary insurance with respect to such equipment as Landlord may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by landlords of buildings of similar class and character in New York City with respect to similar installations.

     (c) Landlord shall give Tenant reasonable access to the setback area, the sub-cellar space or the 8th floor mechanical equipment room, as the case may be, so as to permit Tenant to install, operate, maintain, repair and replace its emergency generator and to connect the same to the Premises; provided, that, in any such case, Tenant shall be accompanied by a representative of Landlord who shall be made available to Tenant at reasonable times upon reasonable advance notice from Tenant. If Tenant installs the emergency generator in the sub-cellar space, Landlord may at any time and from time to time during the Term (but only after such prior notice, if any, as is reasonable under the circumstances) at Tenant's reasonable expense, temporarily disconnect and remove Tenant's generator if reasonably required in order to access the Building emergency generator or other emergency generators at such location, in which event, upon completion of Landlord's work, Landlord shall, at Tenant's reasonable expense, re-install the same in substantially its original location.

     8.20 Signage. (a) Subject to the provisions of Section 8.20(b), Tenant shall have the right to place signs containing Tenant's name in the Building lobby and on the exterior of the Building; provided, that (i) in the case of such Building lobby signage, the same shall be installed as part of the Lobby Renovation Work only in the locations shown on the applicable drawings referred to in Exhibit W and shall meet the design criteria set forth in the applicable specifications referred to in Exhibit W and (ii) in the case of such exterior signage, the same shall be installed only in the locations shown, and shall meet the design criteria set forth, on the drawings referred to on Exhibit V attached hereto (provided that Tenant may use a style of lettering other than as described on Exhibit V subject to the reasonable approval of Landlord). All such signage (including, without limitation, such Building lobby signage, notwithstanding that the same is being installed as part of the Lobby Renovation
Work) shall be installed, maintained and repaired by Landlord at Tenant's reasonable expense.

     (b) The provisions of Section 8.20(a) shall be null and void and of no further force or effect, and Landlord shall have the right to remove any signage theretofore installed pursuant to Section 8.20(a), if (i) ELAS is no longer the Tenant under this Lease, (ii) ELAS and/or any Affiliated subtenants of ELAS shall be occupying less than 300,000 rentable square feet in the Building or
(iii) the Term shall expire or terminate. "ELAS" means (A) The Equitable Life Assurance Society of the United States, the original Tenant under this Lease,
(B) any entity which, pursuant to Section 5.01(b) above, directly or indirectly succeeds to the interest of The Equitable Life Assurance Society of the United States as Tenant under this Lease, and/or (C) any Affiliate of The Equitable Life Assurance Society of the United States or of any entity described in clause
(B)  above.

     (c) Upon the expiration or earlier termination of the Term (or earlier, if required by Landlord under Section 8.20(b)), any signage of Tenant shall be removed by Landlord and Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord to remove such signage and to repair or restore the areas from which such signage was removed (ordinary wear and tear excepted).

     (d) Subject to the provisions of Section 8.20(e), Landlord shall not grant to any other tenant the right to place exterior signage containing such tenant's name on the Sixth Avenue or 52nd Street sides of the Building; provided, that Landlord may grant to retail tenants the right to place on the Sixth Avenue and/or 52nd Street sides of the Building exterior signage, so long as such signage (i) is in keeping with the character of the Building, (ii) does not diminish the impact of Tenant's exterior signage and (iii) is in keeping with the standards of retail signage in comparable buildings in the vicinity of the Building. The restrictions on retail signage in the preceding sentence shall not apply to retail signage existing at the Building on the date of this Lease.

     (e) The provisions of Section 8.20(d) shall be null and void and of no further force or effect and Landlord shall have the right to grant to any tenant the right to place any exterior signage on the Sixth Avenue and/or 52nd Street sides of the Building (i) if (A) ELAS is no longer the Tenant under this Lease,
(B) ELAS and/or any Affiliated subtenants of ELAS shall be occupying less than 300,000 rentable square feet in the Building, or (C) the Term shall expire or terminate and (ii) during the last 18 months of the Term.

     (f) Notwithstanding the foregoing, if (i) the provisions of Sections 8.20(a) and 8.20(d) shall become null and void because ELAS and/or any Affiliated subtenants of ELAS fail to occupy at least 300,000 rentable square feet in the Building, (ii) such failure constitutes the first time that ELAS and/or any Affiliated subtenants of ELAS failed to meet such occupancy requirement and (iii) at a later date during the Term, ELAS and/or any Affiliated subtenants of ELAS shall again be occupying at least 300,000 rentable square feet in the Building, then, provided Landlord shall not have previously granted the signage rights granted to ELAS pursuant to Section 8.20(a) to another tenant and shall not then be engaged in active negotiations with another tenant to do so (provided, that, for so long as this Section 8.20(f) shall be relevant, Landlord shall not have the right to so grant to any other tenant exterior signage in the locations shown on the plans attached hereto as Exhibit U unless, at the time such right is granted to such tenant, such tenant occupies in the Building at least the amount of rentable square feet occupied by ELAS and/or any Affiliated subtenants of ELAS in the Building at such time), the provisions of Sections 8.20(a) and 8.20(d) shall be reinstated. Tenant acknowledges that the reinstatement of Tenant's rights under Sections 8.20(a) and 8.20(d) pursuant to the preceding sentence is a one-time right.

     8.21 Lobby Renovation. (a) For purposes of this Lease, the following terms shall have the following meanings: "Lobby Renovation Work" means, collectively, the Phase I Lobby Renovation Work and the Phase II Lobby Renovation Work. "Phase I Lobby Renovation Work" means the work shown on the drawings referred to in Exhibit W annexed hereto, to the extent such drawings identify the work shown on such drawings to be part of the Phase I Lobby Renovation Work; provided, that Landlord shall have the right to change such work after having received Tenant's consent thereto if such consent is required pursuant to Section 8.21(e) below. "Phase II Lobby Renovation Work" means the work shown on the drawings referred to in Exhibit W annexed hereto, to the extent such drawings identify the work shown on such drawings to be part of the Phase II Lobby Renovation Work; provided, that Landlord shall have the right to change such work after having received Tenant's consent thereto if such consent is required pursuant to
Section 8.21(e) below. "Phase I Target Date" means August 15, 1996; provided, that the Phase I Target Date shall be postponed one day for each day that Landlord is delayed in substantially completing the Phase I Lobby Renovation Work by reason of either Force Majeure or Tenant Delay; provided, further, that if Tenant fails substantially to move into the Block A Space on or before August 15, 1996, then the Phase I Target Date shall be postponed one day for each day occurring in the period commencing on August 16, 1996 through and including the date that is 30 days after Tenant has substantially moved into the Block A Space and Tenant notifies Landlord of the same. "Phase II Target Date" means December 31, 1997; provided, that the Phase II Target Date shall be postponed one day for each day that Landlord is delayed in substantially completing the Phase II Lobby Renovation Work by reason of either Force Majeure or Tenant Delay; provided, further, that the Phase II Target Date shall be postponed one day for each day that the Phase I Target Date is postponed beyond August 15, 1996 as provided in the definition of "Phase I Target Date".

     (b) Landlord, at Landlord's expense (except as provided in Section 8.20(a) above with respect to the installation of Tenant's Building lobby signage), shall perform the Lobby Renovation Work; provided, that Tenant shall be responsible for the installation of the security desks in Tenant's elevator lobbies and Tenant shall reimburse Landlord, in accordance with Section 4.01(d) above, for Landlord's actual costs incurred to perform the interior finishes to the security desk areas (it being understood that Landlord shall be responsible for the cost of exterior finishes to such areas). Landlord shall substantially complete the Phase I Lobby Renovation Work on or prior to the Phase I Target Date and the Phase II Lobby Renovation Work on or prior to the Phase II Target Date. For purposes of this Section 8.21, the Phase I Lobby Renovation Work or the Phase II Lobby Renovation Work, as the case may be, shall be deemed to be substantially completed on the date upon which such work has been completed, other than minor details or adjustments to such work.

     (c) If Landlord shall fail substantially to complete either the Phase I Lobby Renovation Work on or before the Phase I Target Date or the Phase II Lobby Renovation Work on or before the Phase II Target Date, then as Tenant's sole remedy for such failure of Landlord, Tenant shall be entitled to an abatement of Rent in the amount set forth in the next sentence during the period (the "Lobby Abatement Period") from the day after the Phase I Target Date or the Phase II Target Date, as applicable, to and including, the date upon which the Phase I Lobby Renovation Work or the Phase II Lobby Renovation Work, as applicable, shall be substantially completed. The Rent to be abated under the preceding sentence shall consist of (i) during the first 180 days of any Lobby Abatement Period, all Fixed Rent, Tax Payments and Operating Payments and (ii) thereafter, in any month (appropriately prorated in the case of a partial month), the excess of (A) Fixed Rent over (B) the sum of Tenant's Tax Share of Taxes for such month plus Tenant's Operating Share of Operating Expenses for such month (i.e., after the initial 180 day period described in clause (i) above to and including the last day of the applicable Lobby Abatement Period, but subject to the other provisions of this Lease, Tenant shall be obligated to pay the amounts described in this clause (B) (the "Tax and Operating Payments")). If, as of the first day of any Lobby Abatement Period, the Relevant Date with respect to any space included in the Premises has occurred, but the Rent Commencement Date with respect to such space has not occurred, then, in lieu of the rent abatement provided in this Section 8.21(c), the Rent Commencement Date with respect to such space shall be delayed for the number of days occurring in the Lobby Abatement Period, except that from and after the 181st day that such Rent Commencement Date is so postponed to and including the last day of such postponement, but subject to the other provisions of this Lease, Tenant shall be obligated to pay the Tax and Operating Payments.

     (d) If requested by Landlord at any time on or after July 1, 1996, Tenant shall notify Landlord, within 10 days after such request, whether or not Tenant reasonably expects to be able to move into substantially all of the Block A Space on or before August 15, 1996, and, if not, of Tenant's reasonable estimate of the date on which Tenant expects to be moved into substantially all of the Block A Space.

     (e) Landlord shall not change the Lobby Renovation Work in any material respect without Tenant's prior consent, which consent shall not be unreasonably withheld if such change does not diminish the scope or quality of such work (except to a de minimis extent).

     (f) Tenant shall provide Landlord with access to the Secondary Concourse Space as reasonably required by Landlord for the performance of the Lobby Renovation Work.

     8.22 Force Majeure. If, by reason of strike, lockouts or other labor or industrial troubles, governmental pre-emption in connection with a national emergency, any rule, order or regulation of any governmental agency applicable to the Building or to the party obligated to perform, conditions of supply or demand that are affected by war or other national, state or municipal emergency, fire or other casualty, acts of God such as (by way of example only) tornado, earthquake, hurricane, washout or storm, civil disturbance, act of the public enemy, riot, sabotage, blockade, embargo, explosion or any other cause beyond a party's reasonable control, whether or not similar to any of the causes hereinabove stated (collectively, "Force Majeure"), such party shall be unable to perform any obligation that such party is obligated to perform, then such party's obligation to perform shall be excused for the duration of such Force Majeure, and, except as otherwise set forth in this Lease, this Lease and the other party's rights and obligations hereunder shall not be affected, impaired or excused. Notwithstanding anything to the contrary contained in this Section 8.22, any party's failure timely to fulfill an obligation required to be fulfilled by such party under this Lease shall not be excused or deemed to be an event of Force Majeure if (a) said obligation is an obligation to pay money, (b) said failure shall be attributable to such party's lack of funds, (c) said obligation relates to Tenant's obligation to vacate the Premises or any applicable portion thereof at the end of the term of this Lease applicable thereto (in which case Sections 4.03 and 6.10 shall apply thereto) or (d) the provisions of this Lease expressly limit the amount of time by which such obligation shall be excused by reason of Force Majeure.

     8.23 Memorandum of Lease. Upon the request of Tenant, Landlord shall, contemporaneously with the execution of this Lease, execute, acknowledge and deliver to Tenant a short form or memorandum of this Lease in recordable form and otherwise in form reasonably satisfactory to Landlord. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Tenant. Upon the termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge any memorandum hereof of record, and Tenant shall pay for all recording, filing and like charges imposed by any governmental agency to effect such recording.

     8.24 Major Tenant Rights. (a) "Major Tenant Rights" means: (i) the right to lease, and the obligation of Landlord to deliver, the Block C Space; (ii) the rights granted under Section 1.06; (iii) the right to use the Premises for the Identified Ancillary Uses; (iv) the right to initiate an examination of Landlord's Records with respect to any Operating Year up to 4 years after Landlord delivers a Landlord's Statement with respect to such Operating Year;
(v) the right to require Landlord to consent to a sublease or assignment which is a Qualifying Transaction; (vi) the right to require Landlord to execute and deliver a non-disturbance and attornment agreement with respect to a Second Tier Sublease; (vii) the right to an abatement of certain Rent payments under Section 8.21(c); (viii) the right to maintain a partitioning of the elevator banks servicing the 7th through the 15th floors of the Building and interior signage and a dedicated security desk adjacent to such elevator bank and turnstiles at the entrances to such elevator banks; (ix) the right to maintain a dedicated security desk and interior signage adjacent to the elevator bank servicing the 15th through the 22nd floors of the Building; (x) the rights granted under
Section 10.01(a); (xi) the rights granted under Section 10.03; (xii) the rights granted under Section 10.05; (xiii) the right to an abatement of Rent under
Section 10.02 prior to the 3rd Business Day after notice from Tenant of an Eviction; (xiv) the right to terminate this Lease pursuant to Section 7.05 or
10.03 with respect to less than the entire Premises; and (xv) the rights granted under Section 3.04(e).

     (b) If this Lease terminates prior to the Block C Relevant Date and Tenant has granted the Major Tenant Right described in Section 8.24(a)(i) to any subtenant that has received a non-disturbance and attornment agreement from Landlord (or who Landlord elects to have attorn to Landlord in accordance with Section 5.04(d)(iii) above), then such Major Tenant Right shall be null and void with respect to such subtenant if such subtenant at any time prior to the delivery of the Block C Space leases less than 300,000 rentable square feet of the Office Space.

     (c) The Major Tenant Rights described in Section  8.24(a)(ii),  (vii), (x),
(xiii) and (xv) shall be null and void if at any time the Office Space shall consist of less than 300,000 rentable square feet in the Building. Notwithstanding the foregoing, so long as the Office Space shall consist of less than 300,000, but more than 100,000, rentable square feet then (i) the rights granted under Section 1.06 shall continue in effect but the term "Offer Space" shall mean only the one floor in the Building that is contiguous to the highest floor then comprising the Office Space and the one floor in the Building that is contiguous to the lowest floor then comprising the Office Space; provided, that
(A) in no event shall Offer Space include any floor in the Building below the 7th floor or above the 23rd floor and (B) if such floor that is contiguous to such highest or lowest floor then comprising the Office Space becomes Available and Tenant leases the same in accordance with Section 1.06, "Offer Space" shall not include the floor that is contiguous to such floor leased by Tenant in accordance with Section 1.06 (for example, if the Office Space at any time consists of floors 14 through 21, then "Offer Space" shall mean only the 13th and 22nd floors and if Tenant leases the 13th floor or the 22nd floor in accordance with Section 1.06, "Offer Space" would not include the 12th floor or the 23rd floor, as the case may be) and (ii) the right to an abatement of certain Rent payments under Section 8.21(c) shall continue in effect but such abatement shall be limited to 25% of the Fixed Rent, Tax Payments and Operating Payments payable during the period that Tenant is entitled to such abatement (or if Tenant is entitled under Section 8.21(c) to a deferral of a rent commencement date, the same shall be deferred by only 1/4 of one day for each day in the applicable Lobby Abatement Period).

     (d) The Major Tenant Right described in Section 8.24(a)(viii) shall be null and void if at any time more than one floor of floors 11 through 15 is leased by a tenant other than Tenant or an Affiliate of Tenant and the Major Tenant Right described in Section 8.24(a)(ix) shall be null and void if at any time more than one floor of floors 15 through 22 is leased by a tenant other than Tenant or an Affiliate of Tenant. If either or both of such Major Tenant Rights become null and void in accordance with the preceding sentence, Landlord and Tenant shall reasonably cooperate with each other to establish a modified security and interior signage program for Tenant so that Tenant shall continue to receive security and interior signage rights commensurate with the security and interior signage rights customarily granted by Landlord to tenants leasing the number of rentable square feet then included in the Office Space in a multi-tenanted elevator bank. If Tenant at any time no longer leases all of floors 11 through 15 (but continues to lease at least 4 of such floors) or all of floors 15 through 22 (but continues to lease at least 7 of such floors), so that the applicable Major Tenant Right shall not become null and void in accordance with this clause (d), Tenant shall cooperate with any tenant who leases such portion of such floor so that such tenant shall have access to its premises 24 hours per day, 365 days per year, subject only to reasonable security requirements of Tenant which do not render such portion of such floor unreasonably difficult to market and lease.

     (e) If at any time the Office Space shall consist of less than 300,000 rentable square feet in the Building, the Major Tenant Right described in
Section 8.24(a)(iii) shall be null and void, except with respect to any Identified Ancillary Uses existing in the Office Space at the time that the Office Space first consisted of less than 300,000 rentable square feet.

     (f) If at any time the Office Space shall consist of less than 300,000 rentable square feet in the Building, the Major Tenant Right described in
Section 8.24(a)(iv) shall be null and void; provided, that (i) during such time, if any, that the Office Space consists of less than 300,000, but at least 200,000, rentable square feet, Tenant shall have the right to initiate an examination of Landlord's Records with respect to any Operating Year up to 3 years after Landlord delivers a Landlord's Statement with respect to such Operating Year, (ii) during such time, if any, that the Office Space consists of less than 200,000, but at least 100,000, rentable square feet, Tenant shall have the right to initiate such examination up to 2 years after Landlord delivers a Landlord's Statement with respect to any Operating Year and (iii) during such time, if any, that the Office Space consists of less than 100,000 rentable square feet, Tenant shall have the right to initiate such examination up to 1 year after Landlord delivers a Landlord's Statement with respect to any Operating Year. Landlord's time period to deliver a corrected Landlord's Statement for any Operating Year or a corrected Tax Statement for any Tax Year shall be reduced from 4 years commensurate with the reduction in Tenant's time period to initiate an examination of Landlord's Records pursuant to this Section 8.24(f).

     (g) The Major Tenant Rights described in Section 8.24(a)(v) and (vi) shall be null and void if at any time the Office Space consists of less than 200,000 rentable square feet. During the Term, no subtenant of Tenant shall have the Major Tenant Right described in Section 8.24(a)(v), unless such subtenant subleases from Tenant not less than 200,000 rentable square feet of Office Space. If this Lease terminates and Tenant has granted either or both of the Major Tenant Rights described in Section 8.24(a)(v) and (vi) to any subtenant that has received a non-disturbance and attornment agreement from Landlord (or who Landlord elects to have attorn to Landlord in accordance with Section 5.04(d)(iii) above), then such Major Tenant Rights shall be null and void with respect to such subtenant if such subtenant at any time leases less than 300,000 rentable square feet of the Office Space.

     (h) The Major Tenant Rights described in Section 8.24(a)(xi) and (xiv) shall be null and void if at any time the Office Space shall consist of less than 100,000 rentable square feet.

     (i) If this Lease terminates and Tenant has granted the Major Tenant Right described in Section 8.24(a)(xii) to any subtenant who has received a non-disturbance and attornment agreement from Landlord (or who Landlord elects to have attorn to Landlord in accordance with Section 5.04(d)(iii) above), then such Major Tenant Right shall be null and void with respect to such subtenant if at any time such subtenant leases less than 100,000 rentable square feet of the Office Space; provided, that, if and to the extent Tenant granted the following rights to such subtenant in its sublease, such subtenant shall have the right to set-off against the rent payable to Landlord (i) such subtenant's share of any tax refund to which such subtenant may become entitled pursuant to Section 2.04(f) if such tax refund is not timely paid to such subtenant in accordance with Section 2.04(f) and (ii) any amount required to be reimbursed by Landlord to such subtenant in accordance with Section 2.05 with respect to any Operating Payment made by such subtenant to Landlord, if such reimbursement is not timely made by Landlord to such subtenant in accordance with Section 2.05.

     8.25 Lobby Artwork. (a) Tenant shall install in the Building lobby the work consisting of 10 panels and known as the "America Today" murals by Thomas Hart Benton (the "Benton"). Tenant, at Tenant's expense, shall be responsible for deinstalling the Benton from its present location at 787 Seventh Avenue and moving the Benton to the Building. Landlord shall reimburse Tenant, within 30 days after submission of an invoice therefor, for the reasonable cost of installing the Benton in the Building. The Benton shall be moved to, and installed in, the Building by Tenant, under the supervision of Tenant's curator, upon completion of the Lobby Renovation Work. The Benton shall be installed in the locations in the Building lobby shown on the drawing designated SK7-7-2, dated June 7, 1995, prepared by David Kenneth Specter & Associates, Architects P.C. Exhibit U annexed hereto shows where each panel of the Benton is to be located, except for the panel known as "Outreaching Hands", which shall be located in the Building lobby in a location reasonably acceptable to Landlord and Tenant.

     (b) Tenant shall not be permitted to deinstall and remove the Benton from the Building before the later of (i) the date that is one year before the scheduled Expiration Date of the initial Term and (ii) the date that is 12 months after Tenant notifies Landlord of Tenant's intention to deinstall and remove the Benton from the Building. The provisions of the preceding sentence shall apply notwithstanding any earlier expiration or termination of this Lease. Notwithstanding the foregoing (A) if this Lease shall terminate by reason of the default of Landlord (it being understood that any termination of this Lease by reason of the occurrence of any Force Majeure event (including, without limitation, any Casualty) shall not constitute the default of Landlord), then Tenant shall have the right at any time, upon notice to Landlord, to deinstall and remove the Benton from the Building and (B) if this Lease shall terminate or expire for any reason as to the entire Premises, Landlord may, upon not less than 12 months prior notice to Tenant, require Tenant to deinstall and remove the Benton from the Building. Any removal of the Benton from the Building shall be at Tenant's expense.

     (c) Landlord, at Landlord's expense, shall install as part of the Lobby Renovation Work glass barriers approximately 3 feet in height and motion detectors, in each case to protect the panels of the Benton installed on the north and south sides of the lobby (but not the panels over the escalator). The glass barriers shall be substantially as shown on the drawing designated as SK7-7-1, dated July 18, 1995, prepared by David Kenneth Specter & Associates, Architects P.C.

     (d) For so long as the Benton is in the Building, Tenant, at Tenant's expense, shall (i) provide all maintenance and repair of the Benton necessary or appropriate to preserve the Benton in excellent condition and (ii) maintain a fine arts policy covering the Benton with sufficient limits to cover 100% of the replacement value of the Benton and including a waiver of subrogation in accordance with Section 7.03 above. If Tenant shall at any time deem it reasonably necessary to provide security measures for the Benton in excess of those described in Section 8.25(c) above and on Exhibit L annexed hereto, Landlord shall provide such security measures and Tenant shall reimburse Landlord for the reasonable cost thereof within 30 days after demand. Landlord and Tenant shall cooperate to agree on the scope of any such additional security measures. Tenant shall have no claim against Landlord by reason of the security specifications described in Section 8.25(c) above and on Exhibit L annexed hereto, or any excess security measures provided by Landlord pursuant to the preceding sentence, being insufficient to prevent damage to the Benton.

     (e) Tenant represents to Landlord that Tenant is the owner of the Benton and that the moving of the Benton to the Building, the installation of the Benton in the Building lobby and the other provisions of this Section 8.25 do not violate the provisions of any agreement to which Tenant or any Affiliate of Tenant is a party. Anything to the contrary contained in this Lease notwithstanding, the Benton shall in all events remain Tenant's property.

     (f) The provisions of this Section 8.25 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 9
                                 Renewal Right

     9.01 Renewal Right. (a) Provided that on the date Tenant exercises the Renewal Option (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease after notice and beyond all applicable grace periods and (iii) Tenant shall occupy at least 50% of the Premises, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for, at Tenant's option, either an additional 5 year period or an additional 10 year period (the "Renewal Term"), to commence at the expiration of the initial Term.
(b) The Renewal Option shall be exercised  with respect to, at Tenant's  option,
(i) the entire Premises, (ii) all space then included in the Premises and located on floors 7 through 15 or (iii) all space then included in the Premises and located on floors 15 through 22 (the "Renewal Premises"), and shall be exercisable by Tenant giving notice to Landlord (the "Renewal Notice") at least 18 months before the last day of the initial Term. Tenant shall specify in the Renewal Notice the duration of the Renewal Term and the space to be included in the Renewal Premises. Time is of the essence with respect to the giving of the Renewal Notice.

     9.02 Renewal Rent and Other Terms. (a) The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02;
(ii) Tenant shall accept the Renewal Premises in its "as is" condition at the commencement of the Renewal Term, and any provisions of this Lease with respect to Landlord's Work, payment of a work allowance and any abatement of Fixed Rent and Additional Charges (relating only to Tenant's initial construction period with respect to any space comprising the Premises, i.e., the period prior to the rent commencement date for any such space) shall not be applicable during the Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; (iv) all references in this Lease to the "Premises" shall be deemed to refer to the "Renewal Premises", and (v) Tenant's Tax Share and Tenant's Operating Share shall be recalculated to reflect the rentable area of the Renewal Premises (such rentable area to be determined based on the measurements set forth in Exhibit H annexed hereto).

     (b) The annual Fixed Rent for the Renewal Premises for the Renewal Term shall be the Fair Market Rent therefor multiplied by the Renewal Percentage. "Fair Market Rent" means the fixed annual rent that, as of the date that is 18 months before the commencement of the Renewal Term, a willing lessee would pay and a willing lessor would accept for the Renewal Premises during the Renewal Term in an arms-length transaction, taking into account all relevant factors at the time in question. "Renewal Percentage" means (i) if the Renewal Term is for 5 years, 97.5% and (ii) if the Renewal Term is for 10 years, 95%.

     (c) If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the "Rent Notice") within 30 days after Landlord's receipt of the Renewal Notice of Landlord's determination of the Fair Market Rent ("Landlord's Determination"), which Rent Notice shall state that if Tenant fails to give Tenant's Notice within 30 days after Tenant's receipt of the Rent Notice, Tenant shall be deemed to have accepted Landlord's Determination. Tenant shall notify Landlord ("Tenant's Notice"), within 30 days after Tenant's receipt of the Rent Notice, whether Tenant accepts or disputes Landlord's Determination, and if Tenant disputes Landlord's Determination, Tenant's Notice shall set forth Tenant's determination of the Fair Market Rent ("Tenant's Determination"). If Tenant fails to give Tenant's Notice within such 30 day period, Tenant shall be deemed to have accepted Landlord's Determination. If Landlord fails to give Landlord's Determination within 30 days after Landlord's receipt of the Renewal Notice, Tenant shall have the right, at any time prior to Tenant's receipt of Landlord's Determination, to give to Landlord a notice setting forth Tenant's Determination, which notice shall state that if Landlord fails to give Landlord's Determination within 30 days after Landlord's receipt of such notice, Landlord shall be deemed to have accepted Tenant's Determination. If Tenant timely gives such notice setting forth Tenant's Determination in accordance with the preceding sentence and Landlord fails to give Landlord's Determination within 30 days after Landlord's receipt of Tenant's Notice, Landlord shall be deemed to have accepted Tenant's Determination.

     (d) If Tenant timely disputes Landlord's Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 20 days after Landlord's receipt of Tenant's Determination (or if Tenant gives Tenant's Determination prior to Landlord giving Landlord's Determination as provided in clause (c) above and thereafter Landlord timely gives Landlord's Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 20 days after Tenant's receipt of Landlord's Determination), then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of Section 8.09 shall supersede any conflicting or inconsistent provisions of said rules. The fees and expenses of any arbitration of Fair Market Rent shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof.

     (e) If Tenant disputes Landlord's Determination (or, if applicable, Landlord disputes Tenant's Determination) and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to the applicable Renewal Percentage of the average of Landlord's Determination and Tenant's Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were (i) less than the Fair Market Rent therefor, Tenant shall pay to Landlord the amount of such deficiency within 30 days after demand therefor or (ii) greater than the Fair Market Rent therefor, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

     (f) Notwithstanding the foregoing provisions of this Article 9, if, at any time after Tenant's delivery of the Renewal Notice and before the commencement of the Renewal Term, this Lease shall be terminated, then such Renewal Notice shall be null and void and of no further force and effect and Tenant shall have no further right or option to extend the Term.

                                   ARTICLE 10
                       Self-Help; Rent Abatement; Set-Off

     10.01 Tenant's Right To Perform Landlord's Obligations. (a) If (i) for any reason, including, without limitation, Force Majeure, there is a failure to furnish any of the services which Landlord is required to furnish pursuant to this Lease, or to make any repairs or replacements which Landlord is required to make pursuant to the terms of this Lease, or to perform any other obligation of Landlord under this Lease, and as a result thereof the conduct of Tenant's normal business operations in the Premises (or a material portion thereof) shall be materially impaired (any or all of the foregoing hereinafter sometimes referred to as an "Interruption"), (ii) the curing of such Interruption would require work to be performed, or otherwise affect any space, in the Landlord Obligation Areas or elsewhere outside of the Premises, (iii) either (A) Tenant obtains the decision of an arbitrator in accordance with Section 8.09 that an Interruption has occurred and Landlord does not immediately after such arbitration decision commence and diligently prosecute action to remedy such Interruption or (B) Landlord, in bad faith, fails to comply with the arbitration procedures set forth in Section 8.09, then, in any such event, and upon the giving of 5 days notice to Landlord (which notice shall expressly state that Tenant intends to exercise its self-help remedy in accordance with this Section 10.01(a)), Tenant shall have the right (but not the obligation) to furnish any such Landlord's services or to make any such repairs or replacements which Landlord shall have failed to make, or to perform such other obligation of Landlord as Landlord shall have failed to perform. Landlord hereby irrevocably appoints Tenant as Landlord's agent, coupled with an interest, for the sole and limited purpose of permitting Tenant access to areas of the Building outside of the Premises to the extent necessary to perform, in accordance with this Section 10.01(a), any obligation or furnish any service that Landlord so failed to perform. If at any time Tenant becomes entitled in accordance with this Section 10.01(a) to cure any Interruption and, thereafter, Landlord prevents Tenant from exercising its right to cure such Interruption, then the parties agree that, in such case, damages would be an inadequate remedy and Tenant shall be entitled to injunctive relief or specific performance in order to enable Tenant to cure such Interruption. If (x) Tenant becomes entitled in accordance with this Section 10.01(a) to cure any Interruption, (y) in order to cure such Interruption Tenant must obtain access to another tenant's premises, and (z) after compliance by Tenant with all requirements set forth in such tenant's lease regarding access thereto for Landlord and its agents, such tenant prevents Tenant from entering its premises in breach of such tenant's lease, then Landlord shall enforce all of its rights and remedies against such tenant in order to permit Tenant to enter such tenant's premises in order to cure such Interruption. Without limiting the generality of any other provision of this Lease, Tenant shall have no right to perform any obligation or furnish any service that Landlord has failed to perform or furnish, the curing of which failure will require work to be performed, or otherwise affect any space in the Landlord Obligation Areas or elsewhere outside the Premises unless such failure results in an Interruption, and, in the case of an Interruption, Tenant's sole right to perform such obligation or furnish such service shall be as set forth in this Section
10.01(a). Nothing contained in this Article 10 shall be construed to permit Tenant to cause Landlord's managing agent for the Building to be removed or replaced.

     (b) If (i) any Interruption shall occur, (ii) the curing of such Interruption would not require work to be performed, or otherwise affect any space, in the Landlord Obligation Areas or elsewhere outside of the Premises and
(iii) after notice thereof by Tenant to Landlord, Landlord does not immediately commence action to remedy such Interruption, or if so commenced, does not continue such action with reasonable diligence, and complete the same within 7 days or, in the case of emergency, within 2 days, then, in any such event, and upon the giving of 5 days notice to Landlord (which notice shall expressly state that Tenant intends to exercise its self-help remedy in accordance with this
Section 10.01(b)) or, in the case of emergency, upon the giving of such notice, oral or written, as may be reasonable under the circumstances, Tenant shall have the right (but not the obligation) to furnish any such Landlord's services or to make any such repairs or replacements which Landlord shall have failed to make, or to perform such other obligation of Landlord as Landlord shall have failed to perform.

     (c) If (i) for any reason, including, without limitation, Force Majeure, there is a failure to furnish any of the services which Landlord is required to furnish pursuant to this Lease, or to make any repairs or replacements which Landlord is required to make pursuant to the terms of this Lease, or to perform any other obligation of Landlord under this Lease, (ii) such failure does not result in an Interruption, (iii) the curing of such failure would not require work to be performed, or otherwise affect any space, in the Landlord Obligation Areas or elsewhere outside of the Premises, (iv) such failure continues for 30 days after notice by Tenant to Landlord; provided, that if the cure of such failure cannot with due diligence be performed within such 30-day period, such 30-day period shall be extended for so long as Landlord shall be diligently prosecuting the performance of such cure and (v) such failure continues for 10 days after a second notice by Tenant to Landlord (which notice shall expressly state that Tenant intends to exercise its self-help remedy in accordance with this Section 10.01(c)), then Tenant shall have the right (but not the obligation) to furnish any such Landlord's services or to make any such repairs or replacements which Landlord shall have failed to make, or to perform such other obligation of Landlord as Landlord shall have failed to perform.

     (d) If Tenant  exercises  its self-help  remedy in accordance  with clauses
(a), (b) or (c) of this Section 10.01, Landlord shall pay to Tenant the reasonable costs incurred by Tenant in furnishing such Landlord's services which Landlord failed to furnish or making such repairs or replacements which Landlord failed to make or performing such other obligations of Landlord which Landlord failed to perform, as the case may be, together with interest at the Interest Rate (unless Landlord shall have been unable to perform the obligation in question by reason of Force Majeure, in which case such interest shall be at the Prime Rate) from the date of the expenditure by Tenant to the date that such costs plus interest shall have been paid to Tenant, within 30 days after receipt by Landlord of a detailed statement as to the amount of such costs. If Landlord notifies Tenant within the 30-day period described in the preceding sentence that in lieu of making such payment to Tenant, Landlord shall allow Tenant to credit against the next installments of Rent to come due any amounts to which Tenant may be entitled under this Section 10.01(d), then, subject to Section 10.05(b), Tenant shall so credit such amounts.

     (e) For all purposes of this Article 10, a material portion of the Premises shall mean at least 5,000 contiguous rentable square feet of the Office Space or at least 10,000 rentable square feet of the Office Space (regardless of contiguity).

     (f) If and to the extent that Tenant successfully exercises its self-help remedy in accordance with this Section 10.01, Tenant shall have no right to terminate this Lease in accordance with Section 10.03 on account of the failure by Landlord to perform the obligation with respect to which Tenant exercises such self-help remedy. If Landlord fails to perform any of its obligations under this Lease by reason of Force Majeure and Tenant exercises its self-help remedy in accordance with this Section 10.01 with respect thereto, then such self-help remedy (including Tenant's right to reimbursement in accordance with Section 10.01(d) above) and, if applicable, any rent abatement which Tenant may be entitled to pursuant to Section 10.03 shall be Tenant's sole remedies in respect of Landlord's failure to perform such obligation. 10.02 Tenant Abatement Rights. If, for any reason, including, without limitation, Force Majeure (but not by reason of (a) a Casualty or (b) any act or (where Tenant has an affirmative obligation to act pursuant to the terms of this Lease) omission of Tenant or any person claiming through or under Tenant or any of their respective agents, employees, contractors or (while in the Premises) invitees), there is a failure to furnish any of the services which Landlord is required to furnish pursuant to this Lease, or to make any repairs or replacements which Landlord is required to make pursuant to this Lease, or to perform any other obligation of Landlord under this Lease or if Landlord performs any repair, replacement, alteration, addition, improvement or installation in or about the Premises which Landlord is required or permitted to make under this Lease (other than in connection with the exercise by Landlord of its self-help remedy set forth in Section 4.08) and as a result of any of the foregoing all or any material portion of the Premises shall be Untenantable (an "Eviction") for 1 Business Day after notice from Tenant, then Fixed Rent and the Additional Charges payable under Sections 2.04 and 2.05 shall abate solely with respect to the portion or portions of the Premises that are Untenantable from the day after such one Business Day until such space is no longer Untenantable.

     10.03 Tenant Termination Rights. (a) If, by reason of an Eviction, 50,000 or more rentable square feet of the Office Space are Untenantable (A) for reasons other than Force Majeure for 60 or more consecutive days after notice from Tenant to Landlord, (B) for reasons other than Force Majeure for 90 or more days in any consecutive 12-month period (such reference to 90 days being deemed to refer to the number of days that the applicable space is so Untenantable after Tenant has given Landlord notice of each occurrence of such Untenantability) or (C) as a result of Force Majeure for 365 or more consecutive days after notice from Tenant to Landlord (such 60, 90 and 365 day periods to be extended for up to an additional 90 days during which time Landlord is diligently prosecuting to cure the cause of such Untenantability), then in each such case Tenant may, by notice given to Landlord on or before the earlier to occur of (x) the date that the applicable portion of the Office Space is rendered tenantable and (y) the date that is 30 days after the end of such 60, 90 or 365 day period (as so extended), as applicable (time of the essence), terminate this Lease, at Tenant's option, with respect to the Terminated Space. If Tenant timely gives a termination notice in accordance with this Section 10.03, this Lease shall terminate with respect to the Terminated Space on the 20th day after such notice is given by Tenant and Tenant shall vacate the Terminated Space and surrender the same to Landlord in accordance with the terms of this Lease. Upon any such termination, Tenant's liability for Fixed Rent and Additional Charges hereunder with respect to the Terminated Space shall cease as of the date of such termination, and any prepaid portion of Rent with respect to the Terminated Space for any period after such date shall be refunded by Landlord to Tenant within 30 days after Landlord receives Tenant's termination notice. Upon a termination of this Lease with respect to less than the entire Premises, there shall be a pro rata reduction of Tenant's Rent obligations to reflect such partial termination and the reduced rentable area of the Premises (such rentable area to be determined in a manner consistent with the methods used in calculating the rentable area of the Premises initially demised under this Lease) and Landlord and Tenant shall promptly enter into an instrument evidencing such partial termination; provided, that the failure to enter into such instrument shall not affect the effectiveness of such partial termination. In the event of any termination of this Lease under this Section 10.03, whether as to all or a portion of the Premises, Tenant shall pay to Landlord the amount, if any, due in accordance with Section 7.06 above. Tenant acknowledges that, in the case of an Eviction, Tenant's sole rights to terminate this Lease by reason of such Eviction are as expressly set forth in this Section 10.03(a) and Tenant hereby waives all other rights at law or in equity (including, without limitation, any right to claim a constructive eviction) to terminate this Lease by reason of such Eviction; provided, that this sentence (i) shall not be applicable if such Eviction occurs by reason of Landlord's bad faith acts or (where Landlord has an affirmative obligation to act pursuant to the terms of this Lease) omissions and (ii) shall not be deemed to constitute a waiver by Tenant of any right that Tenant may have under this Lease or at law or in equity to make a claim for any damages suffered by Tenant by reason of such Eviction. Any notice given by Tenant pursuant to this Section 10.03 as to the occurrence of an Eviction which renders all or a portion of the Premises Untenantable shall not be effective unless such notice expressly states that such notice is being given pursuant to this Section 10.03 and that Tenant may have the right to terminate this Lease in accordance with the provisions of this Section 10.03.

     (b) Subject to Section 7.07, "Terminated Space" means, at Tenant's election as specified in the applicable termination notice, either (i) the entire Premises or (ii) a portion of the Premises consisting of entire floors of the Building (or so much of any floor as shall then be part of the Premises); provided, that in the case of any such partial termination, (x) all floors included within the Terminated Space shall be contiguous and (y) the Terminated Space shall include either (I) all or any of the floors the Untenantability of which gave rise to such termination right or (II) either the highest or lowest floor then included in the Office Space and any other floor(s) contiguous to such highest or lowest floor so long as the total rentable area of the Terminated Space does not exceed the rentable area of the portion of the Premises the Untenantability of which gave rise to such termination right. If an Eviction occurs by reason of Force Majeure, then Tenant's sole remedies in respect of such Eviction shall be as set forth in Sections 10.02 and 10.03 and Tenant hereby waives all other rights or remedies at law or in equity (including, without limitation, any right to claim a constructive eviction), if and to the extent that Tenant may be entitled to such rights or remedies by reason of such Eviction.

     10.04 Tenant's Right to Interest on Late Payments. Any amounts payable by Landlord to Tenant under this Lease shall be due and payable on the 30th day after the date of invoice, unless a different due date is specified in this Lease. If Landlord fails to pay any amount which is due and payable to Tenant under this Lease on or before the due date therefor, Landlord shall pay interest thereon at the Interest Rate (provided, that if Landlord fails timely to pay any installment of the Block A and B Allowance or the Block C Allowance to Tenant, the same shall bear interest at the Prime Rate plus 5%) from the date when such amount became due and payable to the date of Landlord's payment of such amount; provided, that in no event shall there be any duplication of any interest payable by Landlord pursuant to this Section 10.04 and any other provision of this Lease.

     10.05 Tenant's Set-Off Right. (a) If Landlord fails to pay any amount which is due and payable to Tenant under this Lease on or before the due date therefor and such failure continues for 30 days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment of Rent unless Landlord pays such amount to Tenant) (an "Offset Notice"), then, as Tenant's sole remedy (but subject to Section 10.05(b)), Tenant may set-off such amount, together with any interest accrued thereon in accordance with Section 10.04 or the other applicable provisions of this Lease (collectively, the "Offset Amount"), against the next installments of Rent coming due. If any portion of any Offset Amount shall not have been credited as of the end of the Term, Landlord, within 30 days after the end of the Term, shall pay such amount to Tenant (but subject to Landlord's right to offset against such unused rent credit any amounts which are then due and payable by Tenant to Landlord). The preceding sentence shall survive the expiration or earlier termination of this Lease. Notwithstanding the preceding provisions of this Section 10.05(a), if Landlord, within 30 days after the giving of an Offset Notice, notifies Tenant that Landlord disputes Tenant's entitlement to all or any portion of the Offset Amount, specifying in such notice the reasons for such dispute and the exact amount (if less than all) that Landlord so disputes, then Tenant shall not be entitled to so offset the Offset Amount (or such portion thereof as is in dispute) pending resolution of such dispute by arbitration in accordance with Section 8.09 of this Lease.

     (b) If pursuant to any provision of this Lease Tenant is entitled to a credit, for any amount owed by Landlord to Tenant under this Lease, against Rent and such credit, together with all other such credits to which Tenant is then entitled, exceeds the Rent which is required to be paid by Tenant for the next calendar month, then, within 30 days after notice by Tenant to Landlord, Landlord shall pay to Tenant the total amount of such credits.

     10.06 Effect of Rejection by Landlord. Landlord and Tenant acknowledge that this Lease is being executed and exchanged by the parties in contemplation of a bankruptcy proceeding involving Landlord and Landlord agrees that, in connection with any bankruptcy proceeding involving Landlord, Landlord shall not reject this Lease. If, notwithstanding the agreement by Landlord in the preceding sentence, in connection with any bankruptcy proceeding involving Landlord, this Lease shall be rejected by Landlord or any legal representative of Landlord, and if Tenant shall elect to retain its rights under this Lease under Section 365(h)(1)(A)(ii) or other then applicable provision of the Federal Bankruptcy Code, then Tenant's occupancy of the Premises for the remainder of the Term shall be on all of the same terms and conditions set forth in this Lease as though such rejection had not occurred.

                                   ARTICLE 11
                                 Tenant Antenna

     11.01 Tenant Antenna. (a) Tenant may, subject to and in accordance with the provisions of this Section 11.01, use those portions of the roof of the Building designated on Exhibit T-1 attached hereto to install, maintain and operate one 8-foot whip antenna, three microwave dishes and one satellite dish and related equipment, mountings and support structures (collectively, the "Antenna") and to run lines therefrom into the Premises, as shall be reasonably required in connection with the operation of the Antenna. Landlord shall permit Tenant to construct a telecommunications riser along a path that is reasonably acceptable to Landlord and Tenant to connect the Antenna to the Premises, and Landlord shall cooperate with Tenant to provide Tenant with access to other tenants' premises to the extent required to construct such riser. Tenant's use of the roof of the Building is a non exclusive use and Landlord may permit the use of any other portion of the roof by any other person for any use including installation of other antennas and related equipment and support structures. Landlord shall use reasonable efforts (at no cost to Tenant, subject to reimbursement as part of Operating Expenses if and to the extent properly includable therein) to ensure that such use does not impair Tenant's data transmission and reception via Tenant's Antenna. Tenant shall use its reasonable efforts to ensure that its use of the roof does not impair such other person's data transmission and reception via its respective antennas and support
equipment.  If  Tenant's  construction,   installation,   maintenance,   repair,
operation or use of the Antenna shall interfere with the rights of Landlord (including, without limitation, Landlord's right reasonably to use the remainder of the roof) or other tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in exercising reasonable efforts in eliminating such interference; provided, that the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the roof in the manner suffering such interference prior in time to the use of the Antenna in the manner causing such interference by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Antenna, such supplementary insurance with respect to the Antenna as Landlord may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by landlords of buildings of similar class and character in New York City with respect to similar installations.

     (b) Tenant shall comply with all Laws applicable to the Antenna. Landlord makes no warranties as to the permissibility of an Antenna under applicable Laws or the suitability of the roof of the Building for the installation thereof. If Landlord's structural engineer reasonably deems it necessary that there be structural reinforcement of the roof or other structural requirements in connection with the installation of the antenna, Landlord shall perform same at Tenant's reasonable cost within 120 days after Tenant delivers to Landlord final plans and specifications with respect to the installation of the Antenna and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement or other structural requirements. If Tenant disputes the need for any such structural reinforcement or other structural requirements or whether such need arises out of Tenant's installation of the Antenna, then, pending the resolution of such dispute in accordance with Section 8.09, (i) Landlord shall not perform such structural reinforcement or other structural requirements, (ii) Landlord's time period for completing such work shall be extended by the number of days that it takes to resolve such dispute and (iii) Tenant shall not perform the installation of the Antenna until such dispute is resolved and any structural reinforcement or other structural requirements determined by such arbitration as necessary are completed. The installation of the Antenna shall be an Alteration subject to Article 4. For the purpose of installing, servicing or repairing the Antenna, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord whom Landlord shall make available upon reasonable notice (except that such accompaniment shall be required in the case of an emergency only if practicable). All work required to be performed to the roof and other parts of the Building outside of the Premises in connection with the installation of the Antenna (including, without limitation, any roof penetrations, structural modifications and reroofing) shall be performed by Landlord at Tenant's reasonable expense.

     (c) Tenant shall be responsible for all costs and expenses for maintenance of the roof if and to the extent the same actually results from Tenant's use of the roof for the construction, installation, maintenance, repair, operation, and use or removal of the Antenna.

     (d) Notwithstanding anything to the contrary contained in this Section 11.01, Landlord may, at Landlord's expense (except as provided in the last sentence of this Section 11.01(d)), on not less than 90 days' prior notice, relocate the Antenna to another location on the roof of the Building, provided that Landlord does not, except during such relocation (which shall be scheduled at a time reasonably convenient to Tenant), either interfere with or adversely affect the receipt of and/or transmittal of microwaves or other similar signals, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocations. If such relocation is done pursuant to any Law, Tenant shall reimburse Landlord for the cost thereof within 30 days after receipt of statements therefor.

     (e) The rights granted in this Section 11.01 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable. Tenant shall use the Antenna solely in connection with activities permitted under Section 1.05. Tenant shall not sell any services arising out of the use of the Antenna (i) to any other tenant or (ii) to the general public.

                                   ARTICLE 12
                          Corporate Retention Benefits

     12.01 Incentive Benefits. Landlord hereby consents to Tenant entering into an arrangement with agencies of the City and State of New York, including, without limitation, the New York City Economic Development Corporation and the Industrial Development Agency (such agencies are referred to herein collectively as the "Agency") pursuant to which Tenant subleases the Premises to the Agency and the Agency sub-subleases the Premises to Tenant. Landlord shall fully cooperate with Tenant in connection with such arrangement between Tenant and the Agency; provided, that the same shall be accomplished without Landlord being required to incur any out-of-pocket cost or expense thereby. If such cooperation by Landlord shall result in any out-of-pocket cost or expense to Landlord, Tenant shall nonetheless have the right to require Landlord's cooperation in connection therewith, provided that Tenant shall reimburse Landlord for such out-of-pocket costs or expenses within 30 days after demand.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:                          1290 ASSOCIATES
                                   By: O&Y Management Corp., As Agent

                                   By: /s/Tom Falus
                                       --------------------------------------
                                       Tom Falus
                                       Executive Vice President


Tenant:                           THE EQUITABLE LIFE ASSURANCE
                                  SOCIETY OF THE UNITED STATES

                                  By:  /s/William T. McCaffrey
                                       -------------------------------------
                                       William T. McCaffrey
                                       Executive Vice President and
                                       Chief Administrative Officer


Tenant's Federal Tax I.D. No.:    13-5570651

1290 Associates, in its capacity as the lessor ("Lessor") under the Ground Lease (as defined in Section 6.01(c)(i) of the within Lease) hereby consents to the within Lease and agrees, for itself and each of its successors and assigns which is an Affiliate of the then Landlord, that in the event of the termination of the Ground Lease, the Lease shall continue in full force and effect as a direct lease between Lessor and Tenant, and Lessor and Tenant shall be bound to each other under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Lessor were the Landlord, and Tenant does hereby (i) agree to attorn to Lessor, as its Landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payment to Lessor of all sums required to be paid by Tenant to Landlord under the Lease, and Lessor does hereby (a) agree to recognize Tenant, as its Tenant, (b) affirm all of its obligations as Landlord under the Lease, and (c) agree to make payment to Tenant of all sums required to be paid by Landlord to Tenant under the Lease, said attornment (recognition), affirmation and agreement by Tenant and Lessor to be effective and self-operative without the execution of any further instruments, upon Lessor succeeding to the interest of Landlord under the Lease; provided, that if Lessor or Tenant requests, without implying any obligation to do so on either party's part, Lessor and Tenant shall confirm the attornment and recognition described herein in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any termination of the Ground Lease.

                                   1290 ASSOCIATES
                                   By: O&Y Management Corp., As Agent

                                   By: /s/Tom Falus
                                       --------------------------------------
                                       Tom Falus
                                       Executive Vice President


                                  THE EQUITABLE LIFE ASSURANCE
                                  SOCIETY OF THE UNITED STATES

                                  By:  /s/William T. McCaffrey
                                       -------------------------------------
                                       William T. McCaffrey
                                       Executive Vice President and
                                       Chief Administrative Officer

                                    EXHIBIT A

                               DESCRIPTION OF LAND

     All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the northerly side of West 51st Street with the easterly side of Avenue of the Americas (formerly Sixth Avenue); running thence Easterly along the northerly side of West 51st Street 448 feet to a point distant 472 feet Westerly from the corner formed by the intersection of the northerly side of West 51st Street with the westerly side of Fifth Avenue, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the center line of the block between West 51st Street and West 52nd Street, thence Westerly along said center line of the block 2 feet, thence Northerly parallel with Fifth Avenue and part of the distance through a party wall 100 feet 5 inches to the southerly side of West 52nd Street, at a point therein distant 474 feet Westerly from the southwest corner of West 52nd Street and Fifth Avenue; running thence Westerly along the southerly side of West 52nd Street 446 feet to the easterly side of Avenue of the Americas, thence Southerly along the easterly side of Avenue of the Americas 200 feet 10 inches to the northerly side of West 51st Street at the point or place of BEGINNING.

                           EXHIBIT B (B1 through B15)

                                   FLOOR PLANS

                                 See Exhibit AA

                                    EXHIBIT C

                              RULES AND REGULATIONS

     1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

     2. Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

     3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld.

     4. No lettering, sign, advertisement or notice shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises (except in the elevator lobbies on floors fully leased by Tenant) where the same is designed or intended to be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant and if such tenant shall not cure such violation within 10 days after notice from Landlord, Landlord may remove the same without any liability, and may charge the reasonable expense incurred in such removal to the tenant violating this rule.

     5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

     6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

     7. No bicycles, vehicles, animals (other than seeing eye dogs to aid the handicapped), fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

     8. No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which actually disturbs other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which actually impairs or interferes with the use or enjoyment by any other tenant of any space in the Building.

     9. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material; provided, that Tenant shall have the right to use and store such materials in the Premises so long as the same are reasonably required for the performance of Tenant's Alterations or in the ordinary conduct of Tenant's use and occupancy of the Premises, and, in either of such cases, such materials are used and stored in compliance with all Laws.

     10. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Notwithstanding the foregoing, Tenant shall have the right to install a separate security/access system for the Premises; provided, that Tenant delivers to Landlord keys or other access devices which allow Landlord to always have access to the Premises.

     11. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All out-of-pocket labor and engineering costs incurred by Landlord in connection with any moving specified in this rule shall be paid by tenant to Landlord, on demand, subject to Sections 3.04(c)(ii) and 4.01(a)(iv) of the Lease.

     12. Landlord reserves the right to inspect all objects and matter (other than confidential documents) to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Except as may otherwise be expressly provided in the lease to which this Exhibit is attached. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

     13. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind, except for the sale of food and beverages to Tenant's employees and invitees from vending machines in its premises.

     14. No machinery or mechanical equipment other than such as are customarily found in general, executive or administrative offices (or are customary for the ancillary uses permitted in Section 1.05 of the lease to which this Exhibit is attached) may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to actually disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building, which noise, vibration or electrical or other interference actually interferes with or disturbs any other tenant or unreasonably interferes with or disturbs Landlord.

     15. Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant. If Landlord, its contractors or their employees turn on any lights, power or water in the premises for purposes of performing such cleaning, repairs or alterations, they shall turn the same off upon completing such work.

     16. No premises of any tenant shall be used for lodging or sleeping or for any illegal purpose.

     17. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     19. Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease.

     20. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Subject to the waiver of subrogation described in Section 7.03 of the Lease, all damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

     21. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors on any floor not fully leased to Tenant shall not be left open at any time. If Tenant installs a security system for the Premises, Tenant shall provide Landlord with a reasonable number of keys/cards for access thereto.

     22. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

     23. All windows in each tenant's premises shall be kept closed. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work.

     24. If the Premises shall at any time be infested with vermin or rodents as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, licensees or invitees, Tenant shall cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and Tenant shall employ for such purpose an exterminator reasonably approved by Landlord.

     25. To the extent there is a conflict or inconsistency between the provisions contained in the Lease or this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

                                    EXHIBIT D

                        ALTERATIONS RULES AND REGULATIONS

A.       General

     1) Tenant will make no Alterations (as defined in the Lease), in, to or about the Premises except in compliance with Section 4.02 of the Lease.

     2) Prior to the commencement of any Alterations, Landlord and Tenant shall perform a walk-through of the Premises to determine the existing condition of Premises.

     3) Prior to the commencement of any Alterations, Tenant shall submit for Landlord's written approval all required items described in Paragraphs 1, 2 and 3 of Section B hereof.

     4) Tenant shall ensure that the proposed Alterations comply with The Administrative Code of The City of New York and all other laws, ordinances, rules and regulations promulgated by all governmental agencies and bodies having jurisdiction over such Alterations, including, without limitation, the Americans With Disabilities Act.

     5) Tenant shall ensure that all proposed Alterations comply with Building standards listed in Section C hereof, and are adequately designed to serve Tenant's needs while remaining in conformity with, and not adversely affecting, any Building systems.

     6) All (i) demolition or removal of construction materials, or (ii) moving of construction materials to or from the Building, or (iii) other categories of work which actually disturb or interfere with other Tenants of the Building or unreasonably disturb or interfere with Building operations, must be scheduled and performed before or after Business Hours; provided, that clause (ii) above shall not be applicable to Tenant's initial Alterations to the Blocks. Tenant shall provide the Building Manager with written notice at least 24 hours prior to scheduling any Alteration, and except as may otherwise be expressly provided in the Lease, shall pay Landlord's standard charges for overtime porters, security, engineers and other costs incurred by Landlord in connection with such after hours scheduling.

     7) All inquiries, Tenant plans, requests for approvals, and all other matters concerning Alterations shall be initially processed through the Building Manager.

     8) Except if and to the extent expressly provided to the contrary in this Exhibit D, Tenant shall not be required to pay any fees or other charges for any of the obligations of Landlord set forth in this Exhibit D (subject to reimbursement of Landlord's costs and expenses as part of Operating Expenses to the extent properly includable therein).

B.       Tenant Submittals

     1) Tenant to submit, to Landlord, the following information for Landlord's review and approval prior to commencement of any Alterations for which Landlord's approval is required under the Lease. Landlord's review and approval period will not commence until the Building Manager is in receipt of the following items, as one complete package:

     a) Letter of Intent to perform construction. Letter to include a brief description of the proposed Alterations, Tenant contact, list of proposed contractors and estimated work schedule. Such letter of intent shall not be required with respect to Tenant's initial Alterations to the Blocks.

     b) 2 sets of design drawings and specifications noting full scope of work involved in performing such Alterations. All drawings must be signed and sealed by Tenant's Registered Architect or Professional Engineer licensed to conduct business in the State of New York. Part plan drawings will not be acceptable.

     (i) If full height partition walls are being installed in an area that is sprinklered, the existing sprinkler head locations must be included to show that new partitions are not in conflict with sprinkler coverage.

     (ii) If the area being altered includes existing compartmentation walls, those compartmentation walls must be indicated on Tenant's layout.

     c) A letter from Tenant's Registered Architect or Professional Engineer stating that their design and scope of work complies with all applicable codes, and local laws, especially noting Local Laws 16/84, 58/87, and 5/73. This letter must be signed and include their professional seal.

     d) Proper New York City Building Department filing applications, as required, for all Alterations indicated on drawings.

     2) Upon completion of Landlord's  review, the following will be returned to
Tenant:

     a) A letter (i) granting approval to file drawings; or (ii) granting conditional approval, subject to Tenant incorporating Landlord's comments and suggested revisions into a revised set of design drawings (no Alterations will commence or applications be filed until Landlord is in receipt of such revised set of drawings); or (iii) disapproving such Alterations (it being understood that the time period for Landlord's approval shall be governed by Section 4.02 of the Lease); and

     b) If approved, or conditionally approved, Building Department applications signed by Landlord (it being understood that the time period for Landlord's signing such applications shall be governed by Section 4.02(h) of the Lease).

Landlord's review is for conformance with Building standards only and is not a review for compliance with law or a review of the adequacy of Tenant's design. No such approval, or comments shall constitute a waiver of the obligation that Tenant's Alterations comply with all laws and receive Buildings Department or other governmental approvals.

     3) Prior to commencement of Alterations:

     Tenant to submit to Landlord the following:

     a) A letter or revised drawings addressing Landlord's comments, if any.

     b)  Approved  New  York  City  Building  Department  filing   applications,
drawings, and all work permits for work then being performed by Tenant.

     c) A final list of all contractors and subcontractors who will perform the Alterations.

     d) A work schedule noting duration of work.

     e) Valid Certificates of Insurance and a Contractors Agreement signed by each contractor with whom Tenant contracts directly, including, without limitation, any construction manager (see Insurance Requirements in Section D hereof).

     4) Upon completion of Alterations:

     Tenant to submit to Landlord, in a timely manner, the following:

     a) All sign-off documents which pertain to work filed from all agencies having jurisdiction.

     b) As-built drawings or final working drawings (to the extent required under the Lease).

     c) A properly executed Air Balancing Report, signed by a Professional Engineer (other than in connection with Tenant's initial Alterations to the Premises).

C.       Building Standard Requirements

     1) All structural or floor loading requirements, mechanical (HVAC), plumbing, sprinkler, electrical, fire alarm, elevator, of any proposed Tenant installation shall be subject to the prior approval of Landlord's consultants. All actual out-of-pocket expenses reasonably incurred by Landlord's consultant regarding review and approval of Tenant's design shall be at Tenant's expense; provided, that such expenses shall not be payable by Tenant in connection with Tenant's initial Alterations to the Blocks.

     2) Landlord or its representative shall have the right to monitor all demolition.

     3) Except as otherwise may be expressly provided in the Lease, elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. Except as otherwise may be expressly provided in the Lease, if workmen (including, without limitation, Operating Engineers and Personnel Carriers), are required by any union regulations for material or personnel hoisting, such workmen shall be paid for by Tenant.

     4) If shutdown of any mechanical or electrical risers (other than any express risers serving only the Premises) are required, such shutdown shall be performed by Landlord's contractors at Tenant's reasonable expense or, at Landlord's option, supervised by Landlord's representative at Tenant's reasonable expense; provided, that there shall be no charge to Tenant by Landlord for such shutdown unless Tenant requests that such shutdown be performed on an overtime basis.

     5) Tenant's contractor shall:

     a) have a Superintendent or Foreman on the Premises at all times;

     b) police the job at all times, continually keeping the Premises orderly; protection and maintenance will be Tenant's responsibility;

     c) maintain cleanliness and protection of all areas, including elevators and lobbies;

     d) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

     e) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system;

     f) protect all Class "E" fire alarm devices and wiring; and

     g) avoid the actual disturbance of other Tenants.

     6) If any part of Tenant's Alteration is improperly performed, Tenant shall be charged for the reasonable and actual cost of corrective work done by Landlord's personnel or contractors engaged for such purpose by Landlord. Landlord may not perform any such corrective work unless, in Landlord's reasonable judgment, Tenant's Alteration adversely affects any Landlord Obligation Area or any other area outside of the Premises, and Tenant is given such notice and cure period as is reasonable under the circumstances.

     7) All equipment and installations must be equal to or better than the standards of the Building.

     8) Tenant shall pay Landlord for any amounts billed in connection with any Alteration within 30 days after receipt by Tenant of an invoice therefor reasonably describing the charges and accompanied by reasonable back-up for the amount invoiced.

     9) Landlord's contract fire alarm service personnel shall be the only personnel permitted to perform the final tie-in to the Class "E" System; provided, that the rates of such personnel are reasonably competitive with rates charged by other contractors providing such services in first-class office buildings in midtown Manhattan.

     10) During such times that Tenant's alterations or demolition of the Premises require that fire protection afforded by the Class "E" System or sprinkler system be disabled, Tenant, at Tenant's expense, shall maintain fire watch service deemed reasonably suitable to Landlord, and any governmental authority having jurisdiction.

     11) Landlord, at Tenant's expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class "E" System caused by Tenant's Alterations or related demolition performed by Tenant or its contractors. Such expense may include reasonable expenses of engineering, supervision and standby fire watch personnel that Landlord deems reasonably necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

     12) Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class "E" System at Tenant's expense in such reasonable manner as prescribed by Landlord. Tenant shall, at Tenant's reasonable expense, have such internal fire alarm system approved by governmental agencies having jurisdiction, and shall submit to Landlord an approved copy of plans of such system before initiating any installation of such system. Tenant must demonstrate that system is in working order prior to requesting tie-in.

     13) Tenant, at Tenant's expense, shall be responsible for the maintenance and proper operation of any Tenant Class "E" Fire Alarm sub-system.

     14) When Tenant's use of any space requires a change in the Certificate of Occupancy, whether a building has a Final Certificate of Occupancy or Temporary Certificate of Occupancy, or (as in the case of a new Building with a Temporary Certificate of Occupancy) involves the initial inclusion of the Premises on the Certificate of Occupancy, Tenant shall have the right to engage its own consultant to perform such work. Tenant shall be responsible for all costs in connection with such consultant's services, other than any costs relating to the removal of violations or other encumbrances affecting the Building which must be removed by Landlord in accordance with the Lease.

     15) Tenant shall be responsible for keeping, on Premises, a copy of all required Building Department approved applications, drawings, permits, and sign-offs during and after completion of construction and shall deliver same to Landlord upon Landlord's request (provided such request is made within 1 year after completion of construction of the Alteration in question).

     16) Tenant shall be responsible for the payment of all fines and penalties assessed by any governmental agency and for the removal of any violations noted by any governmental agency, in either case by reason of Tenant's failure to obtain any governmental sign-off required for any Alteration.

     17) The attachment of any work to Building window mullions, HVAC enclosures, window soffets, will not be permitted. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any Alteration which provides for dry wall partitions abutting the Building window mullions or the modification of window soffets in connection with the installation of louvers.

     18) Electrical wire mold will not be permitted without written approval from Landlord, which approval shall not be unreasonably withheld. Whips to feed furniture panels are permitted; provided, that the same comply with all Laws.

     19) Chasing of structural slab or Building masonry walls will not be permitted unless consent is given by Landlord. Such consent shall not be unreasonably withheld if such work will not affect space leased to, or services provided to, another tenant or occupant of the Building. Such consent shall not be arbitrarily withheld if such work affects space leased to, or services provided to, another tenant or occupant of the Building.

     20) The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler, or any Building systems will not be permitted.

     21) All valves or equipment controlling Building systems or Tenant systems must be tagged and identified.

     22) Access doors must be provided to all Building equipment and Tenant equipment.

     23) Tenant's design consultant is responsible to ensure that base Building systems are adequately sized to meet Tenant's requirements. Tenant shall be responsible for alterations to any existing HVAC ductwork or system and shall ensure that such work is integrated so as not to adversely affect the Building system.

     24) All hardware is to match Building standards.

     25) Tenant shall have the right to install outside louvers on the windows of the Premises; provided, that no louvers shall be installed on any windows facing 6th Avenue or on the first 2 windows in from 6th Avenue on the north and south sides of the Building. Tenant shall not install any other outside louvers without Landlord's prior written approval. Detailed sketches of all proposed louvers shall be submitted for Landlord's approval. Such approval shall not be unreasonably withheld if the installation of such louvers will not affect space leased to, or services provided to, another tenant or occupant of the Building. Such approval shall not be arbitrarily withheld if the installation of such louvers affects space leased to, or services provided to, another tenant or occupant of the Building.

     26) Any connections to Building systems must be of the same materials as existing Building standards.

     27) All elevator devices must remain accessible for maintenance.

     28) Tenant is not to mount any equipment in Building Electrical Closets, Telephone Closets, or Mechanical Equipment Rooms without prior written approval from Landlord, which approval shall not be unreasonably withheld provided the floor on which such closets or rooms are located is fully leased by Tenant.

     29) Tenant is responsible to ensure that all work is performed in accordance with good construction practices.

D.       Contractors Agreement; Insurance Requirements

     [To be retyped on Letterhead of Tenant's contractors, addressed to Landlord; References below to "general contractor" shall be deemed to include any construction manager]

Tenant:

Premises:

     The undersigned contractor (hereinafter called "Contractor") has been hired by the Tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work (hereinafter called "Work") for Tenant in the Tenant's Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called "Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1) Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor or Tenant, except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     2) Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

     a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

     b) Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage "XCU" exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

 Combined Single Limit
 Bodily Injury and
 Property Damage Liability:        $5,000,000 (for Tenant's general
                                   contractor and all Major Trade
                                   contractors) and $1,000,000
                                   (for all non-Major Trade
                                   contractors), in each case written
                                   on a per occurrence basis.
                                   "Major Trades" means HVAC,
                                    ------------
                                   electric, sprinkler and plumbing.

     c) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

      Bodily Injury:          $5,000,000 (for Tenant's
                              general contractor and all Major
                              Trade contractors) and
                              $1,000,000 (for all non-Major
                              Trade contractors), in each case
                              per person


                              $5,000,000 (for Tenant's general contractor and all Major Trade contractors) and $1,000,000(for all non-Major Trade contractors), in each case per occurrence

     Property Damage:         5,000,000  (for Tenant's
                              general contractor and all Major
                              Trade contractors) and
                              $1,000,000 (for all non-Major
                              Trade contractors), in each case
                              per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord 10 days prior written notice of the cancellation of any of the foregoing policies. Such insurance may be carried under blanket and/or umbrella policies covering the Building and/or the Work and other work sites of Contractor; provided, that each such policy shall in all respects comply with this Exhibit D, shall specify that the portion of the total coverage of such policy that is allocated to the Building and/or the Work is in the amounts required pursuant to this Exhibit D and shall provide that the amount of coverage afforded thereunder with respect to the Building and/or the Work shall not be reduced by claims thereunder against such other work sites of Contractor.

     3) Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

     a)  Commercial  General  Liability  Insurance   Including   Protective  and
Contractual Liability Coverage with limits of liability at least equal to the above stated limits.

     b)  Commercial   Automobile   Liability  Insurance  (covering  all  owners,
non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

   Bodily Injury:      $5,000,000 (for Tenant's
                       general contractor and all Major
                       Trade contractors) and
                       $1,000,000 (for all non-Major Trade contractors), in each case per person

                       $5,000,000 (for Tenant's general contractor and all Major Trade contractors) and $1,000,000(for all non-Major Trade contractors), in each case per occurrence

Property Damage:       $5,000,000 (for Tenant's
                       general contractor and all Major
                       Trade contractors) and
                       $1,000,000 (for all non-Major
                       Trade contractors), in each case
                       per occurrence

     Agreed to and executed this day of , 19 .  ----------  --------------------
-----

Landlord:                                                     Contractor:

                                   EXHIBIT E

                        STANDARD CLEANING SPECIFICATIONS

     All cleaning services except those performed by day porters, window cleaners and matrons are to be performed nightly, 5 nights per week (except as herein otherwise provided). No Saturday, Sunday or Holiday service.

     Holiday are to be those days designated by the applicable Building service union agreements, however, on "Holidays" other than New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, a cleaning crew will be provided by Contractor to empty waste paper baskets, ash trays and remove rubbish in tenanted areas throughout the Building and prepare public areas for the next business day that building is open. (Such reduced service is "blitz cleaning," which will be provided at no cost to Tenant.)

     Sufficient day porters and matrons will be assigned to the Building to perform daily tasks as specified below. However, one of such day porters will be assigned to the Building on a Tuesday to Saturday work schedule. Competent supervisors will be assigned to the Building both day and night. Supervisors shall not leave until work is completed and they must check that all lights are turned out, windows closed, doors locked and offices left in a neat, orderly condition after nightly cleaning. Head day porter is not to act as daytime on-site supervision.

     Contractor will provide Building manager with a schedule of cleaning services (e.g., high dusting) not performed daily or weekly ("projects") to allow verification that work is completed in accordance with the Specifications.

                                  TENANT SPACE
                                  ------------

     In tenant areas, Contractor's employees will work behind locked doors, and will only open a door for members of their cleaning crew who have been assigned to remove rubbish or other like material from tenant's premises during the nighttime cleaning operation.

     The nighttime supervisor will verify that the work has been completed in all tenant areas, that all venetian blinds have been lowered and set in a uniform appearance, that all lights have been turned off, windows closed, doors locked and offices left in a neat and orderly appearance for the next day's business.

     TENANT OFFICES AND WORK SPACE (INCLUDING TENANT ELEVATOR LOBBIES)

     Hand dust and wipe clean with damp or treated cloth all furniture, file cabinets, fixtures, horizontal surfaces of window frames, window sills and convector enclosure tops nightly; wash said sills and tops when necessary. Dust all chair rails, trim and baseboards as necessary, but at least weekly.

     Empty all waste receptacles nightly, provide liners at no cost to Tenant, and deliver the waste paper and waste materials to locations designated by Customer. Contractor is to separate, bale and/or deposit the building waste material in mechanical compactor, if applicable, or other designated areas, for removal at no additional expense to Customer. Contractor will supply all bags and related equipment necessary for a proper rubbish removal operation each night.

     If, in compliance with NYC recycling laws, tenant separates refuse at source, Contractor will remove such refuse in accordance with such procedure.

     Damp wipe all waste receptacles nightly.

     Empty and clean all ashtrays nightly. Dust and wipe clean all telephones nightly.

     All venetian blinds to be lowered and set in a uniform appearance nightly on all floors.

     All uncarpeted flooring to be swept nightly, using approved dust-down preparation, and damp mopped as needed.

     All carpeting and rugs to be vacuum cleaned nightly.

     Dust all door louvers and other ventilating louvers within reach nightly.

     Clean all unpainted metal and remove fingerprints nightly, treat as necessary.

     Wash clean all water fountains and coolers nightly.

     High dusting--done quarterly (unless specified otherwise in tenant lease), including:

          Dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning, except those works identified by Tenant.

          Dust clean all vertical surfaces, such as walls, partitions, doors, and bucks and other surfaces not reached in nightly cleaning except as otherwise herein provided.

          Dust clean all pipes, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

          Dust all exterior surfaces of light fixtures, including glass and plastic enclosures. Wash interior and exterior of lighting fixture lenses annually.

          Dust and inspect all venetian blinds.

     Vacuum clean or replace (as directed by Builing manager) lint screens in all perimeter HVAC enclosures semi-annually, if Building has such perimeter units. At same time, vacuum clean coils/fins and nozzles.

     PRIVATE STAIRWELLS

     Vacuum all carpeted private stairwells nightly and keep in clean condition. Uncarpeted stairwells should be vacuumed or swept nightly using approved dust-down preparation.

     Certain ELAS rooms (to be identified by Tenant) will be off limits to Contractor's cleaning personnel.

                          COMMON AREAS (BASE BUILDING)
                          ----------------------------

     SIDEWALKS AND PLAZAS

     Remove gum and spot clean daily. Steam or power clean daily, autoscrub weekly, temperatures permitting. Keep drain screens free of accummulated debris. Clean subway grates, if any, monthly.

     Day porter to keep all sand urns and equivalent fixtures screened and clean. Screen and clean same nightly.

     Remove snow from all regular and emergency Building entrances and approaches; remove snow at curbs in front of the Building entrances to allow adequate access by vehicles. Remove snow from concrete walkways immediately adjacent to the Building, all as and when required, at no additional charge to Customer. All entrances, exits, driveways, walkways (including plaza walkways if applicable), and crosswalks are to be made accessible and kept clean all times. Snow removal should not hamper water flow to street catch basins.

     Day porter to keep exterior planting areas in clean condition.

                   EXTERIOR METAL, GLASS, AND POLISHED STONE

     Day porter to maintain exterior granite and metalwork up to first horizontal caulking joint above retail store fronts. Porter will also wipe down and maintain in clean condition, metal in Building entrance doors, store front trim, exterior window frames and mullions, standpipe and sprinkler siamese connections, and hose bibs. Generally, porter will properly maintain the exterior of the building so that there is uniformity of color and brightness at all times. Graffitti and marks will be removed immediately.

LOBBY  (INCLUDING  GROUND FLOOR LOBBY AREA WITHIN TENANT'S  CONTROLLED  ELEVATOR
       -------------------------------------------------------------------------
BANKS)
------

     All stone, ceramic tile, marble, terrazzo and other unwaxed or untreated flooring to be swept nightly, using approved dust-down preparation; machine scrub such flooring nightly and polish as necessary, but at least once a week to produce appearance satisfactory to Owner. All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation. Such flooring in public areas to be waxed or treated in approved manner as necessary, but at least once a month.

     All carpeting and rugs to be spot cleaned and vacuum cleaned nightly. Shampoo carpeting to maintain appearance satisfactory to Customer, not less than quarterly.

     Wash all entrance mats as necessary to maintain clean condition and appearance.

     Clean all unpainted metal and remove fingerprints nightly, treat as necessary. Polish all lobby entrance door push bars nightly, Wipe clean nightly and polish as necessary all brass and other bright work.

     Damp wipe all waste receptacles nightly.

     Horizontal louvers to be dusted, spot cleaned, treated to maintain a uniform appearance. Dust all door and other ventilating louvers within reach nightly.

     Day porter to maintain lobby floor in a clean condition throughout day and, during wet weather, keep entrance mopped dry. Day porter to lay down, remove and clean lobby rain mat runners as necessary.

     Day porter to rub down Building directory daily.

     Vertical surfaces, such as walls, partitions, doors, and bucks, of all corridors and lobbies to be dusted, spot cleaned, treated and polished as necessary.

     Clean lights, globes, lenses and fixtures (including glass, metal and plastic lenses and enclosures) in lobby, public areas, and maintenance areas as often as necessary.

     Day porter to keep lobby and planting areas in clean condition.

                                PUBLIC CORRIDORS

     All carpet installed throughout the public corridor of the building will be vacuumed nightly, spot cleaned nightly, and shampooed to maintain an appearance suitable to Customer.

     All stone, ceramic tile, marble, terrazzo and other unwaxed or untreated flooring to be swept nightly, using approved dust-down preparation; machine scrub such flooring daily and polish as necessary, but at least once a week to achieve appearance satisfactory to Owner. All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation. Such flooring in public areas to be waxed or treated in approved manner as necessary, but at least once a month.

     Horizonal louvers to be dusted, spot cleaned, treated to maintain a uniform appearance. Dust all door and other ventilating louvers within reach nightly.

     Clean all unpainted metal and remove fingerprints nightly, treat as necessary. Wipe clean nightly and polish as necessary all brass and other bright work.

     Contractor to clean public corridors and facilities.

LAVATORIES AND REST ROOMS (INCLUDING ALL CORE LAVATORIES SERVING FULL FLOOR TENANTS)

     Check all bathroom fixtures for leaks, clogs, and proper operation nightly. Report any deficiencies to Building manager daily.

     Scour, wash and disinfect all basins, bowls, and urinals nightly; odorless disinfectants to be used.

     Wash all toilet seats both sides nightly.

     Hand dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in all lavatories and rest rooms nightly. Thoroughly wash and polish all wall tile and stall surfaces as necessary but no less than once a week.

     Sweep and wash all lavatory and rest room floors nightly, using approved disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories and rest rooms nightly. Machine scrub rest room floors with disinfectants weekly.

     Empty paper towel and sanitary napkin disposal receptacles nightly. Deliver waste paper and waste materials to location designated by the Customer.

     Fill all toilet tissue holders nightly (tissue to be furnished by the Owner). Fill toilet seat cover dispensers, if any, nightly (covers to be provided by tenant or Contractor).

     Wash waste cans, towel dispensers, and receptacles as necessary to keep them clean and odor free, but at least once a week.

     Fill soap dispensers and paper towel dispensers nightly as required (soap and paper towels to be furnished by Contractor or Owner at no expense to tenant.)

     Day porter to check all bathroom walls and partitions for graffiti daily and remove same immediately.

     Day porter to inspect and service men's lavatories and rest rooms (tissue to be furnished by Owner) as necessary at no cost to Tenant.

     Day porter to fill soap dispensers and paper towel dispensers in men's lavatories and rest rooms (soap and paper towels to be furnished by the Contractor or Owner at no cost to the tenant). If required, waste cans and receptacles to be emptied. Lavatories and restrooms to be visited and policed a minimum of once in the morning and once in the afternoon.

     Sufficient day matrons will be assigned to the Building inspect all ladies' lavatories and rest rooms at least twice a day. They will insert toilet tissue (tissue to be furnished by the Owner). They will also service sanitary npakin dispensers with sanitary napkins furnished by the Contractor. Fill soap dispensers and paper towel dispensers in ladies' lavatories and rest rooms (soap and paper towels to be furnished by the Contractor or Owner at no cost to the tenant).

                                   ELEVATORS

     Day porter will keep elevator cars and escalators clean and neat during the day.

     Elevator cab floors are to be treated with same methods and frequencies as comparable lobby floor surfaces. For example, if carpeted, vacuum and spot clean nightly, shampoo as necessary to maintain appearance satisfactory to Customer.

     Elevator cab walls, metal work, and saddles to be dusted and rubbed down nightly.

     Interior and exterior of metal car and hatch doors (including saddles) of all elevators to be properly cleaned and treated. Saddles to hand rubbed and polished nightly.

     Day porter to dust and rub down all elevator doors, frames.

                                   STAIRWELLS

     Police all public stairwells throughout building daily and maintain in clean condition. Wet mop floors and stairs as required, but at least once a month. Wash quarterly. Wipe down handrails and posts weekly.

     Day porter to dust and clean fire hoses monthly, report any obvious damage to Building manager immediately.

     Day porter to keep public staircases policed during the day.

                                  LOADING DOCK

     Day porter to sweep loading dock, trucking area, etc., daily.

     Contractor will scrub and steam-clean loading dock walls and floors and ceilings as necessary, but at least weekly,

     Night porter to clean truck dock and ramps.

     Night porter to separate, bail and/or deposit waste paper and rubbish as directed by Customer in the loading dock area compactor or in area designated by Customer for removal by others.

                             ROOF AND SETBACK ROOFS

     Day porter to police and sweep, where possible, roof and setbacks weekly (weather permitting). Clean out roof drains weekly.

                          LOCKER ROOMS AND STOREROOMS

     Keep locker rooms storerooms, and slop sink rooms in a neat and orderly condition at all times.

                           MECHANICAL EQUIPMENT ROOMS

     Porter will keep fan rooms, motor rooms, electric closets, telephone closets and air conditioning rooms in neat and clean condition. Electric and telephone closets to be policed weekly. Police, sweep, and mop engine rooms as necessary, but at least monthly. Maintain all drain screens free of debris.

                                    GARAGES

     Night porter to police and broom sweep any private garage areas operated by Customer and maintain appearance suitable to Customer. Floors and walls to be steam cleaned or hosed down monthly. Maintain all drain screens free of debris.

                         INITIAL CLEANING REQUIREMENTS

     Contractor shall provide an "initial cleaning" for newly occupied tenant areas and for any public building areas subsequent to major renovations as per the specifications set forth below at no additional cost to owner.

  1.  Scrub all floors and wax resilient floors.

  2. Wipe finger marks and dust from painted metal and other partitions and doors. Remove packing material where encountered.

  3.  Vacuum clean carpets and rugs.

  4. Wash, clean and vacuum all air conditioning units and enclosures, inside and outside along perimeter and interior areas of the Building.

  5.  Clean and set all venetian blinds for uniform appearance.

  6.  Dust lighting fixtures, inside and outside.

  7. Wash and scrape clean all windows, inside and outside, partition glass, glass doors, mail chutes and directory boards.

  8. Clean metal window frames and surrounding metal, inside and outside. Clean exterior curtain wall column cover, sills and spandrels.

  9. Remove existing packing material and clean elevator floors, walls, ceilings, panels, doors, hoistway entrance frames and doors and lighting and signal fixtures.

 10. Remove existing packing material and clean all escalators including steps and maintain metal in uniform bright appearance.

 11. Scrub, wash, dust and scrape all toilet room floors, walls, partitions, fixtures and accessories. Polish all bright work, tile walls, partitions and install supplies prior to tenant occupancy.

 12. Prepare areas to be occupied, in advance of moving date as required by Building manager and re-clean after tenants move in for first business day.

 13. Scrub and mop main floor lobby and clean public areas continuously upon completion of renovation.

 14. Clean sidewalks, driveways, loading dock and garage areas which have been released by construction contractor.

                            WINDOW CLEANING SERVICE
                            -----------------------


     All windows, and fixed glass from 2nd floor up to and including roof to be cleaned inside and outside approximately once every five weeks, weather permitting. Other polished surfaces and spandrels which can be cleaned by squeegee once a year.

     Damp wipe all interior metal window frames, pilasters and other unpainted interior metal surfaces of the perimeter walls of the building each time window interiors are washed. Clean these surfaces annually with a suitable cleaning solution to obtain results satisfactory to Building manager. Plaster walls or other surfaces adjacent to these window frames to be prtected from staining or damage; if damage occurs, Contractor to restore areas to original condition.

     Entrance doors and lobby glass to be cleaned twice daily and kept in clean condition at all times during the day.

     Exterior store front glass to be cleaned weekly.

     A daily work slip to indicate location and amount of windows cleaned and panels of interior-partition glass cleaned will be provided to Customer's representative to enable verification of services performed.

     Contractor to provide necessary labor and materials to properly maintain and operate all window cleaning rigs (Customer's and/or Contractor's) at all times. Contractor will be responsible to insure that rigs meet all Federal, State, and City regulations governing use and operation of window cleaning rigs, including operation and maintenance of a radio communication system (walkie talkie) compatible with Building radio communications system.

     Wherever in this Exhibit E reference is made to Customer or Owner, this shall be taken to mean the Landlord.

                                    EXHIBIT F

                                 LANDLORD'S WORK

     Landlord  shall (i) perform each of the items of work  described  below and
(ii) in the case of each item below which is not a condition to delivery of the applicable Block, substantially complete each item of work on or before the date designated therefor.

ITEM OF WORK                                                     CONDITION TO DELIVERY
                                                        Block A                      Block B             Block C

1.   Demolish all applicable space from slab-to-slab,   yes                          yes                 yes
     including without limitation, all interior
     partitioning,  hung ceilings and support systems,  lighting, floor tile and glue,  carpeting and padding,  unused  conduits,  cables,  plumbing  lines, miscellaneous  steel,  duct work,  the partitions and doors at the elevator lobbies,  plumbing  fixtures,  all  electrical  closets  which are not base
     Building  electrical  closets and removal of  materials  (i.e.,  other than paint)  which  have been  applied to  convector  enclosures.  All  existing horizontal  cables and all conduits  and wiring in electric  and  telephone closets shall be cleaned out. The applicable  space shall be delivered free of debris and in broom-clean  condition.  Any damaged  fireproofing  on the columns shall be repaired.

2.   Landlord shall provide in the stairwell adjacent to    yes                    yes                   yes
     the electrical closet on each applicable floor at
     least 2 points on each floor for Tenant to tie into the Building's  Class E
     System.  All  existing  fire and safety  systems in the  applicable  space, including alarms, speakers, communications,  etc. shall be in working order and comply with  applicable  code (other  than any  compliance  required by reason of  Tenant's  Alterations).  Landlord  shall  provide  a riser  with sufficient power for all speakers and strobes  required by Laws,  including
     ADA. Landlord shall leave all existing speakers and strobes in place.

3.   Landlord shall provide all necessary infrastructure      yes                   yes                   yes
     with a sufficient sprinkler capacity and reserve to
     the  applicable  space  so as to  enable  installation  in such  space of a sprinkler system compliant with NYC building code. Tenant acknowledges that a 20  minute  reserve  will  be  provided.  Landlord  shall  deliver  valve connections to the main sprinkler line on each applicable  floor.  The main sprinkler  loop on each floor of the  Premises,  if not already  installed, shall be installed by Tenant.

4.   Landlord shall deliver main HVAC supply duct and         yes                   yes                   yes
     return opening to the core wall on each floor,
     including fire dampers.

5.   The induction units in the applicable space shall be     yes                   yes                   yes
     cleaned and vacuumed.

                                      F-1

6.    Landlord shall balance all induction units and          no - 15 Business      no - 15 days after    no - 15 days after
     deliver a balancing report to Tenant for review by       Days after Tenant     Tenant notifies       Tenant notifies
     Tenant's engineers.                                      notifies Landlord     Landlord of           Landlord of
                                                              of substantial        substantial           substantial
                                                              completion of         completion of         completion of
                                                              Tenant's initial      Tenant's initial      Tenant's initial
                                                              Alterations in the    Alterations in the    Alterations in the
                                                              applicable space      applicable space      applicable space

7.   Repair and close off the internal stairwell slab-cuts    yes - as to           yes - as to the       N/A
     between the 22nd and 23rd floors.  Repair and close      stairwell slab-cut,   mezzanine and
     off the mezzanine and two internal stairwell slab-cuts   structural supports   stairwell
     between the 12th and 13th floors.  The replaced slabs    and columns between   slab-cuts,
     shall have a load bearing capacity not less than the     the 22nd and 23rd     structural supports
     capacity for such space permitted by the certificate     floors                and columns between
     of occupancy for the Building.  The structural                                 the 12th and 13th
     supports shall be fireproofed and shall provide the                            floors
     same above ceiling clearances as available on the
     balance of the floor.  If columns need to be
     installed, they shall be lined up with existing
     columns on contiguous floors of the Building.

8.   Landlord shall furnish all required                      yes                   yes                   yes
     firestopping/fireproofing on walls, floors, ceilings
     and structural steel.

9.   All exposed piping is to be enclosed and insulated as    yes                   yes                   yes
     required to meet New York City Codes, including
     Building, Fire and Electrical Codes.

10.  All windows shall be weathertight with all broken and    yes                   yes                   yes
     chipped glass replaced.

11.  Landlord shall remove all asbestos, asbestos             yes                   yes                   yes
     containing materials and other hazardous materials, if
     any,  from the  applicable  space and other  areas in which  Tenant will be performing work (other than shafts and mechanical  rooms),  refireproof the applicable space and such other areas after removal of asbestos and deliver an ACP-5 Certificate (multiple originals) to Tenant for each portion of the
     Premises.  All asbestos  removal  shall be performed by a licensed  removal company.

12.  Landlord  shall not be required to perform a complete no - 30 days after no
     - 30 days after no - 30 days after  removal of asbestos from the shafts and mechanical  Tenant  designates Tenant designates Tenant designates rooms in which Tenant shall be performing  work, the portions of the the portions of the the portions of the provided,  however,  Landlord  shall perform a spot shafts and shafts and shafts and abatement of the affected  area, so Tenant is not  mechanical  rooms  in  mechanical  rooms  in  mechanical  rooms  in performing work in an asbestos condition. which work is to be which work is
     to be which work is to be                                performed             performed             performed

13.  All local law 5 devices are to be left in place,         yes                   yes                   yes
     temporarily supported.

14.  Landlord will provide sufficient hose cabinets on each   yes                   yes                   yes
     applicable floor (after demolition is completed) at
     locations with the core areas to comply with Code.

15.  The weatherstripping on all doors, if any, opening to    yes                   yes                   yes
     the exterior shall be weathertight.

                                      F-2

16.  Landlord  shall replace all solar film on the windows no - 30 days after no
     - 10 days after no - 6 days after in the  applicable  space which are shown as damaged on notice  from Tenant  notice from Tenant  notice from Tenant a punch list prepared by Landlord and Tenant after to Landlord to Landlord to
     Landlord  completion of demolition  and before the  commencement  (provided such (provided such (provided such of Tenant's work in such space, with new
     P-19  film  notice  may  not  be  notice  may  not  be  notice  may  not be manufactured by 3M. given before such given before such given before such
                                                              space is delivered    space is delivered    space is delivered
                                                              to Tenant).           to Tenant).           to Tenant).

17.  Landlord shall be responsible for ADA compliance with    yes                   yes                   yes
     respect to fire pull stations, warden stations,
     elevator  call  buttons  and  hall  lanterns  in the  core  areas  on  each applicable floor.

18.  Landlord shall provide building standard venetian        yes                   yes                   yes
     blinds for all windows in the applicable space.

19.  Landlord shall install a valved outlet on the base       no - 30 days after    N/A                   N/A
     Building steam riser at a location designated by         Tenant notifies
     Tenant.                                                  Landlord of the
                                                              location
                                                              accompanied by
                                                              applicable plans

20.  There shall be no violations against the Building        yes                   yes                   yes
     which would delay Tenant from obtaining a building
     permit for the performance by Tenant of Tenant's
     initial Alterations.

21.  Landlord shall provide Tenant with 2 scfms of            yes                   N/A                   N/A
     compressed air for Tenant's supplemental
     air-conditioning requirements at a valved outlet in
     close proximity to the 17th floor setback.

22.  Landlord shall install submeters to measure Tenant's     no - 60 days after    no - 60 days after    yes
     consumption of electricity in the applicable space,      delivery of           delivery of
     except for Tenant's express riser to the 15th floor      applicable space to   applicable space to
     UPS system.                                              Tenant                Tenant

23.  Landlord shall provide an express riser, terminating     N/A                   N/A                   no - 60 days after
     with a disconnect switch, with all associated                                                        delivery of space
     transformers (which need not be "K" type) and panels                                                 to Tenant
     to an electrical closet designated by Tenant on the
     11th floor.  Riser will consist of one set of four 500
     MCMCU.

                                      F-3

24.  Landlord shall install isolation dampers on all          no - the later of     yes                   yes
     applicable floors and modify fans for variable speed     March 1, 1996 and
     drive.                                                   the date Landlord
                                                              delivers the
                                                              applicable space to
                                                              Tenant.

25.  All induction units shall be in working condition        yes                   yes                   yes
     (consistent with the original specifications
     therefor), including all piping, valves and
     thermostats.

26.  Landlord shall demolish the bathrooms on the 11th        N/A                   N/A                   yes
     floor which are located outside the core of the
     Building.

27.  Landlord shall provide additional power via an express   February 15, 1996     N/A                   N/A
     riser from the basement to a disconnect switch to be
     identified by Tenant on the 15th floor for Tenant's
     telecommunications room requirement.  This riser will
     be provided from the new westerly service take-off
     located in the switch gear room.  Landlord shall
     install an electric meter with respect to such riser.

28.  Landlord shall provide the necessary roughing for the    N/A                   N/A                   yes
     11th core toilet either in accordance with base
     Building  plans  or  reasonably   modified  therefrom  to  accommodate  the
     telecommunications room immediately below on the 10th floor (e.g., fixtures may be wall mounted instead of floor mounted) and Tenant's design criteria.

                                    EXHIBIT G

                               HVAC SPECIFICATIONS

The Building heating, ventilation and air conditioning system shall be capable of maintaining (a) 76+2 degrees Fahrenheit dry bulb & 50% relative humidity when outdoor conditions are 95 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb and (b) 70 degrees Fahrenheit dry bulb when outdoor conditions are 0 degrees Fahrenheit dry bulb, and shall maintain ventilation for minimum outside fresh air make-up rates of 0.25 CFM per usable square foot. Total air distribution shall not be less than 1 CFM per usable square foot. Building air conditioning supply air systems shall be provided with minimum 45-55% efficiency air filters. The above design is based upon (i) an electrical heat dissipation load of 5.3 watts per usable square foot, (ii) occupancy rate of 1 person per 100 usable square feet, and blinds drawn to 45 degrees in the exposures subject to direct solar radiation. Interior conditions include both perimeter and interior spaces and anticipate a ceiling height of 8'-0" above the finished floor. The base Building interior air handling system shall deliver the supply air at a temperature not to exceed 55(0)F at the supply air shaft, tapped to each floor at a minimum static pressure of 1.25 w.g.

                                    EXHIBIT H

                             RSF AND TENANT'S SHARE


                                              TAX     OPERATING
                      FLOOR    RSF           SHARE      SHARE

                        7       91,684      4.7486%   4.9547%
                        8       50,533      2.6172%   2.7308%
                        9       77,554      4.0167%   4.1911%
                       10       78,008      4.0402%   4.2156%
                       11       79,288      4.1065%   4.2848%
                       12       72,023      3.7303%   3.8922%
                       13       63,505      3.2891%   3.4319%
                       14       47,900      2.4809%   2.5886%
                       15       48,453      2.5095%   2.6184%
                       16       47,903      2.4810%   2.5887%
                       17       23,051      1.1939%   1.2457%
                       18       24,380      1.2627%   1.3175%
                       19       24,380      1.2627%   1.3175%
                       20       23,035      1.1930%   1.2448%
                       21       24,281      1.2576%   1.3122%
                       22       24,281      1.2576%   1.3122%
                       23       24,281      1.2576%   1.3122%
PRIMARY CONCOURSE SPACE         10,051      0.5206%   0.5432%
SECONDARY CONCOURSE SPACE          523      0.0271%   0.0283%

                                    EXHIBIT I

                          FORM OF LANDLORD'S STATEMENT



                                                             DATE


RE:        TENANT NAME                                  SQ. FT

--------------------------------------------------------------------------------

In accordance with the terms of your lease, tenant shall pay its proportionate share of the increase in actual operating costs over the base year.


General Operating Costs For Operating
Year Ended                                               $

Base Year Amount                                           ___________

Increase over Base Year

Tenant's Proportionate Share
                                                           ___________%

Annual Escalation Amount

                          STATEMENT OF OPERATING COSTS
                          YEAR ENDING DECEMBER 31, 1994


PAYROLL and RELATED EXPENSES                              $     2,448,071

PORTER SERVICES                                                 3,480,017

ELECTRIC SERVICES                                               4,598,628

STEAM                                                             965,640

WATER                                                             203,462

REPAIRS & MAINTENANCE                                           1,353,294

RUBBISH REMOVAL                                                   417,474

INSURANCE                                                         361,498

MISCELLANEOUS                                                      88,193

MANAGEMENT FEES                                                 2,037,742

PROFESSIONAL FEES                                                 166,027
                                                          ---------------

                                                               16,120,046

COST OF TENANTS' ELECTRICITY                                   (2,482,992)

COST OF TENANTS' SERVICES                                        (558,447)
                                                          ---------------

                                                          $    13,078,607
                                                          ===============

                                    EXHIBIT J

                            ELECTRICAL SPECIFICATIONS

     Landlord shall provide, at the electrical closets on each floor of the Office Space, the following amperes of electrical service:

--------- ----------- -------------- -------------
FL        ELEC        BASE BLDG      SUPPL
          CLOSET      AMPERES        AMPERES
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
22        1                     200             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
21        1                     200             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
20        1                     175             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
19        1                     200             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
18        1                     200             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
17        1                     175             0
--------- ----------- -------------- -------------
--------- ----------- -------------- -------------
16        1                     200             0
--------- ----------- -------------- -------------
          ----------- -------------- -------------
          4                     175             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     175             0
          ----------- -------------- -------------
          6                     100             0
--------- ----------- -------------- -------------
                                650
--------- ----------- -------------- -------------
15        1                     150             0
--------- ----------- -------------- -------------
          ----------- -------------- -------------
          4                     175             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     175             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          6                     100             0
--------- ----------- -------------- -------------
                                600
--------- ----------- -------------- -------------

14        1                     200             0
          ----------- -------------- -------------
--------- ----------- -------------- -------------
          4                     175             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     175             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          6                     100             0
--------- ----------- -------------- -------------
                                650
--------- ----------- -------------- -------------
13        2                     100             0
          ----------- -------------- -------------
--------- ----------- -------------- -------------
          3                     100             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          4                     125             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     125             0
          ----------- -------------- -------------
          ----------- -------------- -------------
          6                     125           600
--------- ----------- -------------- -------------
                                575
--------- ----------- -------------- -------------
12        2                     125
          ----------- -------------- -------------
--------- ----------- -------------- -------------
          3                     125
          ----------- -------------- -------------
          ----------- -------------- -------------
          4                     125
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     125           800
          ----------- -------------- -------------
          ----------- -------------- -------------
          6                     125
--------- ----------- -------------- -------------
                                625
--------- ----------- -------------- -------------
11        2                     125
          ----------- -------------- -------------
--------- ----------- -------------- -------------
          3                     125
          ----------- -------------- -------------
          ----------- -------------- -------------
          4                     125          400 1
          ----------- -------------- -------------
          ----------- -------------- -------------
          5                     125
          ----------- -------------- -------------
          ----------- -------------- -------------
          6                     150
--------- ----------- -------------- -------------
                                650
--------------------- -------------- -------------
TOTAL                         4,900         1,800
--------------------- -------------- -------------

      BASE BUILDING & SUPPLEMENTAL AVAILABLE POWER IS BASED ON SWITCH SIZE

     1 Such supplemental power shall be located in an electrical closet on the 11th floor to be designated by Tenant.

                                    EXHIBIT K

                          FORM OF ASSUMPTION AGREEMENT

     Assignment and Assumption of Lease, dated as of the ____ of ________, ____,
between   __________________________   ("Assignor")   and   ____________________
("Assignee").

                              W I T N E S S E T H:

     WHEREAS, Assignor is the tenant under that certain lease dated _____________, between 1290 Associates, as landlord, and Assignor, as tenant (the "Lease"), covering the entire 11th through 22nd floors and a portion of the concourse floor of a building known as 1290 Avenue of the Americas located in New York, New York;

     WHEREAS, Assignor desires to assign all of its interest in the Lease to Assignee and Assignee desires to assume all Assignor's obligations under the Lease, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in, to and under the Lease, effective as of ___________ (the "Effective Date").

     2. Assignee, for the benefit of Assignor and the landlord, hereby assumes, and agrees to be bound by and to perform, all of the covenants, agreements, terms, provisions and conditions on the part of the tenant under the Lease to be kept, performed and observed from and after the Effective Date.

     3. This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of the parties' respective successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the day and year first above written.

                                               Assignor

                                               ----------------------------

                                               By:__________________________
                                                     Name:
                                                     Title:

                                               Assignee

                                               ----------------------------

                                               By:__________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT "L"

                        BUILDING SECURITY SPECIFICATIONS

                               SECURITY PROCEDURES

     During the hours of 8 a.m. to 6 p.m. people can freely access and leave the building without signing a log sheet or show identification. Security measures are left to each tenant's discretion within their premises. This does not apply to delivery or messenger personnel.

     Messenger and delivery personnel are diverted by signage or lobby security to the front desk where they are asked to show ID and sign in on a "MESSENGER LOG SHEET".

     If a messenger or delivery person refuses or is unable to produce a valid company ID, they are not permitted into the building.

     At that point, so as to minimize any inconvenience (caused by an uncooperative messenger) to a tenant, security is instructed to call the tenant expecting the package to ask them to meet the messenger in the lobby.

     During non-business hours (6 p.m. to 8 a.m. weekdays and all-day on weekends and holidays) all persons entering the building are required to show ID and sign in and sign out when leaving.

     At all times, any person leaving the building with packages, equipment, etc. must have a tenant property pass to be given to the lobby guard.

     The loading dock and freight cars operate Monday to Friday (excluding holidays) form 8 a.m. to 6 p.m. All deliveries (other than hand held items) are made through the loading dock.

     Construction material, large furniture deliveries, and move projects must be scheduled during non-business hours.

                           SECURITY EQUIPMENT FEATURES

The following areas are equipped with CCTV:

        Front Lobby -     With a panning feature

        Freight Cars -    Stationary

        Concourse Corridor -     Stationary (there are several cameras covering
                                 the entire corridor to the Rockefeller Center entrance)

                                   EXHIBIT "L"

                           1290 Avenue of the Americas

                           SECURITY EQUIPMENT FEATURES

        Lobby renovation will include all passenger elevators - Stationary

        Truck and Car Lifts -           Stationary

        Exterior Entrance to Garage -   Stationary

        Garage -   With panning feature

        Sub-Cellar Corridor -           Stationary

        Sub-Cellar Freight Elevator Lobby -    Stationary

     There are 2 recorders located in the security office in the concourse that intermittently record all or specific CCTV cameras 24 hours a day 7 days a week. All tapes are kept for 2 weeks before being re-used.

     In addition to the above, we also have in place a guard tour system with 40 stations located at various common areas throughout the building.

     The security guard carries a data recorder when he goes on a designated tour of the building. Each station is numbered (1-40) and as the guard reaches each station he uses the data recorder with the station box and each stop is recorded (date, time, location). These tours are completed at least twice each shift.

     The following morning, the security supervisor prints out the information from the data recorders and reviews the tours of each shift.

                              GARAGE & LOADING DOCK

     The garage and loading dock share same entrance located on east end of the building on 52nd street side.

     During hours of 7 A.M. to 6 P.M. Mon to Fri, a security guard is posted at entrance way. He will check each vehicle's license plate number to see if it is authorized to park, log time and license plate number.

                                   EXHIBIT "L"

                           1290 Avenue of the Americas

                              GARAGE & LOADING DOCK

     He will then allow the vehicle to enter either large or small hydraulic elevator which will carry vehicle 2 levels below grade. A second security guard will indicate what area the vehicle should be parked in that particular day. Typically upon entering garage area right side has been dedicated for monthly parking on a first come, first serve basis. The vehicle keys must be left with security guard on duty.

     The vehicle license plate number will be recorded when leaving the garage area.

     During all other hours & holidays the garage and loading dock are closed. Monthly vehicles can enter the garage by notifying security by entering the building via 6th Avenue night entrance. Security will open the garage area and escort you down and up to lobby level where you must sign in and leave your keys at register. Same procedure must be followed when exiting the garage.

                                    EXHIBIT M

                             FORM OF NON-DISTURBANCE
                        AND ATTORNMENT AGREEMENT BETWEEN
                        TENANT AND THE INDENTURE TRUSTEE

     THIS AGREEMENT, made as of the _______ day of __________, 1995 by and between NATIONSBANK OF TENNESSEE, N.A., a national banking corporation, having an office at 1301 Gervais Street, Columbia, South Carolina 29201 (hereinafter called "Mortgagee"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, having an office at 787 Seventh Avenue, New York, New York 10019 (hereinafter called "Tenant") and 1290 ASSOCIATES, a New York partnership having an office c/o Olympia and York Companies (U.S.A.), 237 Park Avenue, New York, New York 10019.

                              W I T N E S S E T H:

     WHEREAS, Mortgagee is the trustee under that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated March 20, 1984 (said Mortgage Spreader and Consolidation Agreement and Trust Indenture, as amended and supplemented and as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the "Mortgage") between Manufacturers Hanover Trust Company, predecessor-in-interest to Mortgagee, as trustee, and certain mortgagors described therein which was recorded on March 20, 1984 in the Office of the City Register, New York County in Reel 775, Page 1097, and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York (the "Property") and more particularly described on Exhibit A annexed hereto,

     WHEREAS, Tenant and 1290 Associates (together with any successor holder of the Landlord's interest under the Lease, being hereinafter called "Landlord") have entered into a certain agreement of lease dated as of _______________, 1995 (the "Lease") initially covering the eleventh through twenty-second floors (the "Demised Premises") in the building forming a part of the Property,

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Tenant covenants and agrees that the Lease now is and shall at all times continue to be subordinate to the Mortgage. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

     2. Tenant certifies that (i) Tenant is the owner and holder of the Tenant's interest under the Lease, (ii) the Lease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Lease has been paid more than one (1) month in advance of its due date (it being expressly agreed that any rent abatements, set-offs or deductions expressly provided for in the Lease shall not be deemed an advance payment of rent or additional rent under this Agreement), (iv) no default exists under the Lease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Lease.

     3. As long as no default exists under the Lease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the Landlord's interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, nor shall Tenant's use or possession of the Demised Premises be interfered with by Mortgagee (except to the extent permitted under the Lease), except that the person acquiring, or succeeding to, the interests of the Landlord in the Property as a result of any such action or proceeding or taking of a deed in lieu of foreclosure (including, without limitation, Mortgagee), and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), shall not be:

     (a) subject to any credits, offsets, defenses or claims which Tenant might have against any prior Landlord, except that a Successor shall be subject to any credits, offsets and defenses to which Tenant may be entitled pursuant to the express provisions of the Lease; nor

     (b) bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior Landlord, unless such prepayment shall have been made with Mortgagee's prior written consent; nor

     (c) liable for any act or omission of any prior Landlord except as expressly provided in this Agreement, it being understood that the foregoing is not intended to (i) relieve a Successor of any liability arising by reason of its acts or omissions from and after the date the Successor succeeds to the rights of the prior Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case the Successor upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (it being agreed that to the extent a time period is granted Landlord in the Lease for such remedy such time period shall be deemed a reasonable period of time for purposes of this clause (i)), or
(ii) deny Tenant the benefit of any rent offset right, abatement or credit to which Tenant is entitled under the Lease, subject to the express terms hereof. Notwithstanding the foregoing, the Successor shall not be liable to Tenant for any claim Tenant may have against a prior Landlord under the provisions of
Section 6.12 of the Lease (by way of example, the Successor shall not be liable for any loss or damage to Tenant caused by the negligence of a prior Landlord or its agents, servants, employees or contractors); nor

     (d) bound by any covenant to undertake or complete any Landlord's Work with respect to any Block of space or any Offer Space or the Lobby Renovation Work (as such terms are defined in the Lease); provided however; that if the Successor shall fail to complete any such work, then Tenant shall have the following rights (which shall be the sole and exclusive remedies available to Tenant for such failure): (i) in the case of the Successor's failure to complete the Landlord's Work with respect to any Block of space Tenant shall, subject to the terms hereof, have the rights described in Sections 1.03 and 10.01 of the Lease, (ii) in the case of Successor's failure to complete the Landlord's Work with respect to any Offer Space Tenant shall, subject to the terms hereof, have the rights described in Sections 1.06 and 10.01 of the Lease, and (iii) in the case of Successor's failure to complete the Lobby Renovation Work Tenant shall, subject to the terms hereof, have the rights described in Section 8.21(c) of the Lease. The Successor's failure to complete any such work shall not constitute a default by the Successor under the Lease giving rise to any remedies other than as expressly set forth in this paragraph (d); nor

     (e) be required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

     (f) liable for any payment to Tenant of any sums or the granting to Tenant of any credit in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof, or otherwise (except to the extent provided in paragraph (a) above), provided, however, that the Successor shall be responsible to pay to Tenant any unpaid portion of the Block A and B Allowance, the Block C Allowance and the Expansion Allowance (as such terms are defined in the Lease and collectively referred to herein as "Landlord's Contributions") as and when the same are due and payable under the Lease; provided, further, however, that the sole and exclusive remedy available to Tenant in the event the Successor shall fail to pay any or all of the Landlord's Contributions shall be to exercise the set-off rights described in Section 10.05 of the Lease and the Successor's failure to make any such payment shall not constitute a default by the Successor under the Lease giving rise to any remedies other than the set-off rights expressly set forth in such
Section 10.05. Notwithstanding the foregoing, Mortgagee shall have the right (but not the obligation) if Landlord shall default in funding all or any portion of the Landlord's Contributions to pay such amounts to Tenant; nor

     (g) bound by any modification of the Lease made without the written consent of Mortgagee, including without limitation any agreement by Tenant to surrender the Lease. Mortgagee agrees not to unreasonably withhold, delay or condition its consent to a modification of the Lease.

     4. (a) If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage in which Tenant has not been named as party defendant or pursuant to a taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Successor and Tenant and Tenant shall be bound to the Successor, and, except as expressly provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord,
(ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease, provided that if the Successor requests, without implying any obligation to do so on the Successor's part, Tenant will confirm the attornment described herein to the Successor in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

     (b) Provided the Lease has not been previously cancelled or terminated,  if
(i) Mortgagee or any other Successor shall acquire title to the Property upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (ii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), then, in such event, Mortgagee or any other Successor (as the case may
be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

     (c) If (i) Landlord, as debtor-in-possession, or any trustee appointed in a bankruptcy case of Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with ss.365 of the Bankruptcy Code (as hereinafter defined), and Tenant elects to retain its rights under the Lease in accordance with ss.365(h) of the Bankruptcy Code, (ii) Mortgagee or any other Successor shall acquire title to the Property upon foreclosure or by the acceptance of a deed in lieu thereof or by any other means, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

     5. (a) Tenant shall notify Mortgagee of any default, breach or other failure (a "Default") by Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease. If Landlord fails to cure any Default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time period, if any, provided for in the Lease and such Default is of a nature which can be cured by the payment of money, then Mortgagee shall have an additional 10 days within which to cure such Default after receipt of Tenant's notice that Landlord has failed to cure same, and the Lease shall not be cancelled or terminated unless Mortgagee shall have failed to cure such Default (without implying any obligation to do so) prior to the expiration of such 10 day period.

     (b) If (A) an Eviction shall occur causing a portion of the Demised Premises constituting not less than 50,000 rentable square feet of Office Space to become Untenantable (as such terms are defined in the Lease) and such Eviction shall continue for the requisite number of days provided for in Section
10.03 of the Lease such that Tenant shall then be entitled to deliver a termination notice under Section 10.03 of the Lease or (B) Tenant shall be entitled to terminate the Lease by reason of an Eviction described in clause (i) of Section 10.03(a) of the Lease, then in either such case, Tenant shall provide Mortgagee notice of such event (the date of such notice being referred to as the "Notice Date") and Tenant shall not exercise its right to terminate the Lease if
(x) (i) within 15 days after the Notice Date Mortgagee shall commence an action seeking the appointment of a receiver, (ii) within 30 days after commencement of such action such receiver has been appointed, and (iii) upon such appointment, Mortgagee shall request such receiver to cure the Eviction and such receiver shall thereafter diligently pursue the cure of the Eviction, or (y) Mortgagee, within 15 days after the Notice Date, shall otherwise commence and thereafter diligently pursue the actual cure of the Eviction (it being agreed for the purposes hereof that taking steps to foreclose the Mortgage or to obtain possession of the Property shall not be deemed to be a commencement of such cure).

     (c) The provisions of paragraphs (a) and (b) above are intended to be applicable to Mortgagee prior to its becoming the Successor, and, from and after the date on which Mortgagee shall become the Successor, Mortgagee's rights as the Successor in the circumstances described in this paragraph 5 shall be governed by the provisions of paragraph 3(c)(i) above such that Mortgagee, as the Successor, shall have a reasonable period of time to remedy the matter in question (taking into account the time which Mortgagee had available to it for such purpose under this paragraph 5 prior to becoming the Successor).

     (d) Any termination of the Lease by Tenant pursuant to Section 10.03 without compliance with the applicable provisions of this paragraph 5 shall be without force or effect and shall be void ab initio.

     6. (a) If (i) Landlord shall fail to (x) furnish any of the services which it is required to furnish pursuant to the Lease or (y) make any repair or replacement which it is required to make under the Lease or (z) perform any other obligation of the Landlord under the Lease, (ii) such failure results in a material interference with Tenant's use and occupancy of the Demised Premises,
(iii) the curing of such condition would require work to be performed or otherwise affect space in the Landlord Obligation Areas (as defined in the Lease) or elsewhere outside of the Demised Premises, (iv) Tenant has obtained an arbitrator's decision as provided in Section 8.09 of the Lease that such event has occurred and is Landlord's responsibility to remedy, or Landlord, in bad faith, fails to comply with the arbitration procedures set forth in the Lease and Mortgagee fails to elect to participate in such arbitration proceeding pursuant to paragraph (c) below, and (v) Landlord shall thereafter fail to act diligently (subject to Force Majeure and Tenant Delay, as such terms are defined in the Lease) to cure such condition and Tenant shall deliver to Mortgagee notice of Landlord's continued failure (which notice shall reference this paragraph 6(a) of this Agreement, shall state that the events described in clauses (i) through (v) above have occurred and shall include Tenant's request that Mortgagee take the hereinafter described actions), then (A) Mortgagee shall as immediately as practicable commence an action seeking specific performance by Landlord of the Landlord's obligations in question, and (B) if Landlord continues to fail to perform such obligations (subject to Force Majeure and Tenant Delay) notwithstanding a court order directing performance, then upon Tenant's request Mortgagee shall as immediately as practicable commence and diligently pursue an action for the appointment of a receiver for the Property and, upon appointment of such receiver, Mortgagee shall request the court to authorize and direct the receiver to perform the obligations which Landlord shall have failed to perform. In the event that Mortgagee is unable to pursue the actions described in clauses (A) and (B) above by reason of the commencement by or against Landlord of a proceeding under the Bankruptcy Code, 11 U.S.C. ss.101 et seq., as now in effect or as hereafter amended, or under the provisions of any successor statute thereto (the "Bankruptcy Code"), Mortgagee shall as immediately as practicable seek the relief in question from the Bankruptcy Court or otherwise seek authorization from the Bankruptcy Court to pursue such relief notwithstanding the commencement of such proceeding. Tenant acknowledges that the determination of whether a matter constitutes a "material interference with Tenant's use and occupancy of the Demised Premises" as provided in clause (ii) above shall be without regard to the provisions of
Section 10.01(e) of the Lease which reflect Landlord's and Tenant's agreement as to what constitutes a material portion of the Demised Premises. Notwithstanding the foregoing, Mortgagee shall not be obligated to make rents and other income from the Property available for the purpose of funding Landlord obligations to be performed by the receiver under this paragraph 6 in excess of $4,500,000 in any year, Mortgagee agreeing to make rents and other income from the Property actually received by it up to $4,500,000 in any year available to the receiver for such purpose. Tenant agrees that it shall not request Mortgagee to take the actions described in clauses (A) and (B) above with respect to a particular Landlord default if and to the extent Tenant shall have exercised its self-help rights set forth in the Lease and thereby cured the Landlord's default, unless such default is of a recurring nature and Tenant has delivered to Landlord and Mortgagee a notice stating that Tenant no longer intends to exercise its self-help rights with respect to such default. In addition, the provisions of this paragraph 6(a) shall be applicable only to matters which give rise to Tenant's right of self-help under Section 10.01(a) of the Lease and which constitute a "material interference with the Tenant's use and occupancy of the Demised Premises" and shall be inapplicable to matters which do not give rise to any such right of self-help under Section 10.01(a) of the Lease or which do give rise thereto but which do not constitute a "material interference with Tenant's use and occupancy of the Demised Premises".

     (b) Subject to the provisions of this paragraph (b), Tenant's recourse against Mortgagee for Mortgagee's failure to perform its obligations under this paragraph 6 shall be limited to the interest of Mortgagee in the Property. For purposes of this paragraph 6, the "interest of the Mortgagee" in the Property shall be deemed to mean the rents and other income actually received by Mortgagee from the Property after the payment of the costs of operating the Property but prior to the payment of debt service. Mortgagee acknowledges that the financial projections delivered by Landlord to Tenant reflect an anticipated net operating deficit (prior to debt service) for the Property during calendar year 1996. Mortgagee agrees that during calendar year 1996 only, Tenant shall also have recourse against the "interest of Mortgagee" (as defined above) in 237 Park Avenue, New York, New York for Mortgagee's failure to perform its obligations under this paragraph 6, provided that the requirements of this sentence shall be of no further force or effect if Landlord or Mortgagee shall
(i) deliver to Tenant updated projections reflecting new or additional sources of revenue (i.e., executed new leases or amendments to existing leases) or documented reduction of expenses which eliminate the above-described deficit and provide for projected net operating income for the Property for 1996 (or the balance thereof) of not less than $4,500,000 (less any amount funded during 1996 under paragraph (a) above), or (ii) otherwise provide Tenant evidence of the availability of not less than $4,500,000 (less any amount funded during 1996 under paragraph (a) above) to fund Mortgagee's agreements under this paragraph 6 for 1996. The foregoing provisions shall not limit Tenant's right to set-off against the rents next coming due under the Lease any amounts payable under this paragraph 6 in excess of the foregoing $4,500,000 limitation on the Mortgagee's liability under this paragraph (as well as any other set-off) to the extent Tenant elects to fund such excess costs pursuant to its self-help rights under the Lease and such set-off is otherwise permitted under the terms of the Lease.

     (c) Tenant's rights under this paragraph 6 are expressly  conditioned  upon
(i) Tenant delivering to Mortgagee copies of all notices delivered by Tenant relating to the Landlord default which is the subject of Tenant's claim concurrent with their delivery to Landlord, and (ii) Mortgagee being provided the opportunity by Tenant to monitor and participate in any arbitration or other proceeding related to the Landlord default. Tenant shall deliver to Mortgagee concurrent with delivery to or receipt from Landlord or the arbitrators determining any dispute, a copy of any submission, claim or pleading served by or upon Tenant or delivered to or received from the arbitrators. Mortgagee shall have the right to appear before and make presentations to the arbitrators determining any dispute within the time periods provided in Section 8.09 of the Lease.

     (d) The provisions of this paragraph 6 shall terminate and be of no further force or effect (except that the exculpatory provisions of paragraph (b) above shall survive such termination) if (i) the ratio of (x) the projected net operating income from the Property (calculated prior to debt service) for the succeeding 24 month period to (y) the debt service projected to be payable under the Mortgage for such period shall equal or exceed 1.25, or (ii) to the extent that the Property remains cross-collateralized with 237 Park Avenue, the ratio of (A) the projected net operating income from the Property and 237 Park Avenue (calculated prior to debt service) for the succeeding 24 month period to (B) the debt service projected to be payable under the Mortgage for such period shall equal or exceed 1.25. For purposes of the foregoing, net operating income shall include rental income only from signed leases for which the initial Landlord's work or tenant work allowance has been funded or for which funds are available and have been segregated, and projected debt service shall include projected interest at the stated rate of accrual and the greater of actual scheduled amortization or the amortization that would be payable during such period assuming a 25 year self-liquidating amortization schedule.

     7. Notwithstanding anything to the contrary contained in this Agreement:

     (a) In the event that a receiver, trustee or any other similar person or entity acting in like capacity is appointed for the Property in any action or proceeding, then provided the Lease has not been cancelled or terminated and for so long as Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee will neither consent to nor cause or instruct such receiver, trustee or other similar person or entity to (i) disturb Tenant in its possession of the Demised Premises (except to the extent permitted under the Lease), (ii) diminish Tenant's rights under the Lease, or (iii) terminate the Lease (except to the extent permitted under the Lease). Without limiting the generality of the foregoing, Mortgagee will file an objection to such receiver, trustee or other similar person or entity taking any of the actions described in clauses (i) through (iii) above provided Tenant shall deliver Mortgagee notice of same and will cooperate with Tenant in its efforts to oppose and defeat such receiver, trustee or similar person with respect to such actions.

     (b) In the event that (i) Landlord becomes the subject of a bankruptcy case under the provisions of the Bankruptcy Code, (ii) Landlord, as debtor-in-possession, or any trustee approved in the bankruptcy case of Landlord, seeks an order of the bankruptcy court or other court of competent jurisdiction (the "Bankruptcy Court"), authorizing the rejection of the Lease, then for so long as Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease, Mortgagee will file an objection to such party's motion seeking to reject the Lease;

     (c) In the event that (i) Landlord, or a trustee in bankruptcy of the Landlord obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with ss.365 of the Bankruptcy Code and Tenant elects to retain its rights under the Lease in accordance with ss.365(h) of the Bankruptcy Code, (ii) Mortgagee or any other Successor shall acquire possession and control of the Property, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or such other Successor (as the case may be) shall enter into a new lease with the Tenant on the then executory terms of the original Lease, as provided in this Agreement, if and to the extent that Mortgagee or such other Successor has the legal right and power to do so; and

     (d)   Mortgagee   acknowledges   and  agrees  that  (i)  if  Landlord,   as
debtor-in-possession, or any trustee appointed in the bankruptcy case of the Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with ss.365 of the Bankruptcy Code, and (ii) Tenant elects to retain its rights under the Lease in accordance with ss.365(h) of the Bankruptcy Code, (x) the provisions of this Agreement shall continue to remain in full force and effect, and (y) Tenant shall have all of Tenant's rights and remedies provided under the Lease, including, without limitation, such right as may be provided in the Lease to offset against any and all rents due and payable by Tenant under the Lease, or under any new lease entered into pursuant to this Agreement, any damages occurring after the date of rejection caused by the non-performance of any obligation of Landlord under the Lease or any new lease entered into pursuant to this Agreement. Tenant's right of offset provided for in this paragraph (d) shall survive any transfer of the Property in foreclosure or by deed in lieu of foreclosure and shall be binding upon Landlord, Mortgagee or any other Successor.

     8. Provided Tenant is not in default under the Lease after notice and beyond the expiration of applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) and the Lease has not been cancelled or terminated, Mortgagee agrees that in the event Landlord shall become the subject of a case under the Bankruptcy Code, (a) Mortgagee shall consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) for the performance of the obligations of the Landlord under the Lease, (b) Mortgagee shall consent to the inclusion in any cash collateral order or stipulation of an assumption by Landlord of the Lease under ss.365 of the Bankruptcy Code (without waiving the right of Trustee to object to any other provision of any cash collateral order or committing Trustee to agree to any other provision of a cash collateral stipulation), (c) Mortgagee will file and pursue an objection to any rejection by Landlord of the Lease, and (d) Mortgagee will file and pursue an objection to the confirmation of any plan of reorganization of Landlord that provides for the rejection of the Lease. The provisions of this Paragraph 8 shall be of no further force or effect from and after the effective date of a plan of reorganization of Landlord which has been confirmed and which provides for the assumption of the Lease.

     9. Mortgagee agrees that, provided Tenant is not then in default under this Agreement or the Lease after notice and beyond the expiration of applicable grace periods as and to the extent provided under the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), with respect to any sublease (other than a sublease to an affiliate of Tenant pursuant to Sections 5.01(c) or (e) of the Lease or otherwise) and which (a) is not for less than 20,000 rentable square feet of Office Space, (b) consists of either (x) not less than 100,000 rentable square feet of Office Space or (y) contiguous space which includes the highest or lowest floor then comprising the Office Space or is contiguous to another floor substantially all of which has been sublet by Tenant and with respect to which Mortgagee has executed and delivered one or more non-disturbance and attornment agreements hereunder with respect to substantially all of such floor,
(c) provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the Fixed Rent and recurring Additional Charges (as such terms and defined in the Lease) payable by Tenant under the Lease with respect to such space from time to time throughout the term of the Lease (or if less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges payable by Tenant under the Lease, if such subtenant agrees, in the non-disturbance and attornment agreement hereinafter referred to, that such rental will automatically and without condition become so equal, if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Mortgagee and the subtenant following the termination of the Lease), (d) consists of space that will be demised separately from the remainder of the Premises in accordance with all applicable laws and (e) provides for other obligations of the subtenant at least substantially identical to the obligations of Tenant under the Lease (but in compliance, to the extent applicable, with Section 8.24 of the Lease), Mortgagee shall, at Tenant's request, execute and deliver to such subtenant a non-disturbance and attornment agreement substantially in the form attached to this Agreement as Exhibit B provided and upon condition that (i) Tenant has furnished to Mortgagee's reasonably satisfactory evidence that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant (and not as a subtenant), including any increase in such financial obligations which may become effective as provided above, (ii) the sublease is in a form reasonably satisfactory to Mortgagee, and (iii) the subtenant executes and delivers to Landlord such non-disturbance and attornment agreement. Any dispute as to the creditworthiness of a prospective subtenant may be submitted to determination by arbitration in the manner provided in Section 8.09 of the Lease as if such provisions were set forth herein and "Mortgagee" were substituted for "Landlord" therein, and any such determination shall be binding upon Mortgagee and Tenant. Notwithstanding anything to the contrary set forth in this paragraph 9, any non-disturbance and attornment agreement delivered by Mortgagee pursuant to this paragraph 9 shall be conditional and by its terms expressly contain the condition such that, in the event of any termination of the Lease other than by reason of Tenant's default (e.g., by reason of a casualty), then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date; provided, that if (A) the Lease is terminated with respect to less than all of the Demised Premises, or (B) Tenant pursuant to Article 9 of the Lease exercises the Renewal Option (as defined therein) with respect to less than all of the Demised Premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which the Lease is terminated or not renewed, as the case may be, shall automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date or the day preceding the commencement of the Renewal Term, as the case may be. In addition, to the extent any such non-disturbance and attornment agreement relates to a subtenant which is a partnership, such agreement shall provide that no provision of such sublease providing in substance for the exculpation from personal liability of the partners of such partnership shall be binding on Mortgagee or any other Successor unless such subtenant shall, on the date the attornment provided in such non-disturbance and attornment agreement becomes effective between Mortgagee and such subtenant, post with Mortgagee or such other Successor as security for such subtenant's obligations under its sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee) in either case in an amount equal to the annual fixed rent and recurring charges (without regard to any abatement, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by such subtenant to Mortgagee, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Lease.

     10. Tenant shall deliver to Mortgagee copies of all notices under the Lease concurrent with delivery to or receipt from Landlord (including, without limitation, default notices, notices establishing delivery and commencement dates and notices commencing arbitration proceedings but excluding routine operational notices such as requests for overtime services). No notice shall be effective as to Mortgagee unless properly served upon Mortgagee in the manner provided herein.

     11. This Agreement may not be modified except by an agreement in writing signed by Tenant and Mortgagee or their respective successors in interest. In addition, any modification of this Agreement which would adversely affect Landlord shall require the consent of Landlord. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns including, without limitation, with respect to Mortgagee, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Demised Premises at a foreclosure sale or at any sale of the Demised Premises following the granting of a deed in lieu of foreclosure or following foreclosure.

     12. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

     13. Landlord, Tenant and Mortgagee agree that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Mortgagee and Tenant further agree that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(b) of the Lease (as they relate to Tenant's rights and obligations), the terms and provisions hereof shall be controlling.

     14. All notices, demands, consents, approvals, advices, waivers or other communications (each, a "Notice") which may or are required to be given by either party to the other under this Agreement shall be in writing and, unless otherwise required by law, shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage prepaid, return receipt requested or (c) by a nationally-recognized overnight carrier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Agreement (in the case of any Notice to Tenant, to the attention of the Vice President, Facilities, and in the case of any Notice to Mortgagee, to the attention of John S. Hiott, Vice President), or to such other place in the continental United States as the party to be notified may from time to time designate by at least 20 days' notice to the notifying party (with copy, in the case of each Notice to Mortgagee, to Kelley Drye & Warren, 101 Park Avenue, 30th floor, New York, New York 10178, Attention: David Retter, Esq., and in the case of each Notice to Tenant, to the attention of the General Counsel, at the address for Tenant specified in the first paragraph of this Agreement). Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure. Tenant shall also deliver a copy of any Notice provided to Mortgagee under paragraphs 5 and 6 hereof to Landlord at the address and in the manner provided in the Lease, excluding Notices which Tenant shall previously or concurrently have delivered to or received from Landlord.

     15. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that the provisions of paragraph (3)(c) set forth in
Section 6.01(b) of the Lease shall be effective and run to the benefit of any Successor, including Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee acknowledges and agrees that the provisions of paragraph (3)(d) set forth in Section 6.01(b) of the Lease shall be deemed null and void and of no effect as against Tenant.

     16. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                         Mortgagee

                      NATIONSBANK OF TENNESSEE, N.A.


                      By:___________________________
                         Name:
                         Title:



                     Tenant

                     THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                         By:____________________________
                            Name:
                            Title:


                                   Landlord

                                   1290 ASSOCIATES
                                   By:      O&Y Management Corp., As Agent


                                            By:____________________________
                                                     Name:
                                                     Title:

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )

     On this ____ day of __________, 1995, before me personally came ____________________________________ to me known, who being by me duly sworn,
did  say  that  he   resides  at   _____________________________,   that  he  is
_____________________ of NationsBank of Tennessee, N.A., the corporation described in and which executed the foregoing instrument as Mortgagee by order of the board of directors of said corporation; and that he signed his name thereto be like order.


                                        ----------------------------
                                        Notary Public




STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On this ____ day of __________, 1995, before me personally came _____________________________ to me known, who being by me duly sworn, did say that he resides at ___________ _____________________________ that (s)he is
_____________________________ of The Equitable Life Assurance Society of the United States, the corporation described in and which executed the foregoing instrument as Tenant by order of the board of directors of said corporation; and that (s)he signed his name thereto be like order.



                                  ----------------------------
                                  Notary Public





STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


     On this ____ day of __________, 1995, before me personally came _____________________________ to me known, who being by me duly sworn, did say that he resides at ___________ _____________________________ that (s)he is
_____________________________ of O&Y Management Corp., the corporation described in and which executed the foregoing instrument as Agent for 1290 Associates by order of the board of directors of said corporation; and that (s)he signed his name thereto be like order.



                                  ----------------------------
                                  Notary Public

                            EXHIBIT B - to Exhibit M

                                FORM OF SUBTENANT
                                 NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made as of the _______ day of ___________, _____ by and between NATIONSBANK OF TENNESSEE, N.A., a national banking corporation, having an office at 1301 Gervais Street, Columbia, South Carolina 29201 (1) (hereinafter called "Mortgagee"), ______________, a _________________, having an office at ___________________________________  (hereinafter called "Subtenant"), and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, having an office at 787 Seventh Avenue, New York, New York 10019 (hereinafter called "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Mortgagee is the trustee under that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture dated March 20, 1984 (said Mortgage Spreader and Consolidation Agreement and Trust Indenture, as amended and supplemented and as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the "Mortgage") between Manufacturers Hanover Trust Company, predecessor-in-interest to Mortgagee, as trustee, and certain mortgagors described therein which was recorded on March 20, 1984 in the Office of the City Register, New York County in Reel 775, Page 1097, and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York (the "Property"),

     WHEREAS, Tenant has entered into a certain agreement of lease dated as of July __, 1995 (the "Overlease") covering, inter alia, __________________________
(the "Sublet Premises") in the building forming a part of the Property,

     WHEREAS, Subtenant has entered into a certain agreement of sublease dated as of ___________, ____ with Tenant (the "Sublease") covering Sublet Premises,

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subtenant covenants and agrees that the Sublease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. Subtenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Subtenant.

     2. Subtenant certifies that (i) Subtenant is the owner and holder of the Subtenant's interest under the Sublease, (ii) the Sublease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Sublease has been paid more than one (1) month in advance of its due date,
(iv) no default exists under the Sublease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Sublease.

     (1) If the identity of the Trustee changes, this agreement must be appropriately modified.

     3. As long as no default exists under the Sublease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Sublease (and provided that nothing shall imply any right of Subtenant to further notice if Tenant or the Landlord (as defined below) has previously provided such notice) and subject to the provisions of paragraph 5 below, Mortgagee shall not name Subtenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Sublease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord's interest under the Overlease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Subtenant's use or possession of the Sublet Premises be interfered with by Mortgagee, unless the Tenant or 1290 Associates or any successor owner of the Property (the "Landlord") would have had such right if the Mortgage had not been granted, except that the person acquiring or succeeding by or through Mortgagee to the interests of the Landlord under the Overlease as a result of any such action or proceeding (including Mortgagee should it acquire or succeed to such interests), and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), shall not be:

     (a) subject to any credits, offsets, defenses or claims which Subtenant might have against any prior sublessor or landlord; nor

     (b) bound by any rent or additional rent which Subtenant might have paid for more than one month in advance to any prior sublessor or landlord, unless such prepayment shall have been made with Mortgagee's prior written consent; nor

     (c) liable for any act or omission of any prior sublessor or landlord; nor

     (d) bound by any covenant to undertake or complete any improvement to the Sublet Premises or the building forming a part of the Property; nor

     (e) required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

     (f) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof; nor

     (g) bound by any modification of the Sublease which results in the Sublease no longer conforming to the parameters set forth in the Overlease for the granting by Landlord of a non-disturbance agreement to a subtenant made without the written consent of Mortgagee.

     4. If the interest of the Landlord in the Property shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device) and the Overlease shall have previously terminated (and the Sublease shall have become a direct lease between Subtenant and Landlord pursuant to a non-disturbance and attornment agreement between such parties) or shall be terminated concurrent with or subsequent to such foreclosure, other enforcement proceeding or taking, then subject to the provisions of paragraph 5 below, Subtenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to Subtenant, under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Tenant under the Sublease, and Subtenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Sublease (subject to the provisions of paragraph 5 below), and (iii) agree to make payments of all sums due under the Sublease (as same may be adjusted pursuant to the terms of paragraph 5 below) to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Tenant under the Sublease, provided that if the Successor requests, without implying any obligation to do so on the Successor's part, Subtenant will confirm the attornment described herein to the Successor in writing. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any foreclosure of similar proceeding.

     5. (a) Subtenant agrees that to the extent the Sublease provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the Subtenant may be entitled thereunder, is less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges (as such terms are defined in the Overlease) payable by Tenant under the Overlease with respect to the Sublet Premises (the "Overlease Rent") from time to time throughout the term of the Sublease, Subtenant agrees that the rental payable under the Sublease will automatically and without condition become equal to the Overlease Rent, if, as and when the attornment provided for herein becomes effective between Mortgagee or any other Successor and the Subtenant. Subtenant further agrees that the Sublease shall at all times comply with the provisions of Section 8.24 of the Overlease.

     [(b) In addition, Subtenant agrees that no provision of the Sublease providing in substance for the exculpation from personal liability of the partners of Subtenant shall be binding on Mortgagee or any other Successor unless Subtenant shall, on the date the attornment provided herein becomes effective between Mortgagee or any other Successor and Subtenant, post with Mortgagee or such Successor as security for Subtenant's obligations under the Sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee or such Successor) in either case in an amount equal to the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by Subtenant to Mortgagee or such other Successor as same may be modified in accordance with the terms of paragraph (a) above, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Overlease.]2

     (c) Notwithstanding anything to the contrary set forth in this Agreement, the agreements of the Mortgagee hereunder (on behalf of itself and any other Successor) shall be effective only in the event the cause of termination of the Overlease is the default of Tenant thereunder and if the Overlease is cancelled, terminated or expires (in whole or in part but including the Sublet Premises) for any other reason (e.g., by reason of a casualty or condemnation or the exercise by Tenant of any termination or cancellation right or remedy provided in the Overlease, at law or in equity or by reason of Tenant's failure to exercise the Renewal Option (as defined in the Overlease)), then this Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date of the Overlease (or portion thereof) or the day preceding the commencement of the Renewal Term (as defined in the Overlease), as the case may be.

     6. In the event the Overlease is terminated and Subtenant becomes a direct tenant of Landlord pursuant to the terms of a non-disturbance and attornment agreement between such parties, Subtenant shall notify Mortgagee of any default by Landlord under the Sublease which would entitle Subtenant to cancel the Sublease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off rights thereunder. If Landlord fails to cure any default as to which Subtenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Sublease, Subtenant shall provide Mortgagee notice of such occurrence and Mortgagee shall then have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Mortgagee shall give Subtenant notice of its intention to diligently pursue the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings if necessary to effect such cure) and thereafter does diligently pursue such remedies and cure, in which event the Sublease shall not be terminated and Subtenant shall not exercise any other rights or remedies under the Sublease or otherwise while such remedies are being so diligently pursued by Mortgagee, other than Subtenant's right, subject to Section 8.24 of the Overlease, to (a) any abatement, deduction, counterclaim or setoff of any rent or additional rent expressly set forth in the Sublease, or
(b) self-help in accordance with the express provisions of the Sublease, or (c) terminate the Sublease in accordance with the provisions thereof in connection with a casualty or condemnation affecting the Sublet Premises or the Property. For purposes hereof, the term Sublease shall include any successor direct lease between Subtenant and Landlord.

     2 To be deleted if Subtenant is not a partnership.

     7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

     8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

     9. Subtenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sublease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(b) of the Lease (as they relate to Tenant's rights and obligations), the terms and provisions hereof shall be controlling.

     10. All notices, demands or requests made pursuant to, under, or by virtue of the Sublease or this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above (in the case of any Notice to Mortgagee, to the attention of John S. Hiott, Vice President). Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

     11. Notwithstanding anything to the contrary contained herein, Subtenant acknowledges and agrees that the provisions of paragraph (3)(c) set forth in
Section 6.01(b) of the Lease shall be effective and run to the benefit of Mortgagee or any other Successor.

     12. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.

     13. Tenant is executing this Agreement for the purpose of confirming that this Agreement satisfies any condition or requirement in the Overlease or the Subordination, Non-Disturbance and Attornment Agreement dated ____________, 1995 between Tenant and Mortgagee relating to the granting of a non-disturbance agreement by Mortgagee to a subtenant of Tenant.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                 Mortgagee
                                  NATIONSBANK OF TENNESSEE, N.A.


                                  By:_______________________________
                                     Name:
                                     Title:



                 Subtenant

                                  [--------------------------------]


                                  By:_______________________________
                                     Name:
                                     Title:



                                     Tenant

                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                    By:_______________________________
                       Name:
                       Title:


                               [ADD NOTARY FORMS]

     1 If the identity of the Trustee changes, this agreement must be appropriately modified.

                                    EXHIBIT N

                 [INTENTIONALLY OMITTED FROM ORIGINAL DOCUMENT]

                                    EXHIBIT O

                           FORM OF NON-DISTURBANCE AND
                   ATTORNMENT AGREEMENT FOR SUPERIOR MORTGAGES

     THIS AGREEMENT, made as of the _______ day of __________, _____ by and between __________________________, a _________________, having an office at
________________________________ (hereinafter called "Mortgagee"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, having an office at 787 Seventh Avenue, New York, New York 10019 (hereinafter called "Tenant") and 1290 ASSOCIATES, a New York partnership having an office c/o Olympia and York Companies (U.S.A.), 237 Park Avenue, New York, New York 10019.

                              W I T N E S S E T H:

     WHEREAS, Mortgagee is the ______ under that certain ____________________ ______________________________________ (the "Mortgage") between ______________
___________________________________,   as  lender,  and   ________________,   as
borrower, which was recorded on ________, ____ in the Office of the City Register, New York County in Reel ___, Page ____, and which encumbers the land and the building located at 1290 Avenue of the Americas, New York, New York (the "Property") and more particularly described on Exhibit A annexed hereto,

     WHEREAS, Tenant and 1290 Associates (together with any successor holder of the Landlord's interest under the Lease, being hereinafter called "Landlord") have entered into a certain agreement of lease dated as of July ___, 1995 (the "Lease") initially covering the eleventh through twenty-second floors (the "Demised Premises") in the building forming a part of the Property,

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Tenant covenants and agrees that the Lease now is and shall at all times continue to be subordinate to the Mortgage. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

     2. Tenant certifies that (i) Tenant is the owner and holder of the Tenant's interest under the Lease, (ii) the Lease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Lease has been paid more than one (1) month in advance of its due date (it being expressly agreed that any rent abatements, set-offs or deductions expressly provided for in the Lease shall not be deemed an advance payment of rent or additional rent under this Agreement), (iv) no default exists under the Lease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Lease.

     3. As long as no default exists under the Lease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the Landlord's interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, nor shall Tenant's use or possession of the Demised Premises be interfered with by Mortgagee (except to the extent permitted under the Lease), except that the person acquiring, or succeeding to, the interests of the Landlord in the Property as a result of any such action or proceeding or taking of a deed in lieu of foreclosure (including, without limitation, Mortgagee), and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), shall not be:

     (a) subject to any credits, offsets, defenses or claims which Tenant might have against any prior Landlord, except that a Successor shall be subject to any credits, offsets and defenses to which Tenant may be entitled pursuant to the express provisions of the Lease; nor

     (b) bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior Landlord, unless such prepayment shall have been made with Mortgagee's prior written consent; nor

     (c) liable for any act or omission of any prior Landlord except as expressly provided in this Agreement, it being understood that the foregoing is not intended to (i) relieve a Successor of any liability arising by reason of its acts or omissions from and after the date the Successor succeeds to the rights of the prior Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case the Successor upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (it being agreed that to the extent a time period is granted Landlord in the Lease for such remedy such time period shall be deemed a reasonable period of time for purposes of this clause (i)), or
(ii) deny Tenant the benefit of any rent offset right, abatement or credit to which Tenant is entitled under the Lease, subject to the express terms hereof. Notwithstanding the foregoing, the Successor shall not be liable to Tenant for any claim Tenant may have against a prior Landlord under the provisions of
Section 6.12 of the Lease (by way of example, the Successor shall not be liable for any loss or damage to Tenant caused by the negligence of a prior Landlord or its agents, servants, employees or contractors); nor

     (d) bound by any covenant to undertake or complete any Landlord's Work with respect to any Block of space or any Offer Space or the Lobby Renovation Work (as such terms are defined in the Lease); provided however; that if the Successor shall fail to complete any such work, then Tenant shall have the following rights (which shall be the sole and exclusive remedies available to Tenant for such failure): (i) [OMIT IF NO LONGER APPLICABLE: in the case of the Successor's failure to complete the Landlord's Work with respect to any Block of space Tenant shall, subject to the terms hereof, have the rights described in Sections 1.03 and 10.01 of the Lease, (ii)] in the case of Successor's failure to complete the Landlord's Work with respect to any Offer Space Tenant shall, subject to the terms hereof, have the rights described in Sections 1.06 and
10.01 of the Lease [OMIT IF NO LONGER APPLICABLE: and (iii) in the case of Successor's failure to complete the Lobby Renovation Work Tenant shall, subject to the terms hereof, have the rights described in Section 8.21(c) of the Lease.] The Successor's failure to complete any such work shall not constitute a default by the Successor under the Lease giving rise to any remedies other than as expressly set forth in this paragraph (d); nor

     (e) be required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

     (f) liable for any payment to Tenant of any sums or the granting to Tenant of any credit in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof, or otherwise (except to the extent provided in paragraph (a) above), provided, however, that the Successor shall be responsible to pay to Tenant any unpaid portion of the [OMIT ANY THAT ARE NO LONGER APPLICABLE: Block A and B Allowance, the Block C Allowance and] the Expansion Allowance (as such terms are defined in the Lease and collectively referred to herein as "Landlord's Contributions") as and when the same are due and payable under the Lease; provided, further, however, that the sole and exclusive remedy available to Tenant in the event the Successor shall fail to pay any or all of the Landlord's Contributions shall be to exercise the set-off rights described in Section 10.05 of the Lease and the Successor's failure to make any such payment shall not constitute a default by the Successor under the Lease giving rise to any remedies other than the set-off rights expressly set forth in such Section 10.05. Notwithstanding the foregoing, Mortgagee shall have the right (but not the obligation) if Landlord shall default in funding all or any portion of the Landlord's Contributions to pay such amounts to Tenant; nor

     (g) bound by any modification of the Lease made without the written consent of Mortgagee, including without limitation any agreement by Tenant to surrender the Lease. Mortgagee agrees not to unreasonably withhold, delay or condition its consent to a modification of the Lease.

     4. (a) If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage in which Tenant has not been named as party defendant or pursuant to a taking of a deed in lieu of foreclosure (or similar device) whether in connection with a bankruptcy proceeding or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Successor and Tenant and Tenant shall be bound to the Successor, and, except as expressly provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord,
(ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease, provided that if the Successor requests, without implying any obligation to do so on the Successor's part, Tenant will confirm the attornment described herein to the Successor in writing. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

     (b) Provided the Lease has not been previously cancelled or terminated,  if
(i) Mortgagee or any other Successor shall acquire title to the Property upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (ii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), then, in such event, Mortgagee or any other Successor (as the case may
be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

     (c) If (i) Landlord, as debtor-in-possession, or any trustee appointed in a bankruptcy case of Landlord, obtains an order of the Bankruptcy Court authorizing the rejection of the Lease in accordance with ss.365 of the Bankruptcy Code (as hereinafter defined), and Tenant elects to retain its rights under the Lease in accordance with ss.365(h) of the Bankruptcy Code, (ii) Mortgagee or any other Successor shall acquire title to the Property upon foreclosure or by the acceptance of a deed in lieu thereof or by any other means, and (iii) Tenant is not in default under the Lease after notice and beyond the expiration of all applicable cure periods as and to the extent provided in the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice) then, in such event, Mortgagee or any other Successor (as the case may be) shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee or other Successor (as the case may be) under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or the other Successor (as the case may be) so as to establish direct privity between Mortgagee or such other Successor (as the case may be) and Tenant.

     5. Tenant shall notify Mortgagee of any default by Landlord under the Lease or any other circumstance which would entitle Tenant to cancel or terminate the Lease. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Lease (or if no such period of time is provided in the Lease, within a reasonable period of time), then Mortgagee shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under the Lease or otherwise while such remedies are being so diligently pursued, other than Tenant's right to (a) any abatement, deduction, counterclaim or setoff of any rent or additional rent expressly set forth in this Lease, (b) self-help in accordance with Section 10.01 or (c) terminate the Lease pursuant to and in accordance with Section 7.04 or Section 7.05 of the Lease. Nothing herein shall be deemed to imply that Tenant has any right to terminate the Lease or any other right or remedy, except as may be otherwise expressly provided for in the Lease.

     6. Mortgagee agrees that, provided Tenant is not then in default under this Agreement or the Lease after notice and beyond the expiration of applicable grace periods as and to the extent provided under the Lease (and provided that nothing shall imply any right of Tenant to further notice if Landlord has previously provided such notice), with respect to any sublease (other than a sublease to an affiliate of Tenant pursuant to Sections 5.01(c) or (e) of the Lease or otherwise) and which (a) is not for less than 20,000 rentable square feet of Office Space, (b) consists of either (x) not less than 100,000 rentable square feet of Office Space or (y) contiguous space which includes the highest or lowest floor then comprising the Office Space or is contiguous to another floor substantially all of which has been sublet by Tenant and with respect to which Mortgagee has executed and delivered one or more non-disturbance and attornment agreements hereunder with respect to substantially all of such floor,

(c) provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the Fixed Rent and recurring Additional Charges (as such terms and defined in the Lease) payable by Tenant under the Lease with respect to such space from time to time throughout the term of the Lease (or if less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges payable by Tenant under the Lease, if such subtenant agrees, in the non-disturbance and attornment agreement hereinafter referred to, that such rental will automatically and without condition become so equal, if, as and when the attornment provided for in such non-disturbance and attornment agreement becomes effective between Mortgagee and the subtenant following the termination of the Lease), (d) consists of space that will be demised separately from the remainder of the Premises in accordance with all applicable laws and (e) provides for other obligations of the subtenant at least substantially identical to the obligations of Tenant under the Lease (but in compliance, to the extent applicable, with Section 8.24 of the Lease), Mortgagee shall, at Tenant's request, execute and deliver to such subtenant a non-disturbance and attornment agreement substantially in the form attached to this Agreement as Exhibit B provided and upon condition that (i) Tenant has furnished to Mortgagee's reasonably satisfactory evidence that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant (and not as a subtenant), including any increase in such financial obligations which may become effective as provided above, (ii) the sublease is in a form reasonably satisfactory to Mortgagee, and (iii) the subtenant executes and delivers to Landlord such non-disturbance and attornment agreement. Any dispute as to the creditworthiness of a prospective subtenant may be submitted to determination by arbitration in the manner provided in Section 8.09 of the Lease as if such provisions were set forth herein and "Mortgagee" were substituted for "Landlord" therein, and any such determination shall be binding upon Mortgagee and Tenant. Notwithstanding anything to the contrary set forth in this paragraph 9, any non-disturbance and attornment agreement delivered by Mortgagee pursuant to this paragraph 9 shall be conditional and by its terms expressly contain the condition such that, in the event of any termination of the Lease other than by reason of Tenant's default (e.g., by reason of a casualty), then any non-disturbance and attornment agreement to a subtenant shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date; provided, that if (A) the Lease is terminated with respect to less than all of the Demised Premises, or (B) Tenant pursuant to Article 9 of the Lease exercises the Renewal Option (as defined therein) with respect to less than all of the Demised Premises, only such non-disturbance and attornment agreements to subtenants who sublease any of such space with respect to which the Lease is terminated or not renewed, as the case may be, shall automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date or the day preceding the commencement of the Renewal Term, as the case may be. In addition, to the extent any such non-disturbance and attornment agreement relates to a subtenant which is a partnership, such agreement shall provide that no provision of such sublease providing in substance for the exculpation from personal liability of the partners of such partnership shall be binding on Mortgagee or any other Successor unless such subtenant shall, on the date the attornment provided in such non-disturbance and attornment agreement becomes effective between Mortgagee and such subtenant, post with Mortgagee or such other Successor, as security for such subtenant's obligations under its sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee) in either case in an amount equal to the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable by such subtenant to Mortgagee at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges), unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Lease.

     7. Tenant shall deliver to Mortgagee copies of all notices under the Lease concurrent with delivery to or receipt from Landlord (including, without limitation, default notices, notices establishing delivery and commencement dates and notices commencing arbitration proceedings but excluding routine operational notices such as requests for overtime services). No notice shall be effective as to Mortgagee unless properly served upon Mortgagee in the manner provided herein.

     8. This Agreement may not be modified except by an agreement in writing signed by Tenant and Mortgagee or their respective successors in interest. In addition, any modification of this Agreement which would adversely affect Landlord shall require the consent of Landlord. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns including, without limitation, with respect to Mortgagee, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Demised Premises at a foreclosure sale or at any sale of the Demised Premises following the granting of a deed in lieu of foreclosure or following foreclosure.

     9. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

     10. Landlord, Tenant and Mortgagee agree that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Mortgagee and Tenant further agree that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(b) of the Lease (as they relate to Tenant's rights and obligations), the terms and provisions hereof shall be controlling.

     11. All notices, demands, consents, approvals, advices, waivers or other communications (each, a "Notice") which may or are required to be given by either party to the other under this Agreement shall be in writing and, unless otherwise required by law, shall be sent (a) by hand, (b) by United States Mail, certified or registered, postage prepaid, return receipt requested or (c) by a nationally-recognized overnight carrier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Agreement (in the case of any Notice to Tenant, to the attention of the Vice President, Facilities, and in the case of any Notice to Mortgagee, to the attention of __________________), or to such other place in the continental United States as the party to be notified may from time to time designate by at least 20 days' notice to the notifying party (with copy, in the case of each Notice to Mortgagee, to ______________________________________________________,
Attention: __________, and in the case of each Notice to Tenant, to the attention of the General Counsel, at the address for Tenant specified in the first paragraph of this Agreement). Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure. Tenant shall also deliver a copy of any Notice provided to Mortgagee under paragraphs 5 and 6 hereof to Landlord at the address and in the manner provided in the Lease, excluding Notices which Tenant shall previously or concurrently have delivered to or received from Landlord.

     12. Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease, Mortgagee shall have no obligation, nor incur any liability, beyond Mortgagee's then interest, if any, in the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall look exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease. Tenant agrees that with respect to any money judgment that may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee in the Property (as such interest is defined in Section 8.06 of the Lease) and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee. Nothing contained in this Section 12 shall be construed to diminish or impair Tenant's abatement, offset, credit or self-help rights under the Lease.

     13. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                            Mortgagee


                         By:___________________________
                            Name:
                            Title:



                      Tenant

                      THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                         By:____________________________
                            Name:
                            Title:


                          Landlord

                          1290 ASSOCIATES
                          By:      O&Y Management Corp., As Agent


                                   By:____________________________
                                      Name:
                                      Title:

                               [ADD NOTARY FORMS]

                             EXHIBIT B TO EXHIBIT O

                                FORM OF SUBTENANT
                                 NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made as of the _______ day of ___________, _____ by and between ____________________________, a _________________, having an office at
_________________________________      (hereinafter     called     "Mortgagee"),
______________,     a     _________________,     having     an     office     at
___________________________________  (hereinafter called  "Subtenant"),  and THE
EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, having an office at 787 Seventh Avenue, New York, New York 10019 (hereinafter called "Tenant").

                              W I T N E S S E T H:

     WHEREAS,  Mortgagee is the  ___________  under that  certain  _____________
____________________________________________________________________________
(the "Mortgage") between _________________________,  as lender, and ____________
______________,  as borrower,  which was recorded on  __________________  in the
Office of the City Register, New York County in Reel ____, Page ____, and which encumbers, among other properties, the land and the building located at 1290 Avenue of the Americas, New York, New York (the "Property"),

     WHEREAS, Tenant has entered into a certain agreement of lease dated as of July 20, 1995 (the "Overlease") covering, inter alia, __________________________
(the "Sublet Premises") in the building forming a part of the Property,

     WHEREAS, Subtenant has entered into a certain agreement of sublease dated as of ___________, ____ with Tenant (the "Sublease") covering Sublet Premises,

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subtenant covenants and agrees that the Sublease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. Subtenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Subtenant.

     2. Subtenant certifies that (i) Subtenant is the owner and holder of the Subtenant's interest under the Sublease, (ii) the Sublease is presently in full force and effect and unmodified, (iii) no rent or additional rent payable under the Sublease has been paid more than one (1) month in advance of its due date,
(iv) no default exists under the Sublease, and (v) there are no offsets or defenses as of the date hereof to the payment of the rents, additional rents or other sums payable under the Sublease.

     3. As long as no default exists under the Sublease which has continued after notice and beyond the expiration of any applicable grace period as and to the extent provided in the Sublease (and provided that nothing shall imply any right of Subtenant to further notice if Tenant or the Landlord (as defined below) has previously provided such notice) and subject to the provisions of paragraph 5 below, Mortgagee shall not name Subtenant as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Sublease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord's interest under the Overlease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Subtenant's use or possession of the Sublet Premises be interfered with by Mortgagee, unless the Tenant or 1290 Associates or any successor owner of the Property (the "Landlord") would have had such right if the Mortgage had not been granted, except that the person acquiring or succeeding by or through Mortgagee to the interests of the Landlord under the Overlease as a result of any such action or proceeding (including Mortgagee should it acquire or succeed to such interests), and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), shall not be:

     (a) subject to any credits, offsets, defenses or claims which Subtenant might have against any prior sublessor or landlord; nor

     (b) bound by any rent or additional rent which Subtenant might have paid for more than one month in advance to any prior sublessor or landlord, unless such prepayment shall have been made with Mortgagee's prior written consent; nor

     (c) liable for any act or omission of any prior sublessor or landlord; nor

     (d) bound by any covenant to undertake or complete any improvement to the Sublet Premises or the building forming a part of the Property; nor

     (e) required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

     (f) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof; nor

     (g) bound by any modification of the Sublease which results in the Sublease no longer conforming to the parameters set forth in the Overlease for the granting by Landlord of a non-disturbance agreement to a subtenant made without the written consent of Mortgagee.

     4. If the interest of the Landlord in the Property shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device) and the Overlease shall have previously terminated (and the Sublease shall have become a direct lease between Subtenant and Landlord pursuant to a non-disturbance and attornment agreement between such parties) or shall be terminated concurrent with or subsequent to such foreclosure, other enforcement proceeding or taking, then subject to the provisions of paragraph 5 below, Subtenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to Subtenant, under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Tenant under the Sublease, and Subtenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Sublease (subject to the provisions of paragraph 5 below), and (iii) agree to make payments of all sums due under the Sublease (as same may be adjusted pursuant to the terms of paragraph 5 below) to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Tenant under the Sublease, provided that if the Successor requests, without implying any obligation to do so on the Successor's part, Subtenant will confirm the attornment described herein to the Successor in writing. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any foreclosure of similar proceeding.

                                      0-9

     5. (a) Subtenant agrees that to the extent the Sublease provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the Subtenant may be entitled thereunder, is less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges (as such terms are defined in the Overlease) payable by Tenant under the Overlease with respect to the Sublet Premises (the "Overlease Rent") from time to time throughout the term of the Sublease, Subtenant agrees that the rental payable under the Sublease will automatically and without condition become equal to the Overlease Rent, if, as and when the attornment provided for herein becomes effective between Mortgagee or any other Successor and the Subtenant. Subtenant further agrees that the Sublease shall at all times comply with the provisions of Section 8.24 of the Overlease.

     [(b) In addition, Subtenant agrees that no provision of the Sublease providing in substance for the exculpation from personal liability of the partners of Subtenant shall be binding on Mortgagee or any other Successor unless Subtenant shall, on the date the attornment provided herein becomes effective between Mortgagee or any other Successor and Subtenant, post with Mortgagee or such Successor as security for Subtenant's obligations under the Sublease, cash or a clean, unconditional and irrevocable letter of credit (in form and from a bank reasonably satisfactory to Mortgagee or such Successor) in either case in an amount equal to the annual fixed rent and recurring charges (without regard to any abatements, credits or offsets) payable at such time (such security to be increased from time to time to reflect increases in such fixed rent and recurring charges) by Subtenant to Mortgagee or such other Successor as same may be modified in accordance with the terms of paragraph (a) above, unless such cash or letter of credit was previously delivered to Landlord in accordance with the provisions of the Overlease.]1

     (c) Notwithstanding anything to the contrary set forth in this Agreement, the agreements of the Mortgagee hereunder (on behalf of itself and any other Successor) shall be effective only in the event the cause of termination of the Overlease is the default of Tenant thereunder and if the Overlease is cancelled, terminated or expires (in whole or in part but including the Sublet Premises) for any other reason (e.g., by reason of a casualty or condemnation or the exercise by Tenant of any termination or cancellation right or remedy provided in the Overlease, at law or in equity or by reason of Tenant's failure to exercise the Renewal Option (as defined in the Overlease)), then this Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date of the Overlease (or portion thereof) or the day preceding the commencement of the Renewal Term (as defined in the Overlease), as the case may be.

     6. In the event the Overlease is terminated and Subtenant becomes a direct tenant of Landlord pursuant to the terms of a non-disturbance and attornment agreement between such parties, Subtenant shall notify Mortgagee of any default by Landlord under the Sublease which would entitle Subtenant to cancel the Sublease or abate the rents, additional rents or other sums payable thereunder or to exercise any self-help or set-off rights thereunder. If Landlord fails to cure any default as to which Subtenant is obligated to give notice pursuant to the preceding sentence within the time provided for in the Sublease, Subtenant shall provide Mortgagee notice of such occurrence and Mortgagee shall then have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, Mortgagee shall give Subtenant notice of its intention to diligently pursue the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings if necessary to effect such cure) and thereafter does diligently pursue such remedies and cure, in which event the Sublease shall not be terminated and Subtenant shall not exercise any other rights or remedies under the Sublease or otherwise while such remedies are being so diligently pursued by Mortgagee, other than Subtenant's right, subject to Section 8.24 of the Overlease, to (a) any abatement, deduction, counterclaim or setoff of any rent or additional rent expressly set forth in the Sublease, or
(b) self-help in accordance with the express provisions of the Sublease, or (c) terminate the Sublease in accordance with the provisions thereof in connection with a casualty or condemnation affecting the Sublet Premises or the Property. For purposes hereof, the term Sublease shall include any successor direct lease between Subtenant and Landlord.

1  To be deleted if Subtenant is not a partnership.

     7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

     8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

     9. Subtenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sublease dealing with non-disturbance by Mortgagee or the provisions of the Mortgage referred to in Section 6.01(b) of the Lease (as they relate to Tenant's rights and obligations), the terms and provisions hereof shall be controlling.

     10. All notices, demands or requests made pursuant to, under, or by virtue of the Sublease or this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above (in the case of any Notice to Mortgagee, to the attention of John S. Hiott, Vice President). Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

     11. Notwithstanding anything to the contrary contained herein, Subtenant acknowledges and agrees that the provisions of paragraph (3)(c) set forth in
Section 6.01(b) of the Lease shall be effective and run to the benefit of Mortgagee or any other Successor.

     12. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together, will be deemed to be one and the same instrument.

     13. Tenant is executing this Agreement for the purpose of confirming that this Agreement satisfies any condition or requirement in the Overlease or the Subordination, Non-Disturbance and Attornment Agreement dated ____________, 1995 between Tenant and Mortgagee relating to the granting of a non-disturbance agreement by Mortgagee to a subtenant of Tenant.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                            Mortgagee


                                 By:_______________________________
                                    Name:
                                    Title:



                                    Subtenant

                                  [--------------------------------]


                                  By:_______________________________
                                     Name:
                                     Title:



                 Tenant

                THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


                By:_______________________________
                   Name:
                   Title:



                               [ADD NOTARY FORMS]

                                    EXHIBIT P

                         CONDENSER WATER SPECIFICATIONS

                                  1290 6TH AVE

                      WATERTREATMENT CONTROL SPECIFICATION

                           MAIN & TENANT COOLING TOWER

--------------------------------------------------------------------------------
    CONTROL                  LIMITS                       PRODUCT
--------------------------------------------------------------------------------
       PH                  7.0 - 8.5                         N/A

  CONDUCTIVITY           500 - 900 PPM              RAW WATER X 10 CYCLES

    CORROSION              6 - 8 PPM                 DREW # 2040 & 1625

  FREE CHLORINE         0.1 - 0.25 PPM          DREW # 261 T (TENANT TOWER)

    BIOCIDES               10 X 5TH           DREW # 250 & 255 (ALTERNATE FEED)
--------------------------------------------------------------------------------

                        Tenant's Required Work Allowance

                                    EXHIBIT Q

                  TENANT'S REQUIRED WORK AND ALLOWANCE AMOUNTS

     Tenant's Required Work Allowance 1. Tenant shall replace all disconnect switches, transformers and all panels (both $200,000 high and low voltage) in the electrical closets in the Premises with new equipment.

     2. New (or refurbished and painted if substantially new) radiator covers and grilles $360,000 shall be provided on all floors. The standard for refurbishment shall be consistent with the condition of the radiator covers and grilles on the 19th floor of the Building as of the date of this Lease as shown on the photograph of such radiator covers and grills attached to this Lease as Exhibit Z.

     3. All floors shall be scraped, patched and leveled to the standard of a first class $125,000 office building, ready to receive floor covering.

     4. Tenant shall construct accessible bathrooms on each floor of the Premises, with $180,000 handicapped facilities in compliance with NYC Building Code, Local Law 58 and ADA. The specific location of, and the level of finish to be used in, the ADA bathrooms shall be subject to the review and approval of Landlord. Each ADA bathroom shall include:

     (a) 1 handicap toilet and lavatory. (b) Drywall (greenboard) walls, 1 hollow metal door and buck with lever hardware. (c) American Olean Standard floor tile with waterproofing and base. (d) Toilet accessories (2 grab bars, soap dispenser, paper towel dispenser, tilt mirror, toilet paper holder, sanitary napkin disposal). (e) Lay-in ceiling with light fixture - 1 G.F.I. duplex outlet. (f) Strobe/speaker. (g) Toilet exhaust with exhaust fan. (h) Sprinkler

     5. All damaged window mullions are to be repaired to a "like new" condition. The $145,000 standard for repair shall be consistent with the condition of the mullions on the 19th floor of the Building as of the date of this Lease as shown on the photograph of such mullions attached to this Lease as Exhibit Z.

     6. Tenant shall be responsible for ADA compliance in the core areas on each floor of $35,000 the Premises, including, without limitation, core door hardware, horn strobes, core signage, etc. (but excluding fire pull stations, warden stations, elevator call buttons and hall lanterns). All core door hardware shall be uniform and reasonably acceptable to Landlord.

     7. Tenant shall refurbish all existing bathrooms to not less than Building standard $101,000 condition. This refurbishment shall include, without limitation, replacement of cracked, damaged and missing floor, wall and ceiling tiles, cracked, damaged and missing mirrors, damaged partitions and ceilings and damaged, broken and missing fixtures and hardware.

     8. Tenant shall reinstate within the core the second men's and women's bathrooms on $103,000 the 11th floor of the Building which are now located outside the core. Such bathrooms shall be located within the core on the 11th floor of the Building in the location designated on Schedule 1 attached to this Exhibit Q. All hardware, doors, bucks, saddles, as well as 1 water closet and lavatory in each new men's and women's bathroom must be ADA-compliant. Each new bathroom shall include the following:

     (a) Men's Room- 3 water closets (1 of which is handicap) 4 lavatories (1 handicap) 3 urinals Women's Room- 5 water closets (1 handicap) 4 lavatories (b) New rated door/buck/hardware into each. (c) American Olean Standard floor tile with waterproofing and wall tile (3/4 UP) (handicap-compliant saddles). (d) New ceiling-hung toilet partitions. (e) New toilet accessories (all including grab bars, etc.) and mirrors. (f) New lay-in ceiling with light fixtures (4 ea. 1 x 4's in each men's and women's rooms - 2 G.F.I outlet in each). (g) Strobe/speaker in each. (h) Install toilet exhaust with exhaust fan in each. (i) Relocate sprinklers as necessary.

     9. Tenant shall install the main sprinkler loop on each floor (if not already $211,000 installed) [and Tenant's sprinkler distribution shall include all core bathrooms and utility closets].

                             SCHEDULE 1 TO EXHIBIT Q

                      LOCATION OF 11TH FLOOR CORE BATHROOMS

                                 See Exhibit AA

                                    EXHIBIT R

                           1290 Avenue of the Americas

                             ELEVATOR SPECIFICATIONS

Cars # 1 to 8       Lobby - 6th floor
                    4000# @500 F.P.M.

Cars # 9 to 16      Lobby, 7th - 15th floor
                    3500# @ 500 F.P.M.

Cars # 17 to 20     Lobby, 15th - 22nd floor
                    3500# @ 800 F.P.M.

Cars # 21 to 24     Lobby, 22nd - 29th floor
                    3500# @ 800 F.P.M.

Cars # 25 to 32     Lobby, 30th - 43rd floor
                    3500# @ 1000 F.P.M.

FREIGHT CARS
Cars # 33 & 34      Sub-cellar to 43rd floor
                    4000# @ 800 F.P.M.

HYDRAULIC LIFTS
      #35           30,000#
      #36           10,000#

Passenger car operating specifications

o  Rated speed indicated +/-5%

o  Floor to floor time 9.0 sec +/-5%
   (From full door closure, next floor 3/4 open)

o  Door operating time 2.0 seconds

o  Door closure time 3.0 seconds

o  Car call & hall call dwell time in accordance with ADA requirements

                                    EXHIBIT S

                    LOCATIONS FOR NYNEX SECOND PORT OF ENTRY

                                 See Exhibit AA

                                    EXHIBIT T

                                ANTENNA LOCATION

                                 See Exhibit AA

                                    EXHIBIT U

                            LOCATION OF BENTON PANELS

                                 See Exhibit AA

                                    EXHIBIT V

                     EXTERIOR SIGNAGE LOCATIONS AND CRITERIA

                                 See Exhibit AA

                                    EXHIBIT W

                              LOBBY RENOVATION WORK


LIST OF DRAWINGS, SPECIFICATIONS AND OTHER BID DOCUMENTS
--------------------------------------------------------

CONTRACT DOCUMENTS - PREPARED BY O&Y
------------------------------------

Article 1 to 14       O&Y General Conditions      1 thru 34     11/1/94

Appendix A            Insurance                   1 thru 3      11/1/94

Sample                Contractor Affidavit,
                      Lien Waiver and Release
                      of Claim                    1             not dated

Sample                Subcontractor Affidavit,
                      Lien Waiver and Release
                      of Claim                    1             not dated

Building Rules and Regulations                    1 thru 4      4/28/95


                     DRAWINGS & SPECIFICATIONS - PREPARED BY
              DAVID KENNETH SPECTER & ASSOCIATES, ARCHITECTS, P.C.

                                 SPECIFICATIONS
                                 --------------
Section        Pages                Section Title
-------        -----                -------------

Index            3             Index to Specifications

                      DIVISION #1 - GENERAL REQUIREMENTS

01000            4             Description of Work
01010            6             Alterations to Existing Facilities
01030            3             Alternate Proposals
01040            4             Project Coordination
01045            4             Cutting and Patching
01080            1             Permits and Compliance
01200            2             Project Meetings
01300            7             Submittal Requirements
STAMP            1             Combined Contract Shop Drawing
                                Submittal and Review Stamp
CSC              2             Certification of Specification Compliance
01420            2             Controlled Inspection
01500            6             Temporary Facilities
01600            2             Material and Equipment
01700            5             Project Close Out

                             DIVISION #2 - SITE WORK

02070            6              Selective Removals and Demolition
02500            4              Pavements and Surfacing
02900            1              Landscaping

                           DIVISION #3 - CONCRETE WORK

03300            12             Plain and Reinforced Concrete

                              DIVISION #4 - MASONRY

04100            3              Mortars
04400            7              Stone Work

                              DIVISION #5 - METALS

05100            10             Structural Steel
05300            4              Metal Decking
05400            4              Cold Formed Metal Framing
05500            8              Miscellaneous Metals - General
05700            5              Ornamental Metal Systems
05741            4              Ornamental Metal Restoration
05750            3              Ornamental Metal Column Covers

                         DIVISION #6 - WOOD AND PLASTICS

06100            7              Rough Carpentry
06200            11             Finish Carpentry

                  DIVISION #7 - THERMAL AND MOISTURE PROTECTION

07110            8              Membrane Waterproofing
07250            5              Firestopping
07270            7              Firestopping
07410            10             Preformed Laminated Metal Panel System
07900            9              Caulking and Sealing

                         DIVISION #8 - DOORS AND WINDOWS

08110            7              Hollow Metal Work
08400            6              Entrance Construction
08470            6              Revolving Entrance Doors
08700            4              Finished Hardware
08800            5              Glazing
08810            5              Glass Ceiling System, Complete
08900            10             Structural Glazed Wall Systems

                             DIVISION #9 - FINISHES

09200              6           Furring, Lathing and Plastering
09250              8           Gypsum Drywall
09600              7           Stone Flooring
09900              8           Painting

                           DIVISION #10 - SPECIALTIES

10400              3                  Identifying Devices

                            DIVISION #11 - EQUIPMENT

NONE
                           DIVISION #12 - FURNISHINGS

NONE

                       DIVISION #13 - SPECIAL CONSTRUCTION

NONE

                        DIVISION #14 - CONVEYING SYSTEMS

NONE

                           ARCHITECTURAL DRAWING LIST
                           --------------------------

A-0                Title - Drawing Sheet List; Building Department Notes;
                   Plot Plan; Location Plan; Abbreviations; Symbol List
D-1                Demolition Plan and Notes
A-1                Partial Floor Plan A
A-2                Partial Floor Plan B, Column Details
A-3                Partial Floor Plan C, D & E Floor Details
A-4                Partial Reflected Ceiling Plan A Ceiling Details
A-5                Partial Reflected Ceiling Plan B Ceiling Details
A-6                Partial Reflected Ceiling Plan C, D & E
A-7                Exterior Elevations, Planter, Flagpole Details
A-8                Interior Elevation
A-9                Interior Elevation
A-10               Interior Elevation
A-11               Interior Elevation
A-12               Interior Elevation
A-13               Interior Elevation
A-14               Entrance & Storefront Details
A-15               Canopy Details
A-16               Canopy Details
A-17               Stone Details, Wood Details
A-18               Glass Ceiling Panel Details; Ceiling Details
A-19               Glass Ceiling Panel Details; Ceiling Details
A-20               Concierge Desk Details; Railing Details
A-21               Elevator Car Details

                    DRAWINGS PREPARED BY STRUCTURAL ENGINEER,
                            OFFICE OF JAMES RUDERMAN
                            ------------------------

S-1             Canopy Details and Floor Infill Details
S-2             Miscellaneous Details and General Notes

                      DRAWINGS & SPECIFICATIONS PREPARED BY
            MECHANICAL & ELECTRICAL ENGINEERS, JAROS BAUM AND BOLLES
            --------------------------------------------------------

                            DIVISION #15 - MECHANICAL

SECTION         Section Title               # of Pages         Date
-------         -------------               ----------         ----

15200           Plumbing                    15200-TC-1         4/10/95
15200           Plumbing                    15200-1            4/10/95

15300           Fire Protection             15300-TC-2         4/10/95
15300           Fire Protection             15300-1            4/10/95

15600           Heating, Ventilating
                 and Air Conditioning       TC-1 &2            4/10/95
15600           Heating, Ventilating
                 and Air Conditioning       15600-1            4/10/95

16100           Electrical                  TC-1               4/10/95
16100           Electrical                  TC-2               4/10/95


MECHANICAL DRAWING LIST
-----------------------

M-1 Mechanical Drawing Sheet List; Building Department Notes; General Notes; Symbols List & Schedule
M-2       Partial Reflected Ceiling Plan A - Demolition
M-3       Partial Reflected Ceiling Plan B - Demolition
M-4       Partial Reflected Ceiling Plan C - Demolition
M-5       Partial Reflected Ceiling Plan A - Mechanical
M-6       Partial Reflected Ceiling Plan B - Mechanical
M-7       Partial Reflected Ceiling Plan C - Mechanical
M-8       Partial Floor Plan A - Heating

Electrical Drawing List
-----------------------

E-1       Electrical Symbols List & Schedules
E-2       Partial Reflected Ceiling Plan A - Lighting
E-3       Partial Reflected Ceiling Plan B - Lighting
E-4       Partial Reflected Ceiling Plan C, D & E - Lighting
E-5       Plan - Lighting Demolition
E-6       Plan - Power
E-7       Electrical Fire Alarm & Power Distribution Riser Diagram

Sprinkler Drawing List
----------------------

SP-1      Partial Reflected Ceiling Plan A - Sprinkler
SP-2      Partial Reflected Ceiling Plan B - Sprinkler
SP-3      Partial Reflected Ceiling Plan C, D & E - Sprinkler

Plumbing Drawing List
---------------------

P-1       Partial Floor Plan A - Plumbing
P-2       Partial Floor Plan C, D & E - Plumbing

                        ASBESTOS ABATEMENT SPECIFICATIONS
                  PREPARED BY HILLMANN ENVIRONMENTAL CO., INC.
                  --------------------------------------------

                       DIVISION #1 - GENERAL REQUIREMENTS
Section                   Title                                  # of Pages
-------                   -----                                  ----------

  --       Asbestos Abatement - Insurance Requirements                1
01013      Summary of Work                                            13
01043      Project Coordination                                       3
01092      Codes & Regulations                                        7
01313      Schedules, Reports, Payments                               4
01314      Required Submittals                                        4
01410      Air Monitoring & Test Lab. Services                        5
01503      Temporary Facilities                                       4
01513      Negative Air Containment System                            6
01526      Preparation of Work Area                                   6
01527      Local Air Protection                                       4
01560      Worker Protection - Asbestos Abatement                     4
01562      Respiratory Protection                                     5
01563      Decontamination Enclosure System                           7
01701      Project Closeout                                           5
01714      Work Area Clearance                                        4
01810      Negative Air Containment                                   3
01830      Mini-Containment Technique                                 3

                                    EXHIBIT X

                     FORMULA TO DETERMINE OVERTIME HVAC COST
                                   (PER ZONE)

HEATING (6 MONTHS) JAN TO MAR, OCT TO DEC

           DETERMINE KW VALUE OF AIR HANDLERS & PUMPS WHICH SERVE
THE EQUITABLE PREMISES AFTER VAV SYSTEM IS COMMISSIONED. (CURRENTLY PREDICTED AT 4 FLOOR MINIMUM)
           DETERMINE OUTSIDE AIR REQUIREMENTS FOR OCCUPIED FLOORS. ESTABLISH MONTHLY M/# STEAM & ENERGY
KWH RATE FROM CON EDISON BILL
           APPLY PIPE FRICTION & DAMPER LOSS FACTOR OF 4%

SAMPLE BILL:

ELECTRIC
           KW X ENERGY (KWH) RATE = COST
           450 KW X .06/KWH = $27.00 HR

STEAM (INTERIOR)
           OUTSIDE AIR CFM X (72 - AVG WINTER TEMP)X 1.08 X 1.04 X RATE = COST
           -----------------------------------------
                        970,000 BTU'S M/#

           31,000 X 30  DELTA  "T" X 1.08 X  1.04 X  $12.85  = $13.84 HR
           ----------------------------------------
                        970,000 BTU'S M/#

STEAM (PERIMETER)
         DESIGN WATER LOAD M #'S X (AVG WINTER DD DAYS - 65)X 1.04 X RATE = COST

         2.63 M#'S X (23/65) X 1.04 X $12.85 = $12.43 HR

-------------------------------------
HOURLY WINTER RATE =           $53.27
-------------------------------------

COOLING (6 MONTHS) APR TO SEPT

          DETERMINE KW VALUE OF AIR HANDLERS & PUMPS WHICH SERVE THE EQUITABLE PREMISES AFTER VAV SYSTEM IS COMMISSIONED. (CURRENTLY PREDICTED AT 4 FLOOR MINIMUM)
          DETERMINE CFM REQUIREMENT FOR OCCUPIED FLOORS.
          ESTABLISH MONTHLY M/# STEAM & ENERGY
KWH RATE FROM CON EDISION BILL
          APPLY PIPE FRICTION & DAMPER LOSS FACTOR OF 4% DETERMINE CHILLER PUMPING & COOLING TOWER FAN KW DETERMINE CHILLER STEAM TON HOUR LOAD @ 18.5 #'S TON/HR DETERMINE MAKE UP WATER USE & PUMPING ELECTRIC
          DETERMINE WATER TREATMENT MAKE UP

SAMPLE BILL:

BASE CHILLER PUMPING & TOWER FAN ELECTRIC
         KW X ENERGY (KWH) RATE = COST
         300 KW X .06/KWH = $24.00 HR

ELECTRIC
         KW X ENERGY (KWH) RATE = COST
         450 KW X .06/KWH = $27.00 HR

COOLING (INTERIOR)
         SUPPLY AIR CFM X (81 - 53) X 1.08 X 1.04 = TONS HR
         --------------------------------------------------
                                 12,000 BTU'S

        140,000 X 28 DELTA "T" X 1.08 X 1.04 = 367 TONS HR
        -----------------------------------
                         12,000 BTU'S

COOLING  (PERIMETER)
          DESIGN WATER LOAD TON/HRS X LOAD FACTOR X 1.04= TONS HR

          229 TONS X .66 = 96 TONS HR

96 + 347 = 463 TONS HR
463 x 18.5 #/TON = 8.56 M#'S

8.56 M#'S X $10.65 M#  = $91.16 HR

MAKE UP WATER
          GPM @ 2.5% EVAPORATION, BLOWDOWN & DRIFT RATE

          500 TONS X 3 GPM TON X .025 = 37.5  GAL MIN
          37.8 X 60  MIN/HR = 2,250 GAL HR
          1 GAL = $.0050
          2,250 X .0050/GAL = $11.25

          DOMESTIC WATER PUMP ELECTRIC
          REQUIRED GPH/RATED GPH X ENERGY KWH = COST

          2,250/18,000 X 75 KW X .06 = $.56

WATER TREATMENT
          $.00227 TON/HR

          463 X .00227 = $1.05

----------------------------------------
HOURLY SUMMER RATE =             $156.02
----------------------------------------

                                    EXHIBIT Y

                  [INTENTIONALLY OMITTED IN ORIGINAL DOCUMENT]

                                    EXHIBIT Z

               19TH FLOOR RADIATOR COVERS AND GRILLES AND MULLIONS

                                 See Exhibit AA

                                   Exhibit AA

     The following Exhibits have been omitted from this filing because they consist of graphic or image material and cannot be reproduced in an electronic filing:

     Exhibit B1 through B15: Contains floor plans of space being leased.

     Exhibit Q: Schedule 1 to Exhibit Q contains a floor plan indicating the location of certain work to be performed.

     Exhibit S: Contains an electronic schematic indicating how a service provider will access the building.

     Exhibit T: Contains a plan  indicating  where an antenna is to be attached.

     Exhibit U: Contains an elevation indicating where art is to be installed in the lobby.

     Exhibit V:  Contains  drawings of where  exterior  signs are to be located.

     Exhibit Z: Contains photographs indicating the condition of certain interior design features.

                                      AA-1